As filed with the Securities and Exchange Commission on May 21, 2013

Registration Statement No. 333-187541

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-11

FOR REGISTRATION

UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its governing instruments)

Blackstone Mortgage Trust, Inc.

345 Park Avenue, 42nd Floor

New York, New York 10154

Tel: (212) 655-0220

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Stephen D. Plavin

Chief Executive Officer

Blackstone Mortgage Trust, Inc.

345 Park Avenue, 42nd Floor

New York, New York 10154

Tel: (212) 655-0220

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Andrew R. Keller, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Tel: (212) 455-3577	Michael L. Zuppone, Esq. Paul Hastings LLP 75 East 55th Street New York, New York 10022 Tel: (212) 318-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)
Class A Common Stock, $0.01 par value per share	$681,030,000	$92,892.49

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Of this amount $70,448.97 has previously been paid.
(2)	Includes shares of class A common stock subject to the underwriters’ option to purchase additional shares of class A common stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion. Dated May 21, 2013

Preliminary Prospectus

21,000,000 Shares

Blackstone Mortgage Trust, Inc.

Class A Common Stock

Blackstone Mortgage Trust, Inc., a Maryland corporation, is a real estate finance company that focuses primarily on loans and securities backed by commercial real estate assets. We are externally managed and advised by BXMT Advisors L.L.C., a Delaware limited liability company, or our “Manager,” an affiliate of The Blackstone Group L.P., which we refer to as “Blackstone.” We conduct our operations as a real estate investment trust, or “REIT,” for U.S. federal income tax purposes. To assist us in qualifying as a REIT, among other purposes, stockholders generally will be restricted from owning more than 9.9% in value or number of shares, whichever is more restrictive, of the outstanding shares of our stock or of our class A common stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. See “Description of Capital Stock—Certain Provisions of Our Charter and Bylaws and of Maryland Law.”

We are offering 21,000,000 shares of our class A common stock pursuant to this prospectus. All of the shares of our class A common stock offered by this prospectus are being sold by us. Our class A common stock is traded on the New York Stock Exchange, or “NYSE,” under the symbol “BXMT.” On May 20, 2013, the last reported price of our class A common stock on the NYSE was $28.20 per share.

Blackstone Holdings III L.P., or “Holdings III,” an existing principal stockholder and an affiliate of Blackstone, has indicated an interest in purchasing an additional $50.0 million of shares of our class A common stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell fewer shares to Holdings III in this offering.

Investing in our class A common stock involves risks. See “Risk Factors” beginning on page 27 to read about factors you should consider before buying shares of our class A common stock.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us (2)	$	$

(1)	Gives effect to the fact that no underwriting discounts and commissions will be paid with respect to the (i) up to $50.0 million of shares of class A common stock that may be purchased by Holdings III, (ii) the up to $7.3 million of shares of class A common stock that have been reserved for sale under a directed share program or (iii) any shares of class A common stock that are purchased by certain individuals or entities designated by Blackstone. Underwriting discounts and commissions paid on all other shares offered hereby are equal to $ per share.
(2)	We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting.”

The underwriters have the option to purchase up to an additional 3,150,000 shares of our class A common stock from us at the public offering price less the underwriting discount within 30 days after the date of this prospectus.

The underwriters expect to deliver the shares against payment in New York, New York on or about             , 2013.

Joint Book-Running Managers

Citigroup	BofA Merrill Lynch	J.P. Morgan	Deutsche Bank Securities	Wells Fargo Securities	UBS Investment Bank

Co-Managers

Blackstone Capital Markets
Keefe, Bruyette & Woods A Stifel Company
Evercore Partners
JMP Securities

Prospectus dated                , 2013.

You should rely only on the information contained in this prospectus, or in any free writing prospectus prepared by us or information to which we have referred you, including any information incorporated by reference. We have not, and the underwriters have not, authorized any other person to provide you with additional information or information different from that contained in this prospectus. We are not, and the underwriters are not, making an offer to sell shares of class A common stock in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our class A common stock.

You should assume that the information appearing in this prospectus and any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It does not contain all of the information that you should consider before investing in our class A common stock. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included and incorporated by reference in this prospectus. Except where the context suggests otherwise, the terms “company,” “we,” “us,” “our,” and “Blackstone Mortgage Trust” refer to Blackstone Mortgage Trust, Inc., a Maryland corporation, formerly known as Capital Trust, Inc., and its subsidiaries; “Manager” refers to BXMT Advisors L.L.C., a Delaware limited liability company, formerly known as BREDS/CT Advisors L.L.C., our external manager; and “Blackstone” refers to The Blackstone Group L.P., a Delaware limited partnership, and its subsidiaries. Unless indicated otherwise, the information in this prospectus (1) assumes the class A common stock to be sold in this offering is sold at $28.20 per share (the last reported price of our class A common stock on the NYSE on May 20, 2013), (2) assumes the underwriters do not exercise their option to purchase up to an additional 3,150,000 shares of our class A common stock, (3) gives effect to the one-for-ten reverse stock split of our class A common stock which we effected on May 6, 2013 and (4) does not reflect the shares of class A common stock available for future issuance under our equity incentive plans.

Our Company

Blackstone Mortgage Trust, Inc. is a real estate finance company that focuses primarily on originating mortgage loans backed by commercial real estate assets. Our business plan is to create the premier global commercial real estate lending platform and to originate, acquire and manage commercial real estate loans and securities and other commercial real estate-related debt instruments. While the commercial real estate debt markets are complex and continually evolving, we believe they offer compelling opportunities when approached with the institutional capabilities and expertise of our Manager, an affiliate of Blackstone, one of the world’s leading investment and advisory firms. Our investment objective is to preserve and protect our capital while producing attractive risk-adjusted returns primarily through dividends generated from current income on our portfolio.

Our Manager is a part of Blackstone’s alternative asset management business, which includes the management of real estate funds, private equity funds, hedge fund solutions, credit-oriented funds and closed-end funds. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Through its different businesses, Blackstone had total assets under management of approximately $218.2 billion as of March 31, 2013.

In connection with the performance of its duties, our Manager benefits from the resources, relationships and expertise of Blackstone’s global real estate group, which is the largest private equity real estate manager in the world with $59.5 billion of investor capital under management as of March 31, 2013. Blackstone’s real estate group consists primarily of Blackstone Real Estate Partners, or “BREP,” opportunistic real estate funds and Blackstone Real Estate Debt Strategies, or “BREDS,” debt real estate funds that make investments and loans across a variety of real estate sectors.

Blackstone’s real estate group was co-founded in 1991 by John G. Schreiber, who currently serves as a member of our board of directors and is the chairman of our Manager’s investment committee. Jonathan D. Gray, who serves as global head of Blackstone’s real estate group, is a member of the board of directors of Blackstone and is a member of our Manager’s investment committee. In addition to the 225 professionals who are part of the global Blackstone real estate platform as of March 31, 2013, our Manager benefits from Blackstone’s global relationships with property owners, managers, lenders, brokers and advisors and the real-time knowledge derived from its broadly diversified real estate holdings.

Within Blackstone’s real estate group, our Manager forms part of BREDS, which was launched by Blackstone in 2008 to pursue opportunities relating to debt and preferred equity investments globally, with a focus on the United States and Europe. Michael B. Nash, the chief investment officer and co-founder of BREDS, serves as the executive chairman of our board of directors and is a member of our Manager’s investment committee. As of April 30, 2013, 51 BREDS professionals managed approximately $8.9 billion of assets (including Blackstone Mortgage Trust and assets previously under Blackstone Mortgage Trust’s management).

Our Manager is led by an experienced team of senior BREDS professionals, including Michael B. Nash, our executive chairman, Stephen D. Plavin, our chief executive officer, Geoffrey G. Jervis, our chief financial officer, and managing directors Randall S. Rothschild (legal and compliance, who also serves as the company’s secretary) and Thomas C. Ruffing (asset management), each of whom have at least 15 years of real estate experience. The investment committee of our Manager, which includes Messrs. Schreiber (chairman of the committee), Gray, Nash, Plavin, Jervis and Rothschild as well as Robert G. Harper, the head of BREDS Europe, and Peter J. Sotoloff, managing director of BREDS U.S. Loan and Investment Origination, advises and consults with the Manager’s senior management team with respect to our investment strategy, investment portfolio holdings, financing and investment guidelines, and approves our investments. See “Management” and “Our Manager and the Management Agreement” for biographical information regarding these individuals.

In addition to the new investment program that we expect to build using the proceeds of this offering, we had existing assets with a net book value of $76.1 million or $25.21 per share as of March 31, 2013. See “Business—Our History—December 2012 Strategic Transaction” for additional information on the assets we retained following our December 2012 strategic transaction.

Market Opportunities

Commercial real estate is a capital-intensive business that relies heavily on debt capital to develop, acquire, maintain and refinance commercial properties. We believe that demand for commercial real estate debt financing, together with decreases in the supply of traditional financing, present compelling opportunities to generate attractive risk-adjusted returns for lenders with access to capital and with broad institutional capabilities. We believe that our Manager has the expertise in place and superior capabilities that will allow us to capitalize on these opportunities.

In the United States alone, approximately $1.7 trillion of commercial real estate debt will mature between 2013 and 2017, with approximately $374 billion maturing in 2013 alone, based on estimates from Trepp, LLC. In addition, in Europe, where Blackstone has a dedicated real estate team in place and has been among the most active real estate debt and equity investors since the global financial crisis, approximately $1.0 trillion of commercial real estate debt will mature between 2013 and 2015, based on estimates from DTZ Research. Given our Manager’s access to Blackstone’s real estate platform, we believe that it is well positioned to value real estate collateral and evaluate market trends in order to help us identify value and generate attractive risk-adjusted returns in opportunities that competitors might reject.

The improvement in general market conditions, the financial sector and real estate lead us to believe that the demand for commercial real estate capital, particularly debt capital such as the type that we can provide, will soon reach cyclical highs. In the face of this demand for financing, there have been reductions in the supply of traditional commercial real estate debt financing, as illustrated in the chart below describing U.S. commercial mortgage real estate fund flows.

One legacy of the credit boom that preceded the economic crisis in 2008 and 2009 is that many existing commercial real estate loans are scheduled to mature between now and 2017, with near-term maturities dominated by unsecuritized commercial real estate loans provided by portfolio lenders, primarily banks. The failures or retrenchment of many banks and financial institutions that historically satisfied much of the demand for debt financing, together with current lending practices that are more conservative than those prevailing prior to the economic crisis (despite the recovery in real estate fundamentals), have created a large scale opportunity to originate attractively structured and priced commercial real estate financing.

Although some traditional bank lenders and securitization programs have returned to the U.S. market, we believe that significant changes in the regulatory environment and institutional risk tolerance have reduced many lenders’ lending capacity and appetite for commercial real estate debt investments. On the international front, we see significant opportunity in Europe to generate compelling returns as many of the traditional providers of financing have exited or retrenched from the real estate financing market. Among the factors that we expect will continue to limit lending and increase debt costs for traditional financing sources are the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010, or “Dodd-Frank Act,” and Basel III with provisions for higher bank capital charges on certain types of real estate loans, and enhanced risk-retention requirements for commercial mortgage-backed securities, or “CMBS,” that may increase securitization costs and reduce competition from CMBS lenders.

During the period from 2005 to 2007 approximately $67.0 billion of floating rate CMBS, was issued in the United States, which represented approximately 11.3% of total CMBS issuance during that period, according to

Commercial Mortgage Alert’s CMBS Database. Recently, floating rate CMBS issuance has been more limited, with only $2.7 billion issued in the United States in 2011 and 2012, which represented approximately 3.4% of total CMBS issuance, according to Commercial Mortgage Alert’s CMBS Database. We believe this provides an opportunity for lenders with resources, such as those available to our Manager, to originate attractive debt financing for borrowers that require floating rate loans that are unavailable through traditional sources. In particular, we believe we will benefit from Blackstone’s expertise in sourcing, valuing and underwriting real estate assets.

Some of the loans and investments that we expect to focus on are those backed by transitional assets, such as properties that require renovation, rehabilitation or other value-added elements in order to maximize value. In particular, many commercial real estate debt obligations that are in special servicing involve transitional assets that require flexible financing. As of February 2013, approximately $67.2 billion of CMBS loans, representing 12.2% of all CMBS outstanding in the United States, were in special servicing, according to Commercial Mortgage Alert’s CMBS Database. Loans in special servicing often require new equity and debt capital as part of the loan resolution process, and we expect to see significant opportunities for loan origination from such recapitalizations in circumstances where underlying collateral and sponsorship are sound. We expect these recapitalized loans will generally be more conservative and less leveraged than loans being paid off as these borrowers will generally be deleveraging legacy capital structures through the infusion of new equity and/or the forgiveness of old debt.

Given the high volume of existing loan maturities, together with the exit or retrenchment of many traditional providers of real estate financing and regulatory pressures that we expect will continue for the foreseeable future, we believe commercial real estate debt investments provide attractive relative yields, especially in today’s low interest rate environment. Investors with institutional resources and experienced professional management teams in place will, we believe, be well positioned to analyze and profit from opportunities that require both localized market knowledge and an understanding of the issues presented by the complex global real estate capital markets.

Our Competitive Strengths

Affiliation with Blackstone Real Estate. Blackstone is a world leader in real estate investing with an assortment of real estate funds that are diversified geographically and invest across a variety of sectors, with $59.5 billion of investor capital under management as of March 31, 2013. With over $120 billion of real estate controlled by Blackstone as of March 31, 2013, the size and scale of Blackstone’s real estate holdings make it one of the largest private owners of lodging, office, retail, industrial and residential real estate in the United States. Through March 31, 2013, BREP opportunistic real estate funds and BREDS debt real estate funds combined have invested approximately $44.5 billion in assets located in the U.S., Europe and Asia. BREP and BREDS funds have been among the most active real estate investors and lenders since the global financial crisis, investing or committing to invest over $22.8 billion between October 1, 2009 and March 31, 2013, including approximately $5.4 billion in equity and debt investments in Europe. Blackstone has the largest private equity real estate business in the world, based on capital raised.

We expect to benefit from Blackstone’s real estate platform, including offices in five continents, and its global relationships with property owners, managers, lenders, brokers and advisors. In addition, our Manager’s access to data on real estate markets in which Blackstone invests provides abundant, real-time information that we believe will enable us to capitalize on opportunities at a very early stage. Blackstone real estate funds have invested capital throughout economic cycles by focusing on opportunities that were often overlooked by or unavailable to other investors. This deep reservoir of real estate market knowledge will also inform the thorough underwriting analysis we expect our Manager will conduct on the loans and investments it considers for our portfolio and will aid in its ongoing management of our assets.

Blackstone Real Estate Debt Investment Expertise. Blackstone’s real estate debt business, known as BREDS, has an existing, dedicated team with the skillset and industry relationships that enable it to provide innovative financing solutions to the commercial real estate lending marketplace through its established sourcing, underwriting and structuring capabilities. Our Manager’s senior personnel are part of the BREDS platform, which consisted of 51 professionals in New York and London as of March 31, 2013. The team includes senior personnel from Capital Trust, Inc. who joined Blackstone following our December 2012 strategic transaction and have extensive experience managing our company as a publicly-traded mortgage REIT.

BREDS has been among the most active real estate lenders and debt investors since the global financial crisis, originating or purchasing over 185 separate loans in the United States and Europe through March 31, 2013, representing approximately $5.0 billion of face value as of March 31, 2013. These loans are collateralized by lodging, office, retail and industrial properties and included:

•	60 loan originations with a face amount of approximately $1.6 billion; and

•	128 legacy loan purchases with a face amount of approximately $3.3 billion.

Superior Sourcing Capabilities. Through our Manager, we can draw on Blackstone’s established sourcing capabilities. We expect the experience of Blackstone’s real estate debt team in originating and managing loans and securities investments, combined with its extensive proprietary relationships in the real estate ownership, development, management, leasing and financing markets, will provide us with an ongoing source of attractive new investment opportunities, many of which we believe will not be available to our competitors. Blackstone’s existing relationships in the real estate industry are complemented by its longstanding relationships with commercial banks, investment banks, insurance companies and other participants in the real estate industry that we believe value the market knowledge, thorough and sophisticated analysis, access to capital, speed and certainty of execution they associate with Blackstone.

Strong Underwriting and Structuring Capabilities. Blackstone’s existing underwriting and structuring capabilities are strengthened by its global network and substantial real estate and other investment holdings, which provide it with proprietary data on a scale not available to many competitors. We expect that this information will help our Manager in evaluating prospective investments by applying its disciplined credit policies and procedures and a rigorous underwriting process from the earliest identification of a transaction opportunity through its closing.

Active Asset Management. Our Manager’s senior personnel are highly experienced in loan and securities asset management and an affiliate of our Manager is a rated and approved commercial real estate loan special servicer. From the closing of a loan or investment through its final repayment, we expect our Manager’s dedicated asset management team will be in regular contact with borrowers, servicers and local market experts monitoring performance of the collateral, anticipating property and market issues, and enforcing rights and remedies when appropriate. We believe our Manager’s access to the Blackstone real estate platform, and the detailed market information it provides, will provide our Manager with an advantage in its active management of our loans and investments. In addition, an affiliate of our Manager is a rated and approved special servicer, and therefore it can directly work out securitized loans that it controls in its loan and securities portfolio.

Alignment of Blackstone’s and Our Manager’s Interests

Holdings III, an existing principal stockholder and an affiliate of Blackstone, currently owns 500,000 shares of our class A common stock, which represented approximately 17.1% of our outstanding class A common stock as of May 6, 2013. Holdings III has indicated an interest in purchasing an additional $50.0 million of shares of our class A common stock in this offering at the public offering price. Holdings III has agreed that, subject to certain exceptions, without the prior written consent of the representatives of the underwriters, it will not for a period of 180 days after the date of this prospectus (as such period may be extended under certain circumstances), dispose of or hedge any shares of our class A common stock or any securities convertible into or exchangeable for our class A common stock. After this offering, assuming that Holdings III purchases all of the shares it has indicated interest in purchasing, and the underwriters do not exercise their option to purchase additional shares of our class A common stock, Holdings III will beneficially own shares representing approximately 9.5% of our outstanding class A common stock.

At our request, the underwriters have also reserved $7.3 million of the class A common stock being offered by this prospectus for sale at the public offering price to our directors and officers and to other employees of Blackstone and its affiliates under a directed share program.

Our Investment Strategy

Our investment strategy is to originate loans and invest in debt and related instruments supported by institutional quality commercial real estate in attractive locations. Through our Manager, we can draw on Blackstone’s extensive real estate debt investment platform and its established sourcing, underwriting and structuring capabilities in order to execute our investment strategy. In addition, we expect to benefit from our access to Blackstone’s extensive network and substantial real estate and other investment holdings, which provide our Manager access to market data on a scale not available to many competitors. While the majority of our capital likely will be invested in the United States, we expect to benefit from Blackstone’s global real estate debt platform, which includes a team of five investment professionals, based in London that focuses on commercial real estate debt investment opportunities throughout Europe.

We expect to benefit from Blackstone’s real estate debt investment expertise in order to directly originate, co-originate and acquire debt instruments in conjunction with acquisitions, refinancings and recapitalizations of commercial real estate around the world. In the case of loans we acquire, we will focus on performing loans that are supported by well-capitalized properties and portfolios. We believe that the scale and flexibility of our capital, as well as our Manager’s and its affiliates’ relationships, will enable us to target strong sponsors and invest in debt collateralized by large, high-quality assets and portfolios.

As market conditions evolve over time, we expect to adjust our investment strategy to adapt to such changes as appropriate. We believe there are significant opportunities among our target assets that currently present attractive risk-return profiles. However, to capitalize on the investment opportunities that may be present at various other points of an economic cycle, we may expand or change our investment strategy and target assets. We believe that the diversification of the portfolio of assets that we intend to acquire, our ability to aggressively manage our target assets and the flexibility of our strategy will position us to generate attractive long-term returns for our stockholders in a variety of market conditions.

Our Target Assets

The assets in which we intend to invest will include the following types of commercial real estate loans and other debt-oriented investments, focusing primarily on the lodging, office, retail, industrial, residential and healthcare real estate sectors in the United States and Europe, including, but not limited to:

•

Mortgage Loans. We intend to focus on originating mortgage loans that are backed by commercial real estate assets. These loans are secured by real estate and evidenced by a first priority mortgage. The loans may vary in duration, may bear interest at a fixed or floating rate, and may amortize and typically require a balloon payment of principal at maturity. These investments may encompass a whole loan or may also include pari passu participations within such a mortgage loan.

•

Other Loans and Investments. Although we expect that originating mortgage loans will be our primary area of focus, we also expect to originate and invest in other commercial real estate loans and other debt-oriented investments, including:

•

subordinate mortgage interests: interests, often referred to as “B Notes,” in a junior portion of the mortgage loan. Subordinate mortgage interests have the same borrower and benefit from the same underlying secured obligation and collateral as the senior interest in a mortgage loan, but in the event of a default, are subordinated in repayment priority;

•

mezzanine loans: loans made to the owners of a mortgage borrower and secured by a pledge of equity interests in the mortgage borrower. These loans are subordinate to a first mortgage loan but senior to the owner’s equity;

•	preferred equity: investments that are subordinate to any mortgage and mezzanine loans, but senior to the owner’s common equity; and

•

real estate securities: interests in real estate, which may take the form of CMBS or collateralized loan obligations, or “CLOs,” that are collateralized by pools of real estate debt instruments, often first mortgage loans.

The allocation of our capital among our target assets will depend on prevailing market conditions at the time we invest and may change over time in response to different prevailing market conditions, including with respect to interest rates and general economic and credit market conditions. In addition, in the future we may invest in assets other than our target assets, in each case subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exclusion from regulation under the Investment Company Act of 1940, as amended, or the “Investment Company Act.”

Our Initial Portfolio

We are currently negotiating to originate six senior mortgage loans and to purchase two existing senior mortgage loans and two pari passu participations in existing senior mortgage loans, in each case secured by commercial real estate assets located in the United States. Although we have reached agreement on the basic terms of each of these loans and purchases and expect to close and fund each of these loans and purchases within the next three months, we have not executed binding commitment letters or definitive documentation and each loan is still subject to satisfactory completion of our underwriting process. As a result, although we consider these originations and acquisitions to be probable, no assurance can be given that any of these transactions will close on the anticipated terms or at all. The table below sets forth an overview of our anticipated initial portfolio as of May 20, 2013.

Initial Portfolio as of May 20, 2013 ($ in thousands)

Property Type	Location	Total Loan Amount(1)	Estimated Closing Date	Fully Extended Maturity	All-In Yield(2)	LTV(3)
First Mortgage Loan
Office Portfolio (approximately 2,400,000 sq. ft.)	West Coast	$300,000	June 2013	July 2018	L+4.13%	63%
Multi-Family Tower (350 units)	Midwest	$83,900	July 2013	July 2018	L+4.08%	73%
Multi-Family Tower (324 units)	Southeast	$81,000	June 2013	June 2018	L+4.18%	75%
Office Park (approximately 428,000 sq. ft.)	West Coast	$76,850	May 2013	June 2018	L+4.23%	71%
Full-Service Hotel (369 rooms)	Mountain States	$50,000	June 2013	June 2018	L+4.70%	67%
Urban Retail Portfolio (approximately 31,000 sq. ft.)	Northeast	$50,000	July 2013	August 2017	L+5.18%	70%
Full-Service Hotel (188 rooms)	Midwest	$48,375	June 2013	December 2016	L+6.31%	53%
Limited-Service Hotel Portfolio (778 rooms)	Mountain States	$42,250	June 2013	August 2017	L+4.21%	59%

Pari Passu Interest
Urban Apartment Site(4)	Northeast	$64,000	June 2013	February 2015	L+9.28%	69%
Full-Service Hotel (598 rooms)(5)	Northeast	$27,188	June 2013	July 2017	L+4.13%	32%
Total Targeted Investment Portfolio/Weighted Average		$823,563			L+4.50%	64%

(1)	Includes future funding, where applicable.
(2)	All-in yield includes cash interest, origination fees, and extension fees assuming full extension of loan maturities and no defaults. All-in yield would differ if loans are repaid earlier.
(3)

Loan to Value, or “LTV,” is calculated as the total loan amount divided by the valuation of the property underlying the loan based on either: (i) appraised value of the property, in the case of Midwest Multi-Family Tower, Southeast Multi-Family Tower, Midwest Full-Service Hotel, Mountain States Limited-Service Hotel Portfolio, Northeast Urban Apartment Site and Northeast Full-Service Hotel; (ii) purchase price of the property, in the case of West Coast Office Park and Northeast Urban Retail Portfolio; or (iii) our opinion of value based on current market conditions and other factors we deem relevant, in the case of West Coast Office Portfolio and Mountain States Full-Service Hotel.

(4)	50% participation interest.
(5)	27% participation interest.

Our Funding Sources

BXMT/Blackstone Joint Venture. On May 13, 2013, we formed a new joint venture, 42-16 Partners, LLC, a Delaware limited liability company, or the “BXMT/Blackstone Joint Venture,” with Blackstone Holdings Finance Co. L.L.C., or “Holdings Finance,” an affiliate of Blackstone, for the purpose of warehousing eligible assets in anticipation of closing this offering and entering into related financing arrangements. We expect that the BXMT/Blackstone Joint Venture will acquire the West Coast Office Park loan described in the table above prior to the closing of this offering.

Blackstone Mortgage Trust owns 16.667% of the interests in the BXMT/Blackstone Joint Venture in the form of voting limited liability company units and Holdings Finance owns the remaining 83.333% in the form of non-voting limited liability company units. Subject to certain limitations set forth in the joint venture agreement, we, in our capacity as managing member of the BXMT/Blackstone Joint Venture, control and manage the activities of the BXMT/Blackstone Joint Venture.

Under the terms of the joint venture agreement, the members have agreed to make capital contributions in proportion to their respective percentage interests in the BXMT/Blackstone Joint Venture, provided that we are not required to make capital contributions in excess of $10.0 million and Holdings Finance is not required to make capital contributions in excess of $50.0 million. The requirement to make capital contributions will expire on September 30, 2013, or such later date as the members of the BXMT/Blackstone Joint Venture may agree. The net cash flow of the BXMT/Blackstone Joint Venture will be distributed to its members pro rata in proportion to their respective percentage interests each month.

Pursuant to the terms of a letter agreement dated May 13, 2013, or “Letter Agreement,” between us and Holdings Finance, we have agreed to purchase for cash Holdings Finance’s interest in the BXMT/Blackstone Joint Venture, or “Holdings Finance Interest,” contemporaneously with the closing of this offering, such that we will own 100% of the BXMT/Blackstone Joint Venture. The purchase price for the Holdings Finance Interest will be equal to 83.333% of the difference between (x) the fair value of the BXMT/Blackstone Joint Venture’s consolidated assets and (y) the consolidated liabilities of the BXMT/Blackstone Joint Venture as of the date of the closing of this offering.

Master Repurchase Agreements. Prior to closing this offering we expect a special-purpose wholly-owned subsidiary of the BXMT/Blackstone Joint Venture will enter into a Master Repurchase Agreement, or “BofA Repurchase Agreement,” as seller with Bank of America, N.A. as buyer. The BofA Repurchase Agreement is designed to remain in place after our acquisition of the Holdings Finance Interest upon the closing of this offering, and will be used to finance the origination of the West Coast Office Park loan and the acquisition or origination of certain additional eligible loans following the closing of this offering. We expect the BofA Repurchase Agreement will provide for advances of up to $250.0 million in the aggregate. In connection with the BofA Repurchase Agreement we expect to enter into a guarantee agreement in favor of the buyer, under which we will guarantee the obligations of the seller under the BofA Repurchase Agreement up to a maximum liability ranging from 50% to 100% of the then currently outstanding repurchase price of the eligible loan depending on the type of loan.

We are also in the process of negotiating additional master repurchase agreements with each of Citibank, N.A., Deutsche Bank AG, Cayman Islands and JPMorgan Chase Bank, N.A. with an aggregate maximum size, including the BofA Repurchase Agreement described above, of approximately $1.15 billion. In addition we are negotiating an asset specific repurchase agreement with Wells Fargo Bank, National Association that we plan to use to finance the West Coast Office Portfolio mortgage. We have not, however, executed binding commitment letters or definitive documentation with respect to any of these additional facilities and each facility is still subject to negotiation. As a result, no assurance can be given that these facilities will close on the anticipated terms or at all.

For further detail regarding the terms of our funding sources, see “Business—Funding Sources” in this prospectus.

Financing Strategy and Financial Risk Management

Our funding sources will initially include the net proceeds of this offering. In addition, we anticipate using prudent levels of leverage as part of our financing strategy. Although we do not currently have any credit facilities or repurchase agreements in place (other than a repurchase agreement in place at our subsidiary CT

Legacy Asset, LLC, or “CT Legacy Asset,” that is not recourse to us), we are in discussions with a number of financial institutions that we expect in the near future will provide us with repurchase facilities as described under “Our Funding Sources—Master Repurchase Agreements” above. Over time, in addition to these financings, we may use other forms of leverage, including secured and unsecured warehouse and other credit facilities, securitizations, resecuritizations, and public and private, secured and unsecured debt issuances by us or our subsidiaries.

Although we are not required to maintain any particular debt-to-equity leverage ratio, the amount of leverage we may employ for particular assets will depend upon our Manager’s assessment of the credit, liquidity, price volatility and other risks of those assets and the financing counterparties, and availability of particular types of financing at the then-current time. Our decision to use leverage to finance our assets will be at the discretion of our Manager and will not be subject to the approval of our stockholders. Although we are not restricted by our governing documents or otherwise in the amount of leverage that we may use, we plan to maintain appropriate controls to ensure prudent leverage levels appropriate to our specific portfolio. We currently expect that our initial leverage will not exceed, on a debt to equity basis, a ratio of 3-to-1. We will endeavor to match the terms and indices of our assets and liabilities, including in certain instances through the use of derivatives. We will also seek to minimize the risks associated with recourse borrowing. In addition, we may rely on short-term financing such as repurchase transactions under master repurchase agreements.

Subject to maintaining our qualification as a REIT, we may, from time to time, engage in a variety of hedging transactions that seek to mitigate the effects of fluctuations in interest rates or currencies and their effects on our cash flows. These hedging transactions could take a variety of forms, including interest rate or currency swaps or cap agreements, options, futures contracts, forward rate or currency agreements or similar financial instruments. We expect these instruments will allow us to minimize, but not eliminate, the risk that we have to refinance our liabilities before the maturities of our assets and to reduce the impact of changing interest rates or currency fluctuations on our earnings.

Investment Guidelines

Our board of directors has approved the following investment guidelines:

•	no investment shall be made that would cause us to fail to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or “Internal Revenue Code;”

•	no investment shall be made that would cause us or any of our subsidiaries to be regulated as an investment company under the Investment Company Act;

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our Manager shall seek to invest our capital in a broad range of investments in or relating to public and/or private debt, non-controlling equity, loans and/or other interests (including “mezzanine” interests and/or options or derivatives related thereto) relating to real estate assets (including pools thereof), real estate companies and/or real estate-related holdings;

•

prior to the deployment of capital into investments, our Manager may cause our capital to be invested in any short-term investments in money market funds, bank accounts, overnight repurchase agreements with primary federal reserve bank dealers collateralized by direct U.S. government obligations and other instruments or investments reasonably determined by our Manager to be of high quality;

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not more than 25% of our Equity (as defined in our amended and restated management agreement with our Manager) will be invested in any individual investment without the approval of a majority of the investment risk management committee of our board of directors (it being understood, however, that for purposes of the foregoing concentration limit, in the case of any investment that is comprised

(whether through a structured investment vehicle or other arrangement) of securities, instruments or assets of multiple portfolio issuers, such investment for purposes of the foregoing limitation shall be deemed to be multiple investments in such underlying securities, instruments and assets and not such particular vehicle, product or other arrangement in which they are aggregated); and

•	any investment in excess of $150.0 million requires the approval of a majority of the investment risk management committee of our board of directors.

These investment guidelines may be amended, restated, modified, supplemented or waived pursuant to the approval of a majority of our board of directors (which must include a majority of the independent directors on our board of directors) from time to time, without the approval of our stockholders.

Operating and Regulatory Structure

REIT Qualification

We made a tax election to be treated as a REIT effective January 1, 2003 and expect to continue to operate so as to qualify as a REIT. So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on net taxable income that we distribute annually to our stockholders. In order to qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the real estate qualification of sources of our income, the composition and values of our assets, the amounts we distribute to our stockholders and the diversity of ownership of our stock. In order to comply with REIT requirements, we may need to forego otherwise attractive opportunities and limit our expansion opportunities and limit the manner in which we conduct our operations.

See “Risk Factors—Risks Related to our REIT Status and Certain Other Tax Items.”

Investment Company Act Exclusion

We intend to continue to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act. Complying with provisions that allow us to avoid the consequences of registration under the Investment Company Act may at times require us to forego otherwise attractive opportunities and limit the manner in which we conduct our operations.

Blackstone Mortgage Trust currently conducts its operations so that it is not an “investment company” as defined in Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act. We believe we are not an investment company under Section 3(a)(1)(A) of the Investment Company Act because we do not engage primarily, or hold ourselves out as being engaged primarily, in the business of investing, reinvesting or trading in securities. Rather, through our wholly owned or majority-owned subsidiaries, we believe we are primarily engaged in the non-investment company business of purchasing or otherwise acquiring mortgages and other interests in real estate. To satisfy the requirements of Section 3(a)(1)(C), we must not be engaged in the business of investing, reinvesting, owning, holding, or trading securities and we must not own “investment securities” with a value that exceeds 40% of the value of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusions from the definition of investment company for private investment companies set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

For purposes of the foregoing, we currently treat our interests in CT Legacy Partners, LLC, or “CT Legacy Partners,” our majority-owned subsidiary, as non-investment securities because CT Legacy Partners qualifies for the exclusion from regulation as an investment company afforded by Section 3(c)(5)(C) of the Investment

Company Act. We also expect to rely on this exclusion with respect to our investment in majority-owned subsidiaries that will hold our initial portfolio and the future loans we originate or acquire. Under this exclusion, these majority-owned subsidiaries are required to maintain, on the basis of positions taken by the staff of the Securities and Exchange Commission, or “SEC,” in interpretive and no-action letters, a minimum of 55% of the value of the total assets of any such entity in “mortgages and other liens on and interests in real estate,” which we refer to as “Qualifying Interests,” and a minimum of 80% in Qualifying Interests and real estate-related assets.

See “Risk Factors—Risks Related to Our Company—We must manage our portfolio so that we do not become an investment company that is subject to regulation under the Investment Company Act.”

Summary Risk Factors

An investment in shares of our class A common stock involves a high degree of risk. You should consider carefully the risks discussed below and under “Risk Factors” before purchasing shares of our class A common stock. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our class A common stock could decline, and you may lose some or all of your investment.

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We have not yet executed binding commitment letters or definitive documentation with respect to our anticipated initial portfolio of loans and, as a result, we cannot assure you that these transactions will close on the anticipated terms or at all.

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Your ability to evaluate the allocation of net proceeds from this offering or the economic merits of our future loans and investments prior to making an investment decision may be limited, particularly to the extent we do not close on all or a portion of our anticipated initial portfolio.

•	Our loans and investments expose us to risks associated with debt-oriented real estate investments generally.

•	Commercial real estate-related investments that are secured, directly or indirectly, by real property are subject to delinquency, foreclosure and loss, which could result in losses to us.

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Interest rate fluctuations could reduce our ability to generate income on our investments, which could lead to a significant decrease in our results of operations, cash flows and the market value of our investments.

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We operate in a competitive market for lending and investment opportunities and competition may limit our ability to originate or acquire desirable loans and investments in our target assets and could also affect the yields of these assets.

•	We may incur a significant amount of debt, which may subject us to increased risk of loss and could adversely affect our results of operations and financial condition.

•	Lenders may require us to enter into restrictive covenants, which would restrict our flexibility to determine our operating policies and investment strategy.

•	Any bank credit facilities, repurchase agreements or other financing that we may use in the future to finance our assets may require us to provide additional collateral or pay down debt.

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We depend on our Manager and its personnel for our success. We may not find a suitable replacement for our Manager if the Management Agreement is terminated, or if key personnel leave the employment of our Manager or Blackstone or otherwise become unavailable to us.

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Our Manager manages our portfolio pursuant to very broad investment guidelines and is not required to seek the approval of our board of directors for each investment, financing, asset allocation or hedging decision made by it, which may result in our making riskier loans and investments and which could adversely affect our results of operations and financial condition.

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Our Manager’s fee structure may not create proper incentives or may induce our Manager and its affiliates to make certain investments, including speculative investments, which increase the risk of our investment portfolio.

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We may compete with existing and future private and public investment vehicles established and/or managed by Blackstone or its affiliates, which may present various conflicts of interest that restrict our ability to pursue certain investment opportunities or take other actions that are beneficial to our business and result in decisions that are not in the best interests of our stockholders.

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The historical returns attributable to funds managed by affiliates of our Manager should not be considered indicative of our future results or of any returns expected on an investment in shares of our class A common stock. Our investors are not acquiring an interest in any such funds.

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We do not own the Blackstone name, but we may use it as part of our corporate name pursuant to a trademark license agreement with an affiliate of Blackstone. Use of the name by other parties or the termination of our trademark license agreement may harm our business.

•	Our investment strategy or guidelines, asset allocation or financing strategy may be changed without stockholder consent.

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The assets and liabilities of CT Legacy Partners have been impacted by the recent market turmoil in commercial real estate. Our efforts to stabilize the CT Legacy Partners business with the restructuring of our debt obligations may not be successful as the CT Legacy Partners investment portfolio is subject to the risk of further deterioration in the financial markets.

•	We must manage our portfolio so that we do not become an investment company that is subject to regulation under the Investment Company Act.

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If we do not maintain our qualification as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability. Our taxable REIT subsidiaries are subject to income tax.

•	REITs, in certain circumstances, may incur tax liabilities that would reduce our cash available for distribution to you.

•	Complying with REIT requirements may cause us to forego otherwise attractive opportunities and limit our expansion opportunities.

•	The market price of our class A common stock may fluctuate significantly.

•

As a result of this offering, we expect to experience an “ownership change” for purposes of Section 382 of the Internal Revenue Code that will materially limit our ability to utilize our net operating losses, or “NOLs,” and net capital losses, or “NCLs,” against future taxable income.

The Blackstone Transactions

Our relationship with Blackstone commenced on December 19, 2012, when we closed a strategic transaction with affiliates of Blackstone in which we: (1) sold to Blackstone our investment management subsidiary, which employed all of our employees, and certain other assets; (2) entered into a management agreement with our Manager, which in the form it was amended and restated on March 26, 2013, we refer to as the “Management Agreement,” pursuant to which our Manager is responsible for administering our business and day-to-day operations and providing us with our management team and appropriate support personnel; and (3) issued and sold 500,000 shares of our class A common stock to an affiliate of Blackstone. We refer collectively to these as the “Blackstone Transactions.”

The assets we retained following the Blackstone Transactions consist primarily of: (1) cash and cash equivalents; (2) our interests in CT Legacy Partners, a vehicle we formed to own and finance certain legacy assets that we retained in connection with a comprehensive debt restructuring in 2011, including our investment in CT Legacy Asset; (3) our carried interest in CT Opportunity Partners I, L.P., or “CTOPI,” a private investment fund that was previously under our management and is now managed by an affiliate of our Manager; and (4) our subordinated interests in certain collateralized debt obligations, or “CDOs.”

Our Structure

The following chart summarizes our organizational structure and equity ownership after giving effect to this offering (assuming that Holdings III purchases all of the shares it has indicated interest in purchasing, all shares reserved for purchase under a directed share program are purchased and the underwriters do not exercise their option to purchase additional shares of our class A common stock). This chart is provided for illustrative purposes only and does not show all of our legal entities or ownership percentages of such entities.

(1)	Holdings III, an existing principal stockholder and an affiliate of Blackstone, has indicated an interest in purchasing an additional $50.0 million of shares of our class A common stock in this offering. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell fewer shares to Holdings III in this offering. In addition, information assumes that all $7.3 million of shares of our class A common stock that have been reserved for sale under a directed share program are purchased by our directors and officers as well as employees of, and other persons having relationships with, Blackstone and its affiliates.
(2)	Reflects our consolidated assets as of March 31, 2013. CT legacy assets include consolidated assets of wholly owned and non-wholly owned subsidiaries and securitization vehicles, including our interest in CT Legacy Partners.

(3)	Reflects the total loan amount of our initial loan portfolio. Subsidiaries formed in connection with our new investment program are expected to be wholly owned. Upon the closing of this offering, we will acquire Holdings Finance’s 83.333% interest in the BXMT/Blackstone Joint Venture which will then be wholly owned by us. There is no assurance that such investments will be closed at the terms outlined herein, if at all.

Management Agreement

Pursuant to the Management Agreement, our Manager manages our investments and our day-to-day business and affairs in conformity with our investment guidelines and other policies that are approved and monitored by our board of directors. Our Manager is responsible for, among other matters, (1) the selection, the origination or purchase and the sale of our portfolio investments, (2) our financing activities and (3) providing us with investment advisory services. Our Manager is also responsible for our day-to-day operations and will perform (or will cause to be performed) such services and activities relating to our investments and business and affairs as may be appropriate. In addition, our Manager has an investment committee that will oversee our investment portfolio and its compliance with our investment guidelines.

The initial term of the Management Agreement expires on December 19, 2015 and will be automatically renewed for a one-year term each anniversary thereafter unless previously terminated as described below. Our independent directors will review our Manager’s performance and the fees that may be payable to our Manager annually and, following the initial term, the Management Agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, based upon (1) unsatisfactory performance by our Manager that is materially detrimental to us and our subsidiaries taken as a whole or (2) our determination that the management fee and incentive fee payable to our Manager are not fair, subject to our Manager’s right to prevent any termination due to unfair fees by accepting a reduction of management and/or incentive fees agreed to by at least two-thirds of our independent directors. We must provide our Manager 180 days’ prior written notice of any termination. Unless terminated for cause, our Manager will be paid a termination fee equal to three times the sum of (x) the average annual management fee and (y) the average annual incentive fee earned by our Manager, in each case during the 24-month period immediately preceding the most recently completed calendar quarter prior to the date of termination.

We may also terminate the Management Agreement with at least 30 days’ prior written notice from us, without payment of a termination fee, upon the occurrence of a cause event as defined in the Management Agreement. Our Manager may terminate the Management Agreement if we become required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may also decline to renew the Management Agreement by providing us with 180 days’ written notice, in which case we would not be required to pay a termination fee. In addition, if we breach the Management Agreement in any material respect or are otherwise unable to perform our obligations thereunder and the breach continues for a period of 30 days after written notice to us, our Manager may terminate the Management Agreement upon 60 days’ written notice. If the Management Agreement is terminated by our Manager upon our breach, we would be required to pay our Manager the termination fee described above.

The following table summarizes the fees and expense reimbursements that we will pay to our Manager:

Type	Description
Management Fee

The greater of: (i) $250,000 per annum ($62,500 per quarter) and (ii) 1.50% per annum (0.375% per quarter) of our “Equity.” The management fee is payable in cash, quarterly in arrears with respect to each calendar quarter following December 19, 2012. For purposes of calculating the management fee, our “Equity” means: (a) the sum of (1) the net proceeds received by us in this offering and from all other issuances of our common stock from and after December 19, 2012, plus (2) our cumulative “Core Earnings” (as defined below) from and after December 19, 2012 to the end of the most recently completed calendar quarter, plus (3) cash retained on our balance sheet as of December 19, 2012 and cash retained upon realization of the CT Legacy Interests (as defined below), (b) less (1) any distributions to our stockholders, (2) any amount that we or any of our subsidiaries have paid to repurchase our common stock since December 19, 2012 and (3) any incentive compensation paid (as described below) following December 19, 2012. With respect to that portion of the period from and after December 19, 2012 that is used in any calculation of incentive compensation or the management fee, all items in the foregoing sentence (other than clause (a)(2)) are calculated on a daily weighted average basis.

We expect the management fee to be paid to our Manager for the year ended December 31, 2013 to be approximately $5.3 million (or approximately $6.0 million if the underwriters exercise their option to purchase 3,150,000 additional shares of class A common stock in full), assuming: (i) estimated net proceeds in this offering of approximately $567.8 million, based on an assumed public offering price of $28.20 per share (the last reported price of our class A common stock on the NYSE on May 20, 2013) and assumed offering expenses payable by us and the offering closes on or about May 29, 2013 and (ii) during such period (w) we do not effect any follow-on equity offerings, (x) there are no cumulative Core Earnings and no distributions to our stockholders are paid, (y) there is no cash retained from realization of any CT Legacy Interests and (z) no incentive compensation is paid. A $25.0 million increase or decrease in the net proceeds of this offering would increase or decrease the expected management fee for the year ended December 31, 2013 by approximately $220,000.

Incentive Compensation	Our Manager is entitled to incentive compensation which is calculated and payable in cash with respect to each calendar quarter (or part thereof that the Management Agreement is in effect) in arrears in an amount, not less than zero, equal to:

i.       for the quarter ending March 31, 2013, the product of (a) 20% and (b) the difference between (i) our Core Earnings for such calendar quarter, and (ii) the product of (A) our Equity as of the end of such calendar quarter, and (B) 7% per annum;

Type	Description

ii.      for each of the quarters ending June 30, 2013, September 30, 2013 and December 31, 2013, the difference between (1) the product of (a) 20% and (b) the difference between (i) our Core Earnings for the calendar quarter(s) following December 19, 2012, and (ii) the product of (A) our Equity in the calendar quarter(s) following December 19, 2012, and (B) 7% per annum, and (2) the sum of any incentive compensation paid to our Manager with respect to the prior calendar quarter(s) following December 19, 2012 (other than the most recent calendar quarter), as applicable; and

iii.    for the quarter ending March 31, 2014 and each calendar quarter thereafter, the difference between (1) the product of (a) 20% and (b) the difference between (i) our Core Earnings for the previous 12-month period, and (ii) the product of (A) our Equity in the previous 12-month period and (B) 7% per annum, and (2) the sum of any incentive compensation paid to our Manager with respect to the first three calendar quarters of such previous 12-month period;

provided, however, that no incentive compensation shall be payable with respect to any calendar quarter unless Core Earnings for the 12 most recently completed calendar quarters (or such lesser number of completed calendar quarters from the date of this offering) is greater than zero.

For purposes of calculating the incentive fee, our “Core Earnings” means: the net income (loss) attributable to our stockholders, computed in accordance with generally accepted accounting principles, or “GAAP,” including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the incentive compensation described above, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, (v) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items, in each case after discussions between our Manager and the independent directors of our board of directors and approved by a majority of such independent directors, and (vi) net income (loss) related to the CT Legacy Interests. Pursuant to the terms of the Management Agreement, the exclusion of depreciation and amortization from the calculation of Core Earnings shall only apply to debt investments related to real estate to the extent that we foreclose upon the property or properties underlying such debt investments.

For purposes of the terms “Equity” and “Core Earnings,” the CT Legacy Interests means our interests in (i) CT Legacy Partners, net of (a) secured notes issued by certain of our subsidiaries to former creditors in connection with our March 2011 restructuring, which are non-recourse obligations collateralized by certain of our equity interests in CT Legacy Partners, and (b) payments made by us pursuant to certain award agreements granted under our 2007 Long-Term Incentive Plan that relate to distributions made by CT Legacy Partners, (ii) our carried interest in CTOPI, net of payments

Type	Description
made by us pursuant to certain award agreements that relate to carried interest distributions made by CTOPI, and (iii) the subordinated interests in certain CDOs that we retained following the Blackstone Transactions.

Reimbursement of Expenses	We are required to reimburse our Manager for the documented costs and expenses incurred by it and its affiliates on our behalf except those specifically required to be borne by our Manager under the Management Agreement. Our reimbursement obligation is not subject to any dollar limitation. Expenses will be reimbursed within 10 days following delivery of the expense statement by our Manager; provided that such payments may be offset by our Manager against amounts due to us from our Manager. In addition, we will not reimburse our Manager and its affiliates for the salaries and other compensation of its personnel or for allocations of occupancy costs.

Termination Fee

Termination fee equal to three times the sum of (i) the average annual management fee and (ii) the average annual incentive fee earned by our Manager, in each case during the 24-month period immediately preceding the most recently completed calendar quarter prior to the date of termination.

The termination fee will be payable to our Manager upon termination of the Management Agreement: (i) by us without cause or (ii) by our Manager if we materially breach the management agreement.

Conflicts of Interest and Related Policies

Businesses or Services Provided by Our Manager to Others. The Management Agreement expressly provides that it does not (i) prevent our Manager or any of its affiliates, officers, directors or employees from engaging in other businesses or from rendering services of any kind to any other person or entity, whether or not the investment objectives or policies of any such other person or entity are similar to those of ours, including, without limitation, the sponsoring, closing and/or managing of any investment funds, vehicles, accounts, products and/or other similar arrangements sponsored, advised, and/or managed by Blackstone or its affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, co-investment vehicles and other entities formed in connection with Blackstone or its affiliates side-by-side or additional general partner investments with respect thereto), which we refer to as the “Blackstone Funds,” that employ investment objectives or strategies that overlap, in whole or in part, with our investment guidelines, (ii) in any way bind or restrict our Manager or any of its affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom our Manager or any of its affiliates, officers, directors or employees may be acting or (iii) prevent our Manager or any of its affiliates from receiving fees or other compensation or profits from activities described in clauses (i) or (ii) above which shall be for our Manager’s (and/or its affiliates’) sole benefit.

Allocation of Future Investment Opportunities. The Management Agreement expressly acknowledges that, while information and recommendations supplied to us shall, in our Manager’s reasonable and good faith judgment, be appropriate under the circumstances and in light of our investment objectives and policies, such information and recommendations may be different in certain material respects from the information and recommendations supplied by our Manager or any affiliate of our Manager to others (including, for greater certainty, the Blackstone Funds and their investors, as described below). In addition, as acknowledged in the Management Agreement, (i) affiliates of our Manager sponsor, advise and/or manage one or more Blackstone Funds and may in the future sponsor, advise and/or manage additional Blackstone Funds and (ii) our Manager will allocate investment opportunities that overlap with our investment guidelines and those of one or more of the Blackstone Funds in a manner that our Manager and applicable affiliates determine to be fair and reasonable in accordance with the investment allocation policy and procedures of our Manager and/or its affiliates with respect to the allocation of investment opportunities among us and one or more Blackstone Funds (as the same may be amended, updated or revised from time to time without prior notice from our Manager or our consent), which we refer to as the “Allocation Policy.”

Pursuant to the terms of the Management Agreement, we acknowledged and/or agreed that (i) as part of Blackstone’s or its affiliates’ regular businesses, personnel of our Manager and its affiliates may from time to time work on other projects and matters (including with respect to one or more Blackstone Funds), and that conflicts may arise with respect to the allocation of personnel between us and one or more Blackstone Funds and/or our Manager and such other affiliates, (ii) there may be circumstances where investments that are consistent with our investment guidelines may be shared with or allocated to one or more Blackstone Funds (in lieu of us) in accordance with the Allocation Policy, (iii) Blackstone Funds may invest, from time to time, in investments in which we may also invest (including at a different level of an issuer’s capital structure (e.g., an investment by an Blackstone Fund in an equity or mezzanine interest with respect to the same portfolio entity in which we own a debt interest or vice versa) or in a different tranche of debt or equity with respect to an issuer in which we have an interest) and while Blackstone and its affiliates will seek to resolve any such conflicts in a fair and equitable manner in accordance with the Allocation Policy and its prevailing policies and procedures with respect to conflicts resolution among Blackstone Funds generally, such transactions are not required to be presented to our board of directors or any committee thereof for approval (unless otherwise required by our investment guidelines), and there can be no assurance that any conflicts will be resolved in our favor, (iv) our Manager and its affiliates may from time to time receive fees from portfolio entities or other issuers for the arranging, underwriting, syndication or refinancing of investments or other additional fees, including acquisition fees, loan servicing fees, special servicing fees, administrative fees or advisory or asset management fees, including with respect to Blackstone Funds and related portfolio entities, and while such fees may give rise to conflicts of interest we will not receive the benefit of any such fees, and (v) the terms and conditions of the governing agreements of such Blackstone Funds (including with respect to the economic, reporting, and other rights afforded to investors in such Blackstone Funds) are materially different from the terms and conditions applicable to us and our stockholders, and neither we nor any of our stockholders (in such capacity) shall have the right to receive the benefit of any such different terms applicable to investors in such Blackstone Funds as a result of an investment in us or otherwise. In addition, pursuant to the terms of the Management Agreement, our Manager is required to keep our board of directors reasonably informed on a periodic basis in connection with the foregoing. With regard to transactions that present conflicts contemplated by clause (iii) above, our Manager is required to provide our board of directors with quarterly updates in respect of such matters.

Transactions with any Blackstone Fund or Affiliate. Pursuant to the terms of the Management Agreement, and subject to applicable law, our Manager is not permitted to consummate on our behalf any transaction that involves (i) the sale of any investment to or (ii) the acquisition of any investment from Blackstone, any Blackstone Fund or any of their affiliates unless such transaction (A) is on terms no less favorable to us than could have been obtained on an arm’s-length basis from an unrelated third party and (B) has been approved in advance by a majority of our independent directors. In addition, pursuant to the terms of the Management Agreement, it is agreed that our Manager will seek to resolve any conflicts of interest in a fair and equitable manner in accordance with the Allocation Policy and its prevailing policies and procedures with respect to conflicts resolution among Blackstone Funds generally, but only those transactions set forth in this paragraph will be expressly required to be presented for approval to the independent directors of our board of directors or any committee thereof (unless otherwise required by our investment guidelines).

Corporate Opportunities. Our charter includes a provision that provides, among other things, subject to certain exceptions, that none of Blackstone or its affiliates, our directors or any person our directors control will have any duty to refrain directly or indirectly from engaging in any business opportunities, including any business opportunities in the same or similar business activities or lines of business in which we or any of our affiliates may from time to time be engaged or propose to engage, or from competing with us.

Restrictions on Ownership of Our Common Stock

Charter Prohibitions on Concentration of Ownership

To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, among other purposes, our charter prohibits, with certain exceptions, any individuals (including certain entities treated as individuals for this purpose) from beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code, more than 9.9% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.9% by value or number of shares, whichever is more restrictive, of the outstanding shares of our capital stock. Our board of directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, waive the 9.9% ownership limits with respect to a particular stockholder if such ownership will not jeopardize our qualification as a REIT.

Our charter also prohibits any person from, among other things:

•

owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT (taking into account certain constructive ownership rules); and

•	transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons (taking into account certain constructive ownership rules).

Any attempted transfer of our stock which, if effective, would result in violation of the above limitations (except for a transfer which results in shares being owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares) will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the intended transferee will not acquire any rights in the shares.

Termination of Our Tax Benefits Preservation Rights Agreement

We currently have a tax benefit preservation rights agreement that acts as a deterrent to any person or entity seeking to acquire 4.9% or more of our outstanding class A common stock without the prior approval of our board of directors. Upon consummation of this offering, we expect to experience an “ownership change” for purposes of Section 382 of the Internal Revenue Code, which we expect to materially limit our ability to use our substantial net operating and net capital loss carry forwards to offset our taxable income and thereby reduce our tax liability and/or our distribution requirements. As a result, we intend to terminate the tax benefit preservation rights agreement immediately prior to the consummation of this offering.

As of December 31, 2012 we had NOLs of approximately $161.5 million and NCLs of approximately $121.4 million. Although we intend to utilize a portion of our NOLs and NCLs in connection with certain transactions we expect to undertake prior to the consummation of this offering, there is no assurance that we will be successful in doing so and we expect to be materially limited in our use of any remaining NOLs and NCLs. See “Risk Factors—Risks Related to Our Class A Common Stock and this Offering—As a result of this offering, we expect to experience an “ownership change” for purposes of Section 382 of the Internal Revenue Code that will materially limit our ability to utilize our NOLs and NCLs against future taxable income” and “Description of Capital Stock—Tax Benefits Preservation Rights Agreement.”

Corporate Information

Blackstone Mortgage Trust, Inc. was incorporated in Maryland in 1998, under the name Capital Trust, Inc., when we reorganized from a California common law business trust into a Maryland corporation. On May 6, 2013, we changed our name to Blackstone Mortgage Trust, Inc. Our principal executive offices are located at 345 Park Avenue, 42nd Floor, New York, New York 10154, and our telephone number is (212) 655-0220. Our web address is www.blackstonemortgagetrust.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus.

The Offering

Class A common stock offered by us	21,000,000 shares (plus up to an additional 3,150,000 shares of our class A common stock that we may issue and sell upon the exercise of the underwriters’ option to purchase additional shares of class A common stock).

Class A common stock outstanding after giving effect to this offering	23,926,651 shares (or 27,076,651 shares, if the underwriters exercise their option to purchase 3,150,000 additional shares of class A common stock in full).

Use of proceeds	We estimate that the net proceeds we will receive from this offering will be approximately $ million, after deducting underwriting discounts and commissions of $ million and estimated offering expenses of approximately $ (or, if the underwriters exercise their option to purchase 3,150,000 additional shares of class A common stock in full, approximately $ million, after deducting underwriting discounts and commissions of $ million and estimated offering expenses of approximately $ ). We plan to use substantially all of the net proceeds from this offering to acquire the remaining 83.333% of the BXMT/Blackstone Joint Venture, to originate and purchase the loans in our initial portfolio and our target assets in a manner consistent with our investment strategies and investment guidelines described in this prospectus and for working capital and general corporate purposes. We focus primarily on originating mortgage loans backed by commercial real estate assets. We also have originated or acquired and may continue to originate or acquire other real estate and real estate-related debt assets. We may use the net proceeds from this offering to invest in assets other than our target assets subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exclusion from regulation under the Investment Company Act.

Until appropriate investments can be identified, our Manager may invest the net proceeds from this offering in money market funds, bank accounts, overnight repurchase agreements with primary federal reserve bank dealers collateralized by direct U.S. government obligations and other instruments or investments reasonably determined by our Manager to be of high quality and that are consistent with our intention to qualify as a REIT and maintain our exclusion from regulation under the Investment Company Act. These investments are expected to provide a lower net return than we seek to achieve from our target assets. See “Use of Proceeds.”

Dividend policy

We intend to make regular quarterly distributions to holders of our class A common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its REIT taxable income. We generally intend over time to pay quarterly distributions in an amount at least equal to our taxable income.

Any distributions we make to our stockholders will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations and liquidity. These results and our ability to pay distributions will be affected by various factors, including our taxable income, our financial condition, our maintenance of REIT status, applicable law and other factors as our board of directors deems relevant. For more information, see “Price Range of Class A Common Stock and Dividend Policy.”

NYSE Symbol	“BXMT”

Risk factors	You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 27 of this prospectus and all other information in this prospectus before investing in our class A common stock.

Summary Historical and Pro Forma Financial Data

The following table sets forth, for the periods and as of the dates indicated, our summary consolidated financial data and summary consolidated pro forma financial data. The summary consolidated financial data as of December 31, 2010, 2011 and 2012 and for the years ended December 31, 2010, 2011 and 2012, respectively, was derived from our historical audited consolidated financial statements which are incorporated by reference into this prospectus. The summary consolidated financial data as of December 31, 2010 was derived from our historical audited consolidated financial statements which are not incorporated by reference in this prospectus. The following summary historical consolidated financial data as of and for each of the three month periods ended March 31, 2012 and 2013 were derived from our unaudited consolidated financial statements which are incorporated by reference into this prospectus, which, in the opinion of our management, have been prepared on the same basis as our audited consolidated financial statements and reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of our results of operations and financial position for such periods. Results for the three month periods ended March 31, 2012 and 2013 are not necessarily indicative of results that may be expected for the entire year.

The unaudited summary consolidated pro forma statements of operations data for the year ended December 31, 2012 and the three months ended March 31, 2013 gives pro forma effect to: (1) the sale of our investment management and servicing business and certain other assets to an affiliate of Blackstone on December 19, 2012, including the de-consolidation of certain CDOs which are no longer consolidated as a result thereof; (2) our entry into the Management Agreement with our Manager; and (3) the offering and the use of proceeds thereof, together with the proceeds of related repurchase financing, in originating and purchasing the loans in our initial portfolio, as if they each occurred on January 1, 2012. The unaudited pro forma statement of operations has been adjusted to reflect the one-for-ten reverse stock split that we effected prior to the consummation of this offering. The following unaudited pro forma balance sheet as of March 31, 2013 has been prepared to give pro forma effect to the offering and use of proceeds thereof, together with the proceeds of related repurchase financing, in originating and purchasing the loans in our initial portfolio, in each case as if they occurred on March 31, 2013. The following unaudited summary consolidated pro forma statement of operations and balance sheet data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the relevant transactions had been consummated on the date indicated, nor is it indicative of future operating results.

You should read the following information together with the information contained under the captions “Risk Factors,” “Pro Forma Financial Information” and “Selected Financial Information,” and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and the notes thereto incorporated by reference into this prospectus.

	Years Ended December 31,				Three Months Ended March 31,
	2010	2011	2012	Pro Forma Year Ended December 31, 2012 (1)	2012	2013	Pro Forma Three Months Ended March 31, 2013 (1)
	(in thousands, except for per share data)
STATEMENT OF OPERATIONS DATA:
Revenues:
Interest and related income	$158,792	$117,161	$34,939	$51,359	$14,716	$1,456	$10,925

Total revenues	158,792	117,161	34,939	51,359	14,716	1,456	10,925

Operating expenses:
Interest expense	123,963	96,974	38,138	28,296	23,342	777	2,750
General and administrative expenses	6,035	8,982	10,369	19,302	756	2,038	4,245
Impairments	72,366	49,121	160	—	160	—	—
Provision for (recovery of) loan losses	146,478	(19,326)	(36,147)	(36,139)	(8)	—	—
Valuation allowance on loans held-for-sale	2,119	1,456	—	—	—	200	200

Total operating expenses	350,961	137,207	12,520	11,459	24,250	3,015	7,195

Gain on extinguishment of debt	3,134	271,031	—	—	—	—	—
Fair value adjustment on investment in CT Legacy Asset	—	—	51,904	51,904	3,954	—	—
Gain on deconsolidation of subsidiaries	—	—	200,283	200,283	146,380	—	—

	Years Ended December 31,				Three Months Ended March 31,
	2010	2011	2012	Pro Forma Year Ended December 31, 2012	2012	2013	Pro Forma Three Months Ended March 31, 2013
	(in thousands, except for per share data)
Gain on sale of investments	$—	$—	$6,000	$6,000	$—	$—	$—
Income from equity investments in unconsolidated subsidiaries	3,608	3,649	1,781	—	696	—	—

(Loss) income before income taxes	(185,427)	254,634	282,387	298,087	141,496	(1,559)	3,730
Income tax provision	14	1,425	174	174	301	38	38

Net (loss) income from continuing operations	$(185,441)	$253,209	$282,213	$297,913	$141,195	$(1,597)	$3,692

Income (loss) from discontinued operations, net of tax	97	(890)	(2,138)	—	(573)	—	—
Loss on sale of discontinued operations	—	—	(271)	—	—	—	—

Net (loss) income	$(185,344)	$252,319	$279,804	$297,913	$140,622	$(1,597)	$3,692

Net loss (income) attributable to noncontrolling interest	—	5,823	(98,780)	(98,222)	(74,069)	(1,518)	(1,518)

Net (loss) income attributable to Blackstone Mortgage Trust, Inc.	$(185,344)	$258,142	$181,024	$199,691	$66,553	$(3,115)	$2,174

PER SHARE INFORMATION (2):
Net (loss) income from continuing operations per share of common stock:
Basic	$(82.89)	$114.31	$78.19	$8.55	$29.39	$(1.03)	$0.09

Diluted	$(82.89)	$108.17	$74.16	$8.51	$27.64	$(1.03)	$0.09

Net (loss) income from discontinued operations per share of common stock:
Basic	$0.04	$(0.39)	$(1.03)	n/a	$(0.25)	$—	n/a

Diluted	$0.04	$(0.39)	$(1.03)	n/a	$(0.25)	$—	n/a

Net (loss) income per share of common stock:
Basic	$(82.85)	$113.92	$77.16	n/a	$29.14	$(1.03)	n/a

Diluted	$(82.85)	$107.78	$73.13	n/a	$27.39	$(1.03)	n/a

Dividends declared per share of common stock	$—	$—	$20.00	n/a	$—	$—	$—

Weighted average shares of common stock outstanding:
Basic	2,237	2,266	2,346	23,346	2,284	3,016	24,016

Diluted	2,237	2,395	2,475	23,475	2,430	3,016	24,016

	Years Ended December 31,				Three Months Ended March 31,
	2010	2011	2012	Pro Forma Year Ended December 31, 2012	2012	2013	Pro Forma Three Months Ended March 31, 2013
	(in thousands, except for per share data)
BALANCE SHEET DATA (at period end):
Total assets	$4,120,690	$1,366,316	$322,343	n/a	$605,558	$365,153	$1,222,957
Total liabilities	4,531,877	1,495,255	168,890	n/a	588,560	202,708	492,708
Noncontrolling interest	—	(18,515)	80,009	n/a	55,564	86,350	86,350
Total (deficit) equity	(411,187)	(128,939)	153,453	n/a	16,998	162,445	730,249

(1)	For further detail regarding the pro forma financial data, see “Pro Forma Financial Information” in this prospectus.
(2)	Historical per share and share information has been adjusted for the one-for-ten reverse stock split that we effected on May 6, 2013.

RISK FACTORS

An investment in our class A common stock involves various risks. You should carefully consider the following risk factors in conjunction with the other information contained and incorporated by reference into this prospectus before purchasing our class A common stock. If any of the risks discussed in this prospectus actually occur, our business, operating results, prospects and/or financial condition could be adversely impacted. This could cause the market price of our class A common stock to decline and could cause you to lose all or part of your investment.

In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statement referred to under “Forward-Looking Statements.”

Risks Related to Our Lending and Investment Activities

We have not yet executed binding commitment letters or definitive documentation with respect to our anticipated initial portfolio of loans and, as a result, we cannot assure you that these transactions will close on the anticipated terms or at all.

We are currently negotiating to originate six senior mortgage loans and to purchase two existing senior mortgage loans and two pari passu participations in existing senior mortgage loans, in each case secured by commercial real estate assets located in the United States. Although we have reached agreement on the basic terms of each of these loans and purchases and expect to close and fund each of these loans and purchases within the next three months, we have not executed binding commitment letters or definitive documentation and each loan is still subject to satisfactory completion of our underwriting process. As a result, although we consider these originations and acquisitions to be probable, no assurance can be given that these transactions will close on the anticipated terms or at all. In addition, the price of our class A common stock may decline to the extent that the market price reflects a market assumption that these transactions will close and that we will realize the benefits associated therewith.

Your ability to evaluate the allocation of net proceeds from this offering or the economic merits of our future loans and investments prior to making an investment decision may be limited, particularly to the extent we do not close on all or a portion of our anticipated initial portfolio.

If we do not close any or a portion of the loans constituting our anticipated initial portfolio, our Manager may invest the net proceeds of this offering (less the portion used to satisfy our obligation to purchase the Holdings Finance Interest in the BXMT/Blackstone Joint Venture upon closing this offering) in money market funds, bank accounts, overnight repurchase agreements with primary federal reserve bank dealers collateralized by direct U.S. government obligations and other instruments or investments reasonably determined by our Manager to be of high quality and that are consistent with our intention to continue to qualify as a REIT and maintain our exclusion from regulation under the Investment Company Act. These investments are expected to provide a lower net return than we will seek to achieve from investments in our target assets. Even if suitable investment opportunities are available, there can be no assurance that our Manager’s due diligence processes will uncover all potential liabilities or weaknesses associated with any particular investment or that any such investment will be successful.

Furthermore, to the extent the proceeds of this offering are not used to invest in our anticipated initial portfolio you will be unable to evaluate the manner in which the net proceeds of this offering will be invested or the economic merit of our expected investments and, as a result, we may use the net proceeds from this offering to make investments with which you may not agree. Our failure to invest these proceeds effectively or find investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns, could cause a material adverse effect on our business, financial condition, liquidity, results of operations and ability to make distributions to our stockholders, and could adversely affect our results of operations and financial condition.

Our loans and investments expose us to risks associated with debt-oriented real estate investments generally.

We seek to invest primarily in debt in or relating to real estate-related businesses, assets or interests. Any deterioration of real estate fundamentals generally, and in the United States in particular, could negatively impact our performance by making it more difficult for entities in which we have an investment, or “borrower entities,” to satisfy their debt payment obligations, increasing the default risk applicable to borrower entities, and/or making it relatively more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will affect the creditworthiness of borrower entities and may include economic and/or market fluctuations, changes in environmental, zoning and other laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand, fluctuations in real estate fundamentals (including average occupancy and room rates for hotel properties), energy supply shortages, various uninsured or uninsurable risks, natural disasters, changes in government regulations (such as rent control), changes in real property tax rates and operating expenses, changes in interest rates, changes in the availability of debt financing and/or mortgage funds which may render the sale or refinancing of properties difficult or impracticable, increased mortgage defaults, increases in borrowing rates, negative developments in the economy that depress travel activity, demand and/or real estate values generally and other factors that are beyond our control. The value of securities of companies that service the real estate business sector may also be affected by such risks.

While real estate fundamentals appear to be improving, we cannot predict the degree to which economic conditions generally, and the conditions for real estate debt investing in particular, will continue to improve or whether they will deteriorate further. Continuing declines in the performance of the U.S. and global economies or in the real estate debt markets could have a material adverse effect on our business, financial condition and results from operations. In addition, while improved real estate fundamentals may result in increased investment opportunities for us, market conditions relating to real estate debt investments have evolved since the global financial crisis, which has resulted in a modification to certain loan structures and/or market terms. Any such changes in loan structures and/or market terms may make it relatively more difficult for us to monitor and evaluate our loans and investments.

Commercial real estate-related investments that are secured, directly or indirectly, by real property are subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate debt instruments (e.g., mortgages, mezzanine loans and preferred equity) that are secured by commercial property are subject to risks of delinquency and foreclosure and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things:

•	tenant mix and tenant bankruptcies;

•	success of tenant businesses;

•	property management decisions, including with respect to capital improvements, particularly in older building structures;

•	property location and condition;

•	competition from other properties offering the same or similar services;

•	changes in laws that increase operating expenses or limit rents that may be charged;

•	any need to address environmental contamination at the property;

•	changes in national, regional or local economic conditions and/or specific industry segments;

•	declines in regional or local real estate values;

•	declines in regional or local rental or occupancy rates;

•	changes in interest rates and in the state of the debt and equity capital markets, including diminished availability or lack of debt financing for commercial real estate;

•	changes in real estate tax rates and other operating expenses;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

•	acts of God, terrorism, social unrest and civil disturbances, which may decrease the availability of or increase the cost of insurance or result in uninsured losses; and

•	adverse changes in zoning laws.

In addition, we are exposed to the risk of judicial proceedings with our borrowers and entities we invest in, including bankruptcy or other litigation, as a strategy to avoid foreclosure or enforcement of other rights by us as a lender or investor. In the event that any of the properties or entities underlying or collateralizing our loans or investments experiences any of the foregoing events or occurrences, the value of, and return on, such investments, and could adversely affect our results of operations and financial condition.

Interest rate fluctuations could reduce our ability to generate income on our investments, which could lead to a significant decrease in our results of operations, cash flows and the market value of our investments.

Our primary interest rate exposures will relate to the yield on our investments and the financing cost of our debt, as well as our interest rate swaps that we may utilize for hedging purposes. Changes in interest rates will affect our net income from loans and other investments, which is the difference between the interest and related income we earn on our interest-earning investments and the interest and related expense we incur in financing these investments. Interest rate fluctuations resulting in our interest and related expense exceeding interest and related income would result in operating losses for us. Changes in the level of interest rates also may affect our ability to make loans or investments, the value of our loans and investments and our ability to realize gains from the disposition of assets. Changes in interest rates may also affect borrower default rates.

Our operating results will depend, in part, on differences between the income earned on our investments, net of credit losses, and our financing costs. For any period during which our investments are not match-funded, the income earned on such investments may respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may immediately and significantly decrease our results of operations and cash flows and the market value of our investments.

Prepayment rates may adversely affect the value of our portfolio of assets.

The value of our assets may be affected by prepayment rates on loans. If we originate or acquire mortgage-related securities or a pool of mortgage securities, we anticipate that the underlying mortgages will prepay at a projected rate generating an expected yield. If we purchase assets at a premium to par value, when borrowers prepay their loans faster than expected, the corresponding prepayments on the mortgage-related securities may reduce the expected yield on such securities because we will have to amortize the related premium on an accelerated basis. Conversely, if we purchase assets at a discount to par value, when borrowers prepay their loans slower than expected, the decrease in corresponding prepayments on the mortgage-related securities may reduce the expected yield on such securities because we will not be able to accrete the related discount as quickly as originally anticipated. Prepayment rates on loans may be affected by a number of factors including, but not limited to, the availability of mortgage credit, the relative economic vitality of the area in which the related properties are located, the servicing of the loans, possible changes in tax laws, other opportunities for investment, and other economic, social, geographic, demographic and legal factors and other factors beyond our control. Consequently, such prepayment rates cannot be predicted with certainty and no strategy can completely insulate us from prepayment or other such risks. In periods of declining interest rates, prepayment rates on loans generally increase. If general interest rates decline at the same time, the proceeds of such prepayments received during such periods are likely to be reinvested by us in assets yielding less than the yields on the assets that were prepaid. In addition, as a result of the risk of prepayment, the market value of the prepaid assets may benefit less than other fixed income securities from declining interest rates.

The lack of liquidity in certain of our target assets may adversely affect our business.

The illiquidity of certain of our target assets may make it difficult for us to sell such investments if the need or desire arises. Certain target assets such as mortgages, B Notes, mezzanine and other loans (including participations) and preferred equity, in particular, are relatively illiquid investments due to their short life, their potential unsuitability for securitization and the greater difficulty of recovery in the event of a borrower’s default. In addition, certain of our investments may become less liquid after our investment as a result of periods of delinquencies or defaults or turbulent market conditions, which may make it more difficult for us to dispose of such assets at advantageous times or in a timely manner. Moreover, many of the loans and securities we invest in will not be registered under the relevant securities laws, resulting in prohibitions against their transfer, sale, pledge or their disposition except in transactions that are exempt from registration requirements or are otherwise accordance with such laws. As a result, we expect many of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, for example as a result of margin calls, we may realize significantly less than the value at which we have previously recorded our investments. Further, we may face other restrictions on our ability to liquidate an investment to the extent that we or our Manager (and/or its affiliates) has or could be attributed as having material, non-public information regarding such business entity. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Any distressed loans or investments we make, or loans and investments that later become distressed, may subject us to losses and other risks relating to bankruptcy proceedings.

While it is generally anticipated that our future loans and investments will focus primarily on “performing” real estate related interests, our loans and investments may include making distressed investments from time to time (e.g., investments in defaulted, out-of-favor or distressed bank loans and debt securities) or may involve investments that become “non-performing” following our acquisition thereof. Certain of our investments may include properties that typically are highly leveraged, with significant burdens on cash flow and, therefore, involve a high degree of financial risk. During an economic downturn or recession, loans or securities of financially or operationally troubled borrowers or issuers are more likely to go into default than loans or securities of other borrowers or issuers. Loans or securities of financially or operationally troubled issuers are less liquid and more volatile than loans or securities of borrowers or issuers not experiencing such difficulties. The market prices of such securities are subject to erratic and abrupt market movements and the spread between bid and asked prices may be greater than normally expected. Investment in the loans or securities of financially or operationally troubled borrowers or issuers involves a high degree of credit and market risk.

In certain limited cases (e.g., in connection with a workout, restructuring and/or foreclosing proceedings involving one or more of our investments), the success of our investment strategy with respect thereto will depend, in part, on our ability to effectuate loan modifications and/or restructure and improve the operations of our borrower entities. The activity of identifying and implementing successful restructuring programs and operating improvements entails a high degree of uncertainty. There can be no assurance that we will be able to identify and implement successful restructuring programs and improvements with respect to any distressed loans or investments we may have from time to time.

These financial difficulties may never be overcome and may cause borrower entities to become subject to bankruptcy or other similar administrative proceedings. There is a possibility that we may incur substantial or total losses on our investments and in certain circumstances, become subject to certain additional potential liabilities that may exceed the value of our original investment therein. For example, under certain circumstances, a lender that has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In any reorganization or liquidation proceeding relating to our investments, we may lose our entire investment, may be required to accept cash or securities with a value less than our original investment and/or may be required to accept different terms, including payment over an extended period of time. In addition, under certain circumstances, payments to us may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment, or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, bankruptcy laws and similar laws applicable to administrative proceedings may delay our ability to realize on collateral for loan positions held by us, may adversely affect the economic terms and priority of such loans through doctrines such as equitable subordination or may result in a restructuring of the debt through principles such as the “cramdown” provisions of the bankruptcy laws.

We may not have control over certain of our loans and investments.

Our ability to manage our portfolio of loans and investments may be limited by the form in which they are made. In certain situations, we may:

•	acquire investments subject to rights of senior classes and servicers under intercreditor or servicing agreements;

•	acquire only a minority and/or a non-controlling participation in an underlying investment;

•	co-invest with others through partnerships, joint ventures or other entities, thereby acquiring non-controlling interests; or

•	rely on independent third party management or servicing with respect to the management of an asset.

Therefore, we may not be able to exercise control over all aspects of our loans or investments. Such financial assets may involve risks not present in investments where senior creditors, junior creditors, servicers or third parties controlling investors are not involved. Our rights to control the process following a borrower default may be subject to the rights of senior or junior creditors or servicers whose interests may not be aligned with ours. A partner or co-venturer may have financial difficulties resulting in a negative impact on such asset, may have economic or business interests or goals that are inconsistent with ours, or may be in a position to take action contrary to our investment objectives. In addition, we may, in certain circumstances, be liable for the actions of our partners or co-venturers.

B Notes, mezzanine loans and other investments that are subordinated or otherwise junior in an issuer’s capital structure and that involve privately negotiated structures will expose us to greater risk of loss.

We may from time to time originate or acquire B Notes, mezzanine loans and other investments that are subordinated or otherwise junior in an issuer’s capital structure (such as preferred equity) and that involve privately negotiated structures. To the extent we invest in subordinated debt or mezzanine tranches of an entity’s capital structure, such investments and our remedies with respect thereto, including the ability to foreclose on any collateral securing such investments, will be subject to the rights of holders of more senior tranches in the issuer’s capital structure and, to the extent applicable, contractual intercreditor and/or participation agreement provisions. Significant losses related to such loans or investments could adversely affect our results of operations and financial condition.

As the terms of such loans and investments are subject to contractual relationships among lenders, co-lending agents and others, they can vary significantly in their structural characteristics and other risks. For example, the rights of holders of B Notes to control the process following a borrower default may vary from transaction to transaction. Further, B Notes typically are secured by a single property and accordingly reflect the risks associated with significant concentration.

Like B Notes, mezzanine loans are by their nature structurally subordinated to more senior property-level financings. If a borrower defaults on our mezzanine loan or on debt senior to our loan, or if the borrower is in bankruptcy, our mezzanine loan will be satisfied only after the property-level debt and other senior debt is paid in full. As a result, a partial loss in the value of the underlying collateral can result in a total loss of the value of the mezzanine loan. In addition, even if we are able to foreclose on the underlying collateral following a default on a mezzanine loan, we would be substituted for the defaulting borrower and, to the extent income generated on the underlying property is insufficient to meet outstanding debt obligations on the property, may need to commit substantial additional capital and/or deliver a replacement guarantee by a credit worthy entity, which could include us, to stabilize the property and prevent additional defaults to lenders with existing liens on the property.

Loans on properties in transition will involve a greater risk of loss than conventional mortgage loans.

We may invest in transitional loans to borrowers who are typically seeking short-term capital to be used in an acquisition or rehabilitation of a property. The typical borrower under a transitional loan has usually identified an undervalued asset that has been under-managed and/or is located in a recovering market. If the market in which the asset is located fails to improve according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management and/or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the transitional loan, and we bear the risk that we may not recover some or all of our investment.

In addition, borrowers usually use the proceeds of a conventional mortgage to repay a transitional loan. Transitional loans therefore are subject to risks of a borrower’s inability to obtain permanent financing to repay the transitional loan. In the event of any default under transitional loans that may be held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the transitional loan. To the extent we suffer such losses with respect to these transitional loans, it could adversely affect our results of operations and financial condition.

Risks of cost overruns and noncompletion of renovations of properties in transition may result in significant losses.

The renovation, refurbishment or expansion of a property by a borrower involves risks of cost overruns and noncompletion. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Other risks may include rehabilitation costs exceeding original estimates, possibly making a project uneconomical, environmental risks, delays in legal and other approvals (e.g., for condominiums) and rehabilitation and subsequent leasing of the property not being completed on schedule. If such renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment on a timely basis or at all, which could result in significant losses.

There are increased risks involved with construction lending activities.

We may invest in loans which fund the construction of commercial properties. Construction lending generally is considered to involve a higher degree of risk than other types of lending due to a variety of factors, including the difficulties in estimating construction costs and anticipating construction delays and, generally, the dependency on timely, successful completion and the lease-up and commencement of operations post-completion.

If a borrower fails to complete the construction of a project or experiences cost overruns, there could be adverse consequences associated with the loan, including a loss of the value of the property securing the loan, a borrower claim against us for failure to perform under the loan documents if we choose to stop funding, increased costs to the borrower that the borrower is unable to pay, a bankruptcy filing by the borrower, and abandonment by the borrower of the collateral for the loan.

Loans or investments involving international real estate-related assets are subject to special risks that we may not manage effectively, which would have a material adverse effect on our results of operations and our ability to make distributions to our stockholders.

We intend to invest a material portion of our capital in assets outside the United States if our Manager deems such investments appropriate in its discretion. To the extent that we invest in non-domestic real estate-related assets, we may be subject to certain risks associated with international investments generally, including, among others:

•	currency exchange matters, including fluctuations in currency exchange rates and costs associated with conversion of investment principal and income from one currency into another;

•	less developed or efficient financial markets than in the United States, which may lead to potential price volatility and relative illiquidity;

•	the burdens of complying with international regulatory requirements and prohibitions that differ between jurisdictions;

•	changes in laws or clarifications to existing laws that could impact our tax treaty positions, which could adversely impact the returns on our investments;

•	a less developed legal or regulatory environment, differences in the legal and regulatory environment or enhanced legal and regulatory compliance

•	political hostility to investments by foreign investors;

•	higher rates of inflation;

•	higher transaction costs;

•	difficulty enforcing contractual obligations;

•	fewer investor protections;

•

certain economic and political risks, including potential exchange control regulations and restrictions on our non-U.S. investments and repatriation of profits on investments or of capital invested, the risks of political, economic or social instability, the possibility of expropriation or confiscatory taxation and adverse economic and political developments, and

•	potentially adverse tax consequences.

If any of the foregoing risks were to materialize, they could adversely affect our results of operations and financial condition.

The ongoing Eurozone financial crisis may have an adverse effect on investments in Europe and the break up of the Eurozone, or the exit of any member state, would create uncertainty and could affect our investments directly.

We expect that a portion of our investments will consist of target assets secured by European collateral. The ongoing situation relating to the sovereign debt of several countries, including Greece, Ireland, Italy, Spain and Portugal, together with the risk of contagion to other, more financially stable countries, has exacerbated the difficult global financial situation. The situation has also raised a number of uncertainties regarding the stability and overall standing of the European Monetary Union. Any further deterioration in the global or Eurozone economy could have a significant adverse effect on our activities and the value of any European collateral.

In addition, if we hold any assets that are denominated in Euros or British pounds sterling (including loans secured on such assets), such as assets in continental Europe, further deterioration in the Eurozone economy could have a material adverse effect on the value of our investment in such assets and amplify the currency risks faced by us.

If any country were to leave the Eurozone, or if the Eurozone were to break up entirely, the treatment of debt obligations previously denominated in Euros is uncertain. A number of issues would be raised, such as whether obligations that are expressed to be payable in Euros would be re-denominated into a new currency. The answer to this and other questions is uncertain and would depend on the way in which the break-up occurred and also on the nature of the transaction; the law governing it; which courts have jurisdiction in relation to it; the place of payment; and the place of incorporation of the payor. If we held any investments in Euros at the time of any Eurozone exits or break-up, this uncertainty and potential re-denomination could have a material adverse effect on the value of our investments and the income from them.

Our success depends on the availability of attractive investments and our Manager’s ability to identify, structure, consummate, leverage, manage and realize returns on our investments.

Our operating results are dependent upon the availability of, as well as our Manager’s ability to identify, structure, consummate, leverage, manage and realize returns on our investments. In general, the availability of favorable investment opportunities and, consequently, our returns, will be affected by the level and volatility of interest rates, conditions in the financial markets, general economic conditions, the demand for investment opportunities in our target assets and the supply of capital for such investment opportunities. We cannot make any assurances that our Manager will be successful in identifying and consummating investments that satisfy our rate of return objectives or that such investments, once made, will perform as anticipated.

Real estate valuation is inherently subjective and uncertain.

The valuation of real estate and therefore the valuation of any underlying security relating to loans made by us is inherently subjective due to, among other factors, the individual nature of each property, its location, the expected future rental revenues from that particular property and the valuation methodology adopted. In addition, where we invest in construction loans, initial valuations will assume completion of the project. As a result, the valuations of the real estate assets against which we will make loans are subject to a large degree of uncertainty and are made on the basis of assumptions and methodologies that may not prove to be accurate, particularly in periods of volatility, low transaction flow or restricted debt availability in the commercial or residential real estate markets.

We operate in a competitive market for lending and investment opportunities and competition may limit our ability to originate or acquire desirable loans and investments in our target assets and could also affect the yields of these assets.

A number of entities compete with us to make the types of loans and investments that we seek to make. Our profitability depends, in large part, on our ability to originate or acquire our target assets on attractive terms. In originating or acquiring our target assets, we compete with a variety of institutional lenders and investors, including other REITs, specialty finance companies, public and private funds (including other funds managed by affiliates of Blackstone), commercial and investment banks, commercial finance and insurance companies and other financial institutions. Several other REITs have raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for lending and investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that are not available to us, such as the U.S. Government. Many of our competitors are not subject to the operating constraints associated with REIT rule compliance or maintenance of an exclusion from regulation under the Investment Company Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments, offer more attractive pricing or other terms and establish more relationships than us. Furthermore, competition for originations of and investments in our target assets may lead to the yields of such assets decreasing, which may further limit our ability to generate satisfactory returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, desirable loans and investments in our target assets may be limited in the future and we may not be able to take advantage of attractive lending and investment opportunities from time to time, as we can provide no assurance that we will be able to identify and originate loans or make investments that are consistent with our investment objectives.

Our loans and investments may be concentrated in terms of geography, asset types and sponsors.

We are not required to observe specific diversification criteria, except as may be set forth in the investment guidelines adopted by our board of directors. Therefore, our investments in our target assets may at times be concentrated in certain property types that are subject to higher risk of default or foreclosure, or secured by properties concentrated in a limited number of geographic locations.

To the extent that our portfolio is concentrated in any one region or type of asset, downturns relating generally to such region or type of asset may result in defaults on a number of our investments within a short time period, it could adversely affect our results of operations and financial condition.

Transactions denominated in foreign currencies subject us to foreign currency risks.

We may acquire assets in transactions denominated in foreign currencies, including in Euros or British pounds sterling, which exposes us to foreign currency risk. As a result, a change in foreign currency exchange rates may have an adverse impact on the valuation of our assets, as well as our income and distributions. Any such changes in foreign currency exchange rates may impact the measurement of such assets or income for the purposes of our REIT tests.

The due diligence process that our Manager undertakes in regard to investment opportunities may not reveal all facts that may be relevant in connection with an investment and if our Manager incorrectly evaluates the risks of our investments, we may experience losses.

Before making investments for us, our Manager will conduct due diligence that it deems reasonable and appropriate based on the facts and circumstances relevant to each potential investment. When conducting due diligence, our Manager may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants and investment banks may be involved in the due diligence process in varying degrees depending on the type of potential investment. Relying on the resources available to it, our Manager will evaluate our potential investments based on criteria it deems appropriate for the relevant investment. Our Manager’s loss estimates may not prove accurate, as actual results may vary from estimates. If our Manager underestimates the asset-level losses relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

Insurance on loans and real estate securities collateral may not cover all losses.

There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, which may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors, including terrorism or acts of war, also might result in insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under these circumstances, the insurance proceeds received with respect to a property relating one of our investments might not be adequate to restore our economic position with respect to our investment. Any uninsured loss could result in the corresponding nonperformance of or loss on our investment related to such property.

The impact of any future terrorist attacks and the availability of affordable terrorism insurance expose us to certain risks.

Terrorist attacks, the anticipation of any such attacks, and the consequences of any military or other response by the United States and its allies may have an adverse impact on the U.S. financial markets and the economy in general. We cannot predict the severity of the effect that any such future events would have on the

U.S. financial markets, the economy or our business. Any future terrorist attacks could adversely affect the credit quality of some of our loans and investments. Some of our loans and investments will be more susceptible to such adverse effects than others, particularly those secured by properties in major cities or properties that are prominent landmarks or public attractions. We may suffer losses as a result of the adverse impact of any future terrorist attacks and these losses may adversely impact our results of operations.

In addition, the enactment of the Terrorism Risk Insurance Act of 2002, or “TRIA,” and the subsequent enactment of the Terrorism Risk Insurance Program Reauthorization Act of 2007, which extended TRIA through the end of 2014, requires insurers to make terrorism insurance available under their property and casualty insurance policies and provides federal compensation to insurers for insured losses. However, this legislation does not regulate the pricing of such insurance and there is no assurance that this legislation will be extended beyond 2014. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market’s overall liquidity and may reduce the number of suitable investment opportunities available to us and the pace at which we are able to make investments. If the properties that we invest in are unable to obtain affordable insurance coverage, the value of those investments could decline and in the event of an uninsured loss, we could lose all or a portion of our investment.

We may need to foreclose on certain of the loans we originate or acquire, which could result in losses that harm our results of operations and financial condition.

We may find it necessary or desirable to foreclose on certain of the loans we originate or acquire, and the foreclosure process may be lengthy and expensive. Whether or not we have participated in the negotiation of the terms of any such loans, we cannot assure you as to the adequacy of the protection of the terms of the applicable loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted by lenders or borrowers that might interfere with enforcement of our rights. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no basis in fact, in an effort to prolong the foreclosure action and seek to force the lender into a modification of the loan or a favorable buy-out of the borrower’s position in the loan. In some states, foreclosure actions can take several years or more to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process and potentially results in a reduction or discharge of a borrower’s debt. Foreclosure may create a negative public perception of the related property, resulting in a diminution of its value. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will further reduce the net proceeds and, thus, increase the loss.

Liability relating to environmental matters may impact the value of properties that we may acquire upon foreclosure of the properties underlying our investments.

To the extent we foreclose on properties with respect to which we have extended loans, we may be subject to environmental liabilities arising from such foreclosed properties. Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances.

If we foreclose on any properties underlying our investments, the presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs, thus harming our financial condition. The discovery of material environmental liabilities attached to such properties could adversely affect our results of operations and financial condition.

We may be subject to lender liability claims, and if we are held liable under such claims, we could be subject to losses.

In recent years, a number of judicial decisions have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or stockholders. We cannot assure prospective investors that such claims will not arise or that we will not be subject to significant liability if a claim of this type did arise.

Any investments we make in CMBS, CLOs, CDOs and other similar structured finance investments would pose additional risks, including the risks of the securitization process and the risk that any special servicer may take actions that could adversely affect our interests.

We may from time to time invest in CMBS, CLOs, CDOs and other similar securities, which are subordinated classes of securities in a structure of securities secured by a pool of mortgages or loans. Accordingly, such securities are the first or among the first to bear the loss upon a restructuring or liquidation of the underlying collateral and the last to receive payment of interest and principal. Thus, there is generally only a nominal amount of equity or other debt securities junior to such positions, if any, issued in such structures. The estimated fair values of such subordinated interests tend to be much more sensitive to adverse economic downturns and underlying borrower developments than more senior securities. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality CMBS, CLOs or CDOs because the ability of borrowers to make principal and interest payments on the mortgages or loans underlying such securities may be impaired, as has occurred throughout the recent economic recession and weak recovery.

Subordinate interests such as CLOs, CDOs and similar structured finance investments generally are not actively traded and are relatively illiquid investments and volatility in CLO and CDO trading markets may cause the value of these investments to decline. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral value is available to satisfy interest and principal payments and any other fees in connection with the trust or other conduit arrangement for such securities, we may incur significant losses.

With respect to the CMBS, CLOs and CDOs in which we may invest, control over the of the related underlying loans will be exercised through a special servicer or collateral manager designated by a “directing certificateholder” or a “controlling class representative,” or otherwise pursuant to the related securitization documents. We may acquire classes of CMBS, CLOs or CDOs, for which we may not have the right to appoint the directing certificateholder or otherwise direct the special servicing or collateral management. With respect to the management and servicing of those loans, the related special servicer or collateral manager may take actions that could adversely affect our interests.

Any credit ratings assigned to our investments will be subject to ongoing evaluations and revisions and we cannot assure you that those ratings will not be downgraded.

Some of our investments may be rated by rating agencies such as Moody’s Investors Service, Fitch Ratings, Standard & Poor’s, DBRS, Inc., Realpoint LLC or Kroll Bond Rating Agency. Any credit ratings on our investments are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value and liquidity of our investments could significantly decline, which would adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us.

Investments in non-conforming and non-investment grade rated loans or securities involve increased risk of loss.

Many of our future investments may not conform to conventional loan standards applied by traditional lenders and either will not be rated (as is typically the case for private loans) or will be rated as non-investment grade by the rating agencies. Private loans often are not rated by a credit rating agency. Non-investment grade ratings typically results from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the underlying properties’ cash flow or other factors. As a result, these investments should be expected to have a higher risk of default and loss than investment-grade rated assets. Any loss we incur may be significant and may adversely affect our results of operations and financial condition. There are no limits on the percentage of unrated or non-investment grade rated assets we may hold in our investment portfolio.

Some of our investments and investment opportunities may be in synthetic form.

Synthetic investments are contracts between parties whereby payments are exchanged based upon the performance of another security or asset, or “reference asset.” In addition to the risks associated with the performance of the reference asset, these synthetic interests carry the risk of the counterparty not performing its contractual obligations. Market standards, GAAP accounting methodology, regulatory oversight and compliance requirements, tax and other regulations related to these investments are evolving, and we cannot be certain that their evolution will not adversely impact the value or sustainability of these investments. Furthermore, our ability to invest in synthetic investments, other than through taxable REIT subsidiaries, may be severely limited by the REIT qualification requirements because synthetic investment contracts generally are not qualifying assets and do not produce qualifying income for purposes of the REIT asset and income tests.

We may invest in derivative instruments, which would subject us to increased risk of loss.

Subject to maintaining our qualification as a REIT, we may invest in derivative instruments. Derivative instruments, especially when purchased in large amounts, may not be liquid in all circumstances, so that in volatile markets we may not be able to close out a position without incurring a loss. The prices of derivative instruments, including swaps, futures, forwards and options, are highly volatile and such instruments may subject us to significant losses. The value of such derivatives also depends upon the price of the underlying instrument or commodity. Such derivatives and other customized instruments also are subject to the risk of non-performance by the relevant counterparty. In addition, actual or implied daily limits on price fluctuations and speculative position limits on the exchanges or over-the-counter markets in which we may conduct our transactions in derivative instruments may prevent prompt liquidation of positions, subjecting us to the potential of greater losses. Derivative instruments that may be purchased or sold by us may include instruments not traded on an exchange. The risk of nonperformance by the obligor on such an instrument may be greater and the ease with we can dispose of or enter into closing transactions with respect to such an instrument may be less than in the case of an exchange-traded instrument. In addition, significant disparities may exist between “bid” and “asked” prices for derivative instruments that are traded over-the-counter and not on an exchange. Such over-the-counter derivatives are also typically not subject to the same type of investor protections or governmental regulation as exchange traded instruments.

In addition, we may invest in derivative instruments that are neither presently contemplated nor currently available, but which may be developed in the future, to the extent such opportunities are both consistent with our investment objectives and legally permissible. Any such investments may expose us to unique and presently indeterminate risks, the impact of which may not be capable of determination until such instruments are developed and/or we determine to make such an investment.

We may experience a decline in the fair value of our assets.

A decline in the fair value of our assets may require us to recognize an “other-than-temporary” impairment against such assets under GAAP if we were to determine that, with respect to any assets in unrealized loss positions, we do not have the ability and intent to hold such assets to maturity or for a period of time sufficient to allow for recovery to the original acquisition cost of such assets. If such a determination were to be made, we would recognize unrealized losses through earnings and write down the amortized cost of such assets to a new cost basis, based on the fair value of such assets on the date they are considered to be other-than-temporarily impaired. Such impairment charges reflect non-cash losses at the time of recognition; subsequent disposition or sale of such assets could further affect our future losses or gains, as they are based on the difference between the sale price received and adjusted amortized cost of such assets at the time of sale. If we experience a decline in the fair value of our assets, it could adversely affect our results of operations and financial condition.

Some of our portfolio investments may be recorded at fair value and, as a result, there will be uncertainty as to the value of these investments.

Some of our portfolio investments may be in the form of positions or securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable. We will value these investments quarterly at fair value, which may include unobservable inputs. Because such valuations are subjective, the fair value of certain of our assets may fluctuate over short periods of time and our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our class A common stock could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal.

Additionally, our results of operations for a given period could be adversely affected if its determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal. The valuation process has been particularly challenging recently, as market events have made valuations of certain assets more difficult, unpredictable and volatile.

Risks Related to Our Financing and Hedging

We may incur a significant amount of debt, which may subject us to increased risk of loss and could adversely affect our results of operations and financial condition.

Subject to market conditions and availability, we may incur a significant amount of debt through bank credit facilities (including term loans and revolving facilities), repurchase agreements, warehouse facilities and structured financing arrangements, public and private debt issuances and derivative instruments, in addition to transaction or asset specific funding arrangements. We may also issue additional debt or equity securities to fund our growth. The percentage of leverage we employ will vary depending on our available capital, our ability to obtain and access financing arrangements with lenders, the type of asset we are funding, whether the financing is recourse or non-recourse, debt restrictions contained in those financing arrangements and the lenders’ and rating agencies’ estimate of the stability of our investment portfolio’s cash flow. We may significantly increase the amount of leverage we utilize at any time without approval of our board of directors. In addition, we may leverage individual assets at substantially higher levels. Incurring substantial debt could subject us to many risks that, if realized, would materially and adversely affect us, including the risk that:

•

our cash flow from operations may be insufficient to make required payments of principal of and interest on our debt, which is likely to result in (a) acceleration of such debt (and any other debt containing a cross-default or cross-acceleration provision), which we then may be unable to repay from internal funds or to refinance on favorable terms, or at all, (b) our inability to borrow undrawn amounts under our financing arrangements, even if we are current in payments on borrowings under those arrangements, which would result in a decrease in our liquidity, and/or (c) the loss of some or all of our collateral assets to foreclosure or sale;

•	our debt may increase our vulnerability to adverse economic and industry conditions with no assurance that investment yields will increase in an amount sufficient to offset the higher financing costs;

•

we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, stockholder distributions or other purposes; and

•	we may not be able to refinance any debt that matures prior to the maturity (or realization) of an underlying investment it was used to finance on favorable terms or at all.

There can be no assurance that a leveraging strategy will be successful and may subject us to increased risk of loss and could adversely affect our results of operations and financial condition.

Lenders may require us to enter into restrictive covenants, which would restrict our flexibility to determine our operating policies and investment strategy.

When we obtain debt financing, lenders (especially in the case of credit facilities) may impose various restrictive covenants or require us to meet or maintain certain financial ratios or other requirements that may restrict our flexibility to determine our operating policies and investment strategy. In particular, the providers of bank credit facilities and repurchase agreement financing may require us to maintain a certain amount of cash or set aside assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would otherwise choose, which could reduce our return on assets. If we are unable to meet these collateral obligations, our financial condition and prospects could deteriorate rapidly. In addition, lenders may require that our Manager or one or more of our Manager’s executives continue to serve in such capacity. If we fail to meet or satisfy any of these covenants, we would be in default under these agreements, and our lenders could elect to declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral and enforce their interests against existing collateral. We may also be subject to cross-default and acceleration rights in our other debt facilities. Further, this could also make it difficult for us to satisfy the requirements necessary to maintain our qualification as a REIT for U.S. federal income tax purposes.

Any bank credit facilities, repurchase agreements or other financing that we may use in the future to finance our assets, may require us to provide additional collateral or pay down debt.

If completed, we may borrow funds under the BofA Repurchase Agreement and the other master repurchase agreements and reverse repurchase facility that we are currently negotiating. We anticipate that we will also utilize bank credit facilities (including term loans and revolving facilities), repurchase agreements or other financing to finance our assets if they become available on acceptable terms. Such financing arrangements would involve the risk that the market value of the assets pledged or sold by us to the provider of the financing may decline in value, in which case the lender or counterparty may require us to provide additional collateral or lead to margin calls that may require us to repay all or a portion of the funds advanced. We may not have the funds available to repay our debt at that time, which would likely result in defaults unless we are able to raise the funds from alternative sources including by selling assets at a time when we might not otherwise choose to do so, which we may not be able to achieve on favorable terms or at all. Posting additional margin would reduce our cash available to make other, higher yielding investments (thereby decreasing our return on equity). If we cannot meet these requirements, the lender or counterparty could accelerate our indebtedness, increase the interest rate on advanced funds and terminate our ability to borrow funds from it, which could materially and adversely affect our financial condition and ability to implement our investment strategy. In the case of repurchase transactions, if the value of the underlying security has declined as of the end of that term, or if we default on our obligations under the repurchase agreement, we will likely incur a loss on our repurchase transactions. In addition, if a lender or counterparty files for bankruptcy or becomes insolvent, our loans may become subject to bankruptcy or insolvency proceedings, thus depriving us, at least temporarily, of the benefit of these assets. Such an event could restrict our access to financing and increase our cost of capital.

Our use of leverage may create a mismatch with the duration and index of the investments that we are financing.

We intend to structure our leverage such that we minimize the difference between the term of our investments and the leverage we use to finance such an investment. In the event that our leverage is for a shorter term than the financed investment, we may not be able to extend or find appropriate replacement leverage and that would have an adverse impact on our liquidity and our returns. In the event that our leverage is for a longer term than the financed investment, we may not be able to repay such leverage or replace the financed investment with an optimal substitute or at all, which will negatively impact our desired leveraged returns.

We attempt to structure our leverage such that we minimize the difference between the index of our investments and the index of our leverage—financing floating rate investments with floating rate leverage and fixed rate investments with fixed rate leverage. If such a product is not available to us from our lenders on reasonable terms, we may use hedging instruments to effectively create such a match. For example, in the case of fixed rate investments, we may finance such an investment with floating rate leverage, but effectively convert all or a portion of the attendant leverage to fixed rate using hedging strategies.

Our attempts to mitigate such risk are subject to factors outside of our control, such as the availability to us of favorable financing and hedging options, which is subject to a variety of factors, of which duration and term matching are only two. The risks of a duration mismatch are magnified by the potential for the extension of loans in order to maximize the likelihood and magnitude of their recovery value in the event the loans experience credit or performance challenges. Employment of this asset management practice would effectively extend the duration of our investments, while our liabilities have set maturity dates.

Interest rate fluctuations could increase our financing costs, which could lead to a significant decrease in our results of operations, cash flows and the market value of our investments.

To the extent that our financing costs will be determined by reference to floating rates, such as LIBOR or a Treasury index, the amount of such costs will depend on the level and movement of interest rates. In a period of rising interest rates, our interest expense on floating rate debt would increase, while any additional interest income we earn on our floating rate investments may be subject to caps and may not compensate for such increase in interest expense. At the same time, the interest income we earn on our fixed rate investments would not change, the duration and weighted average life of our fixed rate investments would increase and the market value of our fixed rate investments would decrease. Similarly, in a period of declining interest rates, our interest income on floating rate investments would decrease, while any decrease in the interest we are charged on our floating rate debt may be subject to floors and may not compensate for such decrease in interest income and interest we are charged on our fixed rate debt would not change. Any such scenario could adversely affect our results of operations and financial condition.

Our loans and investments may be subject to fluctuations in interest rates that may not be adequately protected, or protected at all, by our hedging strategies.

Our investments include loans with both floating interest rates and fixed interest rates. Floating rate investments earn interest at rates that adjust from time to time (typically monthly) based upon an index (typically one-month LIBOR). These floating rate loans are insulated from changes in value specifically due to changes in interest rates; however, the coupons they earn fluctuate based upon interest rates (again, typically one-month LIBOR) and, in a declining and/or low interest rate environment, these loans will earn lower rates of interest and this will impact our operating performance. Fixed interest rate investments, however, do not have adjusting interest rates and the relative value of the fixed cash flows from these investments will decrease as prevailing interest rates rise or increase as prevailing interest rates fall, causing potentially significant changes in value. We may employ various hedging strategies to limit the effects of changes in interest rates (and in some cases credit spreads), including engaging in interest rate swaps, caps, floors and other interest rate derivative products. We believe that no strategy can completely insulate us from the risks associated with interest rate changes and there is a risk that they may provide no protection at all and potentially compound the impact of changes in interest rates. Hedging transactions involve certain additional risks such as counterparty risk, leverage risk, the legal enforceability of hedging contracts, the early repayment of hedged transactions and the risk that unanticipated and significant changes in interest rates may cause a significant loss of basis in the contract and a change in current period expense. We cannot make assurances that we will be able to enter into hedging transactions or that such hedging transactions will adequately protect us against the foregoing risks.

Accounting for derivatives under GAAP is extremely complicated. Any failure by us to account for our derivatives properly in accordance with GAAP on our consolidated financial statements could adversely affect our earnings. In particular, cash flow hedges which are not perfectly correlated (and appropriately designated and/or documented as such) with variable rate financing will impact our reported income as gains and losses on the ineffective portion of such hedges.

We may depend on bank credit facilities, repurchase agreements, warehouse facilities and structured financing arrangements, public and private debt issuances and derivative instruments, in addition to transaction or asset specific funding arrangements and other sources of financing to execute our business plan, and our inability to access funding could have a material adverse effect on our results of operations, financial condition and business.

Our ability to fund our investments may be impacted by our ability to secure bank credit facilities (including term loans and revolving facilities), repurchase agreements, warehouse facilities and structured financing arrangements, public and private debt issuances and derivative instruments, in addition to transaction or asset specific funding arrangements and repurchase agreements on acceptable terms. We may also rely on short-term financing that would be especially exposed to changes in availability. Although we do not currently have any credit facilities or repurchase agreements in place (other than a repurchase agreement in place at our subsidiary, CT Legacy Asset, that is not recourse to us) we are in discussions with a number of financial institutions that we expect in the near future will provide us with repurchase facilities as described under “Business—Our Funding Sources—Master Repurchase Agreements.” Our access to sources of financing will depend upon a number of factors, over which we have little or no control, including:

•	general economic or market conditions;

•	the market’s view of the quality of our assets;

•	the market’s perception of our growth potential;

•	our current and potential future earnings and cash distributions; and

•	the market price of the shares of our class A common stock.

We will need to periodically access the capital markets to raise cash to fund new investments. Unfavorable economic or capital market conditions, such as the severe dislocation in the capital and credit markets that began in 2008, may increase our funding costs, limit our access to the capital markets or could result in a decision by our potential lenders not to extend credit. An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings and liquidity. In addition, any dislocation or weakness in the capital and credit markets, such as the dislocation that occurred in 2008 and 2009, could adversely affect one or more lenders and could cause one or more of our lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. In addition, as regulatory capital requirements imposed on our lenders are increased, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price. No assurance can be given that we will be able to obtain any such financing on favorable terms or at all.

Any warehouse facilities that we may obtain in the future may limit our ability to originate or acquire assets, and we may incur losses if the collateral is liquidated.

We may utilize, if available, warehouse facilities pursuant to which we would accumulate loans in anticipation of a securitization or other financing, which assets would be pledged as collateral for such facilities until the securitization or other transaction is consummated. In order to borrow funds to originate or acquire assets under any future warehouse facilities, we expect that our lenders thereunder would have the right to review the potential assets for which we are seeking financing. We may be unable to obtain the consent of a lender to originate or acquire assets that we believe would be beneficial to us and we may be unable to obtain alternate financing for such assets. In addition, no assurance can be given that a securitization or other financing would be consummated with respect to the assets being warehoused. If the securitization or other financing is not consummated, the lender could demand repayment of the facility, and in the event that we were unable to timely repay, could liquidate the warehoused collateral and we would then have to pay any amount by which the original purchase price of the collateral assets exceeds its sale price, subject to negotiated caps, if any, on our exposure. In addition, regardless of whether the securitization or other financing is consummated, if any of the warehoused collateral is sold before the completion, we would have to bear any resulting loss on the sale.

We may use securitizations to finance our loans and investments, which may expose us to risks that could result in losses.

We may, to the extent consistent with the REIT requirements, seek to securitize certain of our portfolio investments to generate cash for funding new investments. This would involve creating a special-purpose vehicle, contributing a pool of our assets to the entity, and selling interests in the entity on a non-recourse basis to purchasers (whom we would expect to be willing to accept a lower interest rate to invest in investment-grade loan pools). We would expect to retain all or a portion of the equity in the securitized pool of portfolio investments. We may use short-term facilities to finance the acquisition of securities until a sufficient quantity of securities had been accumulated, at which time we would refinance these facilities through a securitization, such as a CMBS, or issuance of CLOs, or the private placement of loan participations or other long-term financing. If we were to employ this strategy, we would be subject to the risk that we would not be able to acquire, during the period that our short-term facilities are available, a sufficient amount of eligible securities to maximize the efficiency of a CMBS, CLO or private placement issuance. We also would be subject to the risk that we would not be able to obtain short-term credit facilities or would not be able to renew any short-term credit facilities after they expire should we find it necessary to extend our short-term credit facilities to allow more time to seek and acquire the necessary eligible securities for a long-term financing. The inability to consummate securitizations of our portfolio to finance our investments on a long-term basis could require us to seek other forms of potentially less attractive financing or to liquidate assets at an inopportune time or price, which could adversely affect our performance and our ability to grow our business. Additionally, the securitization of our portfolio might magnify our exposure to losses because any equity interest we retain in the issuing entity would be subordinate to the notes issued to investors and we would, therefore, absorb all of the losses sustained with respect to a securitized pool of assets before the owners of the notes experience any losses. The inability to securitize our portfolio may hurt our performance and our ability to grow our business. At the same time, the securitization of our portfolio investments might expose us to losses, as the residual portfolio investments in which we do not sell interests will tend to be riskier and more likely to generate losses.

We may be subject to losses arising from future guarantees of debt and contingent obligations of our subsidiaries or joint venture or co-investment partners.

We have in the past and may in the future guarantee the performance of our subsidiaries’ obligations, including, but not limited to, our repurchase agreements, derivative agreements and unsecured indebtedness. In the future we may also agree to guarantee indebtedness incurred by a joint venture or co-investment partner. Such a guarantee may be on a joint and several basis with such joint venture or co-investment partner, in which case we may be liable in the event such partner defaults on its guarantee obligation. The non-performance of such obligations may cause losses to us in excess of the capital we initially may have invested or committed under such obligations and there is no assurance that we will have sufficient capital to cover any such losses.

We are subject to counterparty risk associated with our debt obligations.

Our counterparties for critical financial relationships may include both domestic and international financial institutions. Many of them have been severely impacted by the credit market turmoil and have been experiencing financial pressures. In some cases, our counterparties have filed for bankruptcy, leading to financial losses for us.

Hedging may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

Subject to maintaining our qualification as a REIT, we intend to pursue various hedging strategies to seek to reduce our exposure to adverse changes in interest rates and fluctuations in currencies. Our hedging activity will vary in scope based on the level and volatility of interest rates, the type of assets held and other changing market conditions. Interest rate and currency hedging may fail to protect or could adversely affect us because, among other things:

•	interest, currency and/or credit hedging can be expensive and may result in us receiving less interest income;

•	available interest or currency rate hedges may not correspond directly with the interest rate or currency risk for which protection is sought;

•	due to a credit loss, prepayment or asset sale, the duration of the hedge may not match the duration of the related asset or liability;

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the amount of income that a REIT may earn from hedging transactions (other than hedging transactions that satisfy certain requirements of the Internal Revenue Code or that are done through a taxable REIT subsidiary, or “TRS”) to offset interest rate losses is limited by U.S. federal income tax provisions governing REITs;

•	the credit quality of the hedging counterparty owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the hedging counterparty owing money in the hedging transaction may default on its obligation to pay;

•	we may fail to recalculate, readjust and execute hedges in an efficient manner; and

•	legal, tax and regulatory changes could occur and may adversely affect our ability to pursue our hedging strategies and/or increase the costs of implementing such strategies.

Any hedging activity in which we engage may materially and adversely affect our results of operations and cash flows. Therefore, while we may enter into such transactions seeking to reduce risks, unanticipated changes in interest rates, credit spreads or currencies may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio positions or liabilities being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

In addition, some hedging instruments involve risk because they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, we cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in significant losses. In addition, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions, and the business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in its default, which may result in the loss of unrealized profits and force us to cover our commitments, if any, at the then current market price.

We are subject to counterparty risk associated with our hedging activities.

We are subject to credit risk with respect to the counterparties to derivative contracts (whether a clearing corporation in the case of exchange-traded instruments or another third party in the case of over-the-counter instruments). If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, we may experience significant delays in obtaining any recovery under the derivative contract in a dissolution, assignment for the benefit of creditors, liquidation, winding-up, bankruptcy, or other analogous proceeding. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative transaction would typically be terminated at its fair market value. If we are owed this fair market value in the termination of the derivative transaction and its claim is unsecured, we will be treated as a general creditor of such counterparty, and will not have any claim with respect to the underlying security. We may obtain only a limited recovery or may obtain no recovery in such circumstances. Counterparty risk with respect to certain exchange-traded and over-the-counter derivatives may be further complicated by recently enacted U.S. financial reform legislation.

We may enter into hedging transactions that could expose us to contingent liabilities in the future.

Subject to maintaining our qualification as a REIT, part of our investment strategy may involve entering into hedging transactions that could require us to fund cash payments in certain circumstances (such as the early termination of the hedging instrument caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the hedging instrument). The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses will be reflected in our results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could adversely affect our results of operations and financial condition.

We may fail to qualify for, or choose not to elect, hedge accounting treatment.

We intend to record derivative and hedging transactions in accordance with Financial Accounting Standards Board (“FASB”) ASC 815, Derivatives and Hedging. Under these standards, we may fail to qualify for, or choose not to elect, hedge accounting treatment for a number of reasons, including if we use instruments that do not meet the FASB ASC 815 definition of a derivative (such as short sales), we fail to satisfy FASB ASC 815 hedge documentation and hedge effectiveness assessment requirements or our instruments are not highly effective. If we fail to qualify for, or choose not to elect, hedge accounting treatment, our operating results may suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction or item.

If we enter into certain hedging transactions or otherwise invest in certain derivative instruments, failure to obtain and maintain an exemption from being regulated as a commodity pool operator could subject us to additional regulation and compliance requirements which could materially adversely affect our business and financial condition.

Recently adopted rules under the Dodd-Frank Act establish a comprehensive new regulatory framework for derivative contracts commonly referred to as “swaps.” Under this regulatory framework, mortgage real estate investment trusts or “mREITs” that trade in commodity interest positions (including swaps) are considered “commodity pools” and the operators of such mREITs would be considered “commodity pool operators” or “CPOs”. Absent relief, a CPO must register with the U.S. Commodity Futures Trading Commission, or “CFTC” and become a member of the National Futures Association, or “NFA,” which requires compliance with NFA’s rules and renders such CPO subject to regulation by the CFTC, including with respect to disclosure, reporting, recordkeeping and business conduct. We may from time to time, directly or indirectly, invest in instruments that meet the definition of “swap” under the new rules which may subject us to oversight by the CFTC. Our board of directors has appointed our Manager to act as our CPO in the event we are deemed a commodity pool.

In the event that we invest in commodity interests, absent relief, our Manager would be required to register as a CPO. Our Manager may therefore seek and rely on no-action relief from registration with the CFTC or claim an exemption from registration as a CPO with the CFTC, including pursuant to CFTC Rule 4.13(a)(3). CFTC

Rule 4.13(a)(3) requires that, among other things, the pool’s trading in commodity interest positions (including both hedging and speculative positions, and positions in security futures) is limited so that either (i) no more than 5% of the liquidation value of the pool’s portfolio is used as initial margin, premiums and required minimum security deposits to establish such positions, or (ii) the aggregate net notional value of the pool’s trading in such positions does not exceed 100% of the pool’s liquidation value. Therefore, unlike a registered CPO, we will not be required to provide prospective investors with a CFTC compliant disclosure document, nor will we be required to provide investors with periodic account statements or certified annual reports that satisfy the requirements of CFTC rules applicable to registered CPOs, in connection with any offerings of shares.

As an alternative to the exemption from registration, our Manager may register as a CPO with the CFTC and avail itself of certain disclosure, reporting and record-keeping relief under CFTC Rule 4.7.

The CFTC has substantial enforcement power with respect to violations of the laws over which it has jurisdiction, including their anti-fraud and anti-manipulation provisions. Among other things, the CFTC may suspend or revoke the registration of a person who fails to comply, prohibit such a person from trading or doing business with registered entities, impose civil money penalties, require restitution and seek fines or imprisonment for criminal violations. Additionally, a private right of action exists against those who violate the laws over which the CFTC has jurisdiction or who willfully aid, abet, counsel, induce or procure a violation of those laws. In the event we fail to receive interpretive relief from the CFTC on this matter, are unable to claim an exemption from registration and fail to comply with the regulatory requirements of these new rules, we may be unable to use certain types of hedging instruments or me may be subject to significant fines, penalties and other civil or governmental actions or proceedings, any of which could adversely affect our results of operations and financial condition.

Risks Related to the Blackstone Transactions and Our Relationship with Our Manager

We depend on our Manager and its personnel for our success. We may not find a suitable replacement for our Manager if the Management Agreement is terminated, or if key personnel leave the employment of our Manager or Blackstone or otherwise become unavailable to us.

We are externally managed and advised by our Manager, an affiliate of Blackstone. We have no employees and all of our officers are employees of Blackstone or its affiliates. We are completely reliant on our Manager, which has significant discretion as to the implementation of our investment and operating policies and strategies.

Our success will depend to a significant extent upon the efforts, experience, diligence, skill and network of business contacts of the executive officers and key personnel of our Manager and its affiliates. Our Manager is managed by senior professionals of Blackstone. These individuals will evaluate, negotiate, execute and monitor our investments and advise us regarding maintenance of our REIT status and exemption from regulation under the Investment Company Act; therefore, our success will depend on their continued service with our Manager and its affiliates. The departure of one or more of the executive officers or key personnel from our Manager and its affiliates could have a material adverse effect on our performance.

In addition, we can offer no assurance that our Manager will remain our investment manager or that we will continue to have access to our Manager’s officers and key personnel. The initial term of the Management Agreement only extends until December 19, 2015. Thereafter, the Management Agreement will be renewable for one-year terms; provided, however, that our Manager may terminate the Management Agreement annually upon 180 days’ prior notice. If the Management Agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan. Furthermore, we may incur certain costs in connection with a termination of the Management Agreement.

The personnel of our Manager, as our external manager, are not required to dedicate a specific portion of their time to the management of our business.

Neither our Manager nor any other Blackstone affiliate is obligated to dedicate any specific personnel exclusively to us, nor are they or their personnel obligated to dedicate any specific portion of their time to the management of our business. As a result, we cannot provide any assurances regarding the amount of time our Manager or its affiliates will dedicate to the management of our business and our Manager may have conflicts in allocating its time, resources and services among our business and any other investment vehicles and accounts our Manager (or its personnel) may manage. Each of our officers is also an employee of our Manager or another Blackstone affiliate, who has now or may be expected to have significant responsibilities for other investment vehicles currently managed by Blackstone and its affiliates. Consequently, we may not receive the level of support and assistance that we otherwise might receive if we were internally managed. Our Manager and its affiliates are not restricted from entering into other investment advisory relationships or from engaging in other business activities.

Our Manager manages our portfolio pursuant to very broad investment guidelines and is not required to seek the approval of our board of directors for each investment, financing, asset allocation or hedging decision made by it, which may result in our making riskier loans and investments and which could adversely affect our results of operations and financial condition.

Our Manager is authorized to follow very broad investment guidelines that provide it with broad discretion in investment, financing, asset allocation and hedging decisions. Our board of directors will periodically review our investment guidelines and our investment portfolio but will not, and will not be required to, review and approve in advance all of our proposed investments or the Manager’s financing, asset allocation or hedging decisions. In addition, in conducting periodic reviews, our directors may rely primarily on information provided to them by our Manager or its affiliates. Subject to maintaining our REIT qualification and our exclusion from regulation under the Investment Company Act, our Manager has significant latitude within the broad investment guidelines in determining the types of investments it makes for us, and how such investments are financing or hedged, which could result in investment returns that are substantially below expectations or that result in losses, which could adversely affect our results of operations and financial condition.

Our Manager’s fee structure may not create proper incentives or may induce our Manager and its affiliates to make certain investments, including speculative investments, which increase the risk of our investment portfolio.

We will pay our Manager base management fees regardless of the performance of our portfolio. Our Manager’s entitlement to a base management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. Because the base management fees are also based in part on our outstanding equity, our Manager may also be incentivized to advance strategies that increase our equity, and there may be circumstances where increasing our equity will not optimize the returns for our stockholders. Consequently, we may be required to pay our Manager base management fees in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period.

In addition, our Manager has the ability to earn incentive fees each quarter based on our excess earnings, which may create an incentive for our Manager to invest in assets with higher yield potential, which are generally riskier or more speculative, or sell an asset prematurely for a gain, in an effort to increase our short-term net income and thereby increase the incentive fees to which it is entitled. If our interests and those of our Manager are not aligned, the execution of our business plan and our results of operations could be adversely affected, which could adversely affect our results of operations and financial condition.

We may compete with existing and future private and public investment vehicles established and/or managed by Blackstone or its affiliates, which may present various conflicts of interest that restrict our ability to pursue certain investment opportunities or take other actions that are beneficial to our business and result in decisions that are not in the best interests of our stockholders.

We are subject to conflicts of interest arising out of our relationship with Blackstone, including our Manager and its affiliates. Blackstone has appointed two nominees to serve on our board of directors (one of whom serves as executive chairman of our board of directors), and Stephen D. Plavin, our chief executive officer and a member of our board, Geoffrey G. Jervis, our chief financial officer, Randall S. Rothschild, our secretary and managing director, legal and compliance and Thomas C. Ruffing, our managing director, asset management, are executives of Blackstone and/or one or more of its affiliates, and we are managed by our Manager, a Blackstone affiliate. There is no guarantee that the policies and procedures adopted by us, the terms and conditions of the Management Agreement or the policies and procedures adopted by our Manager, Blackstone and their affiliates, will enable us to identify, adequately address or mitigate these conflicts of interest.

Some examples of conflicts of interest that may arise by virtue of our relationship with our Manager and Blackstone include:

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Broad and Wide-Ranging Activities. Our Manager, Blackstone and their affiliates engage in a broad spectrum of activities, including a broad range of activities relating to investments in the real estate industry and have invested or committed billions of dollars in capital through various investment funds, managed accounts and other vehicles affiliated with Blackstone. In the ordinary course of their business activities, our Manager, Blackstone and their affiliates may engage in activities where the interests of certain divisions of Blackstone and its affiliates, including our Manager, or the interests of their clients may conflict with the interests of our stockholders. Certain of these divisions and entities affiliated with our Manager have or may have an investment strategy similar to Blackstone Mortgage Trust’s and therefore may engage in competing activities with Blackstone Mortgage Trust. In particular, BREDS, part of Blackstone’s real estate investment business, seeks to invest in a broad range of real estate-related debt investments via several different investment funds, managed accounts and other vehicles. See “Our Manager and the Management Agreement—Historical Performance of Certain Real Estate Funds Managed by Blackstone” for more information on the BREDS investment funds.

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Blackstone’s Policies and Procedures. Specified policies and procedures implemented by Blackstone and its affiliates, including our Manager, to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions may reduce the advantages across Blackstone’s and its affiliates’ various businesses that Blackstone expects to draw on for purposes of pursuing attractive investment opportunities. Because Blackstone has many different asset management, advisory and other businesses, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than that to which it would otherwise be subject if it had just one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses, Blackstone has implemented certain policies and procedures (e.g., information walls) that may reduce the benefits that Blackstone expects to utilize for purposes of identifying and managing its investments. For example, Blackstone may come into possession of material non-public information with respect to companies in which our Manager may be considering making an investment in companies that are Blackstone’s and its affiliates’ advisory clients. As a consequence, that information, which could be of benefit to our Manager, might become restricted to those other businesses and otherwise be unavailable to our Manager, and could also restrict our Manager’s activities. Additionally, the terms of confidentiality or other agreements with or related to companies in which any investment vehicle of Blackstone has or has considered making an investment or which is otherwise an advisory client of Blackstone and its affiliates may restrict or otherwise limit the ability of Blackstone or its affiliates, including our Manager, to engage in businesses or activities competitive with such companies.

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Allocation of Investment Opportunities. Certain inherent conflicts of interest arise from the fact that Blackstone and its affiliates, including our Manager, will provide investment management and other services both to us and the Blackstone Funds. The respective investment guidelines and programs of our business and the Blackstone Funds may or may not overlap, in whole or in part, and if there is any such overlap investment opportunities will be allocated between us and the Blackstone Funds in a manner that may result in fewer investment opportunities being allocated to us than would have otherwise been the case in the absence of such Blackstone Funds. In particular, while the primary investment strategies of Blackstone Mortgage Trust and Blackstone’s latest flagship successor real estate debt fund, Blackstone Real Estate Debt Strategies II, L.P., or “BREDS II,” are materially different in that Blackstone Mortgage Trust will generally seek to invest primarily in senior mortgage loans and other similar interests and whereas BREDS II will generally seek to invest primarily in junior mortgage debt (e.g., B Notes) and mezzanine debt, a significant portion of the capital of BREDS II may nonetheless be invested in investments that would also be appropriate for Blackstone Mortgage Trust. Our Manager, Blackstone or their affiliates may also give advice to the Blackstone Funds that may differ from advice given to us even though their investment objectives may be the same or similar to ours.

While our Manager will seek to manage potential conflicts of interest in a fair and equitable manner in accordance with the Allocation Policy, and as required pursuant to the Management Agreement, the portfolio strategies employed by our Manager, Blackstone or their affiliates in managing the Blackstone Funds could conflict with the strategies employed by our Manager in managing our business and may adversely affect the marketability, exit strategy, prices and availability of the securities and instruments in which we invest. Conversely, participation in specific investment opportunities may be appropriate, at times, for both us and the Blackstone Funds. Our Manager has an investment allocation policy in place which provides that investment opportunities falling within the shared investment objectives of our business and the Blackstone Funds will generally be allocated on a basis that our Manager and applicable Blackstone affiliates determine to be fair and reasonable in accordance with the Allocation Policy, subject to legal, tax, regulatory, accounting and other considerations and taking into account a variety of factors. Our Manager is entitled to amend the Allocation Policy at any time without prior notice or our consent. For additional information, see “Our Manager and the Management Agreement—Management Agreement—Additional Activities of Our Manager; Allocation of Investment Opportunities; Conflicts of Interest.”

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Investments in Different Levels or Classes of an Issuer’s Securities. From time to time, we and the Blackstone Funds may make investments at different levels of an issuer’s or borrower’s capital structure (e.g., an investment by a Blackstone Fund in an equity or mezzanine interest with respect to the same portfolio entity in which we own a debt interest or vice versa) or otherwise in different classes of the same issuer’s securities. We may make investments that are senior or junior to, or have rights and interests different from or adverse to, the investments made by the Blackstone Funds. Such investments may conflict with the interests of such Blackstone Funds in related investments, and the potential for any such conflicts of interests may be heightened in the event of a default or restructuring of any such investments. Our Management Agreement requires our Manager to keep our board of directors reasonably informed on a periodic basis in connection with the foregoing, including with respect to transactions that involve investments at different levels of an issuer’s or borrower’s capital structure, as to which our Manager has agreed to provide our board of directors with quarterly updates. We, CT Legacy Partners and CTOPI currently hold mortgage and mezzanine loans and other investments in which Blackstone affiliates have interests in the collateral securing or backing such investments. While Blackstone will seek to resolve any such conflicts in a fair and equitable manner in accordance with the Allocation Policy and its prevailing policies and procedures with respect to conflicts resolution among the Blackstone Funds generally, such transactions are not required to be presented to our board of directors for approval, and there can be no assurance that any conflicts will be resolved in our favor.

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Pursuit of Differing Strategies. At times, the investment professionals employed by our Manager or its affiliates and other investment vehicles affiliated with our Manager and/or Blackstone may determine that an investment opportunity may be appropriate for only some of the accounts, clients, entities, funds and/or investment companies for which he or she exercises investment responsibility, or may decide that certain of the accounts, clients, entities, funds and/or investment companies should take differing positions with respect to a particular security. In these cases, the investment professionals may place separate transactions for one or more accounts, clients, entities, funds and/or investment companies which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other accounts, clients, entities, funds and/or investment companies. For example, an investment professional may determine that it would be in the interest of another account to sell a security that we hold long, potentially resulting in a decrease in the market value of the security held by us.

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Variation in Financial and Other Benefits. A conflict of interest arises where the financial or other benefits available to our Manager or its affiliates differ among the accounts, clients, entities, funds and/or investment companies that it manages. If the amount or structure of the base management fee, incentive fee and/or our Manager’s compensation differs among accounts, clients, entities, funds and/or investment companies (such as where certain funds or accounts pay higher base management fees, incentive fees, performance-based management fees or other fees), our Manager might be motivated to help certain accounts, clients, entities, funds and/or investment companies over others. Similarly, the desire to maintain assets under management or to enhance our Manager’s performance record or to derive other rewards, financial or otherwise, could influence our Manager in affording preferential treatment to those accounts, clients, entities, funds and/or investment companies that could most significantly benefit our Manager. Our Manager may, for example, have an incentive to allocate favorable or limited opportunity investments or structure the timing of investments to favor such accounts, clients, entities, funds and/or investment companies. Additionally, our Manager might be motivated to favor accounts, clients, entities, funds and/or investment companies in which it has an ownership interest or in which Blackstone and/or its affiliates have ownership interests. Conversely, if an investment professional at our Manager or its affiliates does not personally hold an investment in the fund but holds investments in other Blackstone affiliated vehicles, such investment professional’s conflicts of interest with respect to us may be more acute.

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Investment Banking, Underwriting Advisory and Other Relationships. As part of its regular business, Blackstone provides a broad range of investment banking, underwriting, advisory, and other services. In the regular course of its investment banking and advisory businesses, Blackstone represents potential purchasers, sellers and other involved parties, including corporations, financial buyers, management, stockholders and institutions, with respect to transactions that could give rise to investments that are suitable for us. Blackstone will be under no obligation to decline any such engagements in order to make an investment opportunity available to us. In connection with its investment banking, advisory and other businesses, Blackstone may come into possession of information that limits its ability to engage in potential transactions. Our activities may be constrained as a result of the inability of Blackstone personnel to use such information. For example, employees of Blackstone not serving as employees of our Manager or its affiliates may be prohibited by law or contract from sharing information with members of our Manager’s investment team. Additionally, there may be circumstances in which one or more of certain individuals associated with Blackstone will be precluded from providing services to our Manager because of certain confidential information available to those individuals or to other parts of Blackstone. In certain sell-side assignments, the seller may permit Blackstone to act as a participant in such transaction, which would raise conflicts of interest inherent in such a situation. In addition, in connection with selling investments by way of a public offering, a Blackstone broker-dealer may act as the managing underwriter or a member of the underwriting syndicate on a firm commitment basis and purchase securities on that basis. Blackstone may retain any commissions, remuneration, or other profits and receive compensation from such underwriting activities, which have the potential to create conflicts of interest. Blackstone may also participate in underwriting syndicates from time to time with respect to us or portfolio companies of Blackstone Funds, or may otherwise be involved in the private placement of debt or equity securities issued by us or such portfolio companies, or otherwise in arranging financings with respect thereto. Subject to applicable law, Blackstone may receive underwriting fees, placement commissions, or other compensation with respect to such activities, which are not required to be shared with us or our stockholders. Where Blackstone serves as underwriter with respect to a portfolio company’s securities, we or the applicable Blackstone fund holding such securities may be subject to a “lock-up” period following the offering under applicable regulations during which time our ability to sell any securities that we continue to hold is restricted. This may prejudice our ability to dispose of such securities at an opportune time.

Blackstone has long-term relationships with a significant number of corporations and their senior management. In determining whether to invest in a particular transaction on our behalf, our Manager may consider those relationships (subject to its obligations under the Management Agreement), which may result in certain transactions that our Manager will not undertake on our behalf in view of such relationships.

Blackstone and its affiliates may represent creditors or debtors in proceedings under Chapter 11 of the Bankruptcy Code or prior to such filings. From time to time Blackstone and its affiliates may serve as advisor to creditor or equity committees. This involvement, for which Blackstone and its affiliates may be compensated, may limit or preclude the flexibility that we may otherwise have to participate in restructurings.

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Service Providers. Our service providers (including lenders, brokers, attorneys, and investment banking firms) may be sources of investment opportunities, counterparties therein or advisors with respect thereto. This may influence our Manager in deciding whether to select such a service provider. In addition, in instances where multiple Blackstone businesses may be exploring a potential individual investment, certain of these service providers may choose to be engaged by other Blackstone affiliates rather than us.

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Material, Non-Public Information. We, directly or through Blackstone, our Manager or certain of their respective affiliates may come into possession of material non-public information with respect to an issuer in which we have invested or may invest. Should this occur, our Manager may be restricted from buying or selling securities, derivatives or loans of the issuer on our behalf until such time as the information becomes public or is no longer deemed material. Disclosure of such information to the personnel responsible for management of our business may be on a need-to-know basis only, and we may not be free to act upon any such information. Therefore, we and/or our Manager may not have access to material non-public information in the possession of Blackstone which might be relevant to an investment decision to be made by our Manager on our behalf, and our Manager may initiate a transaction or purchase or sell an investment which, if such information had been known to it, may not have been undertaken. Due to these restrictions, our Manager may not be able to initiate a transaction on our behalf that it otherwise might have initiated and may not be able to purchase or sell an investment that it otherwise might have purchased or sold, which could negatively affect our operations.

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Possible Future Activities. Our Manager and its affiliates may expand the range of services that they provide over time. Except as and to the extent expressly provided in the Management Agreement, our Manager and its affiliates will not be restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. Our Manager, Blackstone and their affiliates continue to develop relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by us. These clients may themselves represent appropriate investment opportunities for us or may compete with us for investment opportunities.

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Transactions with Blackstone Funds. From time to time, we may enter into purchase and sale transactions with Blackstone Funds. Such transactions will be conducted in accordance with, and subject to, the terms and conditions of the Management Agreement (including the requirement that sales to or acquisitions of investments from Blackstone, any Blackstone Fund or any of their affiliates be approved in advance by a majority of our independent directors) and our code of business conduct and ethics and applicable laws and regulations.

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Loan Refinancings. We may from time to time seek to participate in investments relating to the refinancing of loans held by the Blackstone Funds (including the BREDS funds). While it is expected that our participation in connection with such refinancing transactions will be at arms’ length and on market/contract terms, such transactions may give rise to potential or actual conflicts of interest.

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Other Affiliate Transactions. Our Manager may on our behalf acquire debt issued by a borrower in which a separate equity or another debt investment has been made by Blackstone or its other affiliates, including the BREDS funds. In connection with investments in which we participate alongside other Blackstone Funds (including the BREDS funds), we may from time to time share certain rights with such other Blackstone Funds relating to such investments for legal, tax, regulatory or other similar reasons, including, in certain instances, certain control-related rights with respect to jointly-held investments. When making any such investments, there may be conflicting interests. There can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by Blackstone or its other affiliates.

Further conflicts could arise once we and Blackstone or its affiliates have made their respective investments. For example, if a company goes into bankruptcy or reorganization, becomes insolvent or otherwise experiences financial distress or is unable to meet its payment obligations or comply with covenants relating to securities held by us or by the Blackstone or its affiliates, Blackstone or its affiliates may have an interest that conflicts with our interests or Blackstone or its affiliates may have information regarding the company that we do not have access to. If additional financing is necessary as a result of financial or other difficulties, it may not be in our best interests to provide such additional financing. If Blackstone or its affiliates were to lose their respective investments as a result of such difficulties, the ability of our Manager to recommend actions in our best interests might be impaired.

Termination of the Management Agreement would be costly.

Termination of the Management Agreement without cause will be difficult and costly. Our independent directors will review our Manager’s performance annually and, following the initial three-year term, the Management Agreement may be terminated each year upon the affirmative vote of at least two-thirds of our independent directors, based upon a determination that (i) our Manager’s performance is unsatisfactory and materially detrimental to us or (ii) the base management fee and incentive fee payable to our Manager are not fair (provided that in this instance, our Manager will be afforded the opportunity to renegotiate the management fee and incentive fees prior to termination). We are required to provide our Manager with 180 days prior notice of any such termination. Additionally, upon such a termination, or if we materially breach the Management Agreement and our Manager terminates the Management Agreement, the Management Agreement provides that we will pay our Manager a termination fee equal to three times the sum of the average annual base management fee and the average annual incentive fee earned during the 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. These provisions increase the cost to us of terminating the Management Agreement and adversely affect our ability to terminate our Manager without cause.

Our Manager maintains a contractual as opposed to a fiduciary relationship with us. Our Manager’s liability is limited under the Management Agreement and we have agreed to indemnify our Manager against certain liabilities.

Pursuant to the Management Agreement, our Manager does not assume any responsibility other than to render the services called for thereunder and is not responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager maintains a contractual as opposed to a fiduciary relationship with us. Under the terms of the Management Agreement, our Manager and its affiliates and their respective directors, officers, employees and stockholders are not liable to us, our directors, our stockholders or any subsidiary of ours, or their directors, officers, employees or stockholders for any acts or omissions performed in accordance with and pursuant to the Management Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the Management Agreement. We have agreed to indemnify our Manager and its affiliates and their respective directors, officers, employees and stockholders with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed or not performed in good faith in accordance with and pursuant to the Management Agreement. As a result, we could experience poor performance or losses for which our Manager would not be liable.

The historical returns attributable to funds managed by affiliates of our Manager should not be considered indicative of our future results or of any returns expected on an investment in shares of our class A common stock. Our investors are not acquiring an interest in any such funds.

We have presented in this prospectus under the section entitled “Our Manager and the Management Agreement—Historical Performance of Certain Real Estate Funds Managed by Blackstone,” information relating to the historical performance of vehicles advised by affiliates of our Manager. Certain of these vehicles have different investment focuses and targeted asset classes than ours. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such vehicles. In reviewing the historical performance of the vehicles advised by affiliates of our Manager, you should consider that these vehicles are not subject to the income, asset and other limitations imposed by the REIT provisions of the Internal Revenue Code. Moreover, we and the other vehicles advised by affiliates of our Manager are different in several respects, including:

•	asset or instrument types targeted may differ;

•	our use leverage and hedging strategies may differ;

•	our fee structures differ;

•	we may not acquire or sell assets at similar times; and

•	the other vehicles advised by affiliates of our Manager have operated under market conditions that may differ materially from market conditions that will exist at the time we make investments.

Additionally, the past performance of vehicles advised by affiliates of our Manager is not a guarantee or prediction of the returns that such vehicle, let alone we, may achieve in the future. Accordingly, the historical returns of the other vehicles advised by affiliates of our Manager will not be indicative of the performance of our investments, and we can offer no assurance that our Manager will replicate the historical performance of affiliates of our Manager’s investment professionals in their previous endeavors. In addition, our investors are not acquiring an interest in any of Blackstone’s private equity funds or other Blackstone investment vehicles in this offering.

We do not own the Blackstone name, but we may use it as part of our corporate name pursuant to a trademark license agreement with an affiliate of Blackstone. Use of the name by other parties or the termination of our trademark license agreement may harm our business.

We have entered into a trademark license agreement, or “Trademark License Agreement,” with an affiliate of Blackstone pursuant to which it has granted us a fully paid-up, royalty-free, non-exclusive, non-transferable license to use the name “Blackstone Mortgage Trust, Inc.” and the ticker symbol “BXMT”. Under this agreement, we have a right to use this name for so long as our Manager (or another affiliate of Blackstone TM L.L.C., or “Licensor”) serves as our Manger and the Manager (or another managing entity) remains an affiliate of the Licensor under the Trademark License Agreement. The Trademark License Agreement may also be earlier terminated by either party as a result of certain breaches or for convenience upon 90 days’ prior written notice; provided that upon notification of such termination by us, the Licensor may elect to effect termination of the Trademark License Agreement immediately at any time after 30 days from the date of such notification. The Licensor and its affiliates, such as Blackstone, will retain the right to continue using the “Blackstone” name. We will further be unable to preclude the Licensor from licensing or transferring the ownership of the “Blackstone” name to third parties, some of whom may compete with us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of the Licensor, Blackstone or others.

Furthermore, in the event that the Trademark License Agreement is terminated, we will be required to, among other things, change our name and NYSE ticker symbol. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business.

Risks Related to Our Company

Our investment strategy or guidelines, asset allocation and financing strategy may be changed without stockholder consent.

Our Manager is authorized to follow broad investment guidelines that have been approved by our board of directors. Those investment guidelines, as well as our financing strategy or hedging policies with respect to investments, originations, acquisitions, growth, operations, indebtedness, capitalization and distributions, may be changed at any time without the consent of our stockholders. This could result in an investment portfolio with a different risk profile. A change in our investment strategy may increase our exposure to interest rate risk, default risk and real estate market fluctuations. Furthermore, a change in our asset allocation could result in our making investments in asset categories different from those described in this prospectus. These changes could adversely affect our results of operations and financial condition.

Our historical financial information for periods prior to the consummation of the Blackstone Transactions are not indicative of our results as a company externally managed by our Manager and are not a reliable indicator of our future financial results.

Our historical financial information for periods prior to the consummation of the Blackstone Transactions do not reflect, among other things, the impact of the sale of our investment management and special servicing business, including the resulting deconsolidation of CT CDO II and CT CDO IV, our entry into the Management Agreement or our payment of a special dividend. Accordingly, our historical financial information for periods prior to the Blackstone Transactions is not indicative of what our financial position, results of operations and cash flows would have been had we been externally managed during those periods or what our results of operations, financial position and cash flows will be in the future.

We must manage our portfolio so that we do not become an investment company that is subject to regulation under the Investment Company Act.

We conduct our operations so that we are not an “investment company” as defined in Section 3(a)(1)(C) of the Investment Company Act. In order to meet the requirements of this section, we must not be engaged in the business of investing, reinvesting, owning, holding or trading in securities and we must not own “investment securities” with a value that exceeds 40% of the value of our total assets (exclusive of government securities and cash items) on an unconsolidated basis. Excluded from the term ‘‘investment securities,’’ among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not investment companies or companies relying on the exclusions from the definition of investment company for private funds set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We currently treat our interests in CT Legacy Partners, a majority-owned subsidiary of ours that owns certain legacy assets that we retained in connection with our comprehensive debt restructuring in 2011, as non-investment securities because CT Legacy Partners qualifies for the exclusion from the definition of investment company provided by Section 3(c)(5)(C) of the Investment Company Act. We also expect to treat our interests in other majority-owned entities that will hold our initial portfolio and the future loans that we originate or acquire as non-investment securities because these entities will also qualify for the Section 3(c)(5)(C) exclusion. To qualify for this exclusion, CT Legacy Partners and these other majority-owned subsidiaries must maintain, on the basis of positions taken by the SEC’s Division of Investment Management, or the “Division,” in interpretive and no-action letters, a minimum of 55% of the value of their total assets in mortgage loans and other related assets that are considered “mortgages and other liens on and interests in real estate,” which we refer to as Qualifying Interests, and a minimum of 80% in Qualifying Interests and real estate-related assets. In the absence of such

SEC or Division guidance that supports the treatment of other investments our majority-owned subsidiaries make as Qualifying Interests, we will treat those other investments, for purposes of determining the eligibility of these subsidiaries for the Section 3(c)(5)(C) exclusion, appropriately as real estate-related assets or miscellaneous assets depending on the circumstances. Given our sizable holding of interests in CT Legacy Partners, we may not satisfy the requirements to avoid falling within the Section 3(a)(1)(C) definition of investment company if CT Legacy Partners was required to register as an investment company.

The SEC staff has commenced an advance notice rulemaking initiative, indicating that it is reconsidering its interpretive policy under Section 3(c)(5)(C) and whether to advance rulemaking to define the basis for the exclusion. We cannot predict the outcome of this reconsideration or potential rulemaking initiative and its impact on our ability to rely on the exclusion. To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon the requirements of Section 3(a)(1)(C) and Section 3(c)(5)(C) of the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC or its staff could further inhibit our ability to pursue the strategies we have chosen.

Because registration as an investment company would significantly affect our or CT Legacy Partners’ (or our other subsidiaries) ability to engage in certain transactions or be structured in the manner we currently are, we intend to conduct our business so that we and our majority-owned subsidiaries will continue to satisfy the requirements to avoid regulation as an investment company. If we or our majority-owned subsidiaries do not meet these requirements, we could be forced to alter our investment portfolios by selling or otherwise disposing of a substantial portion of the assets that do not satisfy the applicable requirements or, with the consent of its stockholders in the case of CT Legacy Partners, by acquiring a significant position in assets that are Qualifying Interests. In the past, when required due to the mix of assets in our balance sheet portfolio, and in connection with our reliance on the Section 3(c)(5)(C) exclusion, we have purchased agency residential mortgage-backed securities that represent the entire beneficial interests in the underlying pools of whole residential mortgage loans, which are treated as Qualifying Interests based on Division positions. Such investments may not represent an optimum use of capital when compared to the available investments we and our subsidiaries target pursuant to our investment strategy. These investments present additional risks to us, and these risks are compounded by our inexperience with such investments. We continue to analyze our investments and may acquire other pools of whole loan residential mortgage-backed securities when and if required for compliance purposes. Altering the portfolio of CT Legacy Partners or our other majority-owned subsidiaries in this manner may have an adverse effect on our investments if we are forced to dispose of or acquire assets in an unfavorable market, and may adversely affect our stock price.

If it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the SEC, that we would be unable to enforce contracts with third parties, that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company, and that we would be subject to limitations on corporate leverage that would have an adverse impact on our investment returns. In order to comply with provisions that allow us to avoid the consequences of registration under the Investment Company Act, we may need to forego otherwise attractive opportunities and limit the manner in which we conduct our operations. Thus, compliance with the requirements of the Investment Company Act may hinder our ability to operate solely on the basis of maximizing profits.

Rapid changes in the values of our other real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or exclusion from regulation under the Investment Company Act.

If the market value or income potential of real estate-related investments declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT qualification or exclusion from the Investment Company Act regulation. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-qualifying assets that we may own. We may have to make investment decisions that we otherwise would not make absent the REIT and Investment Company Act considerations.

Changes in laws or regulations governing our operations, changes in the interpretation thereof or newly enacted laws or regulations and any failure by us to comply with these laws or regulations, could require changes to certain of our business practices, negatively impact our operations, cash flow or financial condition, impose additional costs on us or otherwise adversely affect our business.

The laws and regulations governing our operations, as well as their interpretation, may change from time to time, and new laws and regulations may be enacted. Accordingly, any change in these laws or regulations, changes in their interpretation, or newly enacted laws or regulations and any failure by us to comply with these laws or regulations, could require changes to certain of our business practices, negatively impact our operations, cash flow or financial condition, impose additional costs on us or otherwise adversely affect our business. Furthermore, if regulatory capital requirements, from the Dodd-Frank Act, Basel III, or other regulatory action, are imposed on private lenders that provide us with funds, or were to be imposed on us, they or we may be required to limit, or increase the cost of, financing they provide to us or that we provide to others. Among other things, this could potentially increase our financing costs, reduce our ability to originate or acquire loans and reduce our liquidity or require us to sell assets at an inopportune time or price.

The recently enacted Iran Threat Reduction and Syria Human Rights Act of 2012, or “ITRSHRA,” expands the scope of U.S. sanctions against Iran. More specifically, Section 219 of the ITRSHRA amended the Exchange Act to require companies subject to SEC reporting obligations under Section 13 of the Exchange Act to disclose in their periodic reports specified dealings or transactions involving Iran or other individuals and entities targeted by certain Office of Foreign Assets Control of the U.S. Department of the Treasury sanctions engaged in by the reporting company or any of its affiliates during the period covered by the relevant periodic report. In some cases, ITRSHRA requires companies to disclose these types of transactions even if they were permissible under U.S. law. TRW Automotive Holdings Corp., Travelport Limited and SunGard Data Systems Inc., which may be considered affiliates of Blackstone, and therefore our affiliates, have publicly filed and/or provided to Blackstone the disclosures reproduced on Exhibit 99.1 of our Annual Report on Form 10-K for the year ended December 31, 2012 which is incorporated by reference herein. We have not independently verified or participated in the preparation of these disclosures. We are required to separately file with the SEC a notice that such activities have been disclosed in this report, and the SEC is required to post this notice of disclosure on its website and send the report to the U.S. President and certain U.S. Congressional committees. The U.S. President thereafter is required to initiate an investigation and, within 180 days of initiating such an investigation, to determine whether sanctions should be imposed. Disclosure of such activity, even if such activity is not subject to sanctions under applicable law, and any sanctions actually imposed on us or our affiliates as a result of these activities, could harm our reputation and have a negative impact on our business.

Actions of the U.S. government, including the U.S. Congress, Federal Reserve, U.S. Treasury and other governmental and regulatory bodies, to stabilize or reform the financial markets, or market response to those actions, may not achieve the intended effect and may adversely affect our business.

In July 2010, the U.S. Congress enacted the Dodd-Frank Act in part to impose significant investment restrictions and capital requirements on banking entities and other organizations that are significant to U.S. financial markets. For instance, the Dodd-Frank Act will impose significant restrictions on the proprietary trading activities of certain banking entities and subject other systemically significant organizations regulated by the U.S. Federal Reserve to increased capital requirements and quantitative limits for engaging in such activities. The Dodd-Frank Act also seeks to reform the asset-backed securitization market (including the mortgage-backed securities market) by requiring the retention of a portion of the credit risk inherent in the pool of securitized assets and by imposing additional registration and disclosure requirements. While the full impact of the Dodd-Frank Act cannot be assessed until all implementing regulations are released, the Dodd-Frank Act’s extensive requirements may have a significant effect on the financial markets, and may affect the availability or terms of financing from our lender counterparties and the availability or terms of mortgage-backed securities, both of which may have an adverse effect on our business.

In addition, the U.S. government, Federal Reserve, U.S. Treasury and other governmental and regulatory bodies have taken or are considering taking other actions to address the global financial crisis. We cannot predict whether or when such actions may occur or what effect, if any, such actions could have on our business, results of operations and financial condition.

We are highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our class A common stock and our ability to pay dividends.

Our business is highly dependent on communications and information systems of Blackstone as well as third party providers of systems, software and information. Any failure or interruption of Blackstone’s or such third party’s systems or software could cause delays or other problems in our trading or other activities, or provide us with incorrect information upon which we rely to our detriment, each of which could adversely affect our results of operations and financial condition.

Developments with our CDO financings have negatively impacted our cash flow.

The terms of CDOs generally provide that the principal amount of investments must exceed the principal balance of the related bonds by a certain amount and that interest income must exceed interest expense by a certain ratio. Certain of our CT CDOs provide that, if defaults, losses, or rating agency downgrades cause a decline in collateral value or cash flow levels, the cash flow otherwise payable to our retained subordinated classes may be redirected to repay classes of CDOs senior to ours until the tests are returned to compliance. We have breached these tests and cash flow has been redirected for our consolidated CDO. Once breached there is no certainty about when or if the cash flow redirection will remedy the tests’ failure or that cash flow will be restored to our subordinated classes. We currently do not receive cash payments from our consolidated CDO, which has caused a material deterioration in our cash flow available for operations, debt service and debt repayments.

We may be required to repurchase loans that we have sold or to indemnify holders of our CDOs.

If any of the loans we originate or acquire, and sell or securitize, through our CT CDOs do not comply with representations and warranties that we make about certain characteristics of the loans, the borrowers and the underlying properties, we may be required to repurchase those loans or replace them with substitute loans. In addition, in the case of loans that we have sold instead of retained, we may be required to indemnify persons for losses or expenses incurred as a result of a breach of a representation or warranty. Repurchased loans typically require a significant allocation of working capital to carry on our books, and our ability to borrow against such assets is limited. Any significant repurchases or indemnification payments could adversely affect our financial condition and operating results.

We may not have sufficient cash flow to satisfy our tax liability arising from the use of CDO financing and similar financing alternatives.

Due to the redirection provisions of our CDOs, which reallocate principal and interest otherwise distributable to us to repay senior note holders, assets financed through our CDOs may generate current taxable income without a corresponding cash distribution to us. In order to raise the cash necessary to meet our tax and/or distribution requirements, we may be required to borrow funds, sell a portion of our assets at disadvantageous prices or find other alternatives. In any case, there can be no assurances that we will be able to generate sufficient cash from these endeavors to meet our tax and/or distribution requirements.

The assets and liabilities of CT Legacy Partners have been impacted by the recent market turmoil in commercial real estate. Our efforts to stabilize the CT Legacy Partners business with the restructuring of our debt obligations may not be successful as the CT Legacy Partners investment portfolio is subject to the risk of further deterioration in the financial markets.

Our CT Legacy Partners portfolio is comprised of debt and related interests, directly or indirectly secured by commercial real estate. A significant portion of these investments are in subordinate positions, increasing the risk profile of these investments as underlying property performance deteriorates. Furthermore, the CT Legacy Partners portfolio is leveraged, effectively further increasing its exposure to loss on these investments. Given the composition of and leverage in the CT Legacy Partners portfolio and the continuing negative impact of the recent turmoil in the commercial real estate market, the risks associated with our investment in CT Legacy Partners have dramatically increased. Even with our March 2009 and March 2011 debt restructurings, CT Legacy Partners may not be able to satisfy its obligations to its lenders. The impact of the economic recession on the commercial real estate sector in general, and the CT Legacy Partners portfolio in particular, cannot be predicted and we could experience significant defaults by borrowers and other impairments to these investments. These events may trigger defaults under the restructured debt obligations of CT Legacy Partners that may result in the exercise of remedies that may cause severe (and potentially complete) losses in the book value of these investments.

Under the agreements that govern the Blackstone Transactions, we have retained responsibility for certain liabilities of our historical investment management and special servicing business, which could be substantial.

Under the purchase and sale agreement, dated September 27, 2012, or “Purchase Agreement,” by and between us and Huskies Acquisition, an affiliate of Blackstone, relating to our December 19, 2012 disposition of our investment management and special servicing business, including CT Investment Management Co., LLC, or “CTIMCO,” and related private investment fund co-investments, we are required to indemnify Huskies Acquisition and its affiliates for all pre-closing liabilities relating to our prior ownership, management and operation of our historical investment management and special servicing business. The Purchase Agreement does not limit the duration of our obligations to Huskies Acquisition or its affiliates with respect to these indemnities. In the event that the amount of these liabilities were to exceed our expectations, we could be responsible to Huskies Acquisition and its affiliates for substantial indemnification obligations, which could adversely affect our results of operations and financial condition. In addition, claims for indemnification could result in conflicts with our Manager.

Accounting rules for certain of our transactions are highly complex and involve significant judgment and assumptions. Changes in accounting interpretations or assumptions could impact our ability to timely prepare consolidated financial statements.

Accounting rules for transfers of financial assets, securitization transactions, consolidation of variable interest entities and other aspects of our anticipated operations are highly complex and involve significant judgment and assumptions. These complexities could lead to a delay in preparation of financial information and the delivery of this information to our stockholders. Changes in accounting interpretations or assumptions could impact our consolidated financial statements and our ability to timely prepare our consolidated financial statements. Our inability to timely prepare our consolidated financial statements in the future would likely adversely affect our stock price significantly.

Risks Related to our REIT Status and Certain Other Tax Items

If we do not maintain our qualification as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability. Our taxable REIT subsidiaries are subject to income tax.

We expect to continue to operate so as to qualify as a REIT under the Internal Revenue Code. However, qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Internal Revenue Code, various compliance requirements could be failed and could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

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we would be taxed as a regular domestic corporation, which under current laws, among other things, means being unable to deduct distributions to stockholders in computing taxable income and being subject to federal income tax on our taxable income at regular corporate income tax rates;

•	any resulting tax liability could be substantial and could have a material adverse effect on our book value;

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unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and thus, our cash available for distribution to stockholders would be reduced for each of the years during which we did not qualify as a REIT and for which we had taxable income; and

•	we generally would not be eligible to requalify as a REIT for the subsequent four full taxable years.

REITs, in certain circumstances, may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may become subject to U.S. federal income taxes and related state and local taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Internal Revenue Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. Similarly, if we were to fail an income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect) we would be subject to tax on the income that does not meet the income test requirements. We also may decide to retain net capital gain we earn from the sale or other disposition of our investments and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also may be subject to state and local taxes on our income or property, including franchise, payroll, mortgage recording and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, such as our TRSs, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities and limit our expansion opportunities.

In order to qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, our sources of income, the nature of our investments in commercial real estate and related assets, the amounts we distribute to our stockholders and the ownership of our stock. We may also be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with REIT requirements may force us to liquidate or restructure otherwise attractive investments.

In order to qualify as a REIT, we must also ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investments in securities cannot include more than 10% of the outstanding voting securities of any one issuer or 10% of the total value of the outstanding securities of any one issuer unless we and such issuer jointly elect for such issuer to be treated as a “taxable REIT subsidiary” under the Internal Revenue Code. The total value of all of our investments in taxable REIT subsidiaries cannot exceed 25% of the value of our total assets. In addition, no more than 5% of the value of our assets can consist of the securities of any one issuer other than a taxable REIT subsidiary. If we fail to comply with these requirements, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffering adverse tax consequences.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the Internal Revenue Code substantially limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute “gross income” for purposes of the 75% or 95% gross income tests that we must satisfy in order to maintain our qualification as a REIT. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. See “Material United States Federal Income Tax Considerations—Income Tests.” As a result of these rules, we intend to limit our use of advantageous hedging techniques or implement those hedges through a domestic TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRS will generally not provide any tax benefit, except for being carried forward against future taxable income in the TRS.

Complying with REIT requirements may force us to borrow to make distributions to stockholders.

From time to time, our taxable income may be greater than our cash flow available for distribution to stockholders. If we do not have other funds available in these situations, we may be unable to distribute substantially all of our taxable income as required by the REIT provisions of the Internal Revenue Code. Thus, we could be required to borrow funds, sell a portion of our assets at disadvantageous prices or find another alternative. These options could increase our costs or reduce our equity.

Our charter does not permit any individual (including certain entities treated as individuals for this purpose) to own more than 9.9% of our class A common stock or of our capital stock, and attempts to acquire our class A common stock or any of our capital stock in excess of this 9.9% limit would not be effective without a prior exemption from those prohibitions by our board of directors.

For us to qualify as a REIT under the Internal Revenue Code, not more than 50% of the value of our outstanding stock may be owned directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for this purpose) during the last half of a taxable year. For the purpose of preserving our qualification as a REIT for federal income tax purposes, among other purposes, our charter prohibits beneficial or constructive ownership by any individual (including certain entities treated as individuals for this purpose) of more than a certain percentage, currently 9.9%, by value or number of shares, whichever is more restrictive, of the outstanding shares of our class A common stock or our capital stock, which we refer to as the “ownership limit.” The constructive ownership rules under the Internal Revenue Code and our charter are complex and may cause shares of the outstanding class A common stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual. As a result, the acquisition of less than 9.9% of our outstanding class A common stock or our capital stock by an individual or entity could cause an individual to own constructively in excess of 9.9% of our outstanding class A common stock or our capital stock, respectively, and thus violate the ownership limit. There can be no assurance that our board of directors, as permitted in the charter, will increase, or will not decrease, this ownership limit in the future. Any attempt to own or transfer shares of our class A common stock in excess of the ownership limit without the consent of our board of directors either will result in the shares being transferred by operation of the charter to a charitable trust, and the person who attempted to acquire such excess shares will not have any rights in such excess shares, or in the transfer being void.

The ownership limit may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of our stockholders or would result in receipt of a premium to the price of our class A common stock (and even if such change in control would not reasonably jeopardize our REIT status). The exemptions to the ownership limit granted to date may limit our board of directors’ power to increase the ownership limit or grant further exemptions in the future.

We may choose to make distributions in our own stock, in which case you may be required to pay income taxes without receiving any cash dividends.

In connection with our qualification as a REIT, we are required to annually distribute to our stockholders at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order to satisfy this requirement, we may make distributions that are payable in cash and/or shares of our class A common stock (which could account for up to 90% of the aggregate amount of such distributions) at the election of each stockholder. Taxable stockholders receiving such distributions will be required to include the full amount of such distributions as ordinary dividend income to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, U.S. stockholders may be required to pay income taxes with respect to such distributions in excess of the cash portion of the distribution received. Accordingly, U.S. stockholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a U.S. stockholder sells the stock that it receives as part of the distribution in order to pay this tax, the sales proceeds may be less than the amount it must include in income with respect to the distribution, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such distribution, including in respect of all or a portion of such distribution that is payable in stock, by withholding or disposing of part of the shares included in such distribution and using the proceeds of such disposition to satisfy the withholding tax imposed. In addition, if a significant number of our stockholders determine to sell shares of our class A common stock in order to pay taxes owed on dividend income, such sale may put downward pressure on the market price of our class A common stock.

Various tax aspects of such a taxable cash/stock distribution are uncertain and have not yet been addressed by the Internal Revenue Service, or “IRS.” No assurance can be given that the IRS will not impose requirements in the future with respect to taxable cash/stock distributions, including on a retroactive basis, or assert that the requirements for such taxable cash/stock distributions have not been met.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to qualified dividend income payable to certain non-corporate U.S. stockholders has been reduced by legislation to 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

We will be dependent on external sources of capital to finance our growth.

As with other REITs, but unlike corporations generally, our ability to finance our growth must largely be funded by external sources of capital because we generally will have to distribute to our stockholders 90% of our taxable income in order to qualify as a REIT, including taxable income where we do not receive corresponding cash. Our access to external capital will depend upon a number of factors, including general market conditions, the market’s perception of our growth potential, our current and potential future earnings, cash distributions and the market price of our class A common stock.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the price of our common stock.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our class A common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. Although REITs generally receive certain tax advantages compared to entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders. Our board of directors has duties to us and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our company.

We expect to enter into certain transactions with respect to our legacy assets that may result in tax gains and are subject to various risks.

We have in the past and expect in the future to enter into certain transactions with respect to our legacy assets to maintain the tax efficiency of our business. These transactions include, among other things, (i) the March 22, 2013 merger of CT Legacy REIT Mezz Borrower, Inc. with and into CT Legacy Partners, LLC and (ii) anticipated sales of certain interests that we hold in certain CDOs that we plan to effect prior to closing this offering. These transactions are subject to various risks and may, among other things, result in taxable gains.

Our investments in certain debt instruments may cause us to recognize “phantom income” for U.S. federal income tax purposes even though no cash payments have been received on the debt instruments, and certain modifications of such debt by us could cause the modified debt to not qualify as a good REIT asset, thereby jeopardizing our REIT qualification.

Our taxable income may substantially exceed our net income as determined based on GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may acquire assets, including debt securities requiring us to accrue original issue discount, or “OID,” or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets referred to as “phantom income.” In addition, if a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.

As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, we may be required to (a) sell assets in adverse market conditions, (b) borrow on unfavorable terms, (c) distribute amounts that would otherwise be used for future acquisitions or used to repay debt, or (d) make a taxable distribution of our shares of common stock as part of a distribution in which stockholders may elect to receive shares of common stock or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements.

Moreover, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable

Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt taxable exchange with the borrower. In certain circumstances, this deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value and would cause us to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt.

The “taxable mortgage pool” rules may increase the taxes that we or our stockholders may incur, and may limit the manner in which we effect future securitizations.

Securitizations could result in the creation of taxable mortgage pools for federal income tax purposes. As a REIT, so long as we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, we may incur a corporate level tax on a portion of our income from the taxable mortgage pool. In that case, we may reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax. Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may originate or acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. We may originate or acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

The failure of assets subject to repurchase agreements to qualify as real estate assets could adversely affect our ability to qualify as a REIT.

We intend to enter into financing arrangements that are structured as sale and repurchase agreements pursuant to which we would nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements are financings which are secured by the assets sold pursuant thereto. We believe that we would be treated for REIT asset and income test purposes as the owner of the assets that are the subject of any such sale and repurchase agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Our ownership of and relationship with any TRS will be restricted, and a failure to comply with the restrictions would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. The value of our interests in and thus the amount of assets held in a TRS may also be restricted by our need to qualify for an exclusion from regulation as an investment company under the Investment Company Act. A TRS will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

Any TRS we own, as a domestic TRS, will pay federal, state and local income tax on its taxable income, and its after-tax net income is available for distribution to us but is not required to be distributed to us. The aggregate value of the TRS stock and securities owned by us should be less than 25% of the value of our total assets (including the TRS stock and securities). Although we plan to monitor our investments in TRSs, there can be no assurance that we will be able to comply with the 25% limitation discussed above or to avoid application of the 100% excise tax discussed above.

Risks Related to Our Class A Common Stock and this Offering

The market price of our class A common stock may fluctuate significantly.

The capital and credit markets have recently experienced a period of extreme volatility and disruption. The market price and liquidity of the market for shares of our class A common stock may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance.

Some of the factors that could negatively affect the market price of our class A common stock include:

•	our actual or projected operating results, financial condition, cash flows and liquidity, or changes in business strategy or prospects;

•	actual or perceived conflicts of interest with our Manager or other affiliates of Blackstone and individuals, including our executives;

•	equity issuances by us, or share resales by our stockholders, or the perception that such issuances or resales may occur;

•	loss of a major funding source;

•	actual or anticipated accounting problems;

•	publication of research reports about us or the real estate industry;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions to or departures of our Manager’s or Blackstone’s key personnel;

•	speculation in the press or investment community;

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increases in market interest rates, which may lead investors to demand a higher distribution yield for our class A common stock, if we have begun to make distributions to our stockholders, and would result in increased interest expenses on our debt;

•	failure to maintain our REIT qualification or exclusion from Investment Company Act regulation;

•	price and volume fluctuations in the overall stock market from time to time;

•	general market and economic conditions, and trends including inflationary concerns, the current state of the credit and capital markets;

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significant volatility in the market price and trading volume of securities of publicly traded REITs or other companies in our sector, which are not necessarily related to the operating performance of these companies;

•	changes in law, regulatory policies or tax guidelines, or interpretations thereof, particularly with respect to REITs;

•	changes in the value of our portfolio;

•	any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

•	operating performance of companies comparable to us;

•	short-selling pressure with respect to shares of our class A common stock or REITs generally;

•	uncertainty surrounding the strength of the U.S. economic recovery particularly in light of the recent debt ceiling and budget deficit concerns; and

•	the economic crisis in Europe.

As noted above, market factors unrelated to our performance could also negatively impact the market price of our class A common stock. One of the factors that investors may consider in deciding whether to buy or sell our class A common stock is our distribution rate as a percentage of our stock price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in the capital markets may affect the market value of our class A common stock. For instance, if interest rates rise, it is likely that the market price of our class A common stock will decrease as market rates on interest-bearing securities increase.

Because a limited number of stockholders, including affiliates of our Manager and members of our management team, own a substantial number of our shares, they may make decisions or take actions that may be detrimental to your interests.

Our directors and executive officers, along with vehicles for the benefit of their families, collectively own and control 143,697 shares of our class A common stock, representing approximately 4.9% of our outstanding shares of common stock as of May 7, 2013 (or approximately 0.6% after giving effect to this offering before giving effect to any purchases that may be made as part of the directed share program). Blackstone, with whom three of our directors are associated, owns 500,000 shares of our class A common stock, which represented approximately 17.1% of our outstanding class A common stock as of May 7, 2013 (or approximately 9.5% after giving effect to this offering assuming that Holdings III purchases all of the shares it has indicated interest in purchasing). In addition, W.R. Berkley, which employs one of our directors, owns 384,341 shares of our class A common stock, which represented approximately 13.1% of our outstanding shares of class A common stock as of May 7, 2013 (or approximately 1.6% after giving effect to this offering). By virtue of their voting power, in addition to Blackstone’s board designation rights, these stockholders have the power to significantly influence our business and affairs and are able to influence the outcome of matters required to be submitted to stockholders for approval, including the election of our directors, amendments to our charter, mergers or sales of assets. The influence exerted by these stockholders over our business and affairs might not be consistent with the interests of some or all of our stockholders. In addition, the concentration of ownership in our officers or directors or stockholders associated with them may have the effect of delaying or preventing a change in control of our company, including transactions which would be in the best interests of our stockholders and would result in receipt of a premium to the price of our class A common stock (and even if such change in control would not reasonably jeopardize our REIT status), and might negatively affect the market price of our class A common stock.

Some provisions of our charter and bylaws and Maryland law may deter takeover attempts, which may limit the opportunity of our stockholders to sell their shares at a favorable price.

Some of the provisions of Maryland law and our charter and bylaws discussed below could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders by providing them with the opportunity to sell their shares at a premium to the then current market price.

Issuance of Stock Without Stockholder Approval. Our charter authorizes our board of directors, without stockholder approval, to authorize the issuance of up to 100,000,000 shares of preferred stock and up to 100,000,000 shares of class A common stock. Our charter also authorizes our board of directors, without stockholder approval, to classify or reclassify any unissued shares of our class A common stock and preferred stock into other classes or series of stock and to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that are authorized by the charter to be issued. Preferred stock may be issued in one or more classes or series, the terms of which may be determined by our board of directors without further action by stockholders. Prior to issuance of any such class or series, our board of directors will set the terms of any such class or series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption. The issuance of any preferred stock could materially adversely affect the rights of holders of our class A common stock and, therefore, could reduce the value of the class A common stock. In addition, specific rights granted to future holders of our preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The power of our board of directors to cause us to issue preferred stock could, in certain circumstances, make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change in control, thereby preserving the current stockholders’ control.

Advance Notice Bylaw. Our bylaws contain advance notice procedures for the introduction by a stockholder of new business and the nomination of directors by a stockholder. These provisions could, in certain circumstances, discourage proxy contests and make it more difficult for you and other stockholders to elect stockholder-nominated directors and to propose and, consequently, approve stockholder proposals opposed by management.

Maryland Takeover Statutes. We are subject to the Maryland Business Combination Act, which could delay or prevent an unsolicited takeover of us. The statute substantially restricts the power of third parties who acquire, or seek to acquire, control of us to complete mergers and other business combinations without the approval of our board of directors even if such transaction would be beneficial to stockholders. “Business combinations” between such a third party acquirer or its affiliate and us are prohibited for five years after the most recent date on which the acquirer becomes an “interested stockholder.” An “interested stockholder” is defined as any person who beneficially owns 10 percent or more of the voting power of our outstanding voting stock or an affiliate or associate of ours who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10 percent or more of the voting power of our then outstanding stock. If our board of directors approved in advance the transaction that would otherwise give rise to the acquirer attaining such status, the acquirer would not become an interested stockholder and, as a result, it could enter into a business combination with us. Our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by it. Even after the lapse of the five-year prohibition period, any business combination with an interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by stockholders; and

•	two-thirds of the votes entitled to be cast by stockholders other than the interested stockholder and affiliates and associates thereof.

The super-majority vote requirements do not apply if the transaction complies with a minimum price requirement prescribed by the statute.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that an interested stockholder becomes an interested stockholder. Our board of directors has exempted any business combination involving a limited liability company indirectly controlled by a trust for the benefit of Samuel Zell, our former chairman of the board, and his family and approved in advance the issuance of shares to W.R. Berkley. In addition, our board of directors has exempted any business combination involving Huskies Acquisition or its present affiliates or Blackstone and its present and future affiliates; provided, however, that Huskies Acquisition or any of its present affiliates and Blackstone and any of its present or future affiliates may not enter into any “business combination” with us without the prior approval of at least a majority of the members of our board of directors who are not affiliates or associates of Huskies Acquisition or Blackstone. As a result, these parties may enter into business combinations with us without compliance with the five-year prohibition or the super-majority vote requirements and the other provisions of the statute.

We are also subject to the Maryland Control Share Acquisition Act. With certain exceptions, the Maryland General Corporation Law provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiring person or by our officers or by our directors who are our employees.

Control shares are voting shares of stock which, if aggregated with all other shares of stock owned or entitled to be voted (except solely by virtue of a revocable proxy) by the acquirer, would entitle the acquirer to exercise voting power in electing directors within one of the specified ranges of voting power. Control shares do not include shares the acquirer is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares subject to certain exceptions. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares in question. If no request for a meeting is made, we may present the question at any stockholders meeting.

If voting rights are not approved at a stockholders meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem for fair value (determined without regard to the absence of voting rights) any or all of the control shares, except those for which voting rights have previously been approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer may then vote a majority of the shares entitled to vote, then all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted by our charter or bylaws. Our bylaws contain a provision exempting the following persons from this statute: (i) a limited liability company indirectly controlled by a trust for the benefit of Samuel Zell and his family; (ii) W.R. Berkley Corporation and any of its controlled affiliates; and (iii) Huskies Acquisition, or any person or entity that was an affiliate of Huskies Acquisition as of September 27, 2012 or by Blackstone or any of its affiliates.

We are also eligible to elect to be subject to the Maryland Unsolicited Takeovers Act which, permits our board of directors, without stockholder approval, to, among other things and notwithstanding any provision in our charter or bylaws, elect on our behalf to classify the terms of directors and to increase the stockholder vote required to remove a director. Such an election would significantly restrict the ability of third parties to wage a proxy fight for control of our board of directors as a means of advancing a takeover offer. If an acquirer were discouraged from offering to acquire us, or prevented from successfully completing a hostile acquisition, you could lose the opportunity to sell your shares at a favorable price.

We currently have a tax benefit preservation rights agreement that acts as a deterrent to any person or entity seeking to acquire 4.9% or more of our outstanding class A common stock without the prior approval of our board of directors. Upon consummation of this offering, we expect to experience an “ownership change” for purposes of Section 382 of the Internal Revenue Code, which we expect to materially limit our ability to use our substantial net operating and net capital loss carry forwards to offset our taxable income and thereby reduce our tax liability and/or our distribution requirements. As a result, we intend to terminate the tax benefit preservation rights agreement immediately prior to the consummation of this offering.

As a result of this offering, we expect to experience an “ownership change” for purposes of Section 382 of the Internal Revenue Code that will materially limit our ability to utilize our NOLs and NCLs against future taxable income.

As of December 31, 2012 we had NOLs of approximately $161.5 million and NCLs of approximately $121.4 million. As a result of this offering, we expect to experience an “ownership change” for purposes of Section 382 of the Internal Revenue Code that will materially limit our ability to use these losses. An “ownership change” is determined based upon the changes in ownership that occur in our class A common stock for a trailing three year period.

Although we intend to utilize a portion of our NOLs and NCLs in connection with certain transactions we expect to undertake prior to consummation of this offering, there is no assurance that we will be successful in doing so and we expect that our ability to use any remaining NOLs and NCLs will be materially limited.

Our charter contains provisions that reduce or eliminate duties of Blackstone and our directors with respect to corporate opportunities and competitive activities.

Our charter contains provisions designed to effectively eliminate any duties of Blackstone and its affiliates (as such term is defined in the charter), and of our directors or any person our directors control to refrain from competing with us or to present to us business opportunities that otherwise may exist in the absence of such charter provisions. Under our charter, Blackstone and its affiliates and our directors or any person our directors control will not be obligated to present to us opportunities unless those opportunities are expressly offered to such person in his or her capacity as a director or officer of Blackstone Mortgage Trust and those persons will be able to engage in competing activities without any restriction imposed as a result of Blackstone’s or its affiliates’ status as a stockholder or Blackstone’s affiliates’ status as officers or directors of Blackstone Mortgage Trust.

We have not established a minimum distribution payment level and we cannot assure you of our ability to pay distributions in the future.

We are generally required to distribute to our stockholders at least 90% of our taxable income each year for us to qualify as a REIT under the Internal Revenue Code, which requirement we currently intend to satisfy through quarterly distributions of all or substantially all of our REIT taxable income in such year, subject to certain adjustments. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, debt covenants, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to pay distributions to our stockholders:

•	the profitability of the investment of the net proceeds of this offering;

•	our ability to make profitable investments;

•	margin calls or other expenses that reduce our cash flow;

•	defaults in our asset portfolio or decreases in the value of our portfolio; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, no assurance can be given that we will be able to make distributions to our stockholders at any time in the future or that the level of any distributions we do make to our stockholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect us. We may use our NOLs, to the extent available, carried forward to offset future taxable income, and therefore reduce our dividend requirements. In addition, some of our distributions may include a return of capital, which would reduce the amount of capital available to operate our business.

In addition, distributions that we make to our stockholders will generally be taxable to our stockholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for U.S. federal income tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our class A common stock.

Investing in our class A common stock may involve a high degree of risk.

The investments that we make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore an investment in our class A common stock may not be suitable for someone with lower risk tolerance.

Future offerings of debt or equity securities, which would rank senior to our class A common stock, may adversely affect the market price of our class A common stock.

If we decide to issue debt or equity securities in the future, which would rank senior to our class A common stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our class A common stock and may result in dilution to owners of our class A common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our class A common stock will bear the risk of our future offerings reducing the market price of our class A common stock and diluting the value of their stock holdings in us.

FORWARD-LOOKING STATEMENTS

This prospectus, including information incorporated by reference herein, as well as any other oral or written statements made in press releases or otherwise by us or on our behalf, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Exchange Act of 1934, as amended, or the “Exchange Act,” which involve certain risks and uncertainties. Forward-looking statements may describe our future operations, business plans, business and investment strategies and portfolio management and the performance of our investments and our investment management business. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and portfolio management and the performance of our investments and our investment management business. These forward-looking statements are identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “seeks,” “anticipates,” “should,” “could,” “may,” “designed to,” “foreseeable future,” “believe,” and “scheduled” and similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We assume no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Our actual results may differ significantly from any results expressed or implied by these forward-looking statements. Some, but not all, of the factors that might cause such a difference include, but are not limited to:

•	the effects of the recent dislocation in the financial markets and general economic recession upon our ability to invest and manage our investments;

•	the general political, economic and competitive conditions in the United States and foreign jurisdictions where we invest;

•	the level and volatility of prevailing interest rates and credit spreads, magnified by the current turmoil in the credit markets;

•	adverse changes in the real estate and real estate capital markets;

•	difficulty in obtaining financing or raising capital, especially in the current constrained financial markets;

•

the deterioration of performance and thereby credit quality of property securing our investments, borrowers and, in general, the risks associated with the ownership and operation of real estate that may cause cash flow deterioration to us and potentially principal losses on our investments;

•	a compression of the yield on our investments and the cost of our liabilities, as well as the level of leverage available to us;

•	adverse developments in the availability of desirable loan and investment opportunities whether they are due to competition, regulation or otherwise;

•

events, contemplated or otherwise, such as acts of God, including hurricanes, earthquakes, and other natural disasters, acts of war and/or terrorism and others that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments;

•	the cost of operating our platform, including, but not limited to, the cost of operating a real estate investment platform and the cost of operating as a publicly traded company;

•

authoritative GAAP or policy changes from such standard-setting bodies as the FASB, the SEC, the IRS, the NYSE, and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business; and

•	those items discussed in the “Risk Factors” section of this prospectus and in other information incorporated by reference into this prospectus.

Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward-looking statements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements. Moreover, unless we are required by law to update these statements, we will not necessarily update or revise any forward-looking statements included or incorporated by reference in this prospectus after the date hereof, either to conform them to actual results or to changes in our expectations.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $         million after deducting underwriting discounts and commissions of $         million and estimated offering expenses of approximately $         (or, if the underwriters exercise their option to purchase 3,150,000 additional shares of class A common stock in full, approximately $         million after deducting underwriting discounts and commissions of $         million and estimated offering expenses of approximately $        ).

We plan to use substantially all of the net proceeds from this offering to acquire the remaining 83.333% of the BXMT/Blackstone Joint Venture, to originate and purchase the loans in the initial portfolio and to acquire target assets in a manner consistent with our investment strategies and investment guidelines described in this prospectus and for working capital and general corporate purposes.

We focus primarily on originating mortgage loans backed by commercial real estate assets. We also have originated or acquired and may continue to originate or acquire other real estate and real estate-related debt assets. The allocation of our capital among our target assets will depend on prevailing market conditions and may change over time in response to different prevailing market conditions, including with respect to interest rates and general economic and credit market conditions. In addition, we also may use the net proceeds from this offering to invest in assets other than our target assets, subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exclusion from regulation under the Investment Company Act. Until appropriate investments can be identified, our Manager may invest the net proceeds from this offering in money market funds, bank accounts, overnight repurchase agreements with primary federal reserve bank dealers collateralized by direct U.S. government obligations and other instruments or investments reasonably determined by our Manager to be of high quality and that are consistent with our intention to qualify as a REIT and maintain our exclusion from regulation under the Investment Company Act. These investments are expected to provide a lower net return than we seek to achieve from our target assets.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2013 (in each case after giving effect to the one-for-ten reverse stock split that we effected on May 6, 2013) on:

•	an actual basis;

•

an adjusted basis to give effect to the issuance and sale of 21,000,000 shares of class A common stock in this offering at an assumed public offering price of $28.20, the last reported price of our class A common stock on the NYSE on May 20, 2013; and

•	a pro forma adjusted basis to give effect to this offering based on the assumptions above and our origination and purchase of the loans in our initial portfolio and the related repurchase financing.

This table is unaudited and should be read in conjunction with “Use of Proceeds” and “Pro Forma Financial Information,” “Selected Financial Information” and our audited and unaudited consolidated financial statements and related notes, which are incorporated by reference into this prospectus.

	As of March 31, 2013
	Actual	As Adjusted (1)(2)	Pro Forma Adjusted
	(in thousands, except per share data) (unaudited)
Cash:
Cash and cash equivalents	$15,361	$583,165	$64,010
Restricted cash (3)	12,719	12,719	12,719

Total cash	28,080	595,884	76,729

Debt:
Secured notes	8,671	8,671	8,671
Repurchase obligations	20,214	20,214	310,214
Securitized debt obligations	136,944	136,944	136,944

Total debt	165,829	165,829	455,829

Equity:
Class A common stock, $0.01 par value	293	503	503
Additional paid-in capital	609,040	1,176,634	1,176,634
Accumulated deficit	(533,238)	(533,238)	(533,238)
Total Blackstone Mortgage Trust, Inc. stockholders’ equity	76,095	643,899	643,899
Noncontrolling interests	86,350	86,350	86,350

Total equity	162,445	730,249	730,249

Total capitalization	$328,274	$896,078	$1,186,078

(1)	Does not include the underwriters’ option to purchase 3,150,000 additional shares of class A common stock.
(2)	Each $1.00 increase or decrease in the assumed public offering price of $28.20 per share would increase or decrease, respectively, the amount of cash and cash equivalents, additional paid-in capital and total capitalization by approximately $20.2 million, $20.2 million and $20.2 million, respectively, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering costs payable by us. Similarly, an increase or decrease of 1.0 million shares from the expected number of shares to be sold in this offering, assuming no change in the assumed public offering price per share, would increase or decrease, respectively, the amount of cash and cash equivalents, additional paid-in capital and total capitalization by approximately $27.1 million, $27.1 million and $27.1 million, respectively, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

(3)	Restricted cash represents the cash of CT Legacy Partners, which is a majority owned, consolidated subsidiary as of March 31, 2013. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Our Significant Assets—CT Legacy REIT” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Our Significant Assets—CT Legacy Partners” in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, which are incorporated by reference in this prospectus for additional information concerning CT Legacy Partners.

PRICE RANGE OF CLASS A COMMON STOCK AND DIVIDEND POLICY

Our class A common stock is listed for trading on the NYSE under the symbol “BXMT.” The table below sets forth, for the periods indicated, the reported high and low sale prices for our class A common stock as reported on the NYSE composite transaction tape and the per share cash dividends declared on our class A common stock. The historical stock prices and dividends have been adjusted to give retroactive effect to the one-for-ten reverse stock split of our class A common stock that we effected on May 6, 2013.

	High	Low	Dividend
2011
First Quarter	$29.50	$14.40	$0.00
Second Quarter	54.80	23.00	0.00
Third Quarter	40.30	21.10	0.00
Fourth Quarter	$27.50	$17.30	$0.00

2012
First Quarter	$41.80	$22.00	$0.00
Second Quarter	40.00	23.70	0.00
Third Quarter	38.50	24.90	0.00
Fourth Quarter	$39.60	$16.90	$20.00	(1)

2013
First Quarter	$29.50	$18.10	$0.00
Second Quarter (through May 20, 2013)	28.50	20.60	0.00

(1)	Comprised of a special dividend of $20.00 per share to holders of record as of the close of business on November 12, 2012 (after giving retroactive effect to the one-for-ten reverse stock split that we effected on May 6, 2013).

The last reported sale price of our class A common stock on May 20, 2013 as reported on the NYSE composite transaction tape was $28.20. As of March 5, 2013, there were 556 holders of record of our class A common stock. By including persons holding shares in broker accounts under street names, however, we estimate our stockholder base to be approximately 7,560 holders.

We intend to make regular quarterly distributions to holders of our class A common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its REIT taxable income. We generally intend over time to pay quarterly distributions in an amount at least equal to our taxable income.

Any distributions we make to our stockholders will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations and liquidity. These results and our ability to pay distributions will be affected by various factors, including our taxable income, our financial condition, our maintenance of REIT status, applicable law and other factors as our board of directors deems relevant. In accordance with IRS guidance, we are required to report the amount of excess inclusion income earned by us. In 2012, we calculated excess inclusion income to be de minimis.

Our ability to pay distributions in the future and the amounts of any such distribution will depend upon a number of factors, including those discussed under the caption “Risk Factors.”

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma statements of operations for the year ended December 31, 2012 and the three months ended March 31, 2013 have been prepared to give pro forma effect to: (1) the sale of our investment management and servicing business and certain other assets to an affiliate of Blackstone on December 19, 2012, including the de-consolidation of certain CDOs which are no longer consolidated as a result thereof; (2) our entry into the Management Agreement with our Manager; and (3) the offering based on the assumptions herein and use of proceeds thereof, together with the proceeds of related repurchase financing in originating and purchasing the loans in our initial portfolio, in each case as if they occurred on January 1, 2012. The unaudited pro forma statement of operations has been adjusted to reflect the one-for-ten reverse stock split that we effected prior to the consummation of this offering. The following unaudited pro forma balance sheet as of March 31, 2013 has been prepared to give pro forma effect to the offering based on the assumptions herein and use of proceeds thereof, together with the proceeds of related repurchase financing, in originating and purchasing the loans in our initial portfolio, in each case as if they occurred on March 31, 2013. The following pro forma statements of operations and balance sheet are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the relevant transactions had been consummated on the date indicated, nor is it indicative of future operating results.

You should read the following information together with the information contained under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and the notes thereto incorporated by reference into this prospectus.

Blackstone Mortgage Trust, Inc. and Subsidiaries

Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2012

(in thousands, except share and per share data)

(unaudited)

	Actual	Pro Forma Adjustments						Pro Forma
		CTIMCO Sale Transaction		CDO De-Consolidation		Common Stock Offering, Initial Portfolio, and Related Financing Agreements
Income from loans and other investments:
Interest and related income	$34,939	$—		$(21,458)	(b)	$37,878	(c)	$51,359
Less: Interest and related expenses	38,138	—		(17,735)	(b)	7,893	(d)	28,296

(Loss) income from loans and other investments, net	(3,199)	—		(3,723)		29,985		23,063
Other expenses:
General and administrative	10,369	54	(a)	—		8,879	(e)	19,302

Total other expenses	10,369	54		—		8,879		19,302
Total other-than-temporary impairments of securities	—	—		—		—		—
Portion of other-than-temporary impairments of securities recognized in other comprehensive income	(160)	—		160	(b)	—		—

Net impairments recognized in earnings	(160)	—		160		—		—
Recovery of provision for loan losses	36,147	—		(8)	(b)	—		36,139
Fair value adjustment on investment in CT Legacy Assets	51,904	—		—		—		51,904
Gain on deconsolidation of subsidiary	200,283	—		—		—		200,283
Gain on sale of investments	6,000	—		—		—		6,000
Income from equity investments	1,781	(1,781)	(a)	—		—		—

Income before income taxes	282,387	(1,835)		(3,571)		21,106		298,087
Income tax provision	174	—		—		—		174

Income from continuing operations	282,213	(1,835)		(3,571)		21,106		297,913

Net income attributable to noncontrolling interests	(98,780)	—		558	(b)	—		(98,222)

Income from continuing operations attributable to Blackstone Mortgage Trust, Inc.	$183,433	$(1,835)		$(3,013)		$21,106		$199,691

	Actual	Pro Forma Adjustments			Pro Forma
		CTIMCO Sale Transaction	CDO De-Consolidation	Common Stock Offering, Initial Portfolio, and Related Financing Agreements
Per share information:
Income from continuing operations per share of common stock
Basic	$78.19				$8.55	(f)

Diluted	$74.16				$8.51	(f)

Weighted average shares of common stock outstanding
Basic	2,345,943	—	—	21,000,000	23,345,943	(f)

Diluted	2,475,294	—	—	21,000,000	23,475,294	(f)

(a)	The pro forma balance excludes the accounts of our investment management and special servicing business, which was sold to an affiliate of Blackstone on December 19, 2012. In addition, all amounts related to discontinued operations have been excluded from the pro forma consolidated statement of operations.
(b)	The pro forma balance excludes the accounts of CT CDO II, CT CDO IV, and MSC 2007-XLCA, which are no longer consolidated as a result of the sale of our investment management and special servicing business and certain other assets to an affiliate of Blackstone on December 19, 2012.
(c)	Represents the interest income, including amortization of origination fees, generated by our initial portfolio, assuming an investment date of January 1, 2012 and LIBOR of 0.20%, which was the rate as of March 31, 2013. For further detail regarding the terms of the loans in our initial portfolio, see “Business—Our Initial Portfolio” in this prospectus.
(d)	Represents the interest expense, including amortization of deferred financing costs, incurred under repurchase facilities, assuming (i) borrowing $290.0 million on January 1, 2012, (ii) a weighted-average coupon of LIBOR+2.43% per annum, and (iii) LIBOR of 0.20%, which was the rate as of March 31, 2013.
(e)	Represents the additional base management fees payable during the period, assuming net offering proceeds of $567.8 million on January 1, 2012. For further detail regarding the terms of the management agreement with our Manager, see “Our Manager and the Management Agreement—Management Agreement” in this prospectus.
(f)	Pro forma earnings per share amounts are calculated by dividing the applicable pro forma income or loss by the pro forma weighted average shares of common stock outstanding. Pro forma weighted average shares of common stock outstanding includes (i) the actual weighted average shares outstanding during the period and (ii) the number of shares issued in this offering, assuming they were issued on January 1, 2012.

Blackstone Mortgage Trust, Inc. and Subsidiaries

Pro Forma Consolidated Balance Sheet

as of March 31, 2013

(in thousands, except per share data)

(unaudited)

	Actual	Pro Forma Adjustments		Pro Forma
Assets
Cash and cash equivalents	$15,361	$48,649	(a)	$64,010
Restricted cash	12,719	—		12,719
Securities, at fair value	11,702	—		11,702
Loans receivable, at fair value	150,332	—		150,332
Loans receivable, net	139,500	807,855	(b)	947,355
Loans held-for-sale, net	1,800	—		1,800
Equity investments in unconsolidated subsidiaries	20,046	—		20,046
Accrued interest receivable, prepaid expenses, and other assets	13,693	1,300	(c)	14,993

Total assets	$365,153	$857,804		$1,222,957

Liabilities & Equity
Liabilities:
Accounts payable, accrued expenses and other liabilities	$30,760	$—		$30,760
Secured notes	8,671	—		8,671
Repurchase obligations	20,214	290,000	(c)	310,214
Securitized debt obligations	136,944	—		136,944
Interest rate swap liabilities	6,119	—		6,119

Total liabilities	$202,708	$290,000		$492,708

Equity:
Class A common stock, $0.01 par value	293	210	(d)	503
Additional paid-in capital	609,040	567,594	(d)	1,176,634
Accumulated deficit	(533,238)	—		(533,238)

Total Blackstone Mortgage Trust, Inc. stockholders’ equity	76,095	567,804		643,899
Noncontrolling interests	86,350	—		86,350

Total equity	162,445	567,804		730,249

Total liabilities and equity	$365,153	$857,804		$1,222,957

(a)	Increase in cash and cash equivalents is comprised of the following:

Net proceeds from the offering, see (d) below	$567,804
Net borrowings under repurchase facilities, see (c) below	288,700
Investments in loans receivable, see (b) below	(807,855)

$48,649

(b)

Represents the expected amount invested in our initial loan portfolio of $811.3 million, offset by the related origination fees of $3.5 million. For further detail regarding the terms of the loans in our initial portfolio, see “Business—Our Initial Portfolio” in this prospectus.

(c)	Represents borrowings under repurchase facilities in connection with our investment in our initial portfolio and the associated deferred financing costs. For purposes of the pro forma balance sheet and our pro forma statements of operations, we are assuming that $519.2 million of the net proceeds of this offering will initially be invested in the origination and purchase of our initial loan portfolio, with the balance of the amount invested in that portfolio to be funded by borrowings under repurchase facilities. We expect our leverage to increase over time to, on a debt-to-equity basis, a ratio of up to 3-to-1.
(d)	Represents this offering, assuming gross proceeds of $592.2 million, based on the sale of 21,000,000 shares at an assumed offering price of $28.20 per share, the last reported price of our class A common stock on the NYSE on May 20, 2013. Net proceeds will be used to acquire the remaining 83.333% of the BXMT/Blackstone Joint Venture, to originate and acquire the loans in our initial portfolio and our target assets in a manner consistent with our investment strategies and investment guidelines and for working capital and general corporate purposes.

Blackstone Mortgage Trust, Inc. and Subsidiaries

Pro Forma Consolidated Statements of Operations

Three Months Ended March 31, 2013

(in thousands, except share and per share data)

(Unaudited)

	Actual	Pro Forma Adjustments		Pro Forma
Income from loans and other investments:
Interest and related income	$1,456	$9,469	(a)	$10,925
Less: Interest and related expenses	777	1,973	(b)	2,750

Income from loans and other investments, net	679	7,496		8,175
Other expenses:
General and administrative	2,038	2,207	(c)	4,245

Total other expenses	2,038	2,207		4,245
Valuation allowance on loans held-for-sale	(200)	—		(200)

(Loss) income before income taxes	(1,559)	5,289		3,730
Income tax provision	38	—		38

Net (loss) income	$(1,597)	$5,289		$3,692

Net income attributable to noncontrolling interests	(1,518)	—		(1,518)

Net (loss) income attributable to Blackstone Mortgage Trust, Inc.	$(3,115)	$5,289		$2,174

Per share information:
Net (loss) income per share of common stock:
Basic	$(1.03)			$0.09	(d)

Diluted	$(1.03)			$0.09	(d)

Weighted average shares of common stock outstanding:
Basic	3,016,425	21,000,000		24,016,425	(d)

Diluted	3,016,425	21,000,000		24,016,425	(d)

(a)	Represents the interest income, including amortization of origination fees, generated by our initial portfolio, assuming an investment date of January 1, 2012 and LIBOR of 0.20%, which was the rate as of March 31, 2013. For further detail regarding the terms of the loans in our initial portfolio, see “Business—Our Initial Portfolio” in this prospectus.
(b)	Represents the interest expense, including amortization of deferred financing costs, incurred under repurchase facilities, assuming (i) borrowing $290.0 million on January 1, 2012, (ii) a weighted-average coupon of LIBOR+2.43% per annum, and (iii) LIBOR of 0.20%, which was the rate as of March 31, 2013.
(c)	Represents the additional base management fees payable during the period, assuming net offering proceeds of $567.8 million on January 1, 2012. For further detail regarding the terms of the management agreement with our Manager, see “Our Manager and the Management Agreement—Management Agreement” in this prospectus.
(d)	Pro forma earnings per share amounts are calculated by dividing pro forma net income attributable to Blackstone Mortgage Trust, Inc. by the pro forma weighted average shares of common stock outstanding. Pro forma weighted average shares of common stock outstanding includes (i) the actual weighted average shares outstanding during the period and (ii) the number of shares issued in this offering, assuming they were issued on January 1, 2012.

SELECTED FINANCIAL INFORMATION

The following table sets forth our selected consolidated financial data for the periods and as of the dates indicated. The selected consolidated financial data as of December 31, 2011 and 2012 and for the years ended December 31, 2010, 2011 and 2012, are derived from our audited consolidated financial statements which are incorporated by reference into this prospectus. The selected consolidated financial data as of December 31, 2008, 2009 and 2010 and the for years ended December 31, 2008 and 2009 are derived from our audited consolidated financial statements which are not incorporated by reference in this prospectus. The following selected consolidated financial data as of and for each of the three month periods ended March 31, 2012 and 2013 were derived from our unaudited consolidated financial statements which are incorporated by reference into this prospectus, which, in the opinion of our management, have been prepared on the same basis as our audited consolidated financial statements and reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of our results of operations and financial position for such periods. Results for the three month periods ended March 31, 2012 and 2013 are not necessarily indicative of results that may be expected for the entire year.

You should read the following information together with the information contained under the captions “Risk Factors” and “Pro Forma Financial Information” and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and the notes thereto incorporated by reference into this prospectus.

	Years Ended December 31,					Three Months Ended March 31,
	2008	2009	2010	2011	2012	2012	2013
	(in thousands, except for per share data)
STATEMENT OF OPERATIONS DATA:
Revenues:
Interest and related income	$193,483	$121,930	$158,792	$117,161	$34,939	$14,716	$1,456

Total revenues	$193,483	121,930	158,792	117,161	34,939	14,716	1,456

Operating expenses:
Interest expense	129,202	79,753	123,963	96,974	38,138	23,342	777
General and administrative expenses	7,606	6,608	6,035	8,982	10,369	756	2,038
Impairments	2,917	111,871	72,366	49,121	160	160	—
Provision for (recovery of) loan losses	63,577	482,352	146,478	(19,326)	(36,147)	(8)	—
Valuation allowance on loans held-for-sale	48,259	10,363	2,119	1,456	—	—	(200)

Total operating expenses	251,561	690,947	350,961	137,207	12,520	24,250	2,615

Gain on extinguishment of debt	6,000	—	3,134	271,031	—	—	—
Fair value adjustment on investment in CT Legacy Asset	—	—	—	—	51,904	3,954	—
Gain on deconsolidation of subsidiaries	—	—	—	—	200,283	146,380	—
Gain on sale of investments	374	—	—	—	6,000	—	—
(Loss) income from equity investments	(1,988)	(3,736)	3,608	3,649	1,781	696	—

(Loss) income before income taxes	(53,692)	(572,753)	(185,427)	254,634	282,387	141,496	(1,559)
Income tax (benefit) provision	—	(408)	14	1,425	174	301	38

	Years Ended December 31,					Three Months Ended March 31,
	2008	2009	2010	2011	2012	2012	2013
	(in thousands, except for per share data)
Net (loss) income from continuing operations	$(53,692)	$(572,345)	$(185,441)	$253,209	$282,213	$141,195	$(1,597)

(Loss) income from discontinued operations, net of tax	(3,846)	(4,093)	97	(890)	(2,138)	(573)	—
Loss on sale of discontinued operations	—	—	—	—	(271)	—	—

Net (loss) income	$(57,538)	$(576,438)	$(185,344)	$252,319	$279,804	$140,622	$(1,597)

Net loss (income) attributable to noncontrolling interest	—	—	—	5,823	(98,780)	(74,069)	(1,518)

Net (loss) income attributable to Blackstone Mortgage Trust, Inc.	$(57,538)	$(576,438)	$(185,344)	$258,142	$181,024	$66,553	$(3,115)

PER SHARE INFORMATION (1):
Net (loss) income from continuing operations per share of common stock:
Basic	$(25.45)	$(255.75)	$(82.89)	$114.31	$78.19	$29.39	$(1.03)

Diluted	$(25.45)	$(255.75)	$(82.89)	$108.17	$74.16	$27.64	$(1.03)

Net (loss) income from discontinued operations per share of common stock:
Basic	$(1.82)	$(1.83)	$0.04	$(0.39)	$(1.03)	$(0.25)	$—

Diluted	$(1.82)	$(1.83)	$0.04	$(0.39)	$(1.03)	$(0.25)	$—

Net (loss) income per share of common stock:
Basic	$(27.27)	$(257.58)	$(82.85)	$113.92	$77.16	$29.14	$(1.03)

Diluted	$(27.27)	$(257.58)	$(82.85)	$107.78	$73.13	$27.39	$(1.03)

Dividends declared per share of common stock	$22.00	$—	$—	$—	$20.00	$—	$—

Weighted average shares of common stock outstanding:
Basic	2,110	2,238	2,237	2,266	2,346	2,284	3,016

Diluted	2,110	2,238	2,237	2,395	2,475	2,430	3,016

	Years Ended December 31,					Three Months Ended March 31,
	2008	2009	2010	2011	2012	2012	2013
	(in thousands, except for per share data)
BALANCE SHEET DATA (at period end):
Total assets	$2,837,529	$1,936,635	$4,120,690	$1,366,316	$322,343	$605,558	$365,153
Total liabilities	2,436,085	2,105,802	4,531,877	1,495,255	168,890	588,560	202,708
Noncontrolling interest	—	—	—	(18,515)	80,009	55,564	86,350
Total equity (deficit)	401,444	(169,167)	(411,187)	(128,939)	153,453	16,998	162,445

(1)	Historical per share and share information have been adjusted for the one-for-ten reverse stock split that we effected on May 6, 2013.

BUSINESS

Our Company

Blackstone Mortgage Trust, Inc. is a real estate finance company that focuses primarily on originating mortgage loans backed by commercial real estate assets. Our business plan is to create the premier global commercial real estate lending platform and to originate, acquire and manage commercial real estate loans and securities and other commercial real estate-related debt instruments. While the commercial real estate debt markets are complex and continually evolving, we believe they offer compelling opportunities when approached with the institutional capabilities and expertise of our Manager, an affiliate of Blackstone, one of the world’s leading investment and advisory firms. Our investment objective is to preserve and protect our capital while producing attractive risk-adjusted returns primarily through dividends generated from current income on our portfolio.

We have been externally managed by BXMT Advisors L.L.C., an affiliate of Blackstone, one of the world’s leading investment and advisory firms, since December 19, 2012 when we consummated a strategic transaction that included, among other things, disposition of our investment management and special servicing business, including CT Investment Management Co., LLC and entry in the Management Agreement with our Manager. See “—Our History—December 2012 Strategic Transaction” below.

Our Manager is a part of Blackstone’s alternative asset management business, which includes the management of real estate funds, private equity funds, hedge fund solutions, credit-oriented funds and closed-end funds. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Through its different businesses, Blackstone had total assets under management of approximately $218.2 billion as of March 31, 2013 and $210.2 billion as of December 31, 2012.

In connection with the performance of its duties, our Manager benefits from the resources, relationships and expertise of Blackstone’s global real estate group, which is the largest private equity real estate manager in the world with $59.5 billion of investor capital under management as of March 31, 2013 and $56.7 billion as of December 31, 2012. Blackstone’s real estate group consists primarily of BREP opportunistic real estate funds and BREDS debt real estate funds that make investments and loans across a variety of real estate sectors.

Blackstone’s real estate group was co-founded in 1991 by John G. Schreiber, who currently serves as a member of our board of directors and is the chairman of our Manager’s investment committee. Jonathan D. Gray, who serves as global head of Blackstone’s real estate group, is a member of the board of directors of Blackstone and is a member of our Manager’s investment committee. In addition to the 225 professionals who are part of the global Blackstone real estate platform as of March 31, 2013, our Manager benefits from Blackstone’s global relationships with property owners, managers, lenders, brokers and advisors and the real-time knowledge derived from its broadly diversified real estate holdings.

Within Blackstone’s real estate group, our Manager forms part of BREDS, which was launched by Blackstone in 2008 to pursue opportunities relating to debt and preferred equity investments globally, with a focus on the United States and Europe. Michael B. Nash, the chief investment officer and co-founder of BREDS, serves as the executive chairman of our board of directors and is a member of our Manager’s investment committee. As of April 30, 2013, 51 BREDS professionals managed approximately $8.9 billion of assets (including Blackstone Mortgage Trust and assets previously under Blackstone Mortgage Trust’s management).

Our Manager is led by an experienced team of senior BREDS professionals, including Michael B. Nash, our executive chairman, Stephen D. Plavin, our chief executive officer, Geoffrey G. Jervis, our chief financial officer, and managing directors Randall S. Rothschild (legal and compliance, who also serves as the company’s secretary) and Thomas C. Ruffing (asset management), each of whom have at least 15 years of real estate experience. The investment committee of our Manager, which includes Messrs. Schreiber (chairman of the committee), Gray, Nash, Plavin, Jervis and Rothschild as well as Robert G. Harper, the head of BREDS Europe, and Peter J. Sotoloff, managing director of BREDS U.S. Loan and Investment Origination, advises and consults with the Manager’s senior management team with respect to our investment strategy, investment portfolio holdings, financing and investment guidelines, and approves our investments. See “Management” and “Our Manager and the Management Agreement” for biographical information regarding these individuals.

In addition to the new investment program that we expect to build using the proceeds of this offering, we had existing assets with a net book value of $76.1 million or $25.21 per share as of March 31, 2013 (after giving effect to the one-for-ten reverse stock split that we effected on May 6, 2013). See “—Our History—December 2012 Strategic Transaction” below for additional information on the assets we retained following our December 2012 strategic transaction.

Our History

Prior to our December 2012 strategic transaction, we were a fully integrated, self-managed, real estate finance and investment management company that specialized in credit sensitive financial products. We invested for our own account directly on our balance sheet and for third parties through a series of investment management vehicles. Our business model was designed to produce a mix of net interest margin from our balance sheet investments, and fee income and co-investment income from our investment management vehicles. From the inception of our finance business in 1997 through March 31, 2013, we completed approximately $12.0 billion of commercial real estate debt investments.

March 2011 Restructuring

On March 31, 2011, we restructured, amended, or extinguished all of our outstanding recourse debt obligations. Our March 2011 restructuring involved, among other things: (i) the contribution of certain of our legacy assets to a newly formed subsidiary, CT Legacy Partners; (ii) the assumption of our legacy repurchase obligations by CT Legacy Partners; (iii) the issuance of secured notes by certain of our subsidiaries to former creditors, which are non-recourse obligations collateralized by certain of our equity interests in CT Legacy Partners; and (iv) the extinguishment of the remainder of our recourse obligations, our senior credit facility and junior subordinated notes. The restructuring was financed with a new $83.0 million mezzanine loan obtained by CT Legacy Partners from an affiliate of Five Mile Capital Partners LLC, or “Five Mile,” and the issuance of equity interests in the common stock of CT Legacy Partners to the former lenders under our senior credit facility and our former junior subordinated noteholders, as well as to an affiliate of Five Mile.

December 2012 Strategic Transaction

On December 19, 2012, pursuant the Purchase Agreement by and between us and Huskies Acquisition, an affiliate of Blackstone, and an assignment agreement, dated as of December 19, 2012, or the “Assignment Agreement,” by and among us, Huskies Acquisition and Holdings III, an affiliate of Blackstone, we completed the disposition of our investment management and special servicing business, including CTIMCO and related private investment fund co-investments for a purchase price of approximately $21.4 million. Pursuant to the terms of the Purchase Agreement, on December 19, 2012, we entered into the Management Agreement with our Manager, pursuant to which we are now managed by our Manager pursuant to the terms and conditions of the Management Agreement.

In connection with our sale of our investment management and special services business, we also transferred all of our active investment management mandates that we managed through CTIMCO and its subsidiaries, other than our carried interest in CTOPI pursuant to which we earn incentive compensation of 17.7% of profits after a 9% preferred return and a 100% return of capital. During the fiscal year ended December 31, 2012, we earned $6.3 million of management fees in connection with all of our investment management mandates.

On December 19, 2012, we also closed our sale of 500,000 shares of our class A common stock to Holdings III for a purchase price of $10.0 million.

In connection with the consummation of the sale of our investment management and special servicing business and the closing of our sale of 500,000 shares of class A common stock to Holdings III, we paid a previously announced $20.00 per share special cash dividend on December 20, 2012 (after giving effect to the one-for-ten reverse stock split that we effected on May 6, 2013). The source of funds for the special dividend was cash on hand prior to the transactions and the proceeds from the sale of CTIMCO and our private investment fund co-investments. Holdings III did not receive the special dividend given that its investment in our class A common stock closed after the special dividend record date.

The assets we retained following the December 2012 strategic transactions consist primarily of: (1) cash and cash equivalents; (2) our interests in CT Legacy Partners, a vehicle we formed to own and finance certain legacy assets that we retained in connection with a debt restructuring in March 2011; (3) our carried interest in CTOPI, a private investment fund that was previously under our management and is now managed by an affiliate of our Manager; and (4) our subordinated interests in certain CDOs. As of March 31, 2013, the net book value of our interests in CT Legacy Partners and our subordinate interests in these CDOs was $48.5 million and $6.6 million, respectively. Our carried interest in CTOPI has no net book value as of March 31, 2013, as we have elected to defer recognition of promote allocations from CTOPI until certain contingencies have been eliminated.

Market Opportunities

Commercial real estate is a capital-intensive business that relies heavily on debt capital to develop, acquire, maintain and refinance commercial properties. We believe that demand for commercial real estate debt financing, together with decreases in the supply of traditional financing, present compelling opportunities to generate attractive risk-adjusted returns for lenders with access to capital and with broad institutional capabilities. We believe that our Manager has the expertise in place and superior capabilities that will allow us to capitalize on these opportunities.

In the United States alone, approximately $1.7 trillion of commercial real estate debt will mature between 2013 and 2017, with approximately $374 billion maturing in 2013 alone, based on estimates from Trepp, LLC. In addition, in Europe, where Blackstone has a dedicated real estate team in place and has been among the most active real estate debt and equity investors since the global financial crisis, approximately $1.0 trillion of commercial real estate debt will mature between 2013 and 2015, based on estimates from DTZ Research. Given our Manager’s access to Blackstone’s real estate platform, we believe that it is well positioned to value real estate collateral and evaluate market trends in order to help us identify value and generate attractive risk-adjusted returns in opportunities that competitors might reject.

The improvement in general market conditions, the financial sector and real estate lead us to believe that the demand for commercial real estate capital, particularly debt capital such as the type that we can provide, will soon reach cyclical highs. In the face of this demand for financing, there have been reductions in the supply of traditional commercial real estate debt financing, as illustrated in the chart below describing U.S. commercial mortgage real estate fund flows.

One legacy of the credit boom that preceded the economic crisis in 2008 and 2009 is that many existing commercial real estate loans are scheduled to mature between now and 2017, with near-term maturities dominated by unsecuritized commercial real estate loans provided by portfolio lenders, primarily banks. The failures or retrenchment of many banks and financial institutions that historically satisfied much of the demand for debt financing, together with current lending practices that are more conservative than those prevailing prior to the economic crisis (despite the recovery in real estate fundamentals), have created a large scale opportunity to originate attractively structured and priced commercial real estate financing.

Although some traditional bank lenders and securitization programs have returned to the U.S. market, we believe that significant changes in the regulatory environment and institutional risk tolerance have reduced many lenders’ lending capacity and appetite for commercial real estate debt investments. On the international front, we see significant opportunity in Europe to generate compelling returns as many of the traditional providers of financing have exited or retrenched from the real estate financing market. Among the factors that we expect will continue to limit lending and increase debt costs for traditional financing sources are the Dodd–Frank Act and Basel III with provisions for higher bank capital charges on certain types of real estate loans, and enhanced risk-retention requirements for CMBS that may increase securitization costs and reduce competition from CMBS lenders.

During the period from 2005 to 2007 approximately $67.0 billion of floating rate CMBS was issued in the United States, which represented approximately 11.3% of total CMBS issuance during that period, according to Commercial Mortgage Alert’s CMBS Database. Recently, floating rate CMBS issuance has been more limited, with only $2.7 billion issued in the United States in 2011 and 2012, which represented approximately 3.4% of total

CMBS issuance, according to Commercial Mortgage Alert’s CMBS Database. We believe this provides an opportunity for lenders with resources, such as those available to our Manager, to originate attractive debt financing for borrowers that require floating rate loans that are unavailable through traditional sources. In particular, we believe we will benefit from Blackstone’s expertise in sourcing, valuing and underwriting real estate assets.

Some of the loans and investments that we expect to focus on are those backed by transitional assets, such as properties that require renovation, rehabilitation or other value-added elements in order to maximize value. In particular, many commercial real estate debt obligations that are in special servicing involve transitional assets that require flexible financing. As of February 2013, approximately $67.2 billion of CMBS loans, representing 12.2% of all CMBS outstanding in the United States, were in special servicing, according to Commercial Mortgage Alert’s CMBS Database. Loans in special servicing often require new equity and debt capital as part of the loan resolution process, and we expect to see significant opportunities for loan origination from such recapitalizations in circumstances where underlying collateral and sponsorship are sound. We expect these recapitalized loans will generally be more conservative and less leveraged than loans being paid off as these borrowers will generally be deleveraging legacy capital structures through the infusion of new equity and/or the forgiveness of old debt.

Given the high volume of existing loan maturities, together with the exit or retrenchment of many traditional providers of real estate financing and regulatory pressures that we expect will continue for the foreseeable future, we believe commercial real estate debt investments provide attractive relative yields, especially in today’s low interest rate environment. Investors with institutional resources and experienced professional management teams in place will, we believe, be well positioned to analyze and profit from opportunities that require both localized market knowledge and an understanding of the issues presented by the complex global real estate capital markets.

Our Competitive Strengths

Affiliation with Blackstone Real Estate. Blackstone is a world leader in real estate investing with an assortment of real estate funds that are diversified geographically and invest across a variety of sectors, with $59.5 billion of investor capital under management as of March 31, 2013 and $56.7 billion as of December 31, 2012. With over $120 billion of real estate controlled by Blackstone as of March 31, 2013, the size and scale of Blackstone’s real estate holdings make it one of the largest private owners of lodging, office, retail, industrial and residential real estate in the United States. Through March 31, 2013 and December 31, 2012, BREP opportunistic real estate funds and BREDS debt real estate funds combined have invested approximately $44.5 billion and $42.9 billion, respectively, in assets located in the U.S., Europe and Asia. BREP and BREDS funds have been among the most active real estate investors and lenders since the global financial crisis, investing or committing to invest over $22.8 billion between October 1, 2009 and March 31, 2013, including approximately $5.4 billion in equity and debt investments in Europe. Blackstone has the largest private equity real estate business in the world, based on capital raised.

We expect to benefit from Blackstone’s real estate platform, including offices in five continents, and its global relationships with property owners, managers, lenders, brokers and advisors. In addition, our Manager’s access to data on real estate markets in which Blackstone invests provides abundant, real-time information that we believe will enable us to capitalize on opportunities at a very early stage. Blackstone real estate funds have invested capital throughout economic cycles by focusing on opportunities that were often overlooked by or unavailable to other investors. This deep reservoir of real estate market knowledge will also inform the thorough underwriting analysis we expect our Manager will conduct on the loans and investments it considers for our portfolio and will aid in its ongoing management of our assets.

Blackstone Real Estate Debt Investment Expertise. Blackstone’s real estate debt business, known as BREDS, has an existing, dedicated team with the skillset and industry relationships that enable it to provide innovative financing solutions to the commercial real estate lending marketplace through its established sourcing, underwriting and structuring capabilities. Our Manager’s senior personnel are part of the BREDS platform, which consisted of 51 professionals in New York and London as of March 31, 2013. The team includes senior personnel from Capital Trust, Inc. who joined Blackstone following our December 2012 strategic transaction and have extensive experience managing our company as a publicly-traded mortgage REIT.

BREDS has been among the most active real estate lenders and debt investors since the global financial crisis, originating or purchasing over 185 separate loans in the United States and Europe through March 31, 2013, representing approximately $5.0 billion of face value as of March 31, 2013. These loans are collateralized by lodging, office, retail and industrial properties and included:

•	60 loan originations with a face amount of approximately $1.6 billion; and

•	128 legacy loan purchases with a face amount of approximately $3.3 billion.

Superior Sourcing Capabilities. Through our Manager, we can draw on Blackstone’s established sourcing capabilities. We expect the experience of Blackstone’s real estate debt team in originating and managing loans and securities investments, combined with its extensive proprietary relationships in the real estate ownership, development, management, leasing and financing markets, will provide us with an ongoing source of attractive new investment opportunities, many of which we believe will not be available to our competitors. Blackstone’s existing relationships in the real estate industry are complemented by its longstanding relationships with commercial banks, investment banks, insurance companies and other participants in the real estate industry that we believe value the market knowledge, thorough and sophisticated analysis, access to capital, speed and certainty of execution they associate with Blackstone.

Strong Underwriting and Structuring Capabilities. Blackstone’s existing underwriting and structuring capabilities are strengthened by its global network and substantial real estate and other investment holdings, which provide it with proprietary data on a scale not available to many competitors. We expect that this information will help our Manager in evaluating prospective investments by applying its disciplined credit policies and procedures and a rigorous underwriting process from the earliest identification of a transaction opportunity through its closing.

Active Asset Management. Our Manager’s senior personnel are highly experienced in loan and securities asset management and an affiliate of our Manager is a rated and approved commercial real estate loan special servicer. From the closing of a loan or investment through its final repayment, we expect our Manager’s dedicated asset management team will be in regular contact with borrowers, servicers and local market experts monitoring performance of the collateral, anticipating property and market issues, and enforcing rights and remedies when appropriate. We believe our Manager’s access to the Blackstone real estate platform, and the detailed market information it provides, will provide our Manager with an advantage in its active management of our loans and investments. In addition, an affiliate of our Manager is a rated and approved special servicer, and therefore it can directly work out securitized loans that it controls in its loan and securities portfolio.

Our Investment Strategy

Our investment strategy is to originate loans and invest in debt and related instruments supported by institutional quality commercial real estate in attractive locations. Through our Manager, we can draw on Blackstone’s extensive real estate debt investment platform and its established sourcing, underwriting and structuring capabilities in order to execute our investment strategy. In addition, we expect to benefit from our access to Blackstone’s extensive network and substantial real estate and other investment holdings, which provide our Manager access to market data on a scale not available to many competitors. While the majority of our capital likely will be invested in the United States, we expect to benefit from Blackstone’s global real estate debt platform, which includes a team of five investment professionals, based in London that focuses on commercial real estate debt investment opportunities throughout Europe.

We expect to benefit from Blackstone’s real estate debt investment expertise in order to directly originate, co-originate and acquire debt instruments in conjunction with acquisitions, refinancings and recapitalizations of commercial real estate around the world. In the case of loans we acquire, we will focus on performing loans that are supported by well-capitalized properties and portfolios. We believe that the scale and flexibility of our capital, as well as our Manager’s and its affiliates’ relationships, will enable us to target strong sponsors and invest in debt collateralized by large, high-quality assets and portfolios.

As market conditions evolve over time, we expect to adjust our investment strategy to adapt to such changes as appropriate. We believe there are significant opportunities among our target assets that currently present attractive risk-return profiles. However, to capitalize on the investment opportunities that may be present at various other points of an economic cycle, we may expand or change our investment strategy and target assets. We believe that the diversification of the portfolio of assets that we intend to acquire, our ability to aggressively manage our target assets and the flexibility of our strategy will position us to generate attractive long-term returns for our stockholders in a variety of market conditions.

Our Target Assets

The assets in which we intend to invest will include the following types of commercial real estate loans and other debt-oriented investments, focusing primarily on the lodging, office, retail, industrial, residential and healthcare real estate sectors in the United States and Europe, including, but not limited to:

•

Mortgage Loans. We intend to focus on originating mortgage loans that are backed by commercial real estate assets. These loans are secured by real estate and evidenced by a first priority mortgage. The loans may vary in duration, may bear interest at a fixed or floating rate, and may amortize and typically require a balloon payment of principal at maturity. These investments may encompass a whole loan or may also include pari passu participations within such a mortgage loan.

•

Other Loans and Investments. Although we expect that originating mortgage loans will be our primary area of focus, we also expect to originate and invest in other commercial real estate loans and other debt-oriented investments, including:

•

Subordinate Mortgage Interests. These are interests, often referred to as “B Notes,” in a junior portion of the mortgage loan. Subordinate mortgage interests have the same borrower and benefit from the same underlying secured obligation and collateral as the holder of a mortgage loan. These subordinate interests may include pari passu participations within such interest and may also be evidenced by their own promissory notes or may be evidenced by a junior participation in a mortgage loan. In either case, the interests are subordinated to the A Note or senior participation interest by virtue of a contractual arrangement, which typically governs payment priority and each parties’ rights and remedies with respect to the mortgage loan. As a general matter, following a default under the mortgage loan, all amounts are paid sequentially first to the A Note or senior participation interest and then to the B Note or subordinate participation interest. The holder of the senior participation interest typically has the exclusive authority to administer the loan, granting the holder of the subordinate mortgage interest discretion over specified major decisions. In some cases, there may be multiple senior and/or junior interests in a single mortgage loan;

•

Mezzanine Loans. These are loans (including pari passu participations in such loans) made to the owners of a mortgage borrower and secured by a pledge of equity interests in the mortgage borrower. These loans are subordinate to a first mortgage loan but senior to the owner’s equity. These loans may be tranched into senior and junior mezzanine loans, with the junior mezzanine lenders secured by a pledge of the equity interests in the more senior mezzanine borrower. Following a default on a mezzanine loan, and subject to negotiated terms with the mortgage lender or other mezzanine lenders, the mezzanine lender generally has the right to foreclose on its equity interest and become the owner of the property, directly or indirectly, subject to the lien of the first mortgage and any debt senior to it including any outstanding senior mezzanine debt. In addition, the mezzanine lender typically has additional rights vis-à-vis the more senior lenders, including the right to cure defaults under the mortgage loan and any senior mezzanine loan and purchase the mortgage loan and any senior mezzanine loan, in each case under certain circumstances following a default on the mortgage loan;

•

Preferred Equity. These are investments subordinate to any junior mezzanine loan, but senior to the owners’ common equity. Preferred equity investments typically pay a dividend, rather than interest payments and often have the right for such dividends to accrue if there is insufficient cash flow to pay currently. These interests are not secured by the underlying real estate, but upon the occurrence of a default, the preferred equity provider typically has the right to effectuate a change of control with respect to the ownership of the property;

•

Real Estate Securities. These are interests in real estate which may take the form of CMBS or CLOs. In each case, these interests are collateralized by pools of real estate debt instruments, often first mortgage loans. The underlying loans are aggregated into a pool and sold as securities to different investors. Under the pooling and servicing agreements that govern these pools, the loans are administered by a trustee and servicers, which act on behalf of all investors and distribute the underlying cash flows to the different classes of securities in accordance with their seniority and ratings; and

•

Note Financing. These are loans secured by other mortgage loans, subordinate mortgage interests, and mezzanine loans. Following a default under a note financing, the lender providing the note financing would succeed to the rights of lender on the underlying loan interests.

The allocation of our capital among our target assets will depend on prevailing market conditions at the time we invest and may change over time in response to different prevailing market conditions, including with respect to interest rates and general economic and credit market conditions. In addition, in the future we may invest in assets other than our target assets, in each case, subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exclusion from regulation under the Investment Company Act. Such other assets may include, among other things, other commercial real estate-related debt investments, such as loans to REITs and real estate operating companies, or “REOCs,” and corporate bonds of REITs and REOCs; construction/rehabilitation loans; loans to providers of real estate net lease financing; other real estate-related financial assets and investments, including preferred stock and convertible debt securities of REITs and REOCs, credit default swaps, or “CDSs,” and other derivative securities; CDOs; and non-real estate-related debt investments.

Our Initial Portfolio

We are currently negotiating to originate six senior mortgage loans and to purchase two existing senior mortgage loans and two pari passu participations in existing senior mortgage loans, in each case secured by commercial real estate assets located in the United States. Although we have reached agreement on the basic terms of each of these loans and purchases and expect to close and fund each of these loans and purchases within the next three months, we have not executed binding commitment letters or definitive documentation and each loan is still subject to satisfactory completion of our underwriting process. As a result, although we consider these originations and acquisitions to be probable, no assurance can be given that these transactions will close on the anticipated terms or at all. The table below sets forth an overview of our anticipated initial portfolio as of May 20, 2013.

Initial Portfolio

as of May 20, 2013

($ in thousands)

Property Type	Location	Total Loan Amount (1)	Estimated Closing Date	Fully Extended Maturity	All-In Yield(2)	LTV(3)
First Mortgage Loan
Office Portfolio (approximately 2,400,000 sq. ft.)	West Coast	$300,000	June 2013	July 2018	L+4.13%	63%
Multi-Family Tower (350 units)	Midwest	$83,900	July 2013	July 2018	L+4.08%	73%
Multi-Family Tower (324 units)	Southeast	$81,000	June 2013	June 2018	L+4.18%	75%
Office Park (approximately 428,000 sq. ft).	West Coast	$76,850	May 2013	June 2018	L+4.23%	71%
Full-Service Hotel (369 rooms)	Mountain States	$50,000	June 2013	June 2018	L+4.70%	67%
Urban Retail Portfolio (approximately 31,000 sq. ft.)	Northeast	$50,000	July 2013	August 2017	L+5.18%	70%
Full-Service Hotel (188 rooms)	Midwest	$48,375	June 2013	December 2016	L+6.31%	53%
Limited-Service Hotel Portfolio (778 rooms).	Mountain States	$42,250	June 2013	August 2017	L+4.21%	59%

Pari Passu Interest
Urban Apartment Site(4)	Northeast	$64,000	June 2013	February 2015	L+9.28%	69%
Full-Service Hotel (598 rooms)(5)	Northeast	$27,188	June 2013	July 2017	L+4.13%	32%
Total Targeted Investment Portfolio/Weighted Average		$823,563			L+4.50%	64%

(1)	Includes future funding, where applicable.
(2)	All-in yield includes cash interest, origination fees, and extension fees assuming full extension of loan maturities and no defaults. All-in yield would differ if loans are repaid earlier.
(3)	LTV is calculated as the total loan amount divided by the valuation of the property underlying the loan based on either: (i) appraised value of the property, in the case of Midwest Multi-Family Tower, Southeast Multi-Family Tower, Midwest Full-Service Hotel, Mountain States Limited-Service Hotel Portfolio, Northeast Urban Apartment Site and Northeast Full-Service Hotel; (ii) purchase price of the property, in the case of West Coast Office Park and Northeast Urban Retail Portfolio; or (iii) our opinion of value based on current market conditions and other factors we deem relevant, in the case of West Coast Office Portfolio and Mountain States Full-Service Hotel.
(4)	50% participation interest.
(5)	27% participation interest.

Our Funding Sources

BXMT/Blackstone Joint Venture

On May 13, 2013, we formed the BXMT/Blackstone Joint Venture with Holdings Finance for the purpose of warehousing eligible assets in anticipation of closing this offering and entering into related financing arrangements. We expect that the BXMT/Blackstone Joint Venture will acquire the West Coast Office Park loan described in the table above prior to the closing of this offering.

Blackstone Mortgage Trust owns 16.667% of the interests in the BXMT/Blackstone Joint Venture in the form of voting limited liability company units and Holdings Finance owns the remaining 83.333% in the form of non-voting limited liability company units. Subject to certain limitations set forth in the joint venture agreement, we, in our capacity as managing member of the BXMT/Blackstone Joint Venture, control and manage the activities of the BXMT/Blackstone Joint Venture.

Under the terms of the joint venture agreement, the members have agreed to make capital contributions in proportion to their respective percentage interests in the BXMT/Blackstone Joint Venture, provided that we are not required to make capital contributions in excess of $10.0 million and Holdings Finance is not required to make capital contributions in excess of $50.0 million. The requirement to make capital contributions will expire on September 30, 2013, or such later date as the members of the BXMT/Blackstone Joint Venture may agree. The net cash flow of the BXMT/Blackstone Joint Venture will be distributed to its members pro rata in proportion to their respective percentage interests each month.

Pursuant to the terms of our Letter Agreement with Holdings Finance, we have agreed to purchase for cash Holdings Finance’s interest in the BXMT/Blackstone Joint Venture, or “Holdings Finance Interest,” contemporaneously with the closing of this offering, such that we will own 100% of the BXMT/Blackstone Joint Venture. The purchase price for the Holdings Finance Interest will be equal to 83.333% of the difference between (x) the fair value of BXMT/Blackstone Joint Venture’s consolidated assets and (y) the consolidated liabilities of the BXMT/Blackstone Joint Venture as of the date of the closing of this offering.

Master Repurchase Agreements

Prior to closing this offering we expect a special-purpose wholly-owned subsidiary of the BXMT/Blackstone Joint Venture will enter into the BofA Master Repurchase Agreement. The BofA Repurchase Agreement is designed to remain in place after our acquisition of the Holdings Finance Interests upon the closing of this offering, and will be used to finance the origination of the West Coast Office Park loan and the acquisition or origination of certain additional eligible loans following the closing of this offering. We expect the BofA Repurchase Agreement will provide for advances of up to $250.0 million in the aggregate.

Advances under the BofA Repurchase Agreement are expected accrue interest at a per annum pricing rate equal to the sum of (i) the 30-day LIBOR plus (ii) a margin of between 1.75% and 3.25% depending on the type of purchased loan. The initial maturity date is expected to be three years from the execution of the BofA Repurchase Agreement, subject to two one-year extension options, each of which may be exercised by us in the absence of a default upon prior notice by us and the payment of an extension fee.

In connection with the BofA Repurchase Agreement, we expect to execute a guarantee in favor of the buyer, or the “BofA Guarantee Agreement,” under which we will guarantee the obligations of the BXMT/Blackstone Joint Venture’s subsidiary under the BofA Repurchase Agreement up to a maximum liability ranging from 50% to 100% of the then currently outstanding repurchase price of the eligible loan depending on the type of loan. We may also be liable under the BofA Guarantee Agreement for customary “bad-boy” events.

The BofA Repurchase Agreement and the BofA Guarantee Agreement are expected to contain various affirmative and negative covenants including the following financial covenants applicable to us: (i) ratio of EBITDA to fixed charges of not less than 1.40 to 1.0; (ii) tangible net worth of not less than $50 million plus 75% of the net cash proceeds of any equity issuance after the date of the BofA Guarantee Agreement; (iii) cash liquidity of not less than the greater of (x) $10 million or (y) 5% of our recourse indebtedness; and (iv) indebtedness shall not exceed 80% of total assets.

We are also in the process of negotiating additional master repurchase agreements with each of Citibank, N.A., Deutsche Bank AG, Cayman Islands and JPMorgan Chase Bank, N.A. with an aggregate maximum size, including the BofA Repurchase Agreement of approximately $1.15 billion. In addition we are negotiating an asset specific repurchase agreement with Wells Fargo Bank, National Association that we plan to use to finance the West Coast Office Portfolio mortgage. We have not, however, executed binding commitment letters or definitive documentation with respect to any of these additional facilities and each facility is still subject to negotiation. As a result, no assurance can be given that any of these facilities will close on the anticipated terms or at all.

Repurchase agreements effectively allow us to borrow against loans and securities that we own in an amount equal to (i) the market value of the loans and/or securities multiplied by (ii) the applicable advance rate. Under these agreements, we sell our loans and securities to a counterparty and agree to repurchase the same loans and securities from the counterparty at a price equal to the original sales price plus an interest factor. During the term of a repurchase agreement, we receive the principal and interest on the related loans and securities and pay interest to the counterparty. We expect the four master repurchase facilities we initially put in place to finance the initial portfolio described in the table above to have an all-in cost of LIBOR plus 2.00% to 3.00% (assuming five year senior mortgage transactions and including applicable origination and extension fees), average advance rates in the range of 65% to 80% and maturities of three (extendable) to five years plus term out options. At any point in time, the amounts and the cost of our repurchase borrowings will be based upon the assets being financed—higher risk assets will result in lower advance rates (i.e., levels of leverage) at higher borrowing costs and vice versa. In addition, we expect these facilities to include various financial covenants and limited recourse guarantees, including those described above.

We also expect our master repurchase facilities to include “credit mark” features. “Credit mark” provisions in repurchase facilities are designed to keep the lenders’ credit exposure constant as a percentage of the underlying collateral value of the assets pledged as security to them. If the underlying collateral value declines, the gross amount of leverage available to us will be reduced as our assets are marked-to-market, which would reduce our liquidity. We will closely monitor our liquidity and intend to maintain sufficient liquidity on our balance sheet in order to meet any margin calls in the event of any significant declines in asset values. In addition, our expected master repurchase facilities are not entirely term-matched financings and mature from time to time. As we negotiate renewals and extensions of these liabilities, we may experience lower advance rates and higher pricing under the renewed or extended agreements.

Financing Strategy and Financial Risk Management

Our funding sources will initially include the net proceeds of this offering. In addition, we anticipate using prudent levels of leverage as part of our financing strategy. Although we do not currently have any credit facilities or repurchase agreements in place (other than a repurchase agreement in place at our CT Legacy Asset subsidiary that is not recourse to us), we are in discussions with a number of financial institutions that we expect in the near future will provide us with repurchase facilities as described under “—Our Funding Sources—Master Repurchase Agreements” above. Over time, in addition to these financings, we may use other forms of leverage, including secured and unsecured warehouse and other credit facilities, securitizations, resecuritizations, and public and private, secured and unsecured debt issuances by us or our subsidiaries.

Although we are not required to maintain any particular debt-to-equity leverage ratio, the amount of leverage we may employ for particular assets will depend upon our Manager’s assessment of the credit, liquidity, price volatility and other risks of those assets and the financing counterparties, and availability of particular types of financing at the then-current time. Our decision to use leverage to finance our assets will be at the discretion of our Manager and will not be subject to the approval of our stockholders. Although we are not restricted by our governing documents or otherwise in the amount of leverage that we may use, we plan to maintain appropriate controls to ensure prudent leverage levels appropriate to our specific portfolio. We currently expect that our initial leverage will not exceed, on a debt to equity basis, a ratio of 3-to-1. We will endeavor to match the terms and indices of our assets and liabilities, including in certain instances through the use of derivatives. We will also seek to minimize the risks associated with recourse borrowing. In addition, we may rely on short-term financing such as repurchase transactions under master repurchase agreements.

Subject to maintaining our qualification as a REIT, we may, from time to time, engage in a variety of hedging transactions that seek to mitigate the effects of fluctuations in interest rates or currencies and their effects on our cash flows. These hedging transactions could take a variety of forms, including interest rate or currency swaps or cap agreements, options, futures contracts, forward rate or currency agreements or similar financial instruments. We expect these instruments will allow us to minimize, but not eliminate, the risk that we have to refinance our liabilities before the maturities of our assets and to reduce the impact of changing interest rates or currency fluctuations on our earnings.

Investment Guidelines

Our board of directors has approved the following investment guidelines:

•	no investment shall be made that would cause us to fail to qualify as a REIT under the Internal Revenue Code;

•	no investment shall be made that would cause us or any of our subsidiaries to be regulated as an investment company under the Investment Company Act;

•

our Manager shall seek to invest our capital in a broad range of investments in or relating to public and/or private debt, non-controlling equity, loans and/or other interests (including “mezzanine” interests and/or options or derivatives related thereto) relating to real estate assets (including pools thereof), real estate companies and/or real estate-related holdings;

•

prior to the deployment of capital into investments, our Manager may cause our capital to be invested in any short-term investments in money market funds, bank accounts, overnight repurchase agreements with primary federal reserve bank dealers collateralized by direct U.S. government obligations and other instruments or investments reasonably determined by our Manager to be of high quality;

•

not more than 25% of our Equity (as defined in the Management Agreement) will be invested in any individual investment without the approval of a majority of the investment risk management committee of our board of directors (it being understood, however, that for purposes of the foregoing concentration limit, in the case of any investment that is comprised (whether through a structured investment vehicle or other arrangement) of securities, instruments or assets of multiple portfolio issuers, such investment for purposes of the foregoing limitation shall be deemed to be multiple investments in such underlying securities, instruments and assets and not such particular vehicle, product or other arrangement in which they are aggregated); and

•	any investment in excess of $150.0 million requires the approval of a majority of the investment risk management committee of our board of directors.

These investment guidelines may be amended, restated, modified, supplemented or waived pursuant to the approval of a majority of our board of directors (which must include a majority of the independent directors on our board of directors) from time to time, without the approval of our stockholders.

Operating and Regulatory Structure

REIT Qualification

We made a tax election to be treated as a REIT effective January 1, 2003 and expect to continue to operate so as to qualify as a REIT. So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on net taxable income that we distribute annually to our stockholders. In order to qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the real estate qualification of sources of our income, the composition and values of our assets, the amounts we distribute to our stockholders and the diversity of ownership of our stock. In order to comply with REIT requirements, we may need to forego otherwise attractive opportunities and limit our expansion opportunities and limit the manner in which we conduct our operations.

See “Risk Factors—Risks Related to our REIT Status and Certain Other Tax Items.”

Investment Company Act Exclusion

We intend to continue to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act. Complying with provisions that allow us to avoid the consequences of registration under the Investment Company Act may at times require us to forego otherwise attractive opportunities and limit the manner in which we conduct our operations.

Blackstone Mortgage Trust currently conducts its operations so that it is not an “investment company” as defined in Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act. We believe we are not an investment company under Section 3(a)(1)(A) of the Investment Company Act because we do not engage primarily, or hold ourselves out as being engaged primarily, in the business of investing, reinvesting or trading in securities. Rather, through our wholly owned or majority-owned subsidiaries, we believe we are primarily engaged in the non-investment company business of purchasing or otherwise acquiring mortgages and other interests in real estate. To satisfy the requirements of Section 3(a)(1)(C), we must not be engaged in the business of investing, reinvesting, owning, holding, or trading securities and we must not own “investment securities” with a value that exceeds 40% of the value of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term ‘‘investment securities,’’ among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusions from the definition of investment company for private investment companies set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

For purposes of the foregoing, we currently treat our interests in CT Legacy Partners, LLC, our majority-owned subsidiary, as non-investment securities because CT Legacy Partners qualifies for the exclusion from regulation as an investment company afforded by Section 3(c)(5)(C) of the Investment Company Act. We also expect to rely on this exclusion with respect to our investment in the majority-owned subsidiaries that will hold our initial portfolio and the future loans we originate or acquire. Under this exclusion, these majority-owned subsidiaries are required to maintain, on the basis of positions taken by the staff of the SEC in interpretive and no-action letters, a minimum of 55% of the value of the total assets of any such entity in “mortgages and other liens on and interests in real estate,” which we refer to as “Qualifying Interests,” and a minimum of 80% in Qualifying Interests and real estate-related assets. In the absence of such SEC or Division guidance that otherwise supports the treatment of investments as Qualifying Interests, we will treat them, for purposes of determining our eligibility for the exclusion provided by Section 3(c)(5)(C), as appropriate under the circumstances as real estate-related assets or miscellaneous assets. Given the material size of CT Legacy Partners relative to our Section 3(a)(1)(C) exclusion prior to giving effect to this offering, were CT Legacy Partners to be required to register as an investment company, we may not qualify for our Section 3(a)(1)(C) exclusion.

See “Risk Factors—Risks Related to Our Company—We must manage our portfolio so that we do not become an investment company that is subject to regulation under the Investment Company Act.”

Our Structure

The following chart summarizes our organizational structure and equity ownership after giving effect to this offering (assuming that Holdings III purchases all of the shares it has indicated interest in purchasing, all shares reserved for purchase under a directed share program are purchased and the underwriters do not exercise their option to purchase additional shares of our class A common stock). This chart is provided for illustrative purposes only and does not show all of our legal entities or ownership percentages of such entities.

(1)	Holdings III, an existing principal stockholder and an affiliate of Blackstone, has indicated an interest in purchasing an additional $50.0 million of shares of our class A common stock in this offering. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell fewer shares to Holdings III in this offering. In addition, information assumes that all $7.3 million of shares of our class A common stock that have been reserved for sale under a directed share program are purchased by our directors and officers as well as employees of, and other persons having relationships with, Blackstone and its affiliates.
(2)	Reflects our consolidated assets as of March 31, 2013. CT legacy assets include consolidated assets of wholly owned and non-wholly owned subsidiaries and securitization vehicles, including our interest in CT Legacy Partners.
(3)	Reflects the total loan amount of our initial loan portfolio. Subsidiaries formed in connection with our new investment program are expected to be wholly owned. Upon the closing of this offering, we will acquire Holdings Finance’s 83.333% interest in the BXMT/Blackstone Joint Venture which will then be wholly owned by us. There is no assurance that such investments will be closed at the terms outlined herein, if at all.

Competition

We are engaged in a competitive business. In our lending and investment activities, we compete for opportunities with a variety of institutional lenders and investors, including other REITs, specialty finance companies, public and private funds (including other funds managed by affiliates of Blackstone), commercial and investment banks, commercial finance and insurance companies and other financial institutions. Several other REITs have raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for lending and investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that are not available to us, such as the U.S. Government. Many of our competitors are not subject to the operating constraints associated with REIT rule compliance or maintenance of an exclusion from regulation under the Investment Company Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of loans and investments, offer more attractive pricing or other terms and establish more relationships than us. Furthermore, competition for originations of and investments in our target assets may lead to decreasing yields, which may further limit our ability to generate desired returns.

In the face of this competition, we have access to our Manager’s and Blackstone’s professionals and their industry expertise, which may provide us with a competitive advantage and help us assess risks and determine appropriate pricing for certain potential investments. We believe these relationships will enable us to compete more effectively for attractive investment opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face. For additional information concerning these competitive risks, see “Risk Factors—Risks Related to Our Lending and Investment Activities—We operate in a competitive market for lending and investment opportunities and competition may limit our ability to originate or acquire desirable loans and investments in our target assets and could also affect the yields of these assets.”

Government Regulation

Our operations in the United States are subject, in certain instances, to supervision and regulation by state and federal governmental authorities and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, which, among other things: (i) regulate credit granting activities; (ii) establish maximum interest rates, finance charges and other charges; (iii) require disclosures to customers; (iv) govern secured transactions; and (v) set collection, foreclosure, repossession and claims-handling procedures and other trade practices. We are also required to comply with certain provisions of the Equal Credit Opportunity Act that are applicable to commercial loans. We intend to conduct our business so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act. Furthermore, our international activities are also subject to local regulations.

In our judgment, existing statutes and regulations have not had a material adverse effect on our business. In the wake of the recent global financial crisis, legislators in the United States and in other countries have said that greater regulation of financial services firms is needed, particularly in areas such as risk management, leverage and disclosure. While we expect that new regulations in these areas will be adopted in the future, it is not possible at this time to forecast the exact nature of any future legislation, regulations, judicial decisions, orders or interpretations, nor their impact upon our future business, financial condition or results of operations or prospects.

Taxation of the Company

We made an election to be taxed as a REIT, effective January 1, 2003, under the Internal Revenue Code, for U.S. federal income tax purposes. We generally must distribute annually at least 90% of our net taxable income, subject to certain adjustments and excluding any net capital gain, in order for U.S. federal income tax not to apply to our earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our net taxable income, we will be subject to U.S. federal income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under U.S. federal tax laws. Our qualification as a REIT also depends on our ability to meet various other requirements imposed by the Internal Revenue Code, which relate to organizational structure, diversity of stock ownership and certain restrictions with regard to the nature of our assets and the sources of our income. Even if we qualify as a REIT, we may be subject to certain U.S. federal excise taxes and state and local taxes on our income and assets. If we fail to qualify as a REIT for any taxable year, we will be subject to U.S. federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and will not be able to qualify as a REIT for the subsequent four full taxable years.

Furthermore, we have formed several taxable REIT subsidiaries, or TRSs. Any TRS we own will pay federal, state and local income tax on its net taxable income. See “Risk Factors—Risks Related to our REIT Status and Certain Other Tax Items” for additional tax status information.

Employees

We are externally managed by our Manager pursuant to the Management Agreement between our Manager and us. Our executive officers serve as officers of our Manager. We do not have any employees. See “Our Manager and the Management Agreement—Management Agreement.”

MANAGEMENT

Our Directors and Executive Officers

Currently, our board of directors is comprised of eight members. In addition to serving on our board of directors, Messrs. Nash, Plavin and Schreiber are also associated with Blackstone and Messrs. Nash and Schreiber were elected to the board in accordance with terms of the Purchase Agreement we entered into in connection with the Blackstone Transactions. Our bylaws provide that a majority of the entire board of directors may at any time increase or decrease the number of directors, provided the number of directors shall never be less than the minimum number required by the Maryland General Corporation Law, which is one, nor, unless our bylaws are amended, more than eight.

The following sets forth certain information with respect to the individuals who serve as our directors and executive officers:

Officer/Director	Age	Position Held with Our Company
Michael B. Nash	52	Executive Chairman of the Board of Directors
Stephen D. Plavin	53	Chief Executive Officer, President and Director
Geoffrey G. Jervis	42	Chief Financial Officer, Treasurer and Assistant Secretary
Randall S. Rothschild	40	Secretary and Managing Director, Legal and Compliance
Thomas C. Ruffing	52	Managing Director, Asset Management
Thomas E. Dobrowski	69	Director
Martin L. Edelman	71	Director
Henry N. Nassau	58	Director
Joshua A. Polan	65	Director
Lynne B. Sagalyn	65	Director
John G. Schreiber	66	Director

For biographical information on Messrs. Plavin, Jervis, Rothschild and Ruffing, see “Our Manager and the Management Agreement—Officers of Our Manager.” Biographical information of our directors is outlined below.

Michael B. Nash has been a director since 2012. Mr. Nash is a senior managing director of Blackstone and the chief investment officer of Blackstone Real Estate Debt Strategies. He is also a member of the Real Estate Investment Committee for both Blackstone Real Estate Debt Strategies and Blackstone Real Estate Advisors. Before joining Blackstone in 2007, Mr. Nash was with Merrill Lynch from 1997 to 2007 where he led the firm’s Real Estate Principal Investment Group—Americas. Mr. Nash graduated from State University of New York at Albany and received an M.B.A. from the Stern School of Business at New York University. Mr. Nash’s extensive experience with, and strong record of success in investing in, real estate-related assets provides our board of directors with valuable insights into developments in our industry.

Thomas E. Dobrowski has been a director since 1998. Mr. Dobrowski has been retired from General Motors Asset Management, or “GMAM”, an investment manager for several pension funds of General Motors, its subsidiaries and affiliates, as well as for several third party clients, since October 2005. From December 1994 until his retirement, he was the managing director of real estate and alternative investments for GMAM. Mr. Dobrowski is a director of Equity Lifestyle Properties, Inc. and previously served as a director of Equity Office Properties Trust until its sale in 2007. Mr. Dobrowski had a long career as a senior investment officer for a major pension plan investor, and oversaw the original investment made by GMAM into our business, which gives him unique insight into our investment activities.

Martin L. Edelman has been a director since 1997. Mr. Edelman has been of counsel to Paul Hastings LLP, and prior thereto Battle Fowler LLP, each a law firm that has provided services to us. Mr. Edelman was a partner with Battle Fowler LLP from 1972 to 1993. He had been a director of Cendant Corporation and a member of the executive committee of that corporation’s board of directors from November 1993 until its deconsolidation in 2006. He currently serves as a director of Avis/Budget Group, Inc., a rental car company, and Ashford Hospitality Trust, a hospitality property focused REIT. He is a senior advisor to Mubadala Development Company, the strategic investment vehicle of the government of Abu Dhabi, and a member of the board of Aldar Property Group, a real estate development, management and investment company, that is publicly traded in Abu Dhabi. He is on the boards of the Jackie Robinson Foundation, The Intrepid Fallen Heroes Fund and the Fisher House Foundation. Mr. Edelman has extensive commercial real estate industry experience and knowledge developed over his nearly 40 years of practicing law, which provides us with valuable perspectives into developments in our industry.

Henry N. Nassau has been a director since 2003. Mr. Nassau has been a partner since September 2003 and is chair of the corporate and securities group at the law firm Dechert LLP. Mr. Nassau was the chief operating officer of Internet Capital Group, Inc., an Internet holding company, from December 2002 until June 2003, having previously served as managing director, general counsel and secretary since May 1999. Mr. Nassau was previously a partner at Dechert LLP from September 1987 to May 1999 and was chair of the firm’s business department from January 1998 to May 1999. At Dechert LLP, Mr. Nassau engages in the practice of corporate law, concentrating on mergers and acquisitions, public offerings, private equity and venture capital financing. Mr. Nassau also serves on the advisory board of RAF Industries and as a trustee for Episcopal Academy. Mr. Nassau has significant professional experience as an officer of a public company and as an attorney and partner in a major law firm which allows him to make unique contributions in the area of corporate governance.

Joshua A. Polan has been a director since 2004. Mr. Polan is a managing director of Berkley Capital, LLC, a wholly owned subsidiary of W.R. Berkley, or “WRBC.” He has been an executive officer of Interlaken Capital, Inc., or “Interlaken,” a company substantially owned and controlled by William R. Berkley, W.R. Berkley’s chairman of the board and chief executive officer, since June 1988, and currently serves as managing director of Interlaken. For more than five years prior to June 1988, Mr. Polan was a partner in the public accounting firm of Touche Ross & Co. We believe Mr. Polan’s experience in the insurance industry and the investment activities of his employer provides useful insight into our business.

Lynne B. Sagalyn has been a director since 1997. Dr. Sagalyn is the Earle W. Kazis and Benjamin Schore Professor of Real Estate at Columbia Business School where she is director of the Paul Milstein Center for Real Estate and the MBA Real Estate Program. This position marks a return to Columbia, where she had been a professor of finance and economics for more than twelve years, and to the MBA Real Estate Program, which she developed during that period. From 2004 until her return to Columbia in July 2008, Dr. Sagalyn held appointments at the University of Pennsylvania in both the School of Design (City Planning Department) and the Wharton School (Real Estate Department). Dr. Sagalyn is the Vice Chairman and a director of UDR, Inc., a self-administered REIT in the apartment communities sector. Dr. Sagalyn also serves on the advisory board of The Goldman Family Enterprises, as a member of the audit committee of Planned Parenthood of New York City, and as a member of the board of directors of Regional Plan Association of New York. She has also served on the New York City Board of Education Chancellor’s Commission on the Capital Plan. Through her prominent positions in graduate real estate programs of leading universities, Dr. Sagalyn brings expertise in real estate and finance to our board and the audit committee, of which she is the chair.

John G. Schreiber has been a director since 2012. Mr. Schreiber is the President of Centaur Capital Partners, Inc. and a Partner and Co-Founder of Blackstone Real Estate Advisors. Mr. Schreiber has overseen all of Blackstone’s real estate investments since 1992. Previously, Mr. Schreiber served as Chairman and Chief Executive Officer of JMB Urban Development Co. and Executive Vice President of JMB Realty Corp. Mr. Schreiber is a past board member of Urban Shopping Centers, Inc., Host Hotels & Resorts, Inc., The Rouse Company and AMLI Residential Properties Trust and he currently serves on the board of General Growth Properties, Inc., JMB Realty Corp. and a number of mutual funds managed by T. Rowe Price Associates. Mr. Schreiber graduated from Loyola University of Chicago and received an MBA from Harvard Business

School. Mr. Schreiber’s extensive experience with, and strong record of success in investing in, real estate-related assets provides our board of directors with valuable insights into developments in our industry.

Board of Directors and Committees

Our business is managed by our Manager, subject to the supervision and direction of our board of directors. A majority of our board of directors is “independent” as determined by the requirements of the NYSE corporate governance listing standards and the regulations of the SEC. All of our directors other than Messrs. Nash, Plavin and Schreiber are independent under the criteria for independence set forth in the listing standards of the NYSE.

Our board of directors currently has four standing committees: an audit committee, a compensation committee, a corporate governance committee and an investment risk management committee.

Audit Committee

The audit committee is currently comprised of Messrs. Dobrowski and Nassau and Dr. Sagalyn, with Dr. Sagalyn serving as the committee’s chairperson. All audit committee members meet the independence criteria and have the qualifications set forth in the listing standards of the NYSE and Rule 10A-3 under the Exchange Act. Each of Messrs. Dobrowski and Nassau is qualified as an audit committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K under the Exchange Act, and our board of directors has determined that they each have the accounting and related financial management expertise within the meaning of the listing standards of the NYSE. The SEC has determined that the audit committee financial expert designation does not impose on a person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee of the board of directors in the absence of such designation. The audit committee appoints our independent registered public accounting firm, oversees the quality and integrity of our financial reporting and the audits of our financial statements by our independent registered public accounting firm and in fulfilling its oversight function, reviews with our management and independent registered public accounting firm the scope and result of the annual audit, our auditors’ independence and our accounting policies. The audit committee is also responsible for the overall administration of our code of business conduct and ethics, including its interpretation and amendment.

The audit committee has adopted procedures for the processing of complaints relating to accounting, internal control and auditing matters in accordance with Rule 10A-3 under the Exchange Act. The audit committee oversees the review and handling of any complaints submitted pursuant to the forgoing procedures and of any whistleblower complaints subject to Section 21F of the Exchange Act.

Compensation Committee

The compensation committee is currently comprised of Messrs. Edelman and Nassau and Dr. Sagalyn, with Mr. Nassau serving as the committee’s chairperson. All compensation committee members meet the independence criteria set forth in the listing standards of the NYSE. The compensation committee oversees the annual review of our Management Agreement with our Manager. To the extent that we are responsible for paying the compensation and/or any other employee benefits of our executive officers and senior management, the compensation committee also oversees such compensation, including plans and programs relating to cash compensation, incentive compensation, equity-based awards and other benefits and perquisites and administers any such plans or programs as required by the terms thereof. We are externally managed by our Manager pursuant to the Management Agreement and as of the date hereof we have no employees. Since December 19, 2012, our executive officers have not received compensation from us or any of our subsidiaries for serving as executive officers.

In particular, the compensation committee’s primary duties are described in the compensation committee charter and include:

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to the extent that we are responsible for paying the compensation and/or any other employee benefits of our chief executive officer, reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives, and either as a committee or together with the other independent directors (as directed by our board of directors) exercising sole authority to determine and approve our chief executive officer’s compensation level based on this evaluation;

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determining the long-term incentive component, if any, of our chief executive officer’s compensation that we are responsible for paying by considering among other factors selected by the compensation committee, our performance and relative stockholder return, our chief executive officer’s individual performance, including progress on strategic objectives, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to our chief executive officer in past years;

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to the extent that the company is responsible for paying incentive compensation and equity-based compensation to employees of Blackstone Mortgage Trust or any external manager, considering the recommendations of our chief executive officer with respect to non-chief executive officer management and key employee compensation and determining and approving such compensation;

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to the extent that we are responsible for paying incentive compensation and equity-based compensation to employees of Blackstone Mortgage Trust or any external manager, reviewing and making recommendations to our board of directors with respect to incentive compensation plans and equity-based compensation plans or material changes to any such existing plans and discharging and administering any such plans as required by the terms thereof;

•	overseeing the drafting and reviewing and discussing with management the compensation discussion and analysis and related disclosures required by the SEC;

•	preparing and approving any compensation committee report required to be included in our annual report or proxy statement in accordance with applicable SEC regulations;

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to the extent that we are responsible for sponsoring or managing executive compensation programs, periodically reviewing, as and when determined appropriate, executive compensation programs and total compensation levels;

•	reviewing and making recommendations to our board of directors concerning compensation arrangements for non-employee members of our board of directors and stock ownership guidelines;

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in consultation with management, overseeing regulatory compliance with respect to compensation matters, including overseeing our policies on structuring compensation programs to preserve tax deductibility, and, as and when required or desired, establishing performance goals and confirming that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code;

•	reviewing and approving any severance or similar termination payments proposed to be made to any of our current or former executive officers; and

•	performing any other duties or responsibilities expressly delegated to the compensation committee by our board of directors from time to time relating to our compensation programs.

The compensation committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the sole authority to retain, on terms it deems appropriate, legal counsel and other experts or consultants as it deems appropriate, without obtaining the approval of our board of directors or management. The compensation committee shall have the sole authority to select and retain a compensation consultant to assist in the evaluation of chief executive officer compensation.

The compensation committee engaged the services of a compensation consultant, FPL Associates Compensation, a division of FPL Associates L.P., or FPL, with respect to the level of incentive and bonus awards made in 2012 upon consummation of the sale of our investment management and special servicing platform. FPL has no other relationships with the company and is considered an independent third party advisor. The compensation committee reviewed FPL’s independence and determined that FPL’s work for the compensation committee in 2012 did not raise any conflict of interest pursuant to the SEC and NYSE rules. In addition, FPL is advising the compensation committee with respect to our 2013 Stock Incentive Plan and 2013 Manager Incentive Plan, each of which remains subject to approval by our stockholders at our 2013 annual meeting of stockholders.

The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the compensation committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 under the Exchange Act, and (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code.

Corporate Governance Committee

The corporate governance committee is currently comprised of Messrs. Dobrowski, Nassau and Polan, with Mr. Nassau serving as the committee’s chairperson. All corporate governance committee members meet the independence criteria set forth in the listing standards of the NYSE. Among other things, the corporate governance committee identifies qualified individuals to become board members, recommends to the board individuals to be designated as nominees for election as directors at the annual meetings of stockholders, and develops and recommends to the board our corporate governance guidelines.

More specifically, the corporate governance committee is responsible for reviewing, on an annual basis, the requisite skills and characteristics of individual members of the board of directors, as well as the composition of the board as a whole, in the context of our needs. The corporate governance committee will review all nominees for director, including those recommended by stockholders, in accordance with requirements and qualifications set forth in our corporate governance guidelines and will, subject to the requirements of the Purchase Agreement and the Securities Purchase Agreement between us and WRBC dated May 11, 2004, recommend that the board select those nominees whose attributes it believes would be most beneficial to us. This review involves an assessment of the personal qualities and characteristics, accomplishments and business reputation of director candidates. The corporate governance committee will assess candidates’ qualifications based on the following minimum criteria, which may be modified from time to time by the corporate governance committee:

•	demonstrated personal integrity and moral character;

•	willingness to apply sound and independent business judgment for the long-term interests of stockholders;

•	relevant business or professional experience, technical expertise or specialized skills;

•	personality traits and background that appear to fit with those of the other directors to produce a collegial and cooperative board responsive to the company’s needs; and

•	ability to commit sufficient time to effectively carry out the substantial duties of a director.

While our corporate governance guidelines do not include an express diversity policy, we note that Dr. Sagalyn, who has been one of our longest standing directors, was recruited in part with a gender diversity goal in mind. Other women have served on our board during our corporate history, which we believe establishes a record of gender diversity.

Investment Risk Management Committee

The investment risk management committee is comprised of independent directors and currently consists of Messrs. Dobrowski, Edelman and Polan, with Mr. Edelman serving as the committee’s chairperson. The investment risk management committee is currently responsible for the supervision of our Manager’s compliance with our investment guidelines, and conducting periodic reviews of our loan and investment portfolio. In addition, any proposed investment (i) of more than 25% of our Equity (as defined in the Management Agreement) in any individual investment or (ii) in excess of $150.0 million, requires the approval of a majority of the members of the investment risk management committee.

Corporate Governance

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our directors and employees (if any), and to all of the officers and employees of the Manager and its affiliates who provide services to us, including our principal executive officer, principal financial officer and principal accounting officer. Our code of business conduct and ethics, as it relates to employees of Blackstone, operates in conjunction with, and in addition to, the policies of our Manager and those of Blackstone. Our code of business conduct and ethics is designed to comply with SEC regulations and NYSE listing standards relating to codes of conduct and ethics.

Corporate Governance Guidelines

We have also adopted corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth our board of directors’ expectations as to how it and they should perform its and their respective functions.

2013 Equity Incentive Plans

On April 26, 2013, our board of directors adopted a 2013 Stock Incentive Plan, or “2013 Plan,” and 2013 Manager Incentive Plan, or “2013 Manager Plan,” and, together with the 2013 Plan, the “2013 Plans,” in each case subject to the receipt of stockholder approval at our 2013 annual meeting, which is scheduled to be held on June 27, 2013. The total number of shares of class A common stock that may be made subject to awards under the 2013 Plans will be equal to 7.5% of the number of shares of our class A common stock that are issued and outstanding immediately following the final issuance of any shares in this offering (including any shares issued pursuant to any exercise by the underwriters in this offering of their option to purchase additional shares). The 2013 Plan is intended to provide a means through which our directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of us and our affiliates, as well as employees of the Manager and its affiliates who are providing services to us and our affiliates, can acquire and maintain an equity interest in us or be paid incentive compensation. The 2013 Manager Plan is intended to provide a means through which our Manager and its affiliates can acquire and maintain an equity interest in us, thereby strengthening their commitment to the welfare of our company and aligning their interests with those of our stockholders.

As of March 31, 2013, there were 10,000 shares available to be awarded under our 2011 Long-Term Incentive Plan. If the 2013 Plans are approved by our stockholders at the 2013 annual meeting no further awards will occur under the 2011 Plan. Stockholder approval of the 2013 Plans will not affect prior awards under the 2011 Plan, which will remain in effect.

Because the record date for the 2013 annual meeting at which the 2013 Plans will be submitted for stockholder approval was April 29, 2013, stockholders who purchase shares of class A common stock in this offering will not be entitled to vote on the approval of the 2013 Plans.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

General

Since the December 19, 2012 consummation of the Blackstone Transactions, we have been externally managed and advised by our Manager. Our Manager is led by an experienced team of senior BREDS professionals, including Michael B. Nash, our executive chairman, Stephen D. Plavin, our chief executive officer, Geoffrey G. Jervis, our chief financial officer, and managing directors Randall S. Rothschild (legal and compliance, who also serves as the company’s secretary) and Thomas C. Ruffing (asset management), each of whom have at least 15 years of real estate experience. The executive offices of our Manager are located at 345 Park Avenue, 42nd Floor, New York New York 10154, and the telephone number of our Manager’s executive offices is (212) 655-0220.

Officers of Our Manager

The following sets forth certain information with respect to certain of the officers of our Manager:

Officer	Age	Position Held with Our Manager
Michael B. Nash	52	Senior Managing Director
Stephen D. Plavin	53	Senior Managing Director
Geoffrey G. Jervis	42	Chief Financial Officer
Randall S. Rothschild	40	Chief Operating Officer
Thomas C. Ruffing	52	Managing Director
Douglas N. Armer	38	Head of Capital Markets
Anthony F. Marone, Jr.	30	Assistant Treasurer and Controller

Set forth below is biographical information for certain officers of our Manager. For biographical information for Mr. Nash, see “Management—Our Directors and Officers.”

Stephen D. Plavin has served as one of our directors and has served as our president and chief executive officer since December 2009. Mr. Plavin is also a senior managing director of Blackstone and our Manager and a member of our Manager’s investment committee. Mr. Plavin is also a senior managing director of Blackstone Real Estate Debt Strategies. Mr. Plavin is a member of the Real Estate Investment Committee for both Blackstone Real Estate Debt Strategies and Blackstone Real Estate Advisors. Before joining Blackstone, Mr. Plavin was also the chief executive officer of CTIMCO, a commercial real estate investment manager and rated special servicer that was wholly owned by Capital Trust, Inc. and acquired by Blackstone in December 2012. Prior to joining Capital Trust, Inc. in 1998, Mr. Plavin was co-head of Global Real Estate for The Chase Manhattan Bank and Chase Securities Inc. During his tenure at Chase, from 1984 to 1998, Mr. Plavin also led business units responsible for commercial real estate loan origination, syndication, structured finance, portfolio management and real estate owned sales. Mr. Plavin received a B.A. in English from Tufts University and an M.B.A. in Finance, Accounting and Marketing from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Plavin is a member of the board of directors of each of Omega Healthcare Investors, Inc. and WCI Communities, Inc. Mr. Plavin’s experience and background as a senior member of our company’s management since 1998 has provided him with valuable knowledge of and experience with our business, which we believe positions him to contribute to our board’s oversight functions.

Geoffrey G. Jervis has served as our chief financial officer since 2005. Mr. Jervis is also our treasurer and assistant secretary the chief financial officer of our Manager and is also a member of our Manager’s investment committee. Mr. Jervis is also a managing director of Blackstone. Before joining Blackstone in 2012, Mr. Jervis was also the chief financial officer of CTIMCO, a commercial real estate investment manager and rated special servicer that was wholly owned by Capital Trust, Inc. and acquired by affiliates of Blackstone in December 2012. Prior to joining Capital Trust, Inc., Mr. Jervis was chief of staff for the New York City Economic Development Corporation under the Giuliani Administration. Mr. Jervis’ responsibilities included the City of New York’s privatization efforts within its real estate and related portfolios. Mr. Jervis received a B.A. in History from Vanderbilt University, and an honors (Beta Gamma Sigma) M.B.A. from Columbia Business School.

Randall S. Rothschild has served as our secretary and managing director, legal and compliance since February 2013. Mr. Rothschild is also the chief operating officer of our Manager and is also a member of our Manager’s investment committee. Mr. Rothschild is also a managing director and chief operating officer of Blackstone Real Estate Debt Strategies. Before joining Blackstone in 2008, Mr. Rothschild was with Merrill Lynch from 2004 to 2008 where he originated, structured and executed real estate investments for the firm’s Real Estate Principal Investment Group—Americas. Prior to joining Merrill Lynch, Mr. Rothschild was an associate in the Real Estate group of Fried Frank Harris Shriver & Jacobson where he worked from 1999 to 2004. At Fried Frank, Mr. Rothschild represented private equity real estate funds, investment banks, developers, REITs and institutional investors in the structuring, negotiation and closing of real estate transactions. Prior to that, he was an associate at Tannenbaum Helpern Syracuse & Hirschtritt. Mr. Rothschild received a B.A. in Government from Georgetown University and a J.D. from Benjamin N. Cardozo School of Law.

Thomas C. Ruffing has served as our managing director, asset management since February 2013. Mr. Ruffing previously served as our chief credit officer since July 2006. Mr. Ruffing is also a managing director of our Manager and a managing director of Blackstone Real Estate Debt Strategies. Before joining Blackstone, Mr. Ruffing was also chief credit officer of CTIMCO, a commercial real estate investment manager and rated special servicer that was wholly owned by Capital Trust, Inc. and acquired by Blackstone in December 2012. Prior to joining Capital Trust, Inc., Mr. Ruffing worked at JP Morgan Chase in the Real Estate & Lodging Investment Banking Group. Mr. Ruffing’s responsibilities included structured corporate real estate finance transactions, major asset property sales, and the restructuring and workout of real estate loans. Mr. Ruffing holds a B.S. and an M.E. in Mechanical Engineering from the University of Virginia and an M.B.A. from Columbia Business School.

Douglas N. Armer is the head of capital markets of our Manager and is a principal in Blackstone Real Estate Debt Strategies. Before joining Blackstone in 2012, Mr. Armer was managing director of CTIMCO, a commercial real estate investment manager and rated special servicer that was wholly owned by Capital Trust, Inc. and acquired by Blackstone in December 2012. As managing director, Mr. Armer was responsible for the firm’s capital markets and finance activities. Prior to joining Capital Trust, Inc. in 2004, Mr. Armer was responsible for developing the India-based capital markets group of Global Realty Outsourcing. Previously Mr. Armer held positions in Corporate Finance at Gerard Klauer Mattison and at PaineWebber Commercial Real Estate Securities. Mr. Armer holds a B.A. in Political Science, magna cum laude, from the University of Rochester, where he was inducted into the Phi Beta Kappa honor society.

Anthony F. Marone, Jr. is the assistant treasurer and controller of our Manager and is a vice president of Blackstone Real Estate Debt Strategies. Before joining Blackstone in 2012, Mr. Marone was a vice president and controller of CTIMCO, a commercial real estate investment manager and rated special servicer that was wholly owned by Capital Trust, Inc. and acquired by Blackstone in December 2012. Prior to joining Blackstone, Mr. Marone also served as the controller of Capital Trust, Inc., from 2008, and his responsibilities included oversight of the firm’s accounting, SEC reporting and Sarbanes-Oxley compliance. Mr. Marone also worked in the Real Estate Assurance practice of PricewaterhouseCoopers LLP, where he provided audit and other assurance services to various real estate companies. Mr. Marone received a B.S. and an M.B.A. from Rutgers University and is a Certified Public Accountant and Chartered Global Management Accountant.

Investment Committee of Our Manager

Our Manager has an investment committee which is currently comprised of John G. Schreiber, the chairman of the committee, and Jonathan D. Gray, Robert G. Harper, Geoffrey G. Jervis, Michael B. Nash, Stephen D. Plavin, Randall S. Rothschild and Peter J. Sotoloff. Our Manager’s investment committee advises and consults with the Manager’s senior management team with respect to our investment strategy, investment portfolio holdings, financing and investment guidelines, and it approves our loans and investments. See “—Additional Activities of Our Manager; Allocation of Investment Opportunities; Conflicts of Interest—Investment Guidelines” below.

The following sets forth certain information with respect to each of the members of the investment committee of our Manager:

Name	Age	Position Held with Blackstone or Blackstone Associate
John G. Schreiber	66	Partner and Co-Founder of Blackstone Real Estate Advisors
Jonathan D. Gray	43	Global Head of Real Estate
Robert G. Harper	35	Managing Director of Blackstone Real Estate Debt Strategies
Geoffrey G. Jervis	42	Managing Director of Blackstone and Chief Financial Officer of Blackstone Real Estate Debt Strategies
Michael B. Nash	52	Senior Managing Director of Blackstone Real Estate Debt Strategies
Stephen D. Plavin	53	Senior Managing Director of Blackstone Real Estate Debt Strategies
Randall S. Rothschild	40	Managing Director and Chief Operating Officer of Blackstone Real Estate Debt Strategies
Peter J. Sotoloff	36	Managing Director of Blackstone Real Estate Debt Strategies

For biographical information for Messrs. Nash and Schreiber, see “Management—Our Directors and Officers” and for Messrs. Jervis, Plavin and Rothschild, see “—Officers of Our Manager” above. Additional biographical information of the members of the investment committee of our Manager is outlined below.

Jonathan D. Gray is Blackstone’s global head of real estate and a member of the board of directors of Blackstone. He also sits on Blackstone’s management and executive committees. Since joining Blackstone in 1992, Mr. Gray has helped build the largest real estate platform in the world with $56.7 billion in investor capital under management as of December 31, 2012. Blackstone’s portfolio includes hotel, office, retail, industrial and residential properties in the U.S., Europe and Asia. Major holdings include Hilton Worldwide, Equity Office Properties, Brixmor shopping centers and London’s Broadgate office complex. Mr. Gray received a B.S. in Economics from the Wharton School, as well as a B.A. in English from the College of Arts and Sciences at the University of Pennsylvania, where he graduated magna cum laude and was elected to Phi Beta Kappa. He currently serves as a board member of the Pension Real Estate Association and Trinity School and is Chairman of the Board of Harlem Village Academies. Mr. Gray and his wife, Mindy, recently established the Basser Research Center at the University of Pennsylvania School of Medicine, focused on the prevention and treatment of certain genetically-caused breast and ovarian cancers.

Robert G. Harper is a managing director and the head of Europe for Blackstone Real Estate Debt Strategies. He is based in London. Since joining Blackstone in 2002, Mr. Harper has been involved in analyzing Blackstone’s real estate equity and debt investments in all property types and has worked on transactions including Hilton Worldwide and Equity Office Properties. Mr. Harper previously worked for Blackstone in both New York and Los Angeles. Prior to joining Blackstone, Mr. Harper worked for Morgan Stanley’s real estate private equity group in Los Angeles and San Francisco. Mr. Harper received a B.S. from the McIntire School of Commerce at the University of Virginia.

Peter J. Sotoloff is a managing director of Blackstone Real Estate Debt Strategies. Prior to joining Blackstone in 2007, Mr. Sotoloff was a principal at Tribeca Associates, an institutionally capitalized owner, operator and developer in New York City. Mr. Sotoloff oversaw the acquisition, financing and development of large-scale office, lodging, for-sale residential and mixed-use assets and portfolios. Prior to that, Mr. Sotoloff oversaw U.S. financing, non-performing loan acquisition and global currency and interest rate risk management strategies for the Morgan Stanley Real Estate Funds, a series of global opportunity funds. In addition, Mr. Sotoloff was involved with the management of the Morgan Stanley Real Estate Special Situations Fund investment program. Prior to joining Morgan Stanley, Mr. Sotoloff was with Goldman Sachs’ Whitehall Funds, a global real estate opportunity fund sponsor. Mr. Sotoloff graduated with highest honors from the Wharton School of the University of Pennsylvania with a B.S. in Finance with concentrations in Finance, Real Estate Finance and

Management, and completed the International Business Strategies Program at the London School of Economics. Mr. Sotoloff is a member of the Real Estate Board of New York, the Urban Land Institute, the Commercial Mortgage Securities Association and the International Council of Shopping Centers.

Management Agreement

Engagement of Our Manager and Management Services

Pursuant to the Management Agreement, we have engaged our Manager to serve as our investment manager and provide for the day-to-day management of our operations. The Management Agreement requires our Manager to manage our investments and our day-to-day business and affairs in conformity with our investment guidelines and other policies that are approved and monitored by our board of directors. Our Manager’s role as investment manager is under the supervision and direction of our board of directors. Investment decisions on behalf of Blackstone Mortgage Trust are made by an investment committee of our Manager that is comprised of senior professionals of Blackstone, including senior professionals of its real estate investment business.

Our Manager is responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to our investments and business and affairs as may be appropriate, which may include, without limitation, the following:

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serving as our advisor with respect to the establishment and periodic review of our investment guidelines for our investments, financing activities and operations, any modifications to which will be approved by a majority of our board of directors (which must include a majority of the independent directors);

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identifying, investigating, analyzing, and selecting possible investment opportunities and originating, negotiating, acquiring, consummating, monitoring, financing, retaining, selling, negotiating for prepayment, restructuring, refinancing, hypothecating, pledging or otherwise disposing of investments consistent in all material respects with our investment guidelines;

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with respect to prospective purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives;

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negotiating and entering into, on our behalf, repurchase agreements, interest rate or currency swap agreements, hedging arrangements, financing arrangements (including one or more credit facilities), foreign exchange transactions, derivative transactions, and other agreements and instruments required or appropriate in connection with our activities;

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engaging and supervising, on our behalf and at our expense, independent contractors, advisors, consultants, attorneys, accountants, auditors, and other service providers (which may include affiliates of our Manager) that provide various services with respect to us, including, without limitation, investment banking, securities brokerage, mortgage brokerage, credit analysis, risk management services, asset management services, loan servicing, other financial, legal or accounting services, due diligence services, underwriting review services, and all other services (including transfer agent and registrar services) as may be required relating to our activities or investments (or potential investments);

•	coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment partners;

•	providing executive and administrative personnel, office space and office services required in rendering services to us;

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administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our Manager and our board of directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

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communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

•	advising us in connection with policy decisions to be made by our board of directors;

•	engaging one or more subadvisors with respect to our management, including, where appropriate, affiliates of our Manager;

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evaluating and recommending to our board of directors hedging strategies and engaging in hedging activities on our behalf, consistent with our qualification as a REIT and with our investment guidelines;

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advising us regarding the maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and the Treasury Regulations thereunder and using commercially reasonable efforts to cause us to qualify for taxation as a REIT;

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advising us regarding the maintenance of our exemption from regulation as an investment company under the Investment Company Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause us to maintain such exemption from regulation as an investment company under the Investment Company Act;

•	furnishing reports to us regarding our activities and services performed for us by our Manager and its affiliates;

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monitoring the operating performance of our investments and providing periodic reports with respect thereto to our board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

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investing and reinvesting any moneys and securities of ours (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners) and advising us as to our capital structure and capital raising;

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causing us to retain a qualified independent public accounting firm and legal counsel, as applicable, to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and to conduct periodic compliance reviews with respect thereto;

•	assisting us in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

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assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including (i) preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act or the Securities Act, or by the NYSE, and facilitating compliance with the Sarbanes-Oxley Act of 2002, the listing rules of the NYSE, and the Dodd-Frank Act and (ii) in the event that we are a commodity pool under the U.S. Commodities Exchange Act, as amended, acting as our commodity pool operator for the period and on the terms and conditions set forth in the Management Agreement;

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assisting us in taking all necessary action to enable us to make required tax filings and reports, including soliciting stockholders for all information required to the extent provided by the provisions of the Internal Revenue Code and Treasury Regulations applicable to REITs;

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placing, or arranging for the placement of, all orders pursuant to our Manager’s investment determinations for us either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

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handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day activities (other than with our Manager or its affiliates), subject to such reasonable limitations or parameters as may be imposed from time to time by our board of directors;

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using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our board of directors from time to time;

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advising us with respect to and structuring long-term financing vehicles for our portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

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serving as our advisor with respect to decisions regarding any of our financings, hedging activities or borrowings undertaken by us, including (i) assisting us in developing criteria for debt and equity financing that is specifically tailored to our investment objectives, and (ii) advising us with respect to obtaining appropriate financing for our investments (which, in accordance with applicable law and the terms and conditions of the Management Agreement and our charter and bylaws may include financing by our Manager or its affiliates);

•	providing us with portfolio management and other related services;

•

arranging marketing materials and other related documentation, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business; and

•

performing such other services from time to time in connection with the management of our business and affairs and our investment activities as our board of directors shall reasonably request and/or our Manager shall deem appropriate under the particular circumstances.

Pursuant to the terms of the Management Agreement, our Manager may retain, for and on our behalf, such services of persons and firms described elsewhere herein as our Manager deems necessary or advisable in connection with our management and operations, which may include affiliates of our Manager; provided, that any such services may only be provided by affiliates of our Manager to the extent (i) such services are on arm’s-length terms and competitive market rates in relation to terms that are then customary for agreements regarding the provision of such services to companies that have assets similar in type, quality and value to our assets and our subsidiaries’ assets, or (ii) such services are approved by a majority of the independent members of our board of directors. Pursuant to the terms of the Management Agreement, our Manager will keep our board of directors reasonably informed on a periodic basis as to any services provided by affiliates of our Manager not approved by a majority of the independent directors on our board of directors.

Liability and Indemnification

Pursuant to the Management Agreement, our Manager assumes no responsibility other than to render the services called for thereunder in good faith and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations, including as set forth in our investment guidelines. Under the terms of the Management Agreement, our Manager and its affiliates, and their respective directors, officers, employees and stockholders, will not be liable to us, any subsidiary of ours, our board of directors, our stockholders or any of our subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the Management Agreement, except by reason of acts or omission constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. We have agreed to indemnify our Manager, its affiliates, and the directors, officers, employees and stockholders of our Manager and its affiliates of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) in respect of or arising from any acts or omissions of such party performed in good faith under the Management Agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties of such party under the Management

Agreement. In addition, our Manager will not be liable for trade errors that may result from ordinary negligence, including, without limitation, errors in the investment decision making process and/or in the trade process. Our Manager has agreed to indemnify us, our subsidiaries and the directors, officers, employees and stockholders of us and our subsidiaries and each person, if any, controlling us, of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) in respect of or arising from (i) any acts or omissions of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties of our Manager under the Management Agreement or (ii) any claims by our Manager’s employees relating to the terms and conditions of their employment by our Manager. Notwithstanding the foregoing, our Manager, at its sole cost and expense, will maintain “errors and omissions” insurance coverage and other customary insurance coverage upon the execution of the Management Agreement.

Pursuant to the Management Agreement, any indemnified party entitled to indemnification thereunder shall first seek recovery from any other indemnity then available with respect to portfolio entities and/or any applicable insurance policies by which such indemnified party is indemnified or covered and shall obtain written consent of us or our Manager (as applicable) prior to entering into any compromise or settlement which would result in an obligation of us or our Manager (as applicable) to indemnify such indemnified party. Any amounts actually recovered under any applicable insurance policies or other indemnity then available will offset any amounts owed by us or our Manager (as applicable) pursuant to indemnification obligations under the Management Agreement.

Management Team

Pursuant to the terms of the Management Agreement, our Manager is required to provide us with a management team, including a chief executive officer and president, chief financial officer or similar positions, along with appropriate support personnel, to provide the management services to be provided by our Manager to us. Our Manager is not obligated to dedicate any of its executives or other personnel exclusively to us. In addition, such executives and other personnel, including the management team supplied to us by our Manager, are not obligated to dedicate any specific portion of their time to our business. Instead, members of our management team are required to devote such amount of their time to our management as necessary and appropriate, commensurate with our level of activity.

Our Manager is required to refrain from any action that, in its sole judgment made in good faith:

•	is not in compliance with our investment guidelines, or

•

would adversely and materially affect our qualification as a REIT under the Internal Revenue Code or our status or our subsidiaries’ status as entities excluded from investment company status under the Investment Company Act, or would materially violate compliance and governance policies and procedures applicable to us, any law, rule or regulation of any governmental body or agency having jurisdiction over us and our subsidiaries or of any exchange on which our securities may be listed or that would otherwise not be permitted by our charter and bylaws.

If our Manager is ordered to take any action by our board of directors, our Manager will promptly notify our board of directors if it is our Manager’s judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation, or compliance and governance policies and procedures or our charter or bylaws. Neither our Manager nor any of its affiliates shall be liable to us, our board of directors or our stockholders for any act or omission by our Manager or any of its affiliates, except as provided in the Management Agreement.

Term and Termination

The initial term of the Management Agreement expires on December 19, 2015 and will be automatically renewed for a one-year term each anniversary thereafter unless previously terminated as described below. Our independent directors will review our Manager’s performance and the fees that may be payable to our Manager annually and, following the initial term, the Management Agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, based upon (1) unsatisfactory performance by our Manager that is materially detrimental to us and our subsidiaries taken as a whole or (2) our determination that the management fee and incentive fee payable to our Manager are not fair, subject to our Manager’s right to prevent any termination due to unfair fees by accepting a reduction of management and/or incentive fees agreed to by at least two-thirds of our independent directors. We must provide our Manager 180 days’ prior written notice of any termination. Unless terminated for cause, our Manager will be paid a termination fee equal to three times the sum of (i) the average annual management fee and (ii) the average annual incentive fee earned by our Manager, in each case during the 24-month period immediately preceding the most recently completed calendar quarter prior to the date of termination.

We may also terminate the Management Agreement at any time, including during the initial term, without the payment of any termination fee, with at least 30 days prior written notice from us upon the occurrence of a cause event, which is defined as:

•

a final judgment by any court or governmental body of competent jurisdiction not stayed or vacated within 30 days that our Manager, its agents or its assignees has committed a felony or a material violation of applicable securities laws that has a material adverse effect on our business or the ability of our Manager to perform its duties under the terms of the Management Agreement;

•	an order for relief in an involuntary bankruptcy case relating to our Manager or our Manager authorizing or filing a voluntary bankruptcy petition;

•	the dissolution of our Manager; or

•

a determination that our Manager has committed fraud against us, misappropriated or embezzled funds of ours, or has acted, or failed to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the Management Agreement, provided, however, that if any of such actions or omissions are caused by an employee and/or officer of our Manager or one of its affiliates and our Manager takes all necessary action against such person and cures the damage caused by such actions or omissions within 30 days of such determination, then the Management Agreement shall not be terminable for cause.

Our Manager may assign the agreement in its entirety or delegate certain of its duties under the agreement to any of its affiliates without the approval of our independent directors if such assignment or delegation does not require our approval under the Investment Company Act.

Our Manager may terminate the Management Agreement if we become required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may decline to renew the Management Agreement by providing us with 180 days’ written notice, in which case we would not be required to pay a termination fee. In addition, if we breach the Management Agreement in any material respect or are otherwise unable to perform our obligations thereunder and the breach continues for a period of 30 days after written notice to us, our Manager may terminate the Management Agreement upon 60 days’ written notice. If the Management Agreement is terminated by our Manager upon our breach, we would be required to pay our Manager the termination fee described above.

We may not assign our rights or responsibilities under the Management Agreement without the prior written consent of our Manager, except in the case of assignment to another REIT or other organization which is our successor, in which case such successor organization will be bound under the Management Agreement and by the terms of such assignment in the same manner as we are bound under the Management Agreement.

Management Fee, Incentive Fees and Expense Reimbursements

Upon execution of the Management Agreement, we will not maintain an office or directly employ personnel. Instead, we will rely on the facilities and resources of our Manager to manage our day-to-day operations.

Management Fee

Pursuant to the terms of the Management Agreement, we have agreed to pay our Manager a management fee in an amount equal to the greater of: (i) $250,000 per annum ($62,500 per quarter); and (ii) 1.50% per annum (0.375% per quarter) of our “Equity.” The management fee is payable in cash, quarterly in arrears with respect to each calendar quarter following December 19, 2012. For purposes of calculating the management fee, our “Equity” means: (a) the sum of (1) the net proceeds received by us from all issuances of our common stock from and after December 19, 2012, plus (2) our cumulative Core Earnings (as defined below) from and after December 19, 2012 to the end of the most recently completed calendar quarter, plus (3) cash retained on our balance sheet as of December 19, 2012 and cash retained upon realization of the CT Legacy Interests (as defined below), (b) less (1) any distributions to our stockholders, (2) any amount that we or any of our subsidiaries have paid to repurchase our common stock since December 19, 2012 and (3) any Incentive Compensation (as defined below) paid following December 19, 2012. With respect to that portion of the period from and after the Closing Date that is used in any calculation of incentive compensation or the management fee, all items in the foregoing sentence (other than clause (a)(2)) are calculated on a daily weighted average basis.

The management fee of our Manager shall be calculated within 30 days after the end of each quarter and such calculation shall be promptly delivered to us. We are obligated to pay the management fee within five business days after the date of delivery to us of such computations.

We expect the management fee to be paid to our Manager for the year ended December 31, 2013 to be approximately $5.3 million (or approximately $6.0 million if the underwriters exercise their option to purchase 3,150,000 additional shares of class A common stock in full), assuming: (i) estimated net proceeds in this offering of approximately $567.8 million, based on an assumed public offering price of $28.20 per share (the last reported price of our class A common stock on the NYSE on May 20, 2013) and assumed offering expenses payable by us and the offering closes on or about May 29, 2013 and (ii) during such period (w) we do not effect any follow-on equity offerings, (x) there are no cumulative Core Earnings and no distributions to our stockholders are paid, (y) there is no cash retained from realization of any CT Legacy Interests and (z) no incentive compensation is paid. A $25.0 million increase or decrease in our net proceeds in this offering would increase or decrease the expected management fee for the year ended December 31, 2013 by approximately $220,000.

Incentive Compensation

Pursuant to the terms of the Management Agreement, our Manager is entitled to incentive compensation which shall be payable in arrears in cash, in quarterly installments. Incentive compensation means the incentive fee calculated and payable with respect to each calendar quarter following December 19, 2012 (or part thereof that the Management Agreement is in effect) in arrears in an amount, not less than zero, equal to:

i.	for the quarter ending March 31, 2013, the product of (a) 20% and (b) the difference between (i) our Core Earnings for such calendar quarter, and (ii) the product of (A) our Equity as of the end of such calendar quarter, and (B) 7% per annum;

ii.	for each of the quarters ending June 30, 2013, September 30, 2013 and December 31, 2013, the difference between (1) the product of (a) 20% and (b) the difference between (i) our Core Earnings for the calendar quarter(s) following December 19, 2012, and (ii) the product of (A) our Equity in the calendar quarter(s) following December 19, 2012, and (B) 7% per annum, and (2) the sum of any incentive compensation paid to our Manager with respect to the prior calendar quarter(s) following December 19, 2012 (other than the most recent calendar quarter), as applicable; and

iii.	for the quarter ending March 31, 2014 and each calendar quarter thereafter, the difference between (1) the product of (a) 20% and (b) the difference between (i) our Core Earnings for the previous 12-month period, and (ii) the product of (A) our Equity in the previous 12-month period, and (B) 7% per annum, and (2) the sum of any incentive compensation paid to our Manager with respect to the first three calendar quarters of such previous 12-month period;

provided, however, that no incentive compensation shall be payable with respect to any calendar quarter unless Core Earnings for the 12 most recently completed calendar quarters (or such lesser number of completed calendar quarters from the date of the first offering of our common stock following December 19, 2012) is greater than zero.

For purposes of calculating the incentive fee, our “Core Earnings” means: the net income (loss) attributable to our stockholders, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the incentive compensation, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, (v) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items, in each case after discussions between our Manager and the independent directors of our board of directors and approved by a majority of such independent directors, and (vi) net income (loss) related to the CT Legacy Interests. Pursuant to the terms of the Management Agreement, the exclusion of depreciation and amortization from the calculation of Core Earnings shall only apply to debt investments related to real estate to the extent that we foreclose upon the property or properties underlying such debt investments.

Our Manager will compute each quarterly installment of the incentive fee within 45 days after the end of the calendar quarter with respect to which such installment is payable and promptly deliver such calculation to our board of directors. The amount of the installment shown in the calculation will be due and payable no later than the date which is five business days after the date of delivery of such computations to our board of directors.

For purposes of the terms “Equity” and “Core Earnings,” the CT Legacy Interests means our interests in (i) CT Legacy Partners, net of (a) the Series 1 Unit Secured Notes issued by CT Legacy Series 1 Note Issuer, LLC, a Delaware limited liability company, and the Series 2 Unit Secured Notes issued by CT Legacy Series 2 Note Issuer, LLC, a Delaware limited liability company, issued prior to the date of the Management Agreement, and (b) payments made by us pursuant to those certain award agreements granted under our 2007 Long-Term Incentive Plan related to distributions made by CT Legacy Partners, (ii) our interest in CT OPI GP, LLC, a Delaware limited liability company and general partner of CTOPI, net of the payments made by us pursuant to those certain award agreements related to carried interest distributions made by CTOPI and (iii) the Capital Trust RE CDO 2004-1 Ltd., a Cayman Islands company, Capital Trust RE CDO 2005-1 Ltd, a Cayman Islands company, and CT CDO IV Ltd., a Cayman Islands exempted company.

Reimbursement of Expenses

We are required to reimburse our Manager or its affiliates for documented costs and expenses incurred by it and its affiliates on our behalf except those specifically required to be borne by our Manager under the Management Agreement as described below. Our Manager shall be responsible for the expenses related to any and all personnel of our Manager and its affiliates who provide services to us pursuant to the Management Agreement or otherwise (including, without limitation, each of our officers and any of our directors who are also directors, officers or employees of our Manager or any of its affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel.

The expenses required to be paid by us include:

•

fees, costs and expenses in connection with the issuance and transaction costs incident to the acquisition, negotiation, structuring, trading, settling, disposition and financing of our investments and investments of our subsidiaries (whether or not consummated), including brokerage commissions, hedging costs, prime brokerage fees, custodial expenses, clearing and settlement charges, forfeited deposits, and other investment costs fees and expenses actually incurred in connection with the pursuit, making, holding, settling, monitoring or disposing of actual or potential investments;

•

fees costs, and expenses of legal, tax, accounting, consulting, auditing, finance, administrative, investment banking, capital market and other similar services rendered to us (including, where the context requires, through one or more third parties and/or affiliates of our Manager) or, if provided by our Manager’s personnel, in accordance with the terms and conditions of the Management Agreement;

•	the compensation and expenses of our directors (excluding those directors who are officers of our Manager) and the cost of liability insurance to indemnify our directors and officers;

•

interest and fees and expenses arising out of borrowings made by us, including, but not limited to, costs associated with the establishment and maintenance of any of our credit facilities, other financing arrangements, or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of our securities offerings;

•

expenses connected with communications to holders of our securities or securities of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our securities on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our annual report to our stockholders and proxy materials with respect to any meeting of our stockholders and any other reports or related statements;

•

our allocable share of costs associated with technology-related expenses, including without limitation, any computer software or hardware, electronic equipment or purchased information technology services from third party vendors or affiliates of our Manager that is used solely for us, technology service providers and related software/hardware utilized in connection with our investment and operational activities;

•

our allocable share of expenses incurred by managers, officers, personnel and agents of our Manager for travel on our behalf and other out-of-pocket expenses incurred by them in connection with the purchase, financing, refinancing, sale or other disposition of an investment or the establishment and maintenance of any of our securitizations or any of our securities offerings;

•

our allocable share of costs and expenses incurred with respect to market information systems and publications, research publications and materials, including, without limitation, news research and quotation equipment and services;

•	the costs and expenses relating to ongoing regulatory compliance matters and regulatory reporting obligations relating to our activities;

•

the costs of any litigation involving us or our assets and the amount of any judgments or settlements paid in connection therewith, directors and officers, liability or other insurance and indemnification or extraordinary expense or liability relating to our affairs;

•	all taxes and license fees;

•	all insurance costs incurred in connection with the operation of our business except for the costs attributable to the insurance that our Manager elects to carry for itself and its personnel;

•	our allocable share of costs and expenses incurred in contracting with third parties, in whole or in part, on our behalf;

•

all other costs and expenses relating to our business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

•

expenses relating to any office(s) or office facilities, including, but not limited to, disaster backup recovery sites and facilities, maintained for us or our investments separate from the office or offices of our Manager;

•

expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by our board of directors to or on account of holders of our securities or of our subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

•

any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary, or against any trustee, director, partner, member or officer of us or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, director, partner, member or officer by any court or governmental agency; and

•

all other expenses actually incurred by our Manager (except as otherwise described above) which are reasonably necessary for the performance by our Manager of its duties and functions under the Management Agreement.

Additional Activities of Our Manager; Allocation of Investment Opportunities; Conflicts of Interest

The Management Agreement expressly provides that it does not (i) prevent our Manager or any of its affiliates, officers, directors or employees, from engaging in other businesses or from rendering services of any kind to any other person or entity, whether or not the investment objectives or policies of any such other person or entity are similar to those of ours, including, without limitation, the Blackstone Funds, that employ investment objectives or strategies that overlap, in whole or in part, with our investment guidelines, (ii) in any way bind or restrict our Manager or any of its affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom our Manager or any of its affiliates, officers, directors or employees may be acting, or (iii) prevent our Manager or any of its affiliates from receiving fees or other compensation or profits from activities described in clauses (i) or (ii) above which shall be for our Manager’s (and/or its affiliates’) sole benefit.

The Management Agreement expressly acknowledges that, while information and recommendations supplied to us shall, in our Manager’s reasonable and good faith judgment, be appropriate under the circumstances and in light of our investment objectives and policies, such information and recommendations may be different in certain material respects from the information and recommendations supplied by our Manager or any affiliate of our Manager to others (including, for greater certainty, the Blackstone Funds and their investors, as described below). In addition, as acknowledged in the Management Agreement, (i) affiliates of our Manager sponsor, advise and/or manage one or more Blackstone Funds and may in the future sponsor, advise and/or manage additional Blackstone Funds, and (ii) our Manager will allocate investment opportunities that overlap with our investment guidelines and those of one or more of the Blackstone Funds in a manner that our Manager and applicable affiliates determine to be fair and reasonable in accordance with the Allocation Policy.

Pursuant to the terms of the Management Agreement, we acknowledged and/or agreed that (i) as part of Blackstone’s or its affiliates’ regular businesses, personnel of our Manager and its affiliates may from time to time work on other projects and matters (including with respect to one or more Blackstone Funds), and that conflicts may arise with respect to the allocation of personnel between us and one or more Blackstone Funds and/or our Manager and such other affiliates, (ii) there may be circumstances where investments that are consistent with our investment guidelines may be shared with or allocated to one or more Blackstone Funds (in lieu of us) in accordance with the Allocation Policy, (iii) Blackstone Funds may invest, from time to time, in investments in which we may also invest (including at a different level of an issuer’s capital structure (e.g., an investment by an Blackstone Fund in an equity or mezzanine interest with respect to the same portfolio entity in which we own a debt interest or vice versa) or in a different tranche of debt or equity with respect to an issuer in which we have an interest) and while Blackstone and its affiliates will seek to resolve any such conflicts in a fair and equitable manner in accordance with the Allocation Policy and its prevailing policies and procedures with respect to conflicts resolution among Blackstone Funds generally, such transactions are not required to be presented to our board of directors or any committee thereof for approval (unless otherwise required by our investment guidelines), and there can be no assurance that any conflicts will be resolved in our favor, (iv) our Manager and its affiliates may from time to time receive fees from portfolio entities or other issuers for the arranging, underwriting, syndication or refinancing of investments or other additional fees, including acquisition fees, loan servicing fees, special servicing fees, administrative fees or advisory or asset management fees, including with respect to Blackstone Funds and related portfolio entities, and while such fees may give rise to conflicts of interest we will not receive the benefit of any such fees, and (v) the terms and conditions of the governing agreements of such Blackstone Funds (including with respect to the economic, reporting, and other rights afforded to investors in such Blackstone Funds) are materially different from the terms and conditions applicable to us and our stockholders, and neither we nor any of our stockholders (in such capacity) shall have the right to receive the benefit of any such different terms applicable to investors in such Blackstone Funds as a result of an investment in us or otherwise. In addition, pursuant to the terms of the Management Agreement, our Manager is required to keep our board of directors reasonably informed on a periodic basis in connection with the foregoing. With regard to transactions that present conflicts contemplated by clause (iii) above, our Manager is required to provide our board of directors with quarterly updates in respect of such matters.

Pursuant to the terms of the Management Agreement, and subject to applicable law, our Manager shall not consummate on our behalf any transaction that involves (i) the sale of any investment to or (ii) the acquisition of any investment from Blackstone, any Blackstone Fund or any of their affiliates unless such transaction (A) is on terms no less favorable to us than could have been obtained on an arm’s length basis from an unrelated third party and (B) has been approved in advance by a majority of our independent directors. In addition, pursuant to the terms of the Management Agreement, it is agreed that our Manager will seek to resolve any conflicts of interest in a fair and equitable manner in accordance with the Allocation Policy and its prevailing policies and procedures with respect to conflicts resolution among Blackstone Funds generally, but only those transactions set forth in this paragraph shall be expressly required to be presented for approval to the independent directors of our board of directors or any committee thereof (unless otherwise required by our investment guidelines).

Pursuant to the terms of the Management Agreement, at the reasonable request of our board of directors, our Manager will review the Allocation Policy with our board of directors and respond to reasonable questions regarding the Allocation Policy as it relates to services under the Management Agreement. Our Manager will promptly provide our board of directors with a description of any material amendments, updates and revisions to the Allocation Policy.

Investment Guidelines

The Management Agreement requires our Manager to manage our investments and our day-to-day business and affairs in conformity with our investment guidelines and other policies that are approved and monitored by our board of directors. Our investment guidelines were approved by our board of directors and may be amended, restated, modified, supplemented or waived pursuant to the approval of a majority of our board of directors (which must include a majority of the independent directors on our board of directors) from time to time, without the approval of our stockholders.

Our board of directors has approved the following investment guidelines:

•	no investment shall be made that would cause us to fail to qualify as a REIT under the Internal Revenue Code.

•	no investment shall be made that would cause us or any of our subsidiaries to be regulated as an investment company under the Investment Company Act.

•

our Manager shall seek to invest our capital in a broad range of investments in or relating to public and/or private debt, non-controlling equity, loans and/or other interests (including “mezzanine” interests and/or options or derivatives related thereto) relating to real estate assets (including pools thereof), real estate companies and/or real estate-related holdings.

•

prior to the deployment of capital into investments, our Manager may cause our capital to be invested in any short-term investments in money market funds, bank accounts, overnight repurchase agreements with primary federal reserve bank dealers collateralized by direct U.S. government obligations and other instruments or investments reasonably determined by our Manager to be of high quality.

•

not more than 25% of our Equity (as defined in the Management Agreement) will be invested in any individual investment without the approval of a majority of the investment risk management committee of our board of directors (it being understood, however, that for purposes of the foregoing concentration limit, in the case of any investment that is comprised (whether through a structured investment vehicle or other arrangement) of securities, instruments or assets of multiple portfolio issuers, such investment for purposes of the foregoing limitation shall be deemed to be multiple investments in such underlying securities, instruments and assets and not such particular vehicle, product or other arrangement in which they are aggregated).

•	Any investment in excess of $150.0 million shall require the approval of a majority of the investment risk management committee of our board of directors.

Historical Performance of Certain Real Estate Funds Managed by Blackstone

The information presented in this section should not be considered as indicative of our possible operations and you should not rely on this information as an indication of our future performance. Investors who purchase shares of our class A common stock will not thereby acquire an ownership interest in any of the funds to which the following information relates. Our returns could be substantially lower than returns achieved by affiliates of Blackstone in their previous endeavors. All information presented below is unaudited.

Real Estate Debt and Equity Programs Sponsored by Blackstone from 1994 through 2012

Blackstone is a world leader in real estate investing since launching its first real estate fund in 1994 and has managed or continues to manage seven global opportunistic real estate funds, three European focused opportunistic real estate funds and a number of real estate debt investment funds. Blackstone’s real estate opportunity funds are diversified geographically and have made significant investments in lodging, major urban office buildings, shopping centers, residential and a variety of real estate operating companies. Blackstone’s debt investment funds target high yield real estate debt related investment opportunities in the public and private markets, primarily in the United States and Europe. We refer to Blackstone’s real estate opportunistic funds as their Blackstone Real Estate Partners, or “BREP,” funds and Blackstone’s real estate debt investment funds as their “BREDS” funds. In December 2012, Blackstone completed the acquisition of Capital Trust, Inc.’s investment management business.

During the 10-year period ended December 31, 2012, Blackstone or its affiliates sponsored five BREDS funds (in addition to co-investment capital and separate accounts established for specific investors or groups of related investors and taking in to account any parallel funds and related alternative investment structures) and ten BREP funds (in addition to co-investment capital raised for various BREP investments) and raising approximately $48 billion from approximately 1,250 investors.

Blackstone’s real estate funds are materially affected by conditions in the global financial markets and economic conditions or events throughout the world that are outside its control, including but not limited to changes in interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation), trade barriers, commodity prices, currency exchange rates and controls and national and international political circumstances (including wars, terrorist acts or security operations). These factors may affect the level and volatility of securities prices and the liquidity and the value of investments, and Blackstone may not be able to or may choose not to manage its exposure to these market conditions and/or other events. The unprecedented turmoil in the global financial markets in 2008 and 2009 provoked significant volatility of securities prices, contraction in the availability of credit and the failure of a number of companies, including leading financial institutions. These market conditions had a significant material adverse effect on Blackstone’s real estate funds during 2008 and 2009, before a significant recovery in 2010.

Real Estate Debt Programs

Our Manager forms part of BREDS, which was launched by Blackstone in 2008 to pursue opportunities relating to debt and preferred equity investments globally, with a focus on the United States and Europe. Since inception through December 31, 2012, affiliates of Blackstone have sponsored and managed five private commercial real estate debt funds (in addition to co-investment capital and separate accounts established for specific investors or groups of related investors and taking into account parallel funds and related alternative investment structures) that have, or have had, investment objectives similar to ours in that they primarily made or make commercial real estate debt investments in some or all of our target asset classes. No more than 10% of the amounts invested by each of the BREDS funds as of December 31, 2012 has been invested in equity positions.

During the period from the initial closing of the first BREDS fund in 2008 through December 31, 2012, the BREDS funds have invested a combined $6.4 billion in commercial real estate debt (on a cumulative basis), including $3.6 billion in mortgage loans and subordinate debt, $2.7 billion in CMBS and $0.1 billion in other commercial real estate debt investments.

The five funds (including related parallel funds), each of which is a BREDS fund, are as follows:

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Blackstone Real Estate Special Situations Fund L.P., or “BSSF I,” launched in May 2008 with $440 million in subscriptions, and as an open-ended fund has remained open for additional subscriptions. As of December 31, 2012 BSSF I had a net asset value of $406 million. BSSF I’s investment policy provides that it will generally seek to target relatively liquid investments in real estate assets (including pools thereof) and it may make investments (directly or indirectly) in, or relating to, public and/or private debt, equity or other interests (or derivatives related thereto) of real estate assets (including pools thereof) of any type or real estate companies and/or real estate-related holdings and it may invest in short-term or temporary investments as well as in options, futures, foreign exchange transactions and other derivative instruments.

•

Blackstone Real Estate Special Situations Fund II L.P., or “BSSF II,” launched in July 2009 and closed in February 2011 with a total of $1.4 billion of capital commitments. BSSF II’s investment objective includes making investments directly or indirectly, in public and/or private debt and, to a lesser extent, equity or other interests (or options or derivatives related thereto), in each case, of or relating to real estate assets (including pools thereof) or real estate companies and/or real estate-related holdings. BSSF II primarily seeks to make investments in the U.S. but may also invest in investments located elsewhere in the world excluding Europe.

•

Blackstone Real Estate Special Situations Europe L.P., or “BSSF-Europe,” launched in July 2009 and closed in February 2012 with a total of $239 million of capital commitments (after converting 80 million euro denominated commitments into U.S. dollars based on December 31, 2012 exchange rates). Concurrently launched with BSSF II, BSSF-Europe’s investment objective includes making investments directly or indirectly, in public and/or private debt and, to a lesser extent, equity or other interests (or options or derivatives related thereto), in each case, of or relating to European real estate assets (including pools thereof) or real estate companies and/or real estate-related holdings.

•

Blackstone Real Estate CMBS Fund L.P., or “CMBS Fund,” launched in May 2009 with $68 million in subscriptions, and as an open-ended fund has remained open for additional subscriptions. The CMBS Fund’s investment objective is to invest in CMBS as well as securities other than CMBS as a result of restructurings, foreclosures, bankruptcies, workouts or other corporate actions in connection with or relating to the CMBS it owns and it may invest in short-term or temporary investments as well as in options, futures, foreign exchange transactions and other derivative instruments.

•

Blackstone Commercial Real Estate Debt Fund L.P., or “BCRED,” launched in November 2010 and closed in January 2011 with a total of $602 million of capital commitments. BCRED’s investment objective is to invest in a broad range of commercial real estate-related debt investments (including, without limitation, making investments, directly or indirectly, in public and/or private debt and other interests relating to real estate assets and/or real estate-related companies (including options and derivatives related thereto). BCRED primarily seeks to make investments in the U.S. but may also make investments located elsewhere in the world.

In April 2013, Blackstone held an initial closing for its latest flagship successor real estate debt fund, Blackstone Real Estate Debt Strategies II, L.P., or “BREDS II,” with approximately $2.0 billion of total commitments. BREDS II’s investment objective is to invest in a broad range of real estate-related investments in or relating to public and/or private debt and, to a lesser extent in non-controlling equity or other similar interests on a global basis, with a primary focus in the United States.

Real Estate Equity Programs

In addition to the BREDS funds discussed above, affiliates of Blackstone have sponsored and managed ten BREP funds (in addition to co-investment capital and taking into account any parallel funds and related alternative investment structures) through December 31, 2012. Although each of the BREP funds may invest in debt as well as equity, their investment objectives differ from ours in that they primarily made or make control-oriented privately-negotiated real estate-related investments on an opportunistic basis, and to the extent they invest in debt instruments, they typically make such investments in expected “loan-to-own” situations or where such investments relate to an issuer in which a BREP fund has a pre-existing investment. Approximately 90% of the aggregate amounts invested by these funds as of December 31, 2012 has been invested in equity positions and each of the BREP funds had at least 75% of its amounts invested in equity positions as of such date.

During the period from the closing of the first BREP fund in 1994 through December 31, 2012, the BREP funds have invested a combined $36.5 billion in a portfolio of assets located in the U.S., Europe and Asia, with a diverse mix of lodging, major urban office, retail, industrial, residential and healthcare investments.

The ten BREP funds (including related parallel funds and alternative vehicles) to date are as follows:

•

Blackstone Real Estate Partners L.P., or “BREP I,” launched in March 1994 and closed in September 1994 with a total of $335 million of capital commitments. Most of BREP I’s investments were made in the U.S. and Canada, although it was permitted to make investments outside the U.S. and Canada, subject to investment limitations.

•

Blackstone Real Estate Partners II L.P., or “BREP II,” launched in October 1996 and closed in August 1997 with a total of $1.1 billion of capital commitments. Most of BREP II’s investments were made in the U.S. and Canada, although it was permitted to make investments outside the U.S. and Canada, subject to investment limitations.

•

Blackstone Real Estate Partners III L.P., or “BREP III,” launched in October 1998 and closed in May 2000 with a total of $1.4 billion of capital commitments. Most of BREP III’s investments were made in the U.S. and Canada, although it was permitted to make investments outside the U.S. and Canada, subject to investment limitations.

•

Blackstone Real Estate Partners International L.P., or “BREP Int’l,” launched in January 2001 and closed in January 2002 with a total of €797 million of capital commitments. BREP Int’l made investments on a global basis outside of the U.S. and Canada, with a primary focus on Western Europe.

•

Blackstone Real Estate Partners IV L.P., or “BREP IV,” launched in September 2002 and closed in April 2004 with a total of $2.1 billion of capital commitments. Most of BREP IV’s investments were made in the U.S. and Canada, although it was permitted to make investments outside the U.S. and Canada, subject to investment limitations.

•

Blackstone Real Estate Partners International II L.P., or “BREP Int’l II,” launched in August 2005 and closed in November 2005 with a total of €1.6 billion of capital commitments. BREP Int’l II made investments on a global basis outside of the U.S. and Canada, with a primary focus on Europe.

•

Blackstone Real Estate Partners V L.P., or “BREP V,” launched in December 2005 and closed in June 2006 with a total of $5.3 billion of capital commitments. Most of BREP V’s investments were made in the U.S. and Canada, although it was permitted to make investments outside the U.S. and Canada, subject to investment limitations.

•

Blackstone Real Estate Partners VI L.P., or “BREP VI,” launched in February 2007 and closed in February 2008 with a total of $10.9 billion of capital commitments. Most of BREP VI’s investments are made in the U.S. and Canada, although it is permitted to make investments outside the U.S. and Canada, subject to investment limitations.

•

Blackstone Real Estate Partners Europe III L.P., or “BREP Europe III,” launched in March 2008 and closed in June 2009 with a total of €3.2 billion of capital commitments. Investments by BREP Europe III are made in Europe. Investments outside of Europe may be made only if the non-European component of such investment is part of or incidental to the investment.

•

Blackstone Real Estate Partners VII L.P., or “BREP VII,” launched in August 2011 and closed in November 2012 with a total of $13.3 billion of capital commitments. Most of BREP VII’s investments are made in the U.S. and Canada, although it is permitted to make investments outside the U.S. and Canada, subject to investment limitations.

Prior Performance of Certain Real Estate Programs Sponsored by Blackstone

The following tables set forth certain performance data of certain real estate debt and equity funds sponsored by Blackstone described above. The prior performance tables should be read together with the historical performance summary presented above. The inclusion of the tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our class A common stock will experience returns comparable to the returns experienced in the programs referred to in the tables.

Table I set forth below presents, for each of the five BREDS funds, certain information regarding the amount of capital raised and invested, as well as certain other information for the period from inception of each applicable fund through December 31, 2012.

Table I

Experience in Raising and Investing Funds

(dollars in thousands)

	BSSF I	BSSF II	BSSF-Europe	CMBS Fund	BCRED
Dollar amount offered (commitment) (1)(2)	N/A	$1,447,488	$238,902	N/A	$602,415
Dollar amount raised (2)	$313,885	$1,447,488	$238,902	$358,016	$602,415
Less offering expenses:
Selling commissions (3)	$2,000	$10,792	$200	—	—
Organizational expenses (4)	$673	$1,821	$429	$387	$966
Other	—	—	—	—	—
Reserves
Percent available for investment	99.8%	99.1%	99.7%	99.9%	99.8%
Total acquisition cost of investments (5)	$345,527	$956,604	$100,825	$513,485	$518,083
Percent leverage (6)	1.4%	1.6%	0%	10.2%	1.0%
Date offering began	5/15/2008	7/1/2009	7/1/2009	5/1/2009	10/31/10
Length of offering (in months)	N/A	19	31	N/A	3
Months to invest 90 percent of amount available for investment (based on initial commitments closed) (7)	N/A	7	27	N/A	12

(1)	BSSF I and CMBS Fund are each open-end funds and no set dollar amount was offered.
(2)	BSSF-Europe includes both U.S. dollar and 80 million of euro denominated commitments which were converted into U.S. dollars based on December 31, 2012 exchange rates.
(3)	Reflects commissions paid to an affiliate of Blackstone with respect to amounts raised.
(4)	Aggregate fees and expenses paid to third parties in connection with the offerings such as legal, accounting, printing and travel expenses. There were no commissions paid to underwriters and placement agents.
(5)	Acquisition cost basis of assets held as of December 31, 2012.
(6)	Fund level financing under secured revolving lines of credit and repurchase agreements, as applicable, excluding non-recourse debt, divided by acquisition cost basis of assets other than any investments that secure non-recourse debt held as of December 31, 2012.
(7)	BSSF I and CMBS Fund are open-end funds, therefore disclosure is not meaningful.

Table II set forth below presents compensation paid to Blackstone from each of the BREDS funds, which have similar investment objectives to ours, as well as aggregated payments to Blackstone with respect to all of Blackstone’s BREP funds, in each case for the three years ended December 31, 2012 or as of the latest available date where noted.

Table II

Compensation to Sponsor

	BSSF I	BSSF II	BSSF-Europe	CMBS Fund	BCRED
Date offering commenced	May-08	July-09	July-09	May-09	October-10
Dollar amount raised (committed capital) (1)	$313,885,297	$1,447,487,942	$238,901,689	$358,016,164	$602,414,767
Amount paid to sponsor from proceeds of offering (2)	—	—	—	—	—
Dollar amount of net assets generated from operations before deducting payments to sponsor (3)(4)	$75,425,970	$360,126,000	$11,062,941	$240,536,006	$99,233,790
Amount paid to sponsor from operations:	—	—	—	—	—
Investment management fees (3)(5)(6)	$8,089,667	$—	$—	$24,749,150	$—
Real estate management fees	—	—	—	—	—
Incentive fees (3)(6)(7)	$12,449,333	—	—	$42,439,316	—
Reimbursements (8)	—	—	—	—	—

(1)	BSSF-Europe includes both U.S. dollar and 80 million of euro denominated commitments which were converted into U.S. dollars based on exchange rates in effect at December 31, 2012.
(2)	Blackstone and its affiliates do not receive any commissions with respect to amounts raised.
(3)	BSSF I and CMBS Fund include parallel offshore funds with June 30, 2012 fiscal year ends. Information presented for BSSF I and CMBS Fund reflects the mathematical sum of information for the three years ended June 30, 2012 in the case of offshore funds and the three years ended December 31, 2012 for the onshore funds.
(4)	Aggregate amounts for three years ended December 31, 2012.
(5)	Calculations vary by fund and are generally based on capital committed or invested. BSSF II, BSSF-Europe and BCRED do not pay management fees; all management fees for these funds are paid by the partners.
(6)	CMBS Fund amounts exclude the portion of the total management and incentive fees that are paid to the placement agent for that fund.
(7)	Calculations vary by fund and are generally based on amounts by which internal rates of return exceed base rate of return.
(8)	Reimbursement of transaction and other costs; substantially all non-fee payments to sponsor represents repayment of costs paid to non-affiliated third parties.

In addition to the BREDS funds included in the preceding table, key metrics for the BREP equity funds from inception through December 31, 2012 are as follows.

(dollars in billions)	Equity Funds (1)
Dollar amount raised (2)	$44.9
Management fees:
Base management fees	$2.4
Transaction and other fees	$1.1
Management fee offsets	$(.2)
Performance fees:
Realized	$1.4
Unrealized	$1.5

(1)	Includes BREP I, BREP II, BREP III, BREP Int’l, BREP IV, BREP Int’l II, BREP V, BREP VI, BREP Europe III and BREP VII and co-investment capital.
(2)	Includes €5.5 billion converted at exchange rates in effect at time of final closing.

Table III set forth below presents certain operating results for each of the BREDS funds.

Table III

Operating Results of Prior Programs

	BSSF I offshore (1)(2)			BSSF I onshore (1)(2)				BSSF II
	Year ended June 30,			Year ended December 31,				Year ended December 31,
	2010	2011	2012	2010	2011	2012		2010	2011	2012
Statement of Operations Data
Investment income	$3,840,422	$12,988,869	$27,647,942	$804,814	$1,981,112		$3,170,425	$16,982,459	$39,157,531		$62,530,258
Expenses
Management fees	(865,536)	(2,725,830)	(3,496,171)	(233,632)	(346,086)		(422,412)	—	—		—
Interest expense	—	(546,769)	(1,229,793)	(8,269)	(112,249)		(15,606)	(96,009)	(536,612)		(980,716)
Professional fees	(108,053)	(758,234)	(312,979)	(246,018)	(166,685)		(51,814)	(1,071,712)	(2,041,096)		(1,401,253)
All other expenses	(137,607)	(349,846)	(433,018)	(74,218)	(142,229)		(148,880)	(616,769)	(1,049,526)		(1,400,713)

Total expenses	(1,111,196)	(4,380,679)	(5,471,961)	(562,137)	(767,249)		(638,712)	(1,784,490)	(3,627,234)		(3,782,682)

Net investment income (loss)	2,729,226	8,608,190	22,175,981	242,677	1,213,863		2,531,713	15,197,969	35,530,297		58,747,576
Net realized gain (loss)	14,289,099	8,975,866	9,067,090	1,051,167	1,933,791		1,187,106	31,230,989	12,672,224		97,748,070
Net change in unrealized appreciation (depreciation)	(62,861)	1,771,962	(10,722,465)	1,762,253	(2,245,536)		2,827,181	47,411,689	10,787,078		50,800,108

Net increase (decrease) in net assets	$16,955,464	$19,356,018	$20,520,606	$3,056,097	$902,118		$6,546,000	$93,840,647	$58,989,599		$207,295,754

Taxable income (2):
From operations	$—	$—	$—	$—	$—		$—	$—	$—		$—
From realized gains	—	—	—	—	—		—	—	—		—

Total taxable income	$—	$—	$—	$—	$—		$—	$—	$—		$—

Cash Flow Data
Cash provided (used) by operations (includes sales)	$(16,600,001)	$(134,788,686)	$(51,379,000)	$(9,195,488)	$(2,772,562)		$63,104	$(96,217,216)	$(363,766,334)		$86,178,126
Add: cash subscriptions by shareholders/partners	41,450,001	117,600,000	57,900,000	12,400,000	7,500,000		12,000,000	278,121,125	673,621,187		726,836,933
Less: cash redemptions by shareholders /partners & transfers to affiliated funds	(234,525,954)	(161,314)	(14,021,000)	(3,204,512)	(726,761)		(163,703)	—	—		—
Less: cash distributions
from operations	N/A	N/A	N/A	N/A	N/A		N/A	(31,975,346)	(125,891,056)		(443,111,400)
from realized investments	N/A	N/A	N/A	N/A	N/A		N/A	(149,928,563)	(113,000,792)		(440,130,928)

Cash generated (deficiency) after cash distributions	$(209,675,954)	$(17,350,000)	$(7,500,000)	$—	$4,000,677		$11,899,401	$—	$70,963,005		$(70,227,269)

Tax and Distribution Data per $1,000 Invested
Federal income tax results: (2)
Ordinary Income (loss)
from Operations				$38.73	$88.54	$	N/A	$—	$(2.15)	$	N/A
from recapture				$—	$—	$	N/A	$—	$—	$	N/A
Capital gain (loss)				$33.75	$46.98	$	N/A	$43.10	$8.55	$	N/A
Cash distributions to investors (source GAAP basis Investment income)	N/A	N/A	N/A	N/A	N/A		N/A	$312.31	$141.05	$	N/A
Return of capital (source cash basis)
from operations	N/A	N/A	N/A	N/A	N/A		N/A	$54.90	$40.78		$463.21
from refinancing	N/A	N/A	N/A	N/A	N/A		N/A	$—	$—		$—
from sales	N/A	N/A	N/A	N/A	N/A		N/A	$257.41	$100.27		$460.10
Amount (%) remaining invested at the end of the last reporting period in the table (original total acquisition cost of investments retained divided by original total acquisition cost of all investments)			N/A				N/A				40%

(1)	BSSF I offshore information is presented separately from BSSF I onshore as BSSF I offshore has a June 30 fiscal year end. Tax amounts for BSSF I onshore and BSSF I offshore are included in the BSSF I onshore columns.
(2)	The domestic funds are partnerships and not subject to federal, state, or local income taxes; such taxes are the responsibility of the individual partners. The offshore funds are Cayman Islands exempted companies and are not subject to tax.

	BSSF-Europe (1)					CMBS Fund offshore (2)			CMBS Fund onshore (2)				BCRED
	Year ended December 31,					Year ended June 30,			Year ended December 31,				Year ended December 31,
	2010		2011	2012		2010	2011	2012	2010	2011	2012		2010	2011	2012
Statement of Operations Data
Investment income		$30,068	$193,572		$2,395,038	$17,755,037	$23,631,471	$30,249,458	$15,773,004	$20,817,716		$24,513,813	$—	$11,604,934	28,311,808
Expenses													—	—	—
Management fees		—	—		—	(4,396,489)	(5,215,379)	(4,516,543)	(3,879,441)	(3,730,693)		(3,010,605)	—	—	—
Interest expense		—	—		—	(1,541,628)	(3,780,686)	(3,155,247)	(2,242,588)	(2,645,157)		(1,500,199)	—	(403,122)	(635,311)
Professional fees		(95,259)	(30,802)		(191,531)	(171,743)	(56,691)	(115,643)	(49,145)	(169,903)		(262,830)	(80,000)	(908,489)	(775,639)
All other expenses		(61,003)	(258,411)		(470,126)	(636,827)	(624,009)	(643,809)	(581,680)	(381,495)		(315,427)	(25,094)	(340,158)	(3,519,985)

Total expenses		(156,262)	(289,213)		(661,657)	(6,746,687)	(9,676,765)	(8,431,242)	(6,752,854)	(6,927,248)		(5,089,061)	(105,094)	(1,651,769)	(4,930,935)

Net investment income (loss)		(126,194)	(95,641)		1,733,381	11,008,350	13,954,706	21,818,216	9,020,150	13,890,468		19,424,752	(105,094)	9,953,165	23,380,873
Net realized gain (loss)		25,406	789,838		374,048	20,377,113	42,636,123	30,000,913	16,204,364	40,495,951		12,712,408		1,008,031	8,954,178
Net change in unrealized appreciation (depreciation)		320,863	2,788,928		5,252,315	49,321,826	(19,411,102)	(44,179,138)	31,358,552	(55,255,281)		2,408,485	(15,825)	8,651,116	47,407,346

Net increase (decrease) in net assets		$220,075	$3,483,125		$7,359,744	$80,707,289	$37,179,727	$7,639,991	$56,583,066	$(868,862)		$34,545,645	$(120,919)	$19,612,312	79,742,397

Taxable income (3):
From operations		$—	$—		$—	$—	$—	$—	$—	$—		$—	$—	$—
From realized gains		—	—		—	—	—	—	—	—		—	—	—

Total taxable income		$—	$—		$—	$—	$—	$—	$—	$—		$—	$—	$—	—

Cash Flow Data
Cash provided (used) by operations (includes sales)		$(121,466)	$(68,824,777)		$(32,450,345)	$(253,653,640)	$(19,031,785)	$67,870,503	$9,434,849	$53,599,034		$57,031,395	$(37,936,397)	$(328,602,050)	(111,088,412)
Add: cash subscriptions by shareholders/partners		122,845	70,039,637		88,729,335	253,653,640	82,690,000	17,365,000	41,120,000	2,629,000		7,000,000	37,936,397	375,897,691	208,161,873
Less: cash redemptions by shareholders/partners & transfers to affiliated funds		—	—		—		(61,243,215)	(85,820,501)	(50,554,849)	(55,728,034)		(61,531,395)	—	—
Less: cash distributions
from operations		—	(6,072)		—	N/A	N/A	N/A	N/A	N/A		N/A	—	(6,095,440)	(33,013,891)
from realized investments		—	(1,071,276)		(56,560,255)	N/A	N/A	N/A	N/A	N/A		N/A	—	(12,913,942)	(91,384,698)

Cash generated (deficiency) after cash distributions		1,379	$137,512		$(281,265)	$—	$2,415,000	$(584,998)	$—	$500,000		$2,500,000	$—	$28,286,259	(27,325,128)

Tax and Distribution Data per $1,000 Invested
Federal income tax results: (2)
Ordinary income (loss)
from operations		$(0.06)	$—	$	N/A				$72.02	$151.88	$	N/A	$—	$65.25	N/A
from recapture		$—	$—	$	N/A				$—	$—		$—	$—	$—	N/A
Capital gain (loss)		$2.94	$—	$	N/A				$41.01	$129.89	$	N/A	$—	$1.14	N/A
Cash distributions to investors (source GAAP basis Investment income)	$		$14.91	$	N/A	N/A	N/A	N/A	N/A	N/A		N/A	$—	$49.66	N/A
Return of capital (source cash basis)
from operations	$		$0.08		$—	N/A	N/A	N/A	N/A	N/A		N/A	$—	$15.92	63.72
from refinancing		$—	$—		$—	N/A	N/A	N/A	N/A	N/A		N/A	$—	$—	—
from sales		$—	$14.83		$560.97	N/A	N/A	N/A	N/A	N/A		N/A	$—	$33.74	176.39

	BSSF-Europe (1)			CMBS Fund offshore (2)			CMBS Fund onshore (2)			BCRED
	Year ended December 31,			Year ended June 30,			Year ended December 31,			Year ended December 31,
	2010	2011	2012	2010	2011	2012	2010	2011	2012	2010	2011	2012
Amount (%) remaining invested at the end of the last reporting period in the table (original total acquisition cost of investments retained divided by original total acquisition cost of all investments)			99%			N/A			N/A			51%

(1)	BSSF-Europe is a euro-denominated fund. Amounts have been translated to U.S. dollars using average annual exchange rates.
(2)	CMBS Fund offshore information is presented separately from CMBS Fund onshore as CMBS Fund offshore has a June 30 fiscal year end. For CMBS Fund, tax amounts for CMBS Fund onshore and CMBS Fund offshore are included in the CMBS Fund onshore columns.
(3)	The domestic funds are partnerships and not subject to federal, state, or local income taxes; such taxes are the responsibility of the individual partners. The offshore funds are Cayman Islands exempted companies and are not subject to tax.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of May 6, 2013, there were a total of 2,926,651 shares of our class A common stock issued and outstanding. The following table sets forth as of April 17, 2013, and as adjusted to reflect the shares of class A common stock offered hereby, certain information with respect to the beneficial ownership of our class A common stock, by:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding class A common stock;

•	each director, director nominee and named executive officer currently employed by us; and

•	all of our directors and executive officers as a group.

Such information (other than with respect to our directors and executive officers) is based on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act with respect to our class A common stock.

The class A common stock numbers in the following table have been adjusted to give effect to the one-for-ten reverse stock split that took effect on May 6, 2013. The reverse stock split applied to all of our outstanding class A common stock and therefore did not affect any stockholder’s relative ownership percentage.

Name of Beneficial Owner	Number of Shares Beneficially Owned Prior to this Offering (1)	Percentage of Shares Beneficially Owned
		Prior to this Offering	After this Offering
Greater than 5% Owner
Blackstone Holdings III L.P. (2)	500,000	17.1%	9.5%
W.R. Berkley Corporation, et al. (3)	384,341	13.1	1.6
Mittleman Brothers, LLC, at. al. (4)	191,344	6.5	*

Executive Officers and Directors
Thomas E. Dobrowski (5)	21,491	*	*
Martin L. Edelman (6)	27,672	*	*
Geoffrey G. Jervis (7)	15,596	*	*
Michael B. Nash (8)	—	—	—
Henry N. Nassau (9)	16,197	*	*
Stephen D. Plavin (10)	26,889	*	*
Joshua A. Polan (11)	—	—	—
Randall S. Rothschild (12)	—	—	—
Thomas C. Ruffing (13)	8,130	*	*
Lynne B. Sagalyn (6)(14)	27,722	*	*
John G. Schreiber	—	—	—
All executive officers and directors as a group (11 persons) (15)	143,697	4.9%	*

*	Represents less than 1%.
(1)	The number of shares are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.
(2)

Based on a Schedule 13D filed with the SEC on December 21, 2012, Blackstone Holdings III L.P., or “Holdings III,” directly holds such shares of class A common stock. Blackstone Holdings III GP L.P. is the general partner of Holdings III. Blackstone Holdings III GP Management L.L.C. is the general partner of

Blackstone Holdings III GP L.P. The Blackstone Group L.P. is the managing member of Blackstone Holdings III GP Management L.L.C. Blackstone Group Management L.L.C. is the general partner of The Blackstone Group L.P. (together with Holdings III, Blackstone Holdings III GP L.P., Blackstone Holdings III GP Management L.L.C., the “Blackstone Entities”). Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the Blackstone Entities and Mr. Schwarzman may be deemed to beneficially own the shares of class A common stock beneficially owned by Holdings III. Mr. Schwarzman disclaims beneficial ownership of such shares of class A common stock. The address for each of the Blackstone Entities and Mr. Schwarzman is c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154.

Holdings III has indicated an interest in purchasing an aggregate of up to $50.0 million in shares of our class A common stock in this offering. Percentage of shares beneficially owned after this offering assumes that Holdings III purchases all of the shares it has indicated an interest in purchasing, and the underwriters do not exercise their option to purchase additional shares of our class A common stock. If Holdings III did not purchase any additional shares of class A common stock, its percentage of shares of class A common stock beneficially owned after this offering would be approximately 2.1%.

(3)	Based solely on information contained in a Schedule 13D/A filed with the SEC on January 2, 2013 by W.R. Berkley Corporation, Admiral Insurance Company, Berkley Insurance Company, Berkley Regional Insurance Company and Nautilus Insurance Company, collectively, “Berkley.” (Berkley’s address is 475 Steamboat Road, Greenwich, CT 06830). The Berkley 13D/A reported beneficial ownership as follows: (i) W.R. Berkley Corporation beneficially owns 3,843,413 shares and has sole voting power and sole dispositive power with respect to all of such shares; and (ii) Berkley Insurance Company beneficially owns 3,843,413 shares and has sole voting power and sole dispositive power with respect to all of such shares. The Berkley 13D/A also reported that shares that had previously been beneficially owned by Admiral Insurance Company, Berkley Regional Insurance Company and Nautilus Insurance Company were transferred to Berkley Insurance Company on January 2, 2013 in connection with the entrance into certain internal reinsurance arrangements and that the transferors ceased to be beneficial owners of any of Blackstone Mortgage Trust’s securities.
(4)	Based solely on information contained in a Schedule 13G filed with the SEC on February 13, 2013 by Mittleman Brothers, LLC (“Mittleman Brothers”), Master Control LLC (“Master”), Mittleman Investment Management LLC, an SEC registered investment advisory firm (“MIM”) and Christopher P. Mittleman. MIM serves as an investment adviser and/or manager to other persons. MIM may be deemed to beneficially own securities owned and/or held by and/or for the account and/or benefit of other persons. Mittleman Brothers is the sole member of Master. Master is the sole member of MIM. Mittleman Brothers and Master may be deemed to beneficially own securities beneficially owned by MIM. Mr. Mittleman is the chief investment officer of MIM and may be deemed to beneficially own securities beneficially owned by MIM. The address for each of Mittleman Brothers, Master, MIM and Mr. Mittleman is 188 Birch Hill Road, Locust Valley, NY 11560.
(5)	Reflects 21,491 shares obtainable upon conversion of vested stock units.
(6)	In the case of Mr. Edelman and Dr. Sagalyn, includes 26,838 shares obtainable by each upon conversion of vested stock units.
(7)	Mr. Jervis is an employee of Blackstone, but does not have voting or investment power over the shares of class A common stock beneficially owned by Blackstone.
(8)	Mr. Nash is an employee of Blackstone, but does not have voting or investment power over the shares of class A common stock beneficially owned by Blackstone.
(9)	Includes 16,197 shares obtainable upon conversion of vested stock units. Includes 40 shares held by Mr. Nassau’s sons.
(10)	Mr. Plavin is an employee of Blackstone, but does not have voting or investment power over the shares of class A common stock beneficially owned by Blackstone.
(11)	Does not include the shares owned by W.R. Berkley Corporation, as to which Mr. Polan disclaims beneficial ownership.

(12)	Mr. Rothschild is an employee of Blackstone, but does not have voting or investment power over the shares of class A common stock beneficially owned by Blackstone.
(13)	Mr. Ruffing is an employee of Blackstone, but does not have voting or investment power over the shares of class A common stock beneficially owned by Blackstone.
(14)	Includes 50 shares owned by Dr. Sagalyn’s spouse.
(15)	Percentage of shares beneficially owned by all executive officers and directors as a group does not give effect to shares that such executive officers and directors may purchase as part of the up to $7.3 million shares reserved for sale in this offering under a directed share program.

Our officers and directors may pledge shares of our class A common stock they own as security for potential or actual borrowings. Mr. Plavin has a portion of his shares of our class A common stock in a margin account.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the terms of our class A common stock and preferred stock, specific provisions of the Maryland General Corporation Law and provisions of our charter and bylaws containing the material terms of our class A common stock and preferred stock, which are qualified in their entirety by reference to the Maryland General Corporation Law, our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is part. See “Where You Can Find More Information.”

General

Under our charter, we may issue up to 200,000,000 shares of stock comprised of the following:

•	100,000,000 shares of class A common stock, par value $0.01 per share; and

•	100,000,000 shares of preferred stock, par value $0.01 per share. See “—Preferred Stock.”

As of May 6, 2013 there were approximately 2,926,651 shares of class A common stock issued and outstanding after giving effect to the one-for-ten reverse stock split of our class A common stock that we effected on May 6, 2013 and no shares of preferred stock outstanding. Under Maryland law, our stockholders generally are not liable for our debts or obligations. The class A common stock is listed on the NYSE under the symbol “BXMT”.

No warrants to purchase either class A common stock or preferred stock were issued or outstanding as of the date of this prospectus.

Our charter authorizes our board of directors, without stockholder approval, to:

•	classify and reclassify any unissued shares of our class A common stock and preferred stock into other classes or series of stock; and

•	amend our charter to increase or decrease the aggregate number of shares of stock of any class or series that may be issued.

We believe that the power to (i) issue additional shares of our class A common stock or preferred stock, (ii) increase the aggregate number of shares of stock of any class or series that we have the authority to issue and (iii) classify or reclassify unissued shares of our class A common or preferred stock and thereafter to issue the classified or reclassified shares of stock, provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. In addition, under Maryland law, our board of directors may authorize the amendment of our charter to effect a reverse stock split that results in a combination of shares of stock at a ratio of not more than ten shares of stock into one share of stock in any 12-month period. These actions may be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Prior to the issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfers of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of Blackstone Mortgage Trust that might involve a premium price for holders of our class A common stock or otherwise be in their best interests.

Class A Common Stock

Holders of our class A common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of, or adequate provision for, all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock. All shares of class A common stock have equal dividend and liquidation rights.

Subject to law and our charter restrictions on ownership and transfer of our stock, each outstanding share of class A common stock is entitled to one vote on all matters submitted to a vote of the stockholders. There is no cumulative voting in the election of our directors and our directors are elected by a plurality of the votes cast, so the holders of a simple majority of the outstanding class A common stock, voting at a stockholders meeting at which a quorum is present, will have the power to elect all of the directors nominated for election at the meeting. Holders of our class A common stock generally have no exchange, sinking fund, redemption or appraisal rights, except the right to receive fair value in connection with certain control share acquisitions, and have no preemptive rights to subscribe for any of our securities. Because holders of class A common stock do not have preemptive rights, we may issue additional shares of stock that may reduce each stockholder’s proportionate voting and financial interest in Blackstone Mortgage Trust. Rights to receive dividends on our class A common stock may be restricted by the terms of any future classified and issued shares of our stock.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by a majority of all of the votes entitled to be cast on the matter.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock, including 50,000 shares which have been designated as series A junior participating preferred stock, par value $0.01 per share (the “series A preferred stock”). In connection with the termination of the Tax Benefit Preservation Rights Agreement and prior to the consummation of this offering, we will file articles supplementary with the State Department of Assessments and Taxation of Maryland to reclassify the series A preferred stock as unclassified preferred stock. As of the date of this prospectus, no shares of preferred stock are outstanding.

Our board of directors has the authority, without further action by the stockholders, to authorize us to issue shares of preferred stock in one or more series and to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds, and any other rights, preferences, privileges and restrictions applicable to each such series of preferred stock. The issuance of preferred stock could have the effect of making an attempt to gain control of us more difficult by means of a merger, tender offer, proxy contest or otherwise. The preferred stock, if issued, could have a preference on dividend payments that could affect our ability to make dividend distributions to the common stockholders.

Tax Benefits Preservation Rights Agreement

On March 3, 2011, our board of directors authorized and we declared a dividend of one Right for each outstanding share of our class A common stock that was of outstanding as of the close of business on March 14, 2011 in connection with the Tax Benefits Preservation Rights Agreement, dated as of March 3, 2011, between us and American Stock Transfer & Trust Company, LLC, that was approved by our board of directors on February 9, 2011 and approved by a vote at our annual meeting of stockholders on June 24, 2011.

The Rights Agreement was intended to protect our ability to carry forward our net operating losses and certain other tax attributes, which we refer to collectively as the “Tax Benefits,” by acting as a deterrent to any person or group (subject to certain exemptions) from becoming or obtaining the right to become a “5-percent shareholder” (as such term is defined in Section 382 of the Internal Revenue Code, or “Section 382,” and the Treasury Regulations promulgated thereunder), without the approval of our board of directors.

Upon consummation of this offering, we expect to experience an “ownership change” for purposes of Section 382 of the Internal Revenue Code, which we expect to materially limit our ability to use our Tax Benefits. As a result, we intend to terminate the Tax Benefit Preservation Rights Agreement immediately prior to the consummation of this offering. See “Risk Factors—Risks Related to Our Class A Common Stock and this Offering—As a result of this offering, we expect to experience an “ownership change” for purposes of Section 382 of the Internal Revenue Code that will materially limit our ability to utilize our NOLs and NCLs against future taxable income, which, if such taxable income is positive, could increase our dividend distribution requirement for which we may not have sufficient cash flow.”

Transfer Agent and Registrar

Our transfer agent and registrar is American Stock Transfer & Trust Company, LLC located in Brooklyn, New York.

Certain Provisions of Our Charter and Bylaws and of Maryland Law

REIT Qualification Restrictions on Ownership and Transfer

Our charter contains restrictions on the number of shares of our stock that a person may own. No individual (including certain entities treated as individuals for this purpose) may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.9% in value or number, whichever is more restrictive, of our outstanding stock or our outstanding class A common stock unless they receive an exemption from our board of directors.

Subject to certain limitations, our board of directors, in its sole discretion, may exempt a person from, or modify, these limits, subject to such terms, conditions, representations and undertakings as it may determine. Our charter provides for, and our board of directors has granted, limited exemptions to certain persons who directly or indirectly own our stock, including directors, officers and stockholders controlled by them or trusts for the benefit of their families.

Our charter further prohibits any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.

Any attempted transfer of our stock which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our charter, prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, such as a gift, devise or other similar transaction, the market price, as defined in our charter, of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable per share to the proposed transferee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.

All certificates, if any, representing shares of our stock issued in the future will bear a legend referring to the restrictions described above.

Every owner of more than such percentage as may from time to time be established by our board of directors, or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder, of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our stock which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a receipt of a premium price for the class A common stock or otherwise be in the best interest of the stockholders.

Business Combinations

Under Maryland law, certain “business combinations” between a Maryland corporation and an interested stockholder or any affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder or any affiliate of an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or the shares held by any affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that an interested stockholder becomes an interested stockholder. Our board of directors has exempted any business combination involving a limited liability company indirectly controlled by a trust for the benefit of Samuel Zell and his family. Our board of directors also approved in advance the transaction by which W.R. Berkley Corporation would have otherwise become an interested stockholder. In addition, our board of directors has exempted any business combination involving Huskies Acquisition or its present affiliates or Blackstone and its present and future affiliates; provided, however, that Huskies Acquisition or any of its present affiliates and Blackstone and any of its present or future affiliates, may not enter into any “business combination” with Blackstone Mortgage Trust without the prior approval of at least a majority of the directors of our board of directors who are not affiliates or associates of Huskies Acquisition or Blackstone. As a result of the foregoing exemptions, these persons may enter into business combinations with us without compliance with the five-year prohibition, the super-majority vote requirements or the other provisions of the statute.

Control Share Acquisitions

Maryland law provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. A control share acquisition means the acquisition of control shares, subject to certain exceptions. Shares owned by the acquiror or by officers or directors of the target corporation who are also employees are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiror is entitled to vote as a result of having previously obtained stockholder approval.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting and delivering an “acquiring person statement” as described in the Maryland General Corporation Law. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting the following persons this statute: (i) a limited liability company indirectly controlled by a trust for the benefit of Samuel Zell and his family; (ii) W.R. Berkley Corporation and any of its controlled affiliates; and (iii) Huskies Acquisition, or any person or entity that was an affiliate of Huskies Acquisition as of September 27, 2012 or by Blackstone or any of its affiliates.

Maryland Unsolicited Takeovers Act

The Maryland Unsolicited Takeovers Act applies to any Maryland corporation that has a class of securities registered under the Exchange Act and at least three independent directors. Pursuant to such act, the board of directors of any Maryland corporation satisfying such requirements, without obtaining stockholder approval and notwithstanding a contrary provision in its charter or bylaws, may elect to:

•	classify the board;

•	increase the required stockholder vote to remove a director to two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors; and

•	require that a stockholder requested special meeting need be called only upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting.

Additionally, the board may provide that:

•	the number of directors may be fixed only by a vote of the board of directors,

•

each vacancy on the board of directors, including a vacancy resulting from the removal of a director by the stockholders, may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum; and

•	any director elected to fill a vacancy will hold office for the full remainder of the term, rather than until the next election of directors.

The Maryland Unsolicited Takeovers Act does not limit the power of a corporation to confer on the holders of any class or series of preferred stock the right to elect one or more directors. We currently have more than three independent directors and have a class of securities registered under the Exchange Act and therefore our board of directors could elect to provide for any of the foregoing provisions. As of the date hereof, our board of directors has not made any such election. However, through provisions of our bylaws unrelated to the Maryland Unsolicited Takeovers Act, we (a) vest in our board the exclusive power to fix the number of directors and (b) require for a stockholder requested meeting, the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of the board of directors; or

•

by a stockholder who was a stockholder of record both at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may only be made:

•	pursuant to our notice of the meeting;

•	by or at the direction of the board of directors; or

•

provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record both at the time of giving of notice and at the time of the special meeting and who is entitled to vote at the meeting and has complied with the advance notice provisions of the bylaws.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty which is established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate us to indemnify any present or former director or officer or any individual who, while a director or officer of the company and at the request of the company, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of the company and at the request of the company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of the company in any of the capacities described above and any employee or agent of the company or a predecessor of the company.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We have entered into indemnification agreements (the “Indemnification Agreements”) with each of our directors and officers (each, an “Indemnitee”). The Indemnification Agreements provide that we will, subject to certain limitations and exceptions, indemnify, to the fullest extent permitted under Maryland law, and advance expenses to, each Indemnitee, in connection with (among other things) the Indemnitee’s capacity as a director, officer, employee or agent of Blackstone Mortgage Trust. This obligation includes, subject to certain terms and conditions, indemnification for any expenses (including reasonable attorneys’ fees), judgments, fines, penalties and settlement amounts actually and reasonably incurred by the Indemnitee in connection with any threatened or pending action, suit or proceeding. In certain instances, we may be required to advance such expenses, in which case the Indemnitee will be obligated to reimburse us for the amounts advanced if it is later determined that the Indemnitee is not entitled to indemnification for such expenses. The indemnification provided under the Indemnification Agreements is not exclusive of any other indemnity rights.

Corporate Opportunities

Our charter includes a provision that, among other things, subject to certain exceptions, none of Blackstone or its affiliates, our directors or any person that any of our directors control shall have any duty to refrain from engaging, directly or indirectly, in any business opportunities, including any business opportunities in the same or similar business activities or lines of business in which we or any of our affiliates may from time to time be engaged or propose to engage, or from competing with us.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 23,926,651 shares of class A common stock (27,076,651 shares if the underwriters’ option to purchase an additional 3,150,000 shares of common stock is exercised in full). The shares of class A common stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act, subject to the limitations on ownership set forth in our certificate of incorporation, and except for any shares purchased in this offering by our “affiliates,” as that term is defined by Rule 144 under the Securities Act.

We cannot predict the effect, if any that sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Sales of substantial amounts of shares of class A common stock, or the perception that such sales could occur, may adversely affect prevailing market prices of the shares of class A common stock. See “Risk Factors—Risks Related to Our Class A Common Stock and this Offering.”

Rule 144

As of the date of this prospectus, approximately 884,341 shares of our outstanding shares of class A common stock are “restricted” securities under the meaning of Rule 144 under the Securities Act, and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders), would be entitled to sell those shares, subject only to the availability of current public information about us (which requires that we are current in our periodic reports under the Exchange Act). A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

•	1% of shares of our class A common stock then outstanding; or

•	the average weekly trading volume of shares of our class A common stock on the NYSE during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to manner of sale provisions, notice requirements and the availability of current public information about us (which requires that we are current in our periodic reports under the Exchange Act).

Grants Under Equity Incentive Plans

Existing Equity Incentive Plans

We do not have any employees following the consummation of the Blackstone Transactions on December 19, 2012, as described under “Business—Our History—December 2012 Strategic Transaction” in this prospectus. In addition, all unvested restricted class A common stock was vested in conjunction with the Blackstone Transactions. However, as of March 31, 2013, certain members of our board of directors continue to receive a portion of their director fees in stock units in lieu of cash compensation for services and in lieu of dividends earned on previously granted stock units.

We had stock-based incentive awards outstanding under three benefit plans as of March 31, 2013: (i) our amended and restated 1997 non-employee director stock plan, or 1997 Director Plan, (ii) our 2007 long term incentive plan, or 2007 Plan, and (iii) our 2011 long term incentive plan, or 2011 Plan. The 1997 Director Plan and the 2007 Plan expired in 2007 and 2011, respectively, and no new awards may be issued under them. As of March 31, 2013, 10,000 shares remained available for awards under the 2011 Plan. However, if the 2013 Plans described below are approved by our stockholders at the 2013 annual meeting no further awards will occur under the 2011 Plan.

As of March 31, 2013, there were an aggregate 91,000 stock units outstanding under the 1997 Director Plan, 2007 Plan and 2011 Plan. The units held by a director convert into shares of our class A common stock upon his or her retirement from the Board. Such shares are covered by registration statements on Form S-8, and are eligible for transfer or resale without restriction under the Securities Act unless held by affiliates.

2013 Stock Incentive Plan and 2013 Manager Incentive Plan

As described above under “Management—2013 Equity Incentive Plans,” our board of directors adopted the “2013 Plans” on April 26, 2013, in each case subject to the receipt of stockholder approval at our 2013 annual meeting scheduled for June 27, 2013. The total number of shares of class A common stock that may be made subject to awards under the 2013 Plans will be equal to 7.5% of the number of shares of our class A common stock that are issued and outstanding immediately following the final issuance of any shares in this offering (including any shares issued pursuant to any exercise by the underwriters in this offering of their option to purchase additional shares). We intend to register any awards made under the 2013 Plan on a registration statement on Form S-8, and any such awards will be eligible for transfer or resale without restriction under the Securities Act unless held by affiliates. We intend to register the transfer or resale of any awards made under the 2013 Manager Plan on a registration statement on Form S-3. For more information about our 2013 Plans, see “Management—2013 Equity Incentive Plans.”

Registration Rights Agreements

On May 6, 2013, we entered into an amended and restated registration rights agreement with Holdings III and our Manager, each of which is an affiliate of Blackstone, pursuant to which, on and after the earlier of such date that we become eligible to use Form S-3 in connection with a public offering of our securities and December 19, 2013, Holdings III or our Manager may require us to prepare and file a shelf registration statement relating to the resale of all shares of class A common stock currently held or later acquired by them or their permitted transferees (including any shares Holdings III may purchase in this offering and any awards our Manager may receive under the 2013 Manager Plan) and under certain circumstances they may require us to file up to four resale registration statements on demand and provide unlimited “piggyback” rights with respect to the resale of such shares (subject to certain cutback and other provisions). Holdings III has entered into a 180-day lock-up agreement with the underwriters as described under “—Lock-up Agreements” below.

We have also entered into registration rights from time to time in connection with certain other investors, including, W.R. Berkley, pursuant to which we have agreed to register the resale of their respective registrable securities owned by them and their respective permitted transferees. W.R. Berkley has entered into a 90-day lock-up agreement with the underwriters as described under “—Lock-up Agreements” below.

Lock-up Agreements

In connection with this offering, we, each of our executive officers and directors and certain significant stockholders, including W.R. Berkley and Holdings III, have agreed that, subject to certain exceptions, without the prior written consent of the representatives of the underwriters (which consent may only be given in the case of W.R. Berkley due to FINRA rules), we and they will not for a period of 180 days (or 90 days in the case of W.R. Berkley) after the date of this prospectus (as such period may be extended under certain circumstances), dispose of or hedge any shares of our class A common stock or any securities convertible into or exchangeable for our class A common stock.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material United States federal income tax considerations relating to the ownership of class A common stock as of the date hereof by United States and non-United States holders, each as defined below. Except where noted, this summary deals only with class A common stock held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “—Taxation of Tax-Exempt Holders of Our Class A Common Stock” below), insurance companies, persons holding class A common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, investors in pass-through entities or United States holders of class A common stock whose “functional currency” is not the United States dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in United States federal income tax consequences different from those discussed below.

You should consult your own tax advisors concerning the United States federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.

Our Taxation as a REIT

Our election to be taxed as a REIT was effective January 1, 2003. We believe that we were organized and have operated and will continue to operate in such a manner as to qualify for taxation as a REIT under the United States federal income tax laws.

In connection with this offering, Simpson Thacher & Bartlett LLP is expected to render an opinion that, commencing with the taxable year ended December 31, 2008, Blackstone Mortgage Trust has been organized in conformity with the requirements for qualification as a REIT under the federal income tax laws, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. Investors should be aware that the opinion of Simpson Thacher & Bartlett LLP will be based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and will not be binding upon the IRS or any court. We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of the REIT requirements. The IRS may challenge our status a REIT, and a court could sustain any such challenge. In addition, the opinion of Simpson Thacher & Bartlett LLP will be based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of the ownership of our shares, and the percentage of our earnings that we distribute. Simpson Thacher & Bartlett LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

The sections of the Internal Revenue Code and the corresponding regulations that govern the United States federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Internal Revenue Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof.

In any year in which we qualify for taxation as a REIT, we generally will not be subject to United States federal income tax on that portion of our REIT taxable income that we distribute currently to our stockholders, although taxable income generated by domestic taxable REIT subsidiaries, if any, will be subject to regular corporate income tax. Our stockholders will generally be taxed on dividends that they receive at ordinary income rates unless such dividends are designated by us as capital gain dividends or qualified dividend income. Distributions we make are not eligible for the dividends received deduction for corporations. We expect that ordinary dividends paid by us generally will not be eligible for the reduced rate imposed on qualified dividend income received by individuals, trusts and estates.

We are generally not subject to United States corporate income tax on income that we distribute currently to stockholders, but we will be subject to United States federal tax as follows:

•

We will pay United States federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

•	Under some circumstances, we may be subject to the “alternative minimum tax” due to our undistributed items of tax preference and alternative minimum tax adjustments.

•

If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to United States corporate income tax at the highest applicable rate (currently 35%).

•

If due to reasonable cause and not willful neglect we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

•

If we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests”) as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	If we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for such calendar year;

•	95% of our capital gain net income for such calendar year; and

•	any undistributed taxable income from prior taxable years,

•

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a United States stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, and would receive a credit or a refund for its proportionate share of the tax we paid.

•

We will be subject to a 100% excise tax on amounts received by us from a taxable REIT subsidiary (or on certain expenses deducted by a taxable REIT subsidiary) if certain arrangements between us and a taxable REIT subsidiary of ours, as further described below, are not comparable to similar arrangements among unrelated parties.

•

With respect to an interest in a taxable mortgage pool or a residual interest in a real estate mortgage investment conduit, or “REMIC,” the ownership of which is attributed to us or to a REIT in which we own an interest, although the law on the matter is unclear as to the ownership of an interest in a taxable mortgage pool, we may be taxable at the highest corporate rate on the amount of any excess inclusion income for the taxable year allocable to the percentage of our stock that is held by “disqualified organizations.” For a discussion of “excess inclusion income,” see “—Taxable Mortgage Pools and REMICs.” A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•

any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and

•	any rural electrical or telephone cooperative.

•

If we acquire any assets from a non-REIT C corporation in a carry-over basis transaction, we could be liable for specified tax liabilities inherited from that non-REIT C corporation with respect to that corporation’s “built-in gain” in its assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. Applicable Treasury regulations, however, allow us to avoid the recognition of gain and the imposition of corporate level tax with respect to a built-in gain asset acquired in a carry-over basis transaction from a non-REIT C corporation unless and until we dispose of that built-in gain asset during the 10-year period following its acquisition, at which time we would recognize, and would be subject to tax at the highest regular corporate rate on, the built-in gain.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for United States federal income tax purposes. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to United States federal corporate income tax on its net income.

Requirements for Qualification as a REIT. The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Internal Revenue Code;

(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) after applying certain attribution rules;

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8)	that meets other tests, described below, regarding the nature of its income and assets.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election to become a REIT is made. Condition (6) must be met during the last half of each taxable year but neither conditions (5) nor (6) apply to the first taxable year for which an election to become a REIT is made. We believe that we have maintained and will maintain sufficient diversity of ownership to allow us to continue to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our charter restricting the ownership and transfer of our stock are described in “Description of Capital Stock—Certain Provisions of Our Charter and Bylaws and of Maryland Law—REIT Qualification Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by United States Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for federal income tax purposes, and comply with the record keeping requirements of the Internal Revenue Code and regulations promulgated thereunder.

Ownership of partnership interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for United States federal income tax purposes, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below (see “—Asset Tests”), the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Qualified REIT Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for United States federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to United States federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a qualified REIT subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for United States federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable REIT Subsidiaries. A “taxable REIT subsidiary” is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

Income earned by a taxable REIT subsidiary is not attributable to the REIT. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT.

Several provisions of the Internal Revenue Code regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of United States federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to affiliated REITs. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, a taxable REIT subsidiary if the IRS were to assert successfully that the economic arrangements between us and a taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

Taxable Mortgage Pools and REMICs. An entity, or a portion of an entity, that does not elect to be treated as a REMIC may be classified as a taxable mortgage pool under the Internal Revenue Code if:

•	Substantially all of its assets consist of debt obligations or interests in debt obligations;

•	More than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	The entity has issued debt obligations (liabilities) that have two or more maturities; and

•	The payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under the Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consists of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool. It is possible that certain of our financing activities, including securitizations, will result in the treatment of us or a portion of our assets as a taxable mortgage pool.

An entity or portion of an entity will be treated as a REMIC for purposes of the Internal Revenue Code if:

•	It satisfies requirements relating to the types of interests in the entity;

•

Substantially all of its assets are comprised of qualified mortgages and certain other permitted instruments at all times, except during (i) the three month period beginning after the startup date and (ii) the period beginning on the date of liquidation and ending on the close of the 90th day after such date;

•

It adopts arrangements to ensure that disqualified organizations will not hold residual interests and that information needed to calculate the tax on transfers of residual interests to such organizations will be made available by the entity;

•	It has a taxable year that is the calendar year; and

•	The election to be treated as a REMIC applies for the taxable year and all prior taxable years.

Where an entity, or a portion of an entity, is classified as a taxable mortgage pool, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, a portion of a REIT, or a REIT subsidiary that is disregarded as a separate entity from the REIT that is a taxable mortgage pool, however, special rules apply. The portion of a REIT’s assets, held directly or through a REIT subsidiary that is disregarded as a separate entity from the REIT, that qualifies as a taxable mortgage pool is treated as a qualified REIT subsidiary that is not subject to corporate income tax, and the taxable mortgage pool classification does not directly affect the tax status of the REIT. The Treasury Department has yet to issue regulations governing the tax treatment of the stockholders of a REIT that owns an interest in a taxable mortgage pool.

A portion of our income from a REMIC residual interest or taxable mortgage pool arrangement could be treated as “excess inclusion income.” Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income allocable to the holder of a residual interest in a REMIC or taxable mortgage pool interest during such calendar quarter over (ii) the sum of an amount for each day in the calendar quarter equal to the product of (a) the adjusted issue price of the interest at the beginning of the quarter multiplied by (b) 120 percent of the long-term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter).

Our excess inclusion income would be allocated among our stockholders in proportion to dividends paid. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from United States federal income tax and (iii) would result in the application of United States federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of non-United States stockholders. See “—Taxation of Non-United States Holders of Our Class A Common Stock—Distributions.” Although the law on this matter is not clear with regard to taxable mortgage pool interests, to the extent excess inclusion income is allocated to a tax-exempt stockholder of ours that is not subject to unrelated business income tax (such as a government entity), we would be taxable on this income at the highest applicable corporate tax rate (currently 35%). The manner in which excess inclusion income would be allocated among shares of different classes of our stock or how such income is to be reported to stockholders is not clear under current law. Tax-exempt investors, non-United States investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in our class A common stock.

If a subsidiary partnership of ours, not wholly-owned by us directly or through one or more disregarded entities, were a taxable mortgage pool, the foregoing rules would not apply. Rather, the partnership that is a taxable mortgage pool would be treated as a corporation for United States federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements.

Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:

•	Rents from real property;

•	Interest on debt secured by mortgages on real property or on interests in real property;

•	Dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	Gain from the sale of real property or mortgage loans;

•	Abatements and refunds of taxes on real property;

•	Income and gain derived from foreclosure property (as described below);

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Amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property);

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Income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

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Interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities.

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Internal Revenue Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our United States federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Our Taxation as a REIT.”

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. We will monitor the amount of our non-qualifying income and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Dividends. Our dividend income from stock in any corporation (other than any REIT) and from any taxable REIT subsidiary will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. If we own stock in other REITs, the dividends that we receive from those REITs and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person, however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT. We do not expect that any of our loans will be based in whole or in part on the income or profits of any person.

Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

We expect that the CMBS and residential mortgage-backed securities, or “RMBS,” in which we invest generally will be treated either as interests in a grantor trust or as interests in a REMIC for United States federal income tax purposes and that all interest income from such CMBS and RMBS will be qualifying income for the 95% gross income test. In the case of CMBS and RMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of CMBS and RMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

The interest, original issue discount, and market discount income that we will receive from our mortgage-related assets generally will be qualifying income for purposes of both gross income tests.

Hedging Transactions. We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, or (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income of which may be subject to United States federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income. Fee income generally will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test. Any fees earned by a taxable REIT subsidiary will not be included for purposes of the gross income tests.

Rents from Real Property. To the extent that we own or acquire real property or an interest therein, rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. We may also own a taxable REIT subsidiary which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.

Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to conduct our operations so that no asset that we own will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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That is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	For which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	For which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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On which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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On which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

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Which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests.

We may have the option to foreclose on mortgage loans when a borrower is in default. The foregoing rules could affect a decision by us to foreclose on a particular mortgage loan and could affect whether we choose to foreclose with regard to a particular mortgage loan.

Phantom income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for United States federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

We may agree to modify the terms of distressed and other loans we hold. These modifications may be considered “significant modifications” for United States federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the debt securities, and to treat it as taxable income in accordance with applicable United States federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements Applicable to REITs.”

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets.

•	At least 75% of the value of our total assets must be represented by the following:

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock in other REITs;

•	cash and cash items;

•	government securities;

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investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and

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regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class.

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Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

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Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities.

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Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception discussed below.

•	Not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

Securities, for the purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Debt will meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

In addition, (i) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (ii) any debt instrument issued by a partnership (other than straight debt or any other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (iii) any debt instrument issued by a partnership (other than straight debt or any other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

We believe that substantially all of the mortgage-related assets and loans that we expect to hold will be qualifying assets for purposes of the 75% asset test. For purposes of these rules, however, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset under the federal income tax laws. Although the law on the matter is not entirely clear, it appears that the non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that is security for that loan. Debt securities issued by other REITs or C corporations that are not secured by mortgages on real property will not be qualifying assets for purposes of the 75% asset test.

We believe that any stock that we will acquire in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth assets tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT C corporations for which we do not make a taxable REIT subsidiary election.

We have and intend to enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for United States federal income tax purposes as the owner of the assets that are the subject of any such agreements notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we will be required to value our investment in our other assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS may not disagree with these determinations and assert that a different value is applicable, in which case we may not satisfy the 75% and the other asset tests.

We will not lose our REIT status for a de minimis failure to meet the 5% or 10% asset requirements if the failure is due to ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets or $10 million. If we fail to satisfy any of the asset requirements for a particular tax quarter, we may still qualify as a REIT if we (1) identify the failure on a separate schedule, (2) the failure is due to reasonable cause and not willful neglect, (3) the assets causing the failure are disposed of within six months of the last day of the quarter in which the failure occurred and (4) we pay a tax computed as the greater of either $50,000 or the net income generated by the assets causing the failure multiplied by the highest tax rate under section 11.

After initially meeting the asset tests after the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets. However, an acquisition of property by a REIT requires the REIT to revalue all of its assets. If the failure to satisfy the asset tests results from an increase in the value of our assets after the acquisition of securities or other property during a quarter, the failure can be cured by eliminating the discrepancy within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. We cannot ensure that these steps always will be successful. If we fail to cure the noncompliance with the asset tests within this 30-day period, we could fail to qualify as a REIT.

We currently believe that the loans, securities and other assets that we expect to hold will satisfy the foregoing asset test requirements. However, no independent appraisals will be obtained to support our conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that we hold. Moreover, values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our interest in securities and other assets will not cause a violation of the asset tests applicable to REITs.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

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the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

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the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro-rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements. It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between the actual receipt of cash and the inclusion of items of income by us for United States federal income tax purposes. Other potential sources of non-cash taxable income include (i) loans and securities that are financed through loan or securitization structures that require some or all of the available interest income from these assets to be used to repay principal on these borrowings, (ii) distressed loans on which we may be required to accrue interest or discount income even though the borrower is unable to make current or past due debt service payments; and, (iii) loans or mortgage-backed securities held by us as assets that are issued at a discount and require the accrual of taxable income in advance of the receipt of the related cash flow. In the event that such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of taxable in-kind distributions of property (including, for example, our own debt securities).

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common stock or preferred stock.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Record Keeping Requirements

We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding class A common stock.

Failure to Qualify

If we fail to satisfy one or more requirements of REIT qualification, other than the income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of United States Holders of Our Class A Common Stock

United States Holder. As used in the remainder of this discussion, the term “United States holder” means a beneficial owner of our class A common stock that is for United States federal income tax purposes:

•	A citizen or resident of the United States;

•	A corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•	An estate the income of which is subject to United States federal income taxation regardless of its source; or

•

A trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our class A common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding class A common stock, you should consult your advisors. A “non-United States holder” is a beneficial owner of our class A common stock that is neither a United States holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

Distributions Generally. As long as we qualify as a REIT, distributions made to taxable United States holders of our class A common stock out of current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT C corporations to certain non-corporate United States holders. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our class A common stock. Corporate stockholders will not be eligible for the dividends received deduction with respect to these distributions.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a United States holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a United States holder’s stock, the distributions will be taxable as capital gains, assuming the stock is held as a capital asset in the hands of the United States holder.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, United States holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends.” Capital gain dividends are taxed to United States holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the stockholders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to United States holders on IRS Form 1099-DIV. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require stockholders to include our undistributed net capital gains in their income. If we make such an election, United States holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund for such amount. A United States holder of our stock will increase the basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

•	A 20% gain distribution, which would be taxable to non-corporate United States holders of our stock at a rate of up to 20%; or

•	An unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate United States holders of our stock at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Internal Revenue Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of stock be composed proportionately of dividends of a particular type.

Passive Activity Loss and Investment Interest Limitation. Distributions and gain from the disposition of our class A common stock will not be treated as passive activity income, and therefore United States holders will not be able to apply any “passive activity losses” against such income. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Qualified Dividend Income. Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as taxable REIT subsidiaries, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any federal income taxes that we paid with respect to such REIT taxable income and built-in gain).

Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the stock on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation and the dividends we receive from such an entity would not constitute qualified dividend income.

Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the stock on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.

In addition, even if we designate certain dividends as qualified dividend income to our stockholders, the stockholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the stockholder will only be eligible to treat the dividend as qualifying dividend income if the stockholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a stockholder will be required to hold our stock for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the stock becomes ex-dividend. A longer holding period may apply to preferred dividends that are attributable to a period or periods aggregating in excess of 366 days.

Other Tax Considerations. United States holders of our stock may not include in their individual income tax returns any of our net operating losses or capital losses. Our operating or capital losses would be carried over by us for potential offset against future income, subject to applicable limitations.

Sales of Our Class A Common Stock. Upon any taxable sale or other disposition of our class A common stock, a United States holder of our class A common stock will recognize gain or loss for federal income tax purposes on the disposition of our class A common stock in an amount equal to the difference between:

•	The amount of cash and the fair market value of any property received on such disposition; and

•	The United States holder’s adjusted basis in such class A common stock for tax purposes.

Gain or loss will be capital gain or loss if the class A common stock has been held by the United States holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the holder’s tax bracket.

In general, any loss upon a sale or exchange of our class A common stock by a United States holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such United States holder that are required to be treated by such United States holder as long-term capital gains.

Medicare Tax. Certain United States holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of class A common stock and income from dividends paid on class A common stock. United States holders are urged to consult their own tax advisors regarding the Medicare tax.

Taxation of Non-United States Holders of Our Class A Common Stock

The rules governing United States federal income taxation of non-United States holders are complex. This section is only a summary of such rules. We urge non-United States holders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of the common stock, including any reporting requirements.

Distributions. Distributions by us to a non-United States holder of our class A common stock that are neither attributable to gain from sales or exchanges by us of “United States real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to United States federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-United States holder of a United States trade or business. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent the income allocated to the non-United States stockholder is excess inclusion income. Excess inclusion income will generally be allocated to our stockholders to the extent we have “excess inclusion income” that exceeds our undistributed REIT taxable income in a particular year. See “—Our Taxation as a REIT—Taxable Mortgage Pools and REMICs.” Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as United States holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-United States holder that is engaged in a United States trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate. We expect to withhold United States income tax at the rate of 30% on any dividend distributions, not designated as (or deemed to be) capital gain dividends, made to a non-United States holder unless:

•	A lower treaty rate applies and the non-United States holder files an IRS Form W-8BEN with us evidencing eligibility for that reduced rate is filed with us; or

•	The non-United States holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-United States holder’s trade or business.

Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-United States holder in its class A common stock will reduce the non-United States holder’s adjusted basis in its class A common stock and will not be subject to United States federal income tax. Distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-United States holder in its class A common stock will be treated as gain from the sale of its stock, the tax treatment of which is described below. See “—Taxation of Non-United States Holders of Our Class A Common Stock—Sales of Our Class A Common Stock.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.

We would be required to withhold at least 10% of any distribution to a non-United States holder in excess of our current and accumulated earnings and profits if our class A common stock constitutes a United States real property interest with respect to such non-United States holder, as described below under “—Taxation of Non-United States Holders of Our Class A Common Stock—Sales of Our Class A Common Stock.” This withholding would apply even if a lower treaty rate applies or the non-United States holder is not liable for tax on the receipt of that distribution. However, a non-United States holder may seek a refund of these amounts from the IRS if the non-United States holder’s United States tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-United States holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation unless:

•

the investment in the class A common stock is effectively connected with the non-United States holder’s trade or business, in which case the non-United States holder will be subject to the same treatment as United States holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•

the non-United States holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act of 1980, which is referred to as “FIRPTA,” distributions to a non-United States holder that are attributable to gain from sales or exchanges by us of United States real property interests, whether or not designated as a capital gain dividend, will cause the non-United States holder to be treated as recognizing gain that is income effectively connected with a United States trade or business. Non-United States holders will be taxed on this gain at the same rates applicable to United States holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-United States holder that is a corporation. The term “United States real property interests” generally does not include mortgage loans or mortgage-backed securities. As a result, we do not anticipate that we will generate material amounts of gain that would be subject to FIRPTA.

We will be required to withhold and remit to the IRS 35% of any distributions to non-United States holders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of United States real property interests. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-United States holders may exceed the actual tax liability, is creditable against the non-United States holder’s United States federal income tax liability.

However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the United States if the non-United States stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of such dividend. Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above under “—Taxation of Non-United States Stockholders of Our Class A Common Stock—Distributions.” Also, the branch profits tax will not apply to such a distribution.

Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the stock held by United States holders generally should be treated with respect to non-United States holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-United States holders would be able to offset as a credit against their United States federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual United States federal income tax liability.

Sales of Our Class A Common Stock. Gain recognized by a non-United States holder upon the sale or exchange of our stock generally would not be subject to United States taxation unless:

•

The investment in our class A common stock is effectively connected with the non-United States holder’s United States trade or business, in which case the non-United States holder will be subject to the same treatment as domestic holders with respect to any gain;

•

The non-United States holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•	Our class A common stock constitutes a United States real property interest within the meaning of FIRPTA, as described below.

Our class A common stock will not constitute a United States real property interest if we either are not a United States real property holding corporation or we are a domestically-controlled REIT. Whether we are a United States real property holding corporation will depend upon whether the fair market value of United States real property interests owned by us equals or exceeds 50% of the fair market value of these interests, any interests in real estate outside of the United States, and our other trade and business assets. Because United States real property interests do not generally include mortgage loans or mortgage-backed securities, we do not expect to be a United States real property holding corporation although we cannot guarantee that we will not become one at a later date. We will be a domestically-controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-United States holders.

Because our stock is publicly traded, no assurance can be given that we are or will be a domestically-controlled REIT. Even if we were a United States real property holding corporation and were not a domestically-controlled REIT, a sale of class A common stock by a non-United States holder would nevertheless not be subject to taxation under FIRPTA as a sale of a United States real property interest if:

•	Our class A common stock were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations; and

•

The non-United States holder did not actually, or constructively under specified attribution rules under the Internal Revenue Code, own more than 5% of our class A common stock at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

Even if our class A common stock were not regularly traded on an established securities market, a sale of class A common stock by a non-United States holder would not be subject to taxation under FIRPTA as a sale of a United States real property interest if such non-United States holder’s class A common stock had a fair market value on the date of acquisition that was equal to or less than 5% of our regularly traded class of stock, if any, with the lowest fair market value. For purposes of this test, if a non-United States holder acquires shares of class A common stock and subsequently acquired additional shares of class A common stock at a later date, then all such shares of class A common stock would be aggregated and valued as of the date of the subsequent acquisition.

If gain on the sale or exchange of our class A common stock were subject to taxation under FIRPTA, the non-United States holder would be subject to regular United States income tax with respect to any gain in the same manner as a taxable United States holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such case, under FIRPTA the purchaser of class A common stock may be required to withhold 10% of the purchase price and remit this amount to the IRS. In addition, distributions that are treated as gain from the disposition of class A common stock and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-United States holder that is not entitled to a treaty exemption.

Taxation of Tax-Exempt Holders of Our Class A Common Stock

Provided that a tax-exempt holder has not held its class A common stock as “debt-financed property” within the meaning of the Internal Revenue Code and our shares of stock are not being used in an unrelated trade or business, the dividend and interest income from us generally will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt holder. Similarly, income from the sale of our class A common stock will not constitute UBTI unless the tax-exempt holder has held its class A common stock as debt-financed property within the meaning of the Internal Revenue Code or has used the class A common stock in a trade or business. To the extent, however, that we, or a part of us, or a disregarded subsidiary of ours, is a taxable mortgage pool, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be subject to tax as UBTI. Excess inclusion income will generally be allocated to our stockholders to the extent we have excess inclusion income that exceeds our undistributed REIT taxable income in a particular year. See “—Our Taxation as a REIT—Taxable Mortgage Pools and REMICs.”

Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our class A common stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Internal Revenue Code, is tax-exempt under Section 501(a) of the Internal Revenue Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•

It would not have qualified as a REIT but for Section 856(h)(3) of the Internal Revenue Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•

Either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts).

Backup Withholding Tax and Information Reporting

United States Holders of Class A Common Stock. In general, information-reporting requirements will apply to payments of dividends and interest on and payments of the proceeds of the sale of our class A common stock held by United States holders, unless an exception applies. The payor is required to withhold tax on such payments if (i) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding, or (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect. In addition, a payor of the dividends or interest on our class A common stock is required to withhold tax if (i) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Internal Revenue Code, or (ii) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code. A United States holder that does not provide us with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any United States holders who fail to certify their United States status to us. Some United States holders of our class A common stock, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against the stockholder’s United States federal income tax and may entitle the stockholder to a refund, provided that the required information is furnished to the IRS. The payor will be required to furnish annually to the IRS and to holders of our class A common stock information relating to the amount of dividends and interest paid on our class A common stock, and that information reporting may also apply to payments of proceeds from the sale of our class A common stock. Some holders, including corporations, financial institutions and certain tax-exempt organizations, are generally not subject to information reporting.

Non-United States Holders of Our Class A Common Stock. Generally, information reporting will apply to payments of interest and dividends on our class A common stock, and backup withholding described above for a United States holder will apply, unless the payee certifies that it is not a United States person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our class A common stock to or through the United States office of a United States or foreign broker will be subject to information reporting and backup withholding as described above for United States holders unless the non-United States holder satisfies the requirements necessary to be an exempt non-United States holder or otherwise qualifies for an exemption. The proceeds of a disposition by a non-United States holder of our class A common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a United States trade or business, a foreign partnership if partners who hold more than 50% of the interest in the partnership are United States persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment was made through a United States office of a United States or foreign broker.

Applicable Treasury regulations provide presumptions regarding the status of a holder of our class A common stock when payments to such holder cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury regulations varies depending on the stockholder’s particular circumstances, you are advised to consult your tax advisor regarding the information reporting requirements applicable to you.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our class A common stock.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Additional Withholding Requirements

Under certain provisions of the Hiring Incentives to Restore Employment Act, which was enacted in March 2010, and administrative guidance thereto, the relevant withholding agent may be required to withhold 30% of any dividends paid after December 31, 2013 and the proceeds of a sale or other disposition of our class A common stock occurring after December 31, 2016 paid to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements, or otherwise complies with Foreign Account Tax Compliance Act of 2009 or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and such entity meets certain other specified requirements. Non-United States holders should consult their tax advisors to determine the applicability of this legislation in light of their individual circumstances.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of our class A common stock by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Internal Revenue Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Internal Revenue Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Internal Revenue Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in our class A common stock of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Internal Revenue Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Internal Revenue Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Internal Revenue Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Internal Revenue Code.

Whether or not our underlying assets were deemed to include “plan assets,” as described below, the acquisition and/or holding of our class A common stock by an ERISA Plan with respect to which we, Blackstone or an underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Internal Revenue Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of our class A common stock. These PTCEs include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Asset Issues

ERISA and the regulations (the “Plan Asset Regulations”) promulgated under ERISA by the DOL generally provide that when an ERISA Plan acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the ERISA Plan’s assets include, for purposes of applying the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of Title I of ERISA and Section 4975 of the Internal Revenue Code, both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors” as defined in Section 3(42) of ERISA (the “25% Test”) or that the entity is an “operating company,” as defined in the Plan Asset Regulations. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors,” excluding equity interest held by persons (other than benefit plan investors) who have discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The term “benefit plan investors” is generally defined to include employee benefit plans subject to Title I of ERISA or Section 4975 of the Internal Revenue Code (including “Keogh” plans and IRAs), as well as any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under ERISA or the Plan Asset Regulations).

There can be no assurance that we will satisfy the 25% Test and it is not anticipated that we will qualify as an operating company or register as an investment company under the Investment Company Act.

For purposes of the Plan Asset Regulations, a “publicly offered security” is a security that is (a) “freely transferable”, (b) part of a class of securities that is “widely held,” and (c) (i) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act. We intend to effect such a registration under the Securities Act and the Exchange Act. The Plan Asset Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial offering thereof as a result of events beyond the control of the issuer. It is anticipated that our class A common stock will be “widely held” within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard. The Plan Asset Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. It is anticipated that our class A common stock will be “freely transferable” within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard.

Plan Asset Consequences

If our assets were deemed to be “plan assets” under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us, and (ii) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Internal Revenue Code.

Because of the foregoing, our class A common stock should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Internal Revenue Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of our class A common stock, each purchaser and subsequent transferee of our class A common stock will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold our class A common stock constitutes assets of any Plan or (ii) the purchase and holding of our class A common stock by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our class A common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Internal Revenue Code and any Similar Laws to such investment and whether such investment will constitute or result in a prohibited transaction or any other violation of an applicable requirement of ERISA, Section 4975 of the Code or any applicable Similar Laws.

UNDERWRITING

        Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC are acting as joint book-running managers of this offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated as of the date of this prospectus, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of our class A common stock set forth opposite the underwriter’s name.

Underwriter	Number of Shares
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
Deutsche Bank Securities Inc.
Wells Fargo Securities, LLC
UBS Securities LLC
Blackstone Advisory Partners L.P.
Keefe, Bruyette & Woods, Inc.
Evercore Group L.L.C.
JMP Securities LLC

Total	21,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the shares of our class A common stock included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters will be obligated to purchase all the shares (other than those covered by the underwriters’ option to purchase additional shares of class A common stock) if they purchase any of the shares.

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover page of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount from the public offering price not to exceed $             per share. If all of the shares are not sold at the public offering price, the underwriters may change the offering price and the other selling terms.

If the underwriters sell more shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 3,150,000 additional shares of our class A common stock at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under the underwriters’ option to purchase 3,150,000 additional shares of class A common stock will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 3,150,000 additional shares of class A common stock.

	No Exercise	Full Exercise
Per share(1)	$	$
Total(1)	$	$

(1)	Gives effect to the fact that no underwriting discounts and commissions will be paid with respect to the (i) up to $50.0 million of shares of class A common stock that may be purchased by Holdings III, (ii) up to $7.3 million of shares of class A common stock that have been reserved for sale under a directed share program and (iii) any shares of class A common stock that are purchased by certain individuals or entities designated by Blackstone. Underwriting discounts and commissions paid on all other shares offered hereby are equal to $ per share.

We estimate that our total expenses for this offering (excluding the underwriting discount) will be approximately $3.0 million.

We have agreed to reimburse the underwriters for their expenses in an amount of up to $75,000, which may be incurred in connection with the review by Financial Industry Regulatory Authority, Inc. of the terms of the shares of our class A common stock offered hereby.

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

No Sales of Similar Securities

We have agreed that, for a period of 180 days after the date of this prospectus, we will not, without the prior written consent of the representatives, dispose of or hedge any shares of our class A common stock or any securities convertible into or exchangeable for our class A common stock, subject to certain exceptions.

Holdings III, W.R. Berkley and each of our executive officers and directors have agreed that, for a period of 180 days from the date of this prospectus (or 90 days in the case of W.R. Berkley), they will not dispose of or hedge any shares of our class A common stock or any securities convertible into or exchangeable for our class A common stock, subject to certain exceptions. However, in the event that either (1) during the last 17 days of this 180-day or 90-day, as applicable, “lock-up” period, we issue an earnings release or material news or a material event relating to us occurs, or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the representatives waive, in writing, such an extension.

The representatives may, in their sole discretion, release any of the securities subject to the lock-up agreement with W.R. Berkley or us at any time without notice. There are no present agreements between the representatives and W.R. Berkley or us to release W.R. Berkley or us from these lock-up agreements. However, we cannot predict the circumstances or timing under which these restrictions may be waived.

Listing

Our class A common stock is listed on the NYSE under the symbol “BXMT.”

Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters may purchase and sell shares of class A common stock in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional shares of class A common stock, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares of class A common stock than they are required to purchase in the offering.

•	“Covered” short sales are sales of shares of class A common stock in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares of class A common stock.

•

“Naked” short sales are sales of shares of class A common stock in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares of class A common stock.

•

Covering transactions involve purchases of shares either pursuant to the underwriters’ option to purchase additional shares of class A common stock or in the open market after the distribution has been completed in order to cover short positions.

•

To close a naked short position, the underwriters must purchase shares of class A common stock in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of class A common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriters must purchase shares of class A common stock in the open market after the distribution has been completed or must exercise the option to purchase additional shares of common stock. In determining the source of shares of class A common stock to close the covered short position, the underwriters will consider, among other things, the price of shares of class A common stock available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares of class A common stock.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our class A common stock. They may also cause the price of our class A common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Conflicts of Interest

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us and/or our affiliates, from time to time, for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and/or short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.

An affiliate of J.P. Morgan Securities LLC beneficially owns 98,845 shares of our class A common stock. Affiliates of J.P. Morgan Securities LLC are the sole lenders under CT Legacy Partners’ repurchase facility which had an outstanding balance of $20.5 million as of December 31, 2012. In addition, affiliates of J.P. Morgan collectively own an equity interest in approximately 3% of the common stock of CT Legacy Partners and hold a secured note collateralized by equity interests in the common stock of CT Legacy Partners with a pay-off amount of approximately $520,833. In addition, an affiliate of Citigroup Global Markets Inc. beneficially owns 18,608 shares of our class A common stock.

We are currently negotiating to purchase two existing senior mortgage loans and pari passu participation interests in two additional existing senior mortgage loans from affiliates of Citigroup Global Markets Inc. and UBS Securities LLC. Such loans and participation interests have an aggregate total outstanding principal balance of $181.8 million as of May 20, 2013. We are also in the process of negotiating master repurchase agreements with affiliates of each of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Deutsche Bank Securities Inc. with an aggregate maximum size, including the BofA Repurchase Agreement of approximately $1.15 billion. In addition we are negotiating an asset specific repurchase agreement with an affiliate of Wells Fargo Securities, LLC that we plan to use to finance the West Coast Office Portfolio mortgage.

Affiliates of Blackstone Advisory Partners L.P. own in excess of 10% of our issued and outstanding class A common stock. In addition, an affiliate of Blackstone Advisory Partners L.P. serves as our manager.

On December 19, 2012, concurrently with the consummation of a strategic transaction with affiliates of Blackstone, we completed a private placement in which we sold 500,000 shares of our class A common stock (giving effect to the one-for-ten reverse stock split that we effected on May 6, 2013) to Holdings III, an affiliate of Blackstone, at a price of $20.00 per share (after giving effect to the one-for-ten reverse stock split that we effected on May 6, 2013) for aggregate proceeds of $10 million.

In addition, Holdings III has indicated an interest in purchasing an additional $50.0 million of shares of our class A common stock in this offering at the public offering price.

The 500,000 shares purchased by Holdings III in December 2012 as well as any shares purchased by Holdings III in connection with this offering are each an item of value that is deemed by FINRA to be included in the total underwriting compensation received by the underwriters in connection with this offering pursuant to FINRA Rule 5110.

Directed Share Program

At our request, the underwriters have reserved up to $7.3 million in aggregate public offering price of the class A common stock being offered by this prospectus for sale at the public offering price to our directors and officers as well as employees of, and other persons having relationships with, Blackstone and its affiliates. The sales will be made by Merrill Lynch, Pierce, Fenner & Smith Incorporated, an underwriter of this offering, through a directed share program. We do not know if these persons will choose to purchase all or any portion of these reserved shares, but any purchases they do make will reduce the number of shares available to the general public. Any reserved shares not so purchased will be offered by the underwriters to the general public on the same terms as the other shares of class A common stock. Any shares sold in the directed share program to our directors, executive officers or stockholders who have entered into lock-up agreements described above shall be subject to the provisions of such lock-up agreements. We have agreed to indemnify the underwriters against certain liabilities and expenses, including liabilities under the Securities Act, in connection with the sales of the directed shares.

The shares issued pursuant to the directed share program are deemed by FINRA to be underwriting compensation in connection with this offering pursuant to FINRA Rule 5110.

The securities issued under the directed share program as well as the 500,000 shares issued and sold to Holdings III in December 2012 and any shares purchased by Holdings III in connection with this offering will be subject to lock-up restrictions under FINRA Rule 5110(g).

FINRA Rule 5110(g) provides that these shares shall not be sold during this offering or sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the shares by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering.

Sales Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our class A common stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or our class A common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of class A common stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with our class A common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Each of the underwriters may arrange to sell the class A common stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Notice to Prospective Investors in the European Economic Area

This document has been prepared on the basis that any offer of shares in any member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under Article 3 of the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this document may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

In relation to each Relevant Member State, no offer of shares may be made to the public in that Relevant Member State other than:

•	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered, so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that member state, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

This document is only being distributed to, and is only directed at (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 as amended (the “Order”), (ii) persons falling within Article 49(2)(a)

to (d) (high net worth companies, unincorporated associations, etc.) of the Order; or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in India

This prospectus is for information purposes only and does not constitute an offer or invitation for any investment or subscription for class A common stock in India. Any person who is in possession of this prospectus is hereby notified that no action has been or will be taken that would allow an offering of the class A common stock in India and neither this prospectus nor any offering material relating to the class A common stock has been submitted to the Registrar of Companies or the Securities and Exchange Board of India for prior review or approval. Further, no document filing has been made with the Registrar of Companies, India. Accordingly, the class A common stock may not be offered, sold, transferred or delivered and neither this prospectus nor any offering material relating to the class A common stock may be distributed or made available (in whole or in part) in India, directly or indirectly in connection with any offer or invitation for any investment or subscription for the class A common stock in India. You are advised to read this disclaimer carefully and consult with your advisors before accessing, reading or making any other use of this prospectus.

Notice to Prospective Investors in Japan

The shares offered in this prospectus have not been registered under the Financial Instruments and Exchange Act of Japan (the “Financial Instruments and Exchange Act”). The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Act and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

In addition, investors in Singapore should note that the securities acquired by them are subject to resale and transfer restrictions specified under Section 276 of the SFA, and they, therefore, should seek their own legal advice before effecting any resale or transfer of their securities.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

LEGAL MATTERS

The validity of the shares of class A common stock offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain other legal matters in connection with the offering of securities by this prospectus will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. An investment vehicle comprised of several partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others own interest representing less than 1% of the capital commitments of funds affiliated with Blackstone. Certain legal matters related to this offering will be passed upon for the underwriters by Paul Hastings LLP, New York, New York. Martin L. Edelman, who serves as one of our directors, is of counsel to Paul Hastings LLP. Paul Hastings LLP has from time to time represented us in connection with other matters.

EXPERTS

The consolidated financial statements of Capital Trust, Inc. appearing in Capital Trust’s Annual Report (Form 10-K) for the year ended December 31, 2012 (including the schedule appearing therein), and the effectiveness of internal control over financial reporting as of December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The statement of revenues and certain operating expenses of West Coast Office Portfolio included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in the report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose and basis of presentation of the statement). Such statement of revenues and certain operating expenses is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statement of revenues and certain operating expenses of West Coast Office Park included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in the report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose and basis of presentation of the statement). Such statement of revenues and certain operating expenses is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. Our class A common stock is listed and traded on the NYSE. We also maintain an internet site at http://www.blackstonemortgagetrust.com that contains information concerning us. The information contained or referred to on our website is not incorporated by reference in this prospectus and is not a part of this prospectus. Our website address is included in this prospectus supplement as an inactive textual reference only.

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to the shares of class A common stock being offered in this prospectus. This prospectus, which form part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement. For further information regarding us and the class A common stock offered in this prospectus, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us. Statements contained in this prospectus as to the contents of any contract or other document that is filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete and we refer you to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus, any prospectus supplement or any other subsequently filed prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus, as supplemented, or the registration statement of which this prospectus, as supplemented, is a part.

The following documents, which have been filed with the SEC (File No. 001-14788), are incorporated herein by reference:

•

our annual report on Form 10-K for the year ended December 31, 2012; (including information specifically incorporated by reference from our definitive proxy statement on Schedule 14A filed with the SEC on April 29, 2013);

•	our quarterly report on Form 10-Q for the period ended March 31, 2013;

•

our current reports on Form 8-K filed with the SEC on March 4, 2013, March 14, 2013, March 26, 2013 (excluding Item 2.02 and Exhibits 99.1 and 99.2), April 26, 2013, May 7, 2013 (excluding Item 2.02 and Exhibits 99.1 and 99.2) and May 17, 2013;

•	our current report on Form 8-K/A filed with the SEC on March 26, 2013; and

•	our definitive proxy statement on Schedule 14A filed with the SEC on April 29, 2013.

Any statement contained in any document incorporated by reference shall be deemed to be amended, modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus, except as so amended, modified or superseded.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus. Requests for such documents should be directed to:

Blackstone Mortgage Trust, Inc.

345 Park Avenue, 42nd Floor

New York, New York 10154

Attention: Investor Relations

Telephone: (212) 655-0220

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders of

Blackstone Mortgage Trust, Inc.

345 Park Avenue,

New York, NY 10154

We have audited the accompanying statement of revenues and certain operating expenses of West Coast Office Portfolio (the “Company”), for the year ended December 31, 2012, and the related notes (the “Statement”).

Management’s Responsibility for the Statement

Management is responsible for the preparation and fair presentation of the Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 of the Company for the year ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 1 to the Statement, which describes that the accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-11, as amended, of Blackstone Mortgage Trust, Inc.) and is not intended to be a complete presentation of the Company’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ DELOITTE & TOUCHE LLP

New York, NY

May 13, 2013

WEST COAST OFFICE PORTFOLIO

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

	Three Months Ended March 31, 2013 (Unaudited)	Year Ended December 31, 2012
Revenues:
Rental revenue	$8,672,055	$32,332,232
Recovery and reimbursement revenue	2,444,797	9,778,960
Other revenue	72,499	178,469

Total revenues	11,189,351	42,289,661

Certain operating expenses:
Utilities, repairs and maintenance expenses	1,065,446	5,493,831
Real estate taxes and insurance expenses	1,535,127	5,574,818

Total certain operating expenses	2,600,573	11,068,649

Revenues in excess of certain operating expenses	$8,588,778	$31,221,012

See accompanying notes to statements of revenues and certain operating expenses.

WEST COAST OFFICE PORTFOLIO

NOTES TO THE STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Three Months Ended March 31, 2013 (Unaudited) and

the Year Ended December 31, 2012

NOTE 1 – BASIS OF PRESENTATION

Blackstone Mortgage Trust, Inc. (the “Company”) expects to finance an office portfolio located in the West Coast of the United States (the “Office Portfolio” or the “Property”).

The financial results presented in the statements of revenues and certain operating expenses (the “Operating Statement”) has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and with the provisions of Rule 3-14 of Regulation S-X, which require certain information with respect to real estate operations to be included with certain filings with the SEC. The Operating Statement includes the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the operations of the Property subsequent to the loan expected to be originated by the Company. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and the financial statements are not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist primarily of management fees, landlord expenses and depreciation.

The Operating Statement for the three months ended March 31, 2013 is unaudited. In the opinion of management, the unaudited interim period includes all adjustments, which are of normal and recurring nature, necessary for a fair and consistent presentation of the Property’s results of operations. The results of operations for the unaudited interim period presented are not necessarily indicative of full year results of operations.

In the preparation of the accompanying Operating Statement, subsequent events were evaluated through May 13, 2013, the date the Operating Statement was issued.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Property is being leased to tenants under operating leases and minimum rental income is recognized on a straight-line basis over the remaining term of the respective leases for the year ended December 31, 2012 and for the three months ended March 31, 2013. Expected reimbursements for recoverable real estate taxes and operating expenses are included in reimbursement revenue in the period when such costs are incurred.

Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates

The preparation of the Operating Statement in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires the Company’s management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

WEST COAST OFFICE PORTFOLIO

NOTES TO THE STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES - (Continued)

For the Three Months Ended March 31, 2013 (Unaudited) and

the Year Ended December 31, 2012

NOTE 3 – LEASE

Future minimum lease payments to be received by the Property as of December 31, 2013 under non-cancelable operating leases are as follows:

Year Ending December 31,	Amount
2013	$35,278,751
2014	29,488,268
2015	16,483,867
2016	10,845,418
2017	7,192,889
Thereafter	2,299,763

Total	$101,588,956

The minimum future rental payments represent the base rent required to be paid under the terms of the leases and provides for annual fixed increases in base rent, as well as operating expense reimbursements.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Litigation

The Property may be subject to legal claims in the ordinary course of business. The Company is not aware of any pending legal proceedings of which the outcome is reasonably possible to have a material effect on the Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability, or other claim. The Company is not aware of any other environmental matters which it believes is reasonably possible to have a material effect on the Property’s results of operations.

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders of

Blackstone Mortgage Trust, Inc.

345 Park Avenue,

New York, NY 10154

We have audited the accompanying statement of revenues and certain operating expenses of West Coast Office Park (the “Company”), for the year ended December 31, 2012, and the related notes (the “Statement”).

Management’s Responsibility for the Statement

Management is responsible for the preparation and fair presentation of the Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 of the Company for the year ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 1 to the Statement, which describes that the accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-11, as amended, of Blackstone Mortgage Trust, Inc.) and is not intended to be a complete presentation of the Company’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ DELOITTE & TOUCHE LLP

New York, NY

May 13, 2013

WEST COAST OFFICE PARK

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

	Three Months Ended March 31, 2013 (Unaudited)	Year Ended December 31, 2012
Revenues:
Rental revenue	$1,541,094	$4,439,622
Recovery and reimbursement revenue	572,538	1,811,913
Other revenue	956	15,370

Total revenues	2,114,588	6,266,906

Certain operating expenses:
Utilities, repairs and maintenance expenses	409,402	1,593,434
Real estate taxes and insurance expenses	325,090	1,215,434

Total certain operating expenses	734,492	2,808,868

Revenues in excess of certain operating expenses	$1,380,096	$3,458,037

See accompanying notes to statements of revenues and certain operating expenses.

WEST COAST OFFICE PARK

NOTES TO THE STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Three Months Ended March 31, 2013 (Unaudited) and

the Year Ended December 31, 2012

NOTE 1 – BASIS OF PRESENTATION

Blackstone Mortgage Trust, Inc. (the “Company”) expects to finance an office park located in the West Coast of the United States (the “Office Park” or the “Property”).

The financial results presented in the statements of revenues and certain operating expenses (the “Operating Statement”) has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and with the provisions of Rule 3-14 of Regulation S-X, which require certain information with respect to real estate operations to be included with certain filings with the SEC. The Operating Statement includes the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the operations of the Property subsequent to the loan expected to be originated by the Company. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and the financial statements are not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist primarily of management fees, landlord expenses and depreciation.

The Operating Statement for the three months ended March 31, 2013 is unaudited. In the opinion of management, the unaudited interim period includes all adjustments, which are of normal and recurring nature, necessary for a fair and consistent presentation of the Property’s results of operations. The results of operations for the unaudited interim period presented are not necessarily indicative of full year results of operations.

In the preparation of the accompanying Operating Statement, subsequent events were evaluated through May 13, 2013, the date the Operating Statement was issued.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Property is being leased to tenants under operating leases and minimum rental income is recognized on a straight-line basis over the remaining term of the respective leases for the year ended December 31, 2012 and for the three months ended March 31, 2013. Expected reimbursements for recoverable real estate taxes and operating expenses are included in reimbursement revenue in the period when such costs are incurred.

Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates

The preparation of the Operating Statement in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires the Company’s management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

WEST COAST OFFICE PARK

NOTES TO THE STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES - (Continued)

For the Three Months Ended March 31, 2013 (Unaudited) and

the Year Ended December 31, 2012

NOTE 3 – LEASE

Future minimum lease payments to be received by the Property as of December 31, 2013 under non-cancelable operating leases are as follows:

Year Ending December 31,	Amount
2013	$4,739,055
2014	4,988,390
2015	4,657,035
2016	4,113,068
2017	3,306,063
Thereafter	1,747,445

Total	$23,551,056

The minimum future rental payments represent the base rent required to be paid under the terms of the leases and provides for annual fixed increases in base rent, as well as operating expense reimbursements.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Litigation

The Property may be subject to legal claims in the ordinary course of business. The Company is not aware of any pending legal proceedings of which the outcome is reasonably possible to have a material effect on the Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability, or other claim. The Company is not aware of any other environmental matters which it believes is reasonably possible to have a material effect on the Property’s results of operations.

21,000,000 Shares

Blackstone Mortgage Trust, Inc.

Class A Common Stock

PRELIMINARY PROSPECTUS

May 21, 2013

Citigroup

BofA Merrill Lynch

J.P. Morgan

Deutsche Bank Securities

Wells Fargo Securities

UBS Investment Bank

Blackstone Capital Markets

Keefe, Bruyette & Woods

                             A Stifel Company

Evercore Partners

JMP Securities

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses and Issuance and Distribution

Set forth below are the fees and expenses, other than underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the securities being registered. All amounts set forth below are estimates, except the Securities and Exchange Commission, or “SEC,” registration fee and the Financial Industry Regulatory Authority, Inc., or “FINRA,” filing fee.

SEC registration fee	$92,892
FINRA filing fee	77,973
Legal fees and expenses	1,957,000
Printing and engraving expenses	260,000
Transfer agent’s fees and expenses	5,000
Accounting fees and expenses	490,000
Miscellaneous	117,135

Total	$3,000,000

*	To be completed by amendment.

Item 32. Sales to Special Parties

None.

Item 33. Recent Sales of Unregistered Securities

On December 19, 2012, concurrently with the consummation of a strategic transaction with affiliates of The Blackstone Group L.P. (“Blackstone”), we completed a private placement in which we sold 500,000 shares of our class A common stock (after giving effect to the one-for-ten reverse stock split that we effected on May 6, 2013) to Blackstone Holdings III L.P., an affiliate of Blackstone, at a price of $20.00 per share (after giving effect to the one-for-ten reverse stock split that we effected on May 6, 2013) for aggregate proceeds of $10.0 million. We did not pay any underwriting discounts or commissions in connection with this private placement. In conducting this private placement, we relied upon the exemption from registration provided by Rule 506 of Regulation D, as promulgated under Section 4(2) of the Securities Act of 1933, as amended.

Item 34. Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty which is established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate us to indemnify any present or former director or officer or any individual who, while a director or officer of the company and at the request of the company, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of the company and at the request of the company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit the company to indemnify and advance expenses to any individual who served a predecessor of the company in any of the capacities described above and any employee or agent of the company or a predecessor of the company.

Maryland law requires a corporation (unless its charter provides otherwise, which the company’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We have entered into indemnification agreements (the “Indemnification Agreements”) with each of our directors and officers (each, an “Indemnitee”). The Indemnification Agreements provide that we will, subject to certain limitations and exceptions, indemnify, to the fullest extent permitted under Maryland law, and advance expenses to, each Indemnitee, in connection with (among other things) the Indemnitee’s capacity as a director, officer, employee or agent of the company. This obligation includes, subject to certain terms and conditions, indemnification for any expenses (including reasonable attorneys’ fees), judgments, fines, penalties and settlement amounts actually and reasonably incurred by the Indemnitee in connection with any threatened or pending action, suit or proceeding. In certain instances, we may be required to advance such expenses, in which case the Indemnitee will be obligated to reimburse us for the amounts advanced if it is later determined that the Indemnitee is not entitled to indemnification for such expenses. The indemnification provided under the Indemnification Agreements is not exclusive of any other indemnity rights.

Item 35. Treatment of Proceeds from Stock Being Registered

None of the proceeds of this offering will be credited to an account other than the appropriate capital account.

Item 36. Financial Statements and Exhibits

(a) Financial Statements. See the financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 26, 2013 and in our Quarterly Report on Form 10-Q for the period ended March 31, 2013, filed with the SEC on May 6, 2013.

(b) Exhibits. The following exhibits are filed as part of this registration statement on Form S-11:

Exhibit Number		Exhibit Description

1.1	*	Form of Underwriting Agreement among Blackstone Mortgage Trust, Inc. and the underwriters named therein

2.1		Purchase and Sale Agreement, dated September 27, 2012, by and between Capital Trust, Inc. and Huskies Acquisition LLC (filed as Exhibit 2.1 to our Current Report on Form 8-K (File No. 1-14788) filed on October 3, 2012 and incorporated herein by reference)

3.1.a		Articles of Amendment and Restatement (filed as Exhibit 3.1.a to our Current Report on Form 8-K (File No. 1-14788) filed on April 2, 2003 and incorporated herein by reference)

3.1.b		Certificate of Notice (filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 1-14788) filed on February 27, 2007 and incorporated herein by reference)

3.1.c		Articles Supplementary for Series A Junior Participating Preferred Stock (filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 1-14788) filed on March 3, 2011 and incorporated herein by reference)

3.1.d		Articles of Amendment (filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 1-14788) filed on December 21, 2012 and incorporated herein by reference)

3.1.e		Articles of Amendment (filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 1-14788) filed on May 6, 2013 and incorporated herein by reference)

3.2		Third Amended and Restated Bylaws of Capital Trust, Inc. (filed as Exhibit 3.2 to our Current Report on Form 8-K (File No. 1-14788) filed on December 21, 2012 and incorporated herein by reference)

5.1	*	Opinion of Venable LLP as to the legality of the securities being issued

8.1	*	Opinion of Simpson Thacher & Bartlett LLP as to certain United States federal income tax matters

10.1		Amended and Restated Management Agreement, dated as of March 26, 2013, by and between Capital Trust, Inc. and BREDS/CT Advisors L.L.C. (filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 1-14788) filed on March 26, 2013 and incorporated herein by reference)

10.2		Assignment Agreement, dated as of December 19, 2012, by and among Huskies Acquisition LLC, Blackstone Holdings III L.P. and Capital Trust, Inc. (filed as Exhibit 10.2 to our Current Report on Form 8-K (File No. 1-14788) filed on December 21, 2012 and incorporated herein by reference)

10.3		Capital Trust, Inc. Amended and Restated 1997 Non-Employee Director Stock Plan (filed as Exhibit 10.2 to our Current Report on Form 8-K (File No. 1-14788) filed on January 29, 1999 and incorporated herein by reference)

10.4		Capital Trust, Inc. 2007 Long-Term Incentive Plan (the “2007 Plan”) (filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 1-14788) filed on June 12, 2007 and incorporated herein by reference)

10.5		2007 Amendment to the 2007 Plan (filed as Exhibit 10.20 to our Annual Report on Form 10-K (File No. 1-14788) filed on March 5, 2008 and incorporated herein by reference)

10.6		Deferral Election Agreement for Selected Plan Awards, dated as of December 24, 2007, by and between Capital Trust, Inc. and Geoffrey G. Jervis (filed as Exhibit 10.29 to our Annual Report on Form 10-K (File No. 1-14788) filed on March 5, 2008 and incorporated herein by reference)

10.7		Deferral Election Agreement for Selected Plan Awards, dated as of December 24, 2007, by and between Capital Trust, Inc. and Stephan D. Plavin(filed as Exhibit 10.32 to our Annual Report on Form 10-K (File No. 1-14788) filed on March 5, 2008 and incorporated herein by reference)

Exhibit Number		Exhibit Description

10.8		Deferral Election Agreement for Selected Plan Awards, dated as of December 24, 2007, by and between Capital Trust, Inc. and Thomas C. Ruffing (filed as Exhibit 10.33 to our Annual Report on Form 10-K (File No. 1-14788) filed on March 5, 2008 and incorporated herein by reference)

10.9		Capital Trust, Inc. 2011 Long Term Incentive Plan (filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 1-14788) filed on June 28, 2011 and incorporated herein by reference)

10.10	†	Form of Annual Bonus Award Agreement (filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q (File No. 1-14788 filed on August 1, 2012 and incorporated herein by reference)

10.11		Form of Restricted Share Award Agreement relating to the Capital Trust, Inc. 2011 Long Term Incentive Plan (filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q (File No. 1-14788, filed on August 1, 2012 and incorporated herein by reference)

10.12		Form of Special Transaction Bonus Award Agreement (filed as Exhibit 10.3 to our Quarterly Report on Form 10-Q (File No. 1-14788, filed on August 1, 2012 and incorporated herein by reference)

10.13		Summary of Non-Employee Director Compensation (filed as Exhibit 10.51 to our Annual Report on Form 10-K (File No. 1-14788) filed on February 28, 2007 and incorporated herein by reference)

10.14		Form of Indemnification Agreement. (filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 1-14788) filed on December 21, 2012 and incorporated herein by reference)

10.15		Agreement of Lease dated as of May 3, 2000, between 410 Park Avenue Associates, L.P., owner, and Capital Trust, Inc., tenant (filed as Exhibit 10.11 to our Annual Report on Form 10-K (File No. 1-14788) filed on April 2, 2001 and incorporated herein by reference)

10.16		Additional Space, Lease Extension and First Lease Modification Agreement, dated as of May 23, 2007, by and between 410 Park Avenue Associates, L.P. and Capital Trust, Inc. (filed as Exhibit 10.74 to our Annual Report on Form 10-K (File No. 1-14788) filed on March 5, 2008 and incorporated herein by reference)

10.17		Assignment and Assumption of Lease, dated as of December 19, 2012, by and between Capital Trust, Inc. and Blackstone Holdings I L.P. (filed as Exhibit 10.5 to our Current Report on Form 8-K (File No. 1-14788) filed on December 21, 2012 and incorporated herein by reference)

10.18		Consent to Assignment of Lease, and Fifth Lease Modification Agreement, dated December 19, 2012, between 410 Park Avenue Associates, L.P., Blackstone Holdings I L.P. and Capital Trust, Inc. (filed as Exhibit 10.6 to our Current Report on Form 8-K (File No. 1-14788) filed on December 21, 2012 and incorporated herein by reference)

10.19

Amended and Restated Registration Rights Agreement, dated May 6, 2013, by and among Blackstone Mortgage Trust, Inc., Blackstone Holdings III L.P. and BREDS/CT Advisors L.L.C. (filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 6, 2013 and incorporated herein by reference)

10.20		Trademark License Agreement, dated May 6, 2013, by and between Capital Trust, Inc. and Blackstone TM L.L.C. (filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 1-14788) filed on May 7, 2013 and incorporated herein by reference)

10.21		Limited Liability Company Agreement of 42-16 Partners, LLC, dated as of May 13, 2013, by and between Blackstone Mortgage Trust, Inc. and Blackstone Holdings Finance Co. L.L.C. (filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 1-14788) filed on May 17, 2013 and incorporated herein by reference)

Exhibit Number		Exhibit Description

10.22		Letter Agreement, dated as of May 13, 2013, by and between Blackstone Mortgage Trust, Inc. and Blackstone Holdings Finance Co. L.L.C. (filed as Exhibit 10.2 to our Current Report on Form 8-K (File No. 1-14788) filed on May 17, 2013 and incorporated herein by reference)

10.23		Securities Purchase Agreement, dated as of May 11, 2004, by and among Capital Trust, Inc., W.R. Berkley Corporation and certain stockholders of Capital Trust, Inc. (filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on October 10, 2010 and incorporated herein by reference)

10.24		Registration Rights Agreement dated as of May 11, 2004, by and between Capital Trust, Inc. and W.R. Berkley Corporation (filed as Exhibit 10.2 to our Current Report on Form 8-K (File No. 1-14788) filed on May 11, 2004 and incorporated herein by reference)

10.25		Letter Agreement, dated September 27, 2012, by and between Capital Trust, Inc. and W.R. Berkley Corporation (filed as Exhibit 10.3 to our Current Report on Form 8-K (File No. 1-14788) filed on October 3, 2012 and incorporated herein by reference)

10.26	†	Contribution Agreement, dated as of March 31, 2011, by and among Capital Trust, Inc., CT Legacy Holdings, LLC and CT Legacy REIT Mezz Borrower, Inc. (filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.27	†	Contribution Agreement, dated as of March 31, 2011, by and among Five Mile Capital II CT Mezz SPE LLC, Five Mile Capital II CT Equity SPE LLC and CT Legacy REIT Mezz Borrower, Inc. (filed as Exhibit 10.5 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.28	†	Contribution Agreement, dated as of March 31, 2011, by and among CT Legacy Holdings, LLC, Five Mile Capital II CT Equity SPE LLC and CT Legacy REIT Holdings, LLC (filed as Exhibit 10.6 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.29.a		Series 1 Secured Note issued by CT Legacy Series 1 Note Issuer, LLC in favor of BNP Paribas, dated as of March 31, 2011 (filed as Exhibit 10.7.a to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.29.b		Series 1 Secured Note issued by CT Legacy Series 1 Note Issuer, LLC in favor of Deutsche Bank Trust Company Americas, dated as of March 31, 2011 (filed as Exhibit 10.7.b to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.29.c		Series 1 Secured Note issued by CT Legacy Series 1 Note Issuer, LLC in favor of JPMorgan Chase Bank, N.A., dated as of March 31, 2011 (filed as Exhibit 10.7.c to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.29.d		Series 1 Secured Note issued by CT Legacy Series 1 Note Issuer, LLC in favor of Morgan Stanley & Co. Incorporated, dated as of March 31, 2011 (filed as Exhibit 10.7.d to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.29.e		Series 1 Secured Note issued by CT Legacy Series 1 Note Issuer, LLC in favor of Wells Fargo Bank, N.A., dated as of March 31, 2011 (filed as Exhibit 10.7.e to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.29.f		Series 1 Secured Note issued by CT Legacy Series 1 Note Issuer, LLC in favor of WestLB CapTrust Holding LLC, dated as of March 31, 2011 (filed as Exhibit 10.7.f to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

Exhibit Number		Exhibit Description

10.30.a		Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of Embassy & Co., dated as of March 31, 2011(filed as Exhibit 10.8.a to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.30.b		Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of Hare & Co., dated as of March 31, 2011(filed as Exhibit 10.8.b to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.30.c		Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of JSN Restructure Vehicle 1 Ltd., dated as of March 31, 2011(filed as Exhibit 10.8.c to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.30.d		Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of JSN Restructure Vehicle 1 Ltd., dated as of March 31, 2011(filed as Exhibit 10.8.d to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.30.e		Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of Hare & Co., dated as of March 31, 2011(filed as Exhibit 10.8.e to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.30.f		Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of Talon Total Return Partners LP, dated as of March 31, 2011(filed as Exhibit 10.8.f to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.30.g		Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of Talon Total Return QP Partners LP, dated as of March 31, 2011(filed as Exhibit 10.8.g to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.30.h		Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of HFR RVA Opal Master Trust, dated as of March 31, 2011(filed as Exhibit 10.8.h to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.30.i		Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of GPC 69, LLC, dated as of March 31, 2011(filed as Exhibit 10.8.i to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.30.j		Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of Stifel Nicolaus as custodian for Paul F. Strebel IRA, dated as of March 31, 2011(filed as Exhibit 10.8.j to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.31	†	Amended and Restated Master Repurchase Agreement, dated as of March 31, 2011, between CT Legacy MS SPV, LLC, CT XLC Holding, LLC, Bellevue C2 Holdings, LLC and CNL Hotel JV, LLC and Morgan Stanley Asset Funding Inc. (filed as Exhibit 10.11 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.32	†	Amended and Restated Master Repurchase Agreement, dated as of March 31, 2011, between CT Legacy Citi SPV, LLC and Citigroup Financial Products Inc. and Citigroup Global Markets Inc. (filed as Exhibit 10.12 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.33	†	Amended and Restated Master Repurchase Agreement, dated as of March 31, 2011, between CT Legacy JPM SPV, LLC and JPMorgan Chase Bank, N.A. (filed as Exhibit 10.9 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

Exhibit Number		Exhibit Description

10.34	†	Joinder No. 1 and Amendment No. 1 to Amended and Restated Master Repurchase Agreement, dated as of September 30, 2011, by and among CT Legacy Cayman, LTD, CT Legacy JPM SPV, LLC, CT Legacy Asset, LLC and JPMorgan Chase Bank, N.A. (filed as Exhibit 10.33 to our Annual Report on Form 10-K (File No. 1-14788) filed on February 14, 2012 and incorporated herein by reference)

10.35	†	Amendment No. 2 to Amended and Restated Master Repurchase Agreement, dated as of December 29, 2011, by and among CT Legacy Cayman, LTD, CT Legacy JPM SPV, LLC, CT Legacy Asset, LLC and JPMorgan Chase Bank, N.A. (filed as Exhibit 10.34 to our Annual Report on Form 10-K (File No. 1-14788) filed on February 14, 2012 and incorporated herein by reference)

10.36	†	Joinder No. 2 and Amendment No. 3 to Amended and Restated Master Repurchase Agreement, dated as of February 10, 2012, by and among CT Legacy Asset, LLC, CT XLC Holding, LLC, Bellevue C2 Holdings, LLC, CT Legacy Cayman, LTD, CT Legacy JPM SPV, LLC and JPMorgan Chase Bank, National Association (filed as Exhibit 10.35 to our Annual Report on Form 10-K (File No. 1-14788) filed on February 14, 2012 and incorporated herein by reference).

10.37	†	Amended and Restated Master Repurchase Agreement, dated as of March 31, 2011, between CT Legacy JPM SPV, LLC and JPMorgan Chase Funding Inc. (filed as Exhibit 10.10 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.38	†	Joinder No. 1 and Amendment No. 1 to Amended and Restated Master Repurchase Agreement, dated as of December 29, 2011, by and among CT Legacy Cayman, LTD, CT Legacy JPM SPV, LLC, CT Legacy Asset, LLC and JPMorgan Chase Funding Inc. (filed as Exhibit 10.37 to our Annual Report on Form 10-K (File No. 1-14788) filed on February 14, 2012 and incorporated herein by reference)

10.39	†	Amendment No. 2 to Amended and Restated Master Repurchase Agreement, dated as of February 10, 2012, by and among CT Legacy Cayman, LTD, CT Legacy JPM SPV, LLC, CT Legacy Asset, LLC and JPMorgan Chase Funding, Inc. (filed as Exhibit 10.38 to our Annual Report on Form 10-K (File No. 1-14788) filed on February 14, 2012 and incorporated herein by reference)

10.40	†	Exchange Agreement, dated as of March 31, 2011, by and among Blackstone Mortgage Trust, Inc., CT Legacy Holdings, LLC, CT Legacy Series 1 Note Issuer, LLC, CT Legacy REIT Holdings, LLC, WestLB AG, New York Branch, as administrative agent, and each of WestLB AG, New York Branch, BNP Paribas, Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A., Deutsche Bank Trust Company Americas and Wells Fargo Bank, N.A. (filed as Exhibit 10.13 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.41	†	Contribution and Exchange Agreement, dated as of March 31, 2011, by and among Blackstone Mortgage Trust, Inc., CT Legacy Holdings, LLC, CT Legacy Series 2 Note Issuer, LLC, CT Legacy REIT Mezz Borrower, Inc., JSN Restructure Vehicle 1, Ltd. and each of Taberna Preferred Funding VIII, Ltd. and Taberna Preferred Funding IX, Ltd. (filed as Exhibit 10.14 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.42		Supplemental Indenture, dated as of March 31, 2011, between Capital Trust, Inc. and The Bank of New York Mellon Trust Company, National Association, as Trustee (filed as Exhibit 10.15 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.43	†	Redemption Agreement, dated as of March 31, 2011, by and among Capital Trust, Inc., CT Legacy Holdings, LLC, CT Legacy REIT Mezz Borrower, Inc., CT Legacy Series 2 Note Issuer, LLC and Taberna Preferred Funding V, Ltd. (filed as Exhibit 10.16 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

Exhibit Number		Exhibit Description

10.44	†	Redemption Agreement, dated as of March 31, 2011, by and among Capital Trust, Inc., CT Legacy Holdings, LLC, CT Legacy REIT Mezz Borrower, Inc., CT Legacy Series 2 Note Issuer, LLC and Taberna Preferred Funding VI, Ltd. (filed as Exhibit 10.17 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.45	†	Exchange Agreement, dated as of March 31, 2011, by and between CT Legacy Holdings, LLC and CT Legacy Series 1 Note Issuer, LLC (filed as Exhibit 10.18 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.46	†	Exchange Agreement, dated as of March 31, 2011, by and between CT Legacy Holdings, LLC and CT Legacy Series 2 Note Issuer, LLC (filed as Exhibit 10.19 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.47	†	Exchange Agreement, dated as of March 31, 2011, by and among Blackstone Mortgage Trust, Inc., CT Legacy Holdings, LLC, CT Legacy Series 2 Note Issuer, LLC, CT Legacy REIT Mezz Borrower, Inc., and each of Kodiak CDO II, Ltd., Talon Total Return QP Partners LP, Talon Total Return Partners LP, GPC 69, LLC, HFR RVA Opal Master Trust and Paul Strebel (filed as Exhibit 10.20 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

21.1		Subsidiaries of Blackstone Mortgage Trust, Inc.

23.1	*	Consent of Venable LLP (included in Exhibit 5.1)

23.2	*	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 8.1)

23.3		Consent of Ernst & Young LLP

23.4		Consent of Deloitte & Touche LLP

23.5		Consent of Deloitte & Touche LLP

24.1	**	Power of Attorney (included on signature page to this registration statement filed by the Registrant on March 26, 2013)

*	To be filed by amendment.
**	Previously filed.
†	Portions of this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act.

Item 37. Undertakings

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 21, 2013.

BLACKSTONE MORTGAGE TRUST, INC.

By:	/s/ Stephen D. Plavin
Name: Stephen D. Plavin
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following. persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael B. Nash	Executive Chairman of the Board of Directors	May 21, 2013

/s/ Stephen D. Plavin Stephen D. Plavin	Chief Executive Officer and Director (Principal Executive Officer)	May 21, 2013

/s/ Geoffrey G. Jervis Geoffrey G. Jervis	Chief Financial Officer (Principal Financial and Accounting Officer)	May 21, 2013

* Thomas E. Dobrowski	Director	May 21, 2013

* Martin L. Edelman	Director	May 21, 2013

* Henry N. Nassau	Director	May 21, 2013

* Joshua A. Polan	Director	May 21, 2013

* Lynne B. Sagalyn	Director	May 21, 2013

* John G. Schreiber	Director	May 21, 2013

* By: /s/ Geoffrey G. Jervis Name: Geoffrey G. Jervis Title: Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Exhibit Description

1.1	*	Form of Underwriting Agreement among Blackstone Mortgage Trust, Inc. and the underwriters named therein

2.1		Purchase and Sale Agreement, dated September 27, 2012, by and between Capital Trust, Inc. and Huskies Acquisition LLC (filed as Exhibit 2.1 to our Current Report on Form 8-K (File No. 1-14788) filed on October 3, 2012 and incorporated herein by reference)

3.1.a		Articles of Amendment and Restatement (filed as Exhibit 3.1.a to our Current Report on Form 8-K (File No. 1-14788) filed on April 2, 2003 and incorporated herein by reference)

3.1.b		Certificate of Notice (filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 1-14788) filed on February 27, 2007 and incorporated herein by reference)

3.1.c		Articles Supplementary for Series A Junior Participating Preferred Stock (filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 1-14788) filed on March 3, 2011 and incorporated herein by reference)

3.1.d		Articles of Amendment (filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 1-14788) filed on December 21, 2012 and incorporated herein by reference)

3.1.e		Articles of Amendment (filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 1-14788) filed on May 6, 2013 and incorporated by reference herein)

3.2		Third Amended and Restated Bylaws of Capital Trust, Inc. (filed as Exhibit 3.2 to our Current Report on Form 8-K (File No. 1-14788) filed on December 21, 2012 and incorporated herein by reference)

5.1	*	Opinion of Venable LLP as to the legality of the securities being issued

8.1	*	Opinion of Simpson Thacher & Bartlett LLP as to certain United States federal income tax matters

10.1		Amended and Restated Management Agreement, dated as of March 26, 2013, by and between Capital Trust, Inc. and BREDS/CT Advisors L.L.C. (filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 1-14788) filed on March 26, 2013 and incorporated herein by reference)

10.2		Assignment Agreement, dated as of December 19, 2012, by and among Huskies Acquisition LLC, Blackstone Holdings III L.P. and Capital Trust, Inc. (filed as Exhibit 10.2 to our Current Report on Form 8-K (File No. 1-14788) filed on December 21, 2012 and incorporated herein by reference)

10.3		Capital Trust, Inc. Amended and Restated 1997 Non-Employee Director Stock Plan (filed as Exhibit 10.2 to our Current Report on Form 8-K (File No. 1-14788) filed on January 29, 1999 and incorporated herein by reference)

10.4		Capital Trust, Inc. 2007 Long-Term Incentive Plan (the “2007 Plan”) (filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 1-14788) filed on June 12, 2007 and incorporated herein by reference)

10.5		2007 Amendment to the 2007 Plan (filed as Exhibit 10.20 to our Annual Report on Form 10-K (File No. 1-14788) filed on March 5, 2008 and incorporated herein by reference)

10.6		Deferral Election Agreement for Selected Plan Awards, dated as of December 24, 2007, by and between Capital Trust, Inc. and Geoffrey G. Jervis (filed as Exhibit 10.29 to our Annual Report on Form 10-K (File No. 1-14788) filed on March 5, 2008 and incorporated herein by reference)

1

Exhibit Number		Exhibit Description

10.7		Deferral Election Agreement for Selected Plan Awards, dated as of December 24, 2007, by and between Capital Trust, Inc. and Stephan D. Plavin (filed as Exhibit 10.32 to our Annual Report on Form 10-K (File No. 1-14788) filed on March 5, 2008 and incorporated herein by reference)

10.8		Deferral Election Agreement for Selected Plan Awards, dated as of December 24, 2007, by and between Capital Trust, Inc. and Thomas C. Ruffing (filed as Exhibit 10.33 to our Annual Report on Form 10-K (File No. 1-14788) filed on March 5, 2008 and incorporated herein by reference)

10.9		Capital Trust, Inc. 2011 Long Term Incentive Plan (filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 1-14788) filed on June 28, 2011 and incorporated herein by reference)

10.10	†	Form of Annual Bonus Award Agreement (filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q (File No. 1-14788 filed on August 1, 2012 and incorporated herein by reference)

10.11		Form of Restricted Share Award Agreement relating to the Capital Trust, Inc. 2011 Long Term Incentive Plan (filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q (File No. 1-14788, filed on August 1, 2012 and incorporated herein by reference)

10.12		Form of Special Transaction Bonus Award Agreement (filed as Exhibit 10.3 to our Quarterly Report on Form 10-Q (File No. 1-14788, filed on August 1, 2012 and incorporated herein by reference)

10.13		Summary of Non-Employee Director Compensation (filed as Exhibit 10.51 to our Annual Report on Form 10-K (File No. 1-14788) filed on February 28, 2007 and incorporated herein by reference)

10.14		Form of Indemnification Agreement. (filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 1-14788) filed on December 21, 2012 and incorporated herein by reference)

10.15		Agreement of Lease dated as of May 3, 2000, between 410 Park Avenue Associates, L.P., owner, and Capital Trust, Inc., tenant (filed as Exhibit 10.11 to our Annual Report on Form 10-K (File No. 1-14788) filed on April 2, 2001 and incorporated herein by reference)

10.16		Additional Space, Lease Extension and First Lease Modification Agreement, dated as of May 23, 2007, by and between 410 Park Avenue Associates, L.P. and Capital Trust, Inc. (filed as Exhibit 10.74 to our Annual Report on Form 10-K (File No. 1-14788) filed on March 5, 2008 and incorporated herein by reference)

10.17		Assignment and Assumption of Lease, dated as of December 19, 2012, by and between Capital Trust, Inc. and Blackstone Holdings I L.P. (filed as Exhibit 10.5 to our Current Report on Form 8-K (File No. 1-14788) filed on December 21, 2012 and incorporated herein by reference)

10.18		Consent to Assignment of Lease, and Fifth Lease Modification Agreement, dated December 19, 2012, between 410 Park Avenue Associates, L.P., Blackstone Holdings I L.P. and Capital Trust, Inc. (filed as Exhibit 10.6 to our Current Report on Form 8-K (File No. 1-14788) filed on December 21, 2012 and incorporated herein by reference)

10.19

Amended and Restated Registration Rights Agreement, dated May 6, 2013, by and among Blackstone Mortgage Trust, Inc., Blackstone Holdings III L.P. and BREDS/CT Advisors L.L.C. (filed as Exhibit No 10.2 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 6, 2013 and incorporated herein by reference)

10.20		Trademark License Agreement, dated as of May 6, 2013, by and between Capital Trust Inc. and Blackstone TM L.L.C. (filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 1-14788) filed on May 7, 2013 and incorporated herein by reference)

2

Exhibit Number		Exhibit Description

10.21		Limited Liability Company Agreement of 42-16 Partners, LLC, dated as of May 13, 2013, by and between Blackstone Mortgage Trust, Inc. and Blackstone Holdings Finance Co. L.L.C. (filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 1-14788) filed on May 17, 2013 and incorporated herein by reference)

10.22		Letter Agreement, dated as of May 13, 2013, by and between Blackstone Mortgage Trust, Inc. and Blackstone Holdings Finance Co. L.L.C. (filed as Exhibit 10.2 to our Current Report on Form 8-K (File No. 1-14788) filed on May 17, 2013 and incorporated herein by reference)

10.23		Securities Purchase Agreement, dated as of May 11, 2004, by and among Capital Trust, Inc., W.R. Berkley Corporation and certain stockholders of Capital Trust, Inc. (filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on October 10, 2010 and incorporated herein by reference)

10.24		Registration Rights Agreement dated as of May 11, 2004, by and between Capital Trust, Inc. and W.R. Berkley Corporation (filed as Exhibit 10.2 to our Current Report on Form 8-K (File No. 1-14788) filed on May 11, 2004 and incorporated herein by reference)

10.25		Letter Agreement, dated September 27, 2012, by and between Capital Trust, Inc. and W.R. Berkley Corporation (filed as Exhibit 10.3 to our Current Report on Form 8-K (File No. 1-14788) filed on October 3, 2012 and incorporated herein by reference)

10.26	†	Contribution Agreement, dated as of March 31, 2011, by and among Capital Trust, Inc., CT Legacy Holdings, LLC and CT Legacy REIT Mezz Borrower, Inc. (filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.27	†	Contribution Agreement, dated as of March 31, 2011, by and among Five Mile Capital II CT Mezz SPE LLC, Five Mile Capital II CT Equity SPE LLC and CT Legacy REIT Mezz Borrower, Inc. (filed as Exhibit 10.5 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.28	†	Contribution Agreement, dated as of March 31, 2011, by and among CT Legacy Holdings, LLC, Five Mile Capital II CT Equity SPE LLC and CT Legacy REIT Holdings, LLC (filed as Exhibit 10.6 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.29.a		Series 1 Secured Note issued by CT Legacy Series 1 Note Issuer, LLC in favor of BNP Paribas, dated as of March 31, 2011 (filed as Exhibit 10.7.a to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.29.b		Series 1 Secured Note issued by CT Legacy Series 1 Note Issuer, LLC in favor of Deutsche Bank Trust Company Americas, dated as of March 31, 2011 (filed as Exhibit 10.7.b to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.29.c		Series 1 Secured Note issued by CT Legacy Series 1 Note Issuer, LLC in favor of JPMorgan Chase Bank, N.A., dated as of March 31, 2011 (filed as Exhibit 10.7.c to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.29.d		Series 1 Secured Note issued by CT Legacy Series 1 Note Issuer, LLC in favor of Morgan Stanley & Co. Incorporated, dated as of March 31, 2011 (filed as Exhibit 10.7.d to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.29.e		Series 1 Secured Note issued by CT Legacy Series 1 Note Issuer, LLC in favor of Wells Fargo Bank, N.A., dated as of March 31, 2011 (filed as Exhibit 10.7.e to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

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Exhibit Number		Exhibit Description

10.29.f		Series 1 Secured Note issued by CT Legacy Series 1 Note Issuer, LLC in favor of WestLB CapTrust Holding LLC, dated as of March 31, 2011 (filed as Exhibit 10.7.f to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.30.a		Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of Embassy & Co., dated as of March 31, 2011(filed as Exhibit 10.8.a to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.30.b		Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of Hare & Co., dated as of March 31, 2011(filed as Exhibit 10.8.b to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.30.c		Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of JSN Restructure Vehicle 1 Ltd., dated as of March 31, 2011(filed as Exhibit 10.8.c to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.30.d		Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of JSN Restructure Vehicle 1 Ltd., dated as of March 31, 2011(filed as Exhibit 10.8.d to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.30.e		Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of Hare & Co., dated as of March 31, 2011(filed as Exhibit 10.8.e to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.30.f		Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of Talon Total Return Partners LP, dated as of March 31, 2011(filed as Exhibit 10.8.f to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.30.g		Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of Talon Total Return QP Partners LP, dated as of March 31, 2011(filed as Exhibit 10.8.g to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.30.h		Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of HFR RVA Opal Master Trust, dated as of March 31, 2011(filed as Exhibit 10.8.h to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.30.i		Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of GPC 69, LLC, dated as of March 31, 2011(filed as Exhibit 10.8.i to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.30.j		Series 2 Secured Note issued by CT Legacy Series 2 Note Issuer, LLC in favor of Stifel Nicolaus as custodian for Paul F. Strebel IRA, dated as of March 31, 2011(filed as Exhibit 10.8.j to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.31	†	Amended and Restated Master Repurchase Agreement, dated as of March 31, 2011, between CT Legacy MS SPV, LLC, CT XLC Holding, LLC, Bellevue C2 Holdings, LLC and CNL Hotel JV, LLC and Morgan Stanley Asset Funding Inc. (filed as Exhibit 10.11 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.32	†	Amended and Restated Master Repurchase Agreement, dated as of March 31, 2011, between CT Legacy Citi SPV, LLC and Citigroup Financial Products Inc. and Citigroup Global Markets Inc. (filed as Exhibit 10.12 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

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Exhibit Number		Exhibit Description

10.33	†	Amended and Restated Master Repurchase Agreement, dated as of March 31, 2011, between CT Legacy JPM SPV, LLC and JPMorgan Chase Bank, N.A. (filed as Exhibit 10.9 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.34	†	Joinder No. 1 and Amendment No. 1 to Amended and Restated Master Repurchase Agreement, dated as of September 30, 2011, by and among CT Legacy Cayman, LTD, CT Legacy JPM SPV, LLC, CT Legacy Asset, LLC and JPMorgan Chase Bank, N.A. (filed as Exhibit 10.33 to our Annual Report on Form 10-K (File No. 1-14788) filed on February 14, 2012 and incorporated herein by reference)

10.35	†	Amendment No. 2 to Amended and Restated Master Repurchase Agreement, dated as of December 29, 2011, by and among CT Legacy Cayman, LTD, CT Legacy JPM SPV, LLC, CT Legacy Asset, LLC and JPMorgan Chase Bank, N.A. (filed as Exhibit 10.34 to our Annual Report on Form 10-K (File No. 1-14788) filed on February 14, 2012 and incorporated herein by reference)

10.36	†	Joinder No. 2 and Amendment No. 3 to Amended and Restated Master Repurchase Agreement, dated as of February 10, 2012, by and among CT Legacy Asset, LLC, CT XLC Holding, LLC, Bellevue C2 Holdings, LLC, CT Legacy Cayman, LTD, CT Legacy JPM SPV, LLC and JPMorgan Chase Bank, National Association (filed as Exhibit 10.35 to our Annual Report on Form 10-K (File No. 1-14788) filed on February 14, 2012 and incorporated herein by reference).

10.37	†	Amended and Restated Master Repurchase Agreement, dated as of March 31, 2011, between CT Legacy JPM SPV, LLC and JPMorgan Chase Funding Inc. (filed as Exhibit 10.10 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.38	†	Joinder No. 1 and Amendment No. 1 to Amended and Restated Master Repurchase Agreement, dated as of December 29, 2011, by and among CT Legacy Cayman, LTD, CT Legacy JPM SPV, LLC, CT Legacy Asset, LLC and JPMorgan Chase Funding Inc. (filed as Exhibit 10.37 to our Annual Report on Form 10-K (File No. 1-14788) filed on February 14, 2012 and incorporated herein by reference)

10.39	†	Amendment No. 2 to Amended and Restated Master Repurchase Agreement, dated as of February 10, 2012, by and among CT Legacy Cayman, LTD, CT Legacy JPM SPV, LLC, CT Legacy Asset, LLC and JPMorgan Chase Funding, Inc. (filed as Exhibit 10.38 to our Annual Report on Form 10-K (File No. 1-14788) filed on February 14, 2012 and incorporated herein by reference)

10.40	†	Exchange Agreement, dated as of March 31, 2011, by and among Blackstone Mortgage Trust, Inc., CT Legacy Holdings, LLC, CT Legacy Series 1 Note Issuer, LLC, CT Legacy REIT Holdings, LLC, WestLB AG, New York Branch, as administrative agent, and each of WestLB AG, New York Branch, BNP Paribas, Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A., Deutsche Bank Trust Company Americas and Wells Fargo Bank, N.A. (filed as Exhibit 10.13 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.41	†	Contribution and Exchange Agreement, dated as of March 31, 2011, by and among Blackstone Mortgage Trust, Inc., CT Legacy Holdings, LLC, CT Legacy Series 2 Note Issuer, LLC, CT Legacy REIT Mezz Borrower, Inc., JSN Restructure Vehicle 1, Ltd. and each of Taberna Preferred Funding VIII, Ltd. and Taberna Preferred Funding IX, Ltd. (filed as Exhibit 10.14 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

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Exhibit Number		Exhibit Description

10.42		Supplemental Indenture, dated as of March 31, 2011, between Capital Trust, Inc. and The Bank of New York Mellon Trust Company, National Association, as Trustee (filed as Exhibit 10.15 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.43	†	Redemption Agreement, dated as of March 31, 2011, by and among Capital Trust, Inc., CT Legacy Holdings, LLC, CT Legacy REIT Mezz Borrower, Inc., CT Legacy Series 2 Note Issuer, LLC and Taberna Preferred Funding V, Ltd. (filed as Exhibit 10.16 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.44	†	Redemption Agreement, dated as of March 31, 2011, by and among Capital Trust, Inc., CT Legacy Holdings, LLC, CT Legacy REIT Mezz Borrower, Inc., CT Legacy Series 2 Note Issuer, LLC and Taberna Preferred Funding VI, Ltd. (filed as Exhibit 10.17 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.45	†	Exchange Agreement, dated as of March 31, 2011, by and between CT Legacy Holdings, LLC and CT Legacy Series 1 Note Issuer, LLC (filed as Exhibit 10.18 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.46	†	Exchange Agreement, dated as of March 31, 2011, by and between CT Legacy Holdings, LLC and CT Legacy Series 2 Note Issuer, LLC (filed as Exhibit 10.19 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

10.47	†	Exchange Agreement, dated as of March 31, 2011, by and among Blackstone Mortgage Trust, Inc., CT Legacy Holdings, LLC, CT Legacy Series 2 Note Issuer, LLC, CT Legacy REIT Mezz Borrower, Inc., and each of Kodiak CDO II, Ltd., Talon Total Return QP Partners LP, Talon Total Return Partners LP, GPC 69, LLC, HFR RVA Opal Master Trust and Paul Strebel (filed as Exhibit 10.20 to our Quarterly Report on Form 10-Q (File No. 1-14788) filed on May 10, 2011 and incorporated herein by reference)

21.1		Subsidiaries of Blackstone Mortgage Trust, Inc.

23.1	*	Consent of Venable LLP (included in Exhibit 5.1)

23.2	*	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 8.1)

23.3		Consent of Ernst & Young LLP

23.4		Consent of Deloitte & Touche LLP

23.5		Consent of Deloitte & Touche LLP

24.1	**	Power of Attorney (included on signature page to this registration statement filed by the Registrant on March 26, 2013)

*	To be filed by amendment.
**	Previously filed.
†	Portions of this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act.

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